                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                    Registration No.: 333-130408

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

            THE DATE OF THIS FREE WRITING PROSPECTUS IS JUNE 8, 2006

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

                          -----------------------------
                                 $1,611,266,000
                                  (APPROXIMATE)
                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
                                as Issuing Entity
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers
                          -----------------------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this offering prospectus and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 191 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$1,841,447,787 and the other characteristics described in this offering prospectus.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 42 OF THIS
OFFERING PROSPECTUS AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in July
2006. The offered certificates will accrue interest from June 1, 2006. The pass-through rates for some classes of offered certificates may be variable.
Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                                                             APPROXIMATE
                                       EXPECTED           APPROXIMATE          INITIAL
                                       RATINGS           INITIAL TOTAL       PASS-THROUGH      ASSUMED FINAL       RATED FINAL
                                    (MOODY'S/S&P)      PRINCIPAL BALANCE         RATE        DISTRIBUTION DATE  DISTRIBUTION DATE
                                    -------------      -----------------     ------------    -----------------  -----------------

Class A-1.....................         Aaa/AAA            $53,845,000             %            December 2010        June 2046
Class A-2.....................         Aaa/AAA            $88,159,000             %              June 2011          June 2046
Class A-3.....................         Aaa/AAA            $54,481,000             %              June 2013          June 2046
Class A-SB....................         Aaa/AAA            $91,905,000             %             October 2015        June 2046
Class A-4.....................         Aaa/AAA           $734,750,000             %               May 2016          June 2046
Class A-1A....................         Aaa/AAA           $265,873,000             %               May 2016          June 2046
Class AM......................         Aaa/AAA           $184,145,000             %              June 2016          June 2046
Class AJ......................         Aaa/AAA           $138,108,000             %              June 2016          June 2046

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this offering prospectus or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill
Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates. KeyBanc Capital Markets, a Division of McDonald
Investments Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 28, 2006. We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us. See "Method of Distribution" in this offering prospectus.

Merrill Lynch & Co.                           Countrywide Securities Corporation
                    KEYBANC CAPITAL MARKETS
Goldman, Sachs & Co.                                             Morgan Stanley

[MERRILL LYNCH LOGO]       ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

                    Commercial Mortgage Pass-Through Certificates, Series 2006-2
                             Geographic Overview of Mortgage Pool

WASHINGTON
3 properties
$32,564,629
1.77% of IPB

OREGON
1 property
$6,850,000
0.37% of IPB

NEVADA
2 properties
$3,356,772
0.18% of IPB

NORTHERN CALIFORNIA
13 properties
$189,895,608
10.31% of IPB

CALIFORNIA
44 properties
$466,107,416
25.31% of IPB

SOUTHERN CALIFORNIA
31 properties
$276,211,808
15.00% of IPB

ARIZONA
9 properties
$51,158,512
2.78% of IPB

IDAHO
1 property
$1,900,000
0.10% of IPB

COLORADO
9 properties
$74,731,583
4.06% of IPB

NEW MEXICO
1 property
$1,578,752
0.09% of IPB

IOWA
8 properties
$19,769,942
1.07% of IPB

KANSAS
2 properties
$7,200,000
0.39% of IPB

MISSOURI
2 properties
$17,200,000
0.93% of IPB

TEXAS
33 properties
$156,411,584
8.49% of IPB

OKLAHOMA
4 properties
$16,443,000
0.89% of IPB

LOUISIANA
1 property
$5,20,000
0.28% of IPB

ILLINOIS
3 properties
$22,861,000
1.24% of IPB

TENNESSEE
2 properties
$14,211,000
0.77% of IPB

WISCONSIN
5 properties
$57,022,951
3.10% of IPB

ALABAMA
2 properties
$10,870,000
0.59% of IPB

MICHIGAN
10 properties
$36,651,401
1.99% of IPB

KENTUCKY
1 property
$3,022,541
0.16% of IPB

OHIO
17 properties
$126,678,848
6.88% of IPB

PENNSYLVANIA
5 properties
$139,926,530
7.60% of IPB

GEORGIA
9 properties
$43,429,671
2.36% of IPB

FLORIDA
10 properties
$79,391,125
4.31% of IPB

NEW YORK
8 properties
$91,067,186
4.95% of IPB

VERMONT
1 property
$8,400,000
0.46% of IPB

VIRGINIA
2 properties
$12,209,429
0.66% of IPB

NORTH CAROLINA
2 properties
$18,832,122
1.02% of IPB

NEW JERSEY
2 properties
$31,500,000
1.71% of IPB

MARYLAND
8 properties
$47,130,000
2.56% of IPB

SOUTH CAROLINA
2 properties
$6,198,127
0.34% of IPB

MASSACHUSETTS
4 properties
$210,855,802
11.45% of IPB

CONNECTICUT
1 property
$8,981,587
0.49% of IPB

RHODE ISLAND
1 property
$4,786,276
0.26% of IPB

DELAWARE
1 property
$6,950,000
0.38% of IPB

[ ] <1.0% of Cut-Off Date Balance
[ ] 1.0% - 5.0% of Cut-Off Date Balance
[ ] 5.1% - 10.0% of Cut-Off Date Balance
[ ] > 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

                               OFFERING PROSPECTUS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING

      Cross-Collateralized and Cross-Defaulted Mortgage Loans,
        Multi-Property Mortgage Loans and Mortgage Loans with

                                        3

      Reductions to Certificate Principal Balances in Connection
        with Realized Losses and Additional Trust Fund Expenses..............180
      Advances of Delinquent Monthly Debt Service Payments and

Annex A-1    --    Certain Characteristics of the Mortgage Loans
Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans
Annex B      --    Certain Characteristics Regarding Multifamily Properties
Annex C      --    Structural and Collateral Term Sheet
Annex D      --    Form of Trustee Report
Annex E      --    Class A-SB Planned Principal Balance Schedule
Annex F      --    Global Clearance, Settlement And Tax Documentation Procedures

                                        4

        IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
                 PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

      The information in this offering prospectus may be amended and/or supplemented prior to the time of sale. The information in this offering prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this offering prospectus.

      Information about the offered certificates is contained in two separate documents--

      o     this offering prospectus, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus.

      When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

      The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

      This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this offering prospectus and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this offering prospectus or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

           IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL
                                   DISCLAIMERS

      Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached, that are substantially similar to or in the nature of the following disclaimers, statements or language, are not applicable to these materials and should be disregarded: (i) disclaimers regarding accuracy or completeness of the information contained herein or restrictions as to reliance on the information contained herein by investors;
(ii) disclaimers of responsibility or liability; (iii) statements requiring investors to read or acknowledge that they have read or understand the registration statement or any disclaimers or legends; (iv) language indicating that this communication is neither a prospectus nor an offer to sell or a solicitation or an offer to buy; (v) statements that this information is privileged, confidential or otherwise restricted as to use or reliance; and (vi)
a legend that information contained in these materials will be superseded or changed by the final prospectus, if the final prospectus is not delivered until after

                                        5

the date of the contract for sale. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this offering prospectus and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This offering prospectus and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this offering prospectus and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this offering prospectus.

                                        6

                         SUMMARY OF OFFERING PROSPECTUS

      This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-2 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as ML-CFC Commercial Mortgage Trust 2006-2,
Commercial Mortgage Pass-Through Certificates, Series 2006-2, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

                             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2

                                      APPROX.
                        APPROX.    INITIAL TOTAL     APPROX. %                     APPROX.
                           %         PRINCIPAL       OF INITIAL       PASS-        INITIAL     WEIGHTED
          EXPECTED       TOTAL        BALANCE         MORTGAGE       THROUGH        PASS-      AVERAGE
           RATINGS       CREDIT     OR NOTIONAL         POOL          RATE         THROUGH       LIFE       PRINCIPAL
CLASS    MOODY'S/S&P    SUPPORT        AMOUNT         BALANCE      DESCRIPTION      RATE       (YEARS)       WINDOW
-----    -----------    -------    --------------    ----------    -----------    ---------    --------    -----------

Offered Certificates
A-1        Aaa/AAA       30.000%   $   53,845,000        2.9241%                      %           2.615    07/06-12/10
A-2        Aaa/AAA       30.000%   $   88,159,000        4.7875%                      %           4.695    12/10-06/11
A-3        Aaa/AAA       30.000%   $   54,481,000        2.9586%                      %           6.832    12/12-06/13
A-SB       Aaa/AAA       30.000%   $   91,905,000        4.9909%                      %           7.156    06/11-10/15
A-4        Aaa/AAA       30.000%   $  734,750,000       39.9007%                      %           9.717    10/15-05/16
A-1A       Aaa/AAA       30.000%   $  265,873,000       14.4383%                      %           9.362    07/06-05/16
AM         Aaa/AAA       20.000%   $  184,145,000       10.0000%                      %           9.939    05/16-06/16
AJ         Aaa/AAA       12.500%   $  138,108,000        7.5000%                      %           9.956    06/16-06/16

Certificates Not Offered
B          Aa2/AA        10.500%   $   36,829,000        2.0000%                      %           9.956    06/16-06/16
C          Aa3/AA-        9.625%   $   16,113,000        0.8750%                      %           9.956    06/16-06/16
D           A2/A          7.875%   $   32,225,000        1.7500%                      %           9.956    06/16-06/16
E           A3/A-         6.875%   $   18,415,000        1.0000%                      %           9.956    06/16-06/16
F         BBB+/Baa1       5.250%   $   29,923,000        1.6250%                      %           9.956    06/16-06/16
G         BBB/Baa2        4.250%   $   18,415,000        1.0000%                      %           9.956    06/16-06/16
H         BBB-/Baa3       3.125%   $   20,716,000        1.1250%                      %           9.956    06/16-06/16
J          BB+/Ba1        2.625%   $    9,207,000        0.5000%                      %           9.956    06/16-06/16
K          BB/Ba2         2.375%   $    4,604,000        0.2500%                      %           9.956    06/16-06/16
L          BB-/Ba3        2.000%   $    6,905,000        0.3750%                      %           9.956    06/16-06/16
M           B+/B1         1.875%   $    2,302,000        0.1250%                      %           9.956    06/16-06/16
N           B/B2          1.625%   $    4,604,000        0.2500%                      %           9.975    06/16-07/16
P           B-/B3         1.375%   $    4,603,000        0.2500%                      %          10.039    07/16-07/16
Q           NR/NR         0.000%   $   25,320,786        1.3750%                      %          10.362    07/16-07/17
X          Aaa/AAA          N/A    $1,841,447,786           N/A     Variable          %            N/A         N/A

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G,
            H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this offering prospectus as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

                                        7

      o     For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K,
            L, M, N, P and Q certificates outstanding from time to time.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

      o     The ratings shown in the table are those expected of Moody's
            Investors Service, Inc. and Standard & Poor's Ratings Services, a
            division of The McGraw-Hill Companies, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in June 2046. See "Ratings" in this offering prospectus.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%.

      o     The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the pass-through rate from time to time on the class of
                  principal balance certificates whose total principal balance constitutes the subject component.

                                        8

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    no mortgage loan is otherwise prepaid prior to maturity,

            3.    no defaults or losses occur with respect to the mortgage
                  loans, and

            4.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this offering prospectus.

      o     The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
            R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this offering prospectus.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date, and

            4.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

            as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this offering prospectus for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial interests in the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage

                                        9

loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this offering prospectus.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                           RELEVANT PARTIES

ISSUING ENTITY.........................    ML-CFC Commercial Mortgage Trust 2006-2, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing
                                           Entity" in this offering prospectus and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR..............................    We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
                                           2006-2 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
                                           Street, New York, New York 10080 and our telephone number is (212) 449-1000.
                                           We will acquire the mortgage loans and transfer them to the issuing entity.
                                           We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the
                                           sponsors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
                                           underwriters. See "Transaction Participants--The Depositor" in this offering prospectus and "The Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN SELLERS.......    Countrywide Commercial Real Estate Finance, Inc., Merrill Lynch Mortgage
                                           Lending, Inc. and KeyBank National Association will be the sponsors with respect to the series 2006-2 securitization transaction. Countrywide
                                           Commercial Real Estate Finance, Inc. is an affiliate of Countrywide
                                           Securities Corporation, one of the underwriters. Merrill Lynch Mortgage
                                           Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce,
                                           Fenner & Smith Incorporated, one of the underwriters. KeyBank National
                                           Association is an affiliate of KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and the special servicer, and an affiliate of
                                           McDonald Investments Inc., one of the underwriters.

                                           We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this offering prospectus.

                                       10

                                           The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group
                                           1 balance and the initial loan group 2 balance.

                                                                                  % OF
                                                                                INITIAL        % OF           % OF
                                           NUMBER OF                            MORTGAGE     INITIAL        INITIAL
                                           MORTGAGE    AGGREGATE CUT-OFF DATE     POOL     LOAN GROUP 1   LOAN GROUP 2
         MORTGAGE LOAN SELLER                LOANS       PRINCIPAL BALANCE      BALANCE      BALANCE        BALANCE
---------------------------------------    ---------   ----------------------   --------   ------------   ------------

1. Countrywide Commercial Real Estate
       Finance, Inc.                          107        $     947,241,670        51.44%      51.94%         48.46%
2. Merrill Lynch Mortgage Lending, Inc.        34              488,049,070        26.50       28.76          13.12
3. KeyBank National Association                50              406,157,047        22.06       19.30          38.42
                                           ---------   ----------------------   --------   ------------   ------------
                                              191        $   1,841,447,787       100.00%     100.00%        100.00%
                                           =========   ======================   ========   ============   ============

                                           See "Transaction Participants--The Sponsors" in this offering prospectus and
                                           "The Sponsor" in the accompanying base prospectus.

TRUSTEE................................    Upon initial issuance of the certificates, LaSalle Bank National Association, a national banking association with corporate trust offices located in
                                           Chicago, Illinois, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be responsible for:
                                           (a) maintaining, directly or through one or more custodians appointed by it, possession of the promissory notes for the mortgage loans and various other important loan documents; (b) distributing payments to certificateholders;
                                           and (c) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See "Transaction Participants--The Trustee" in
                                           this offering prospectus".

MASTER SERVICERS.......................    Upon initial issuance of the certificates, Wachovia Bank, National
                                           Association, a national banking association, and KeyCorp Real Estate Capital
                                           Markets, Inc., an Ohio corporation, will act as the master servicers with respect to the mortgage loans. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the sponsors, and it is an affiliate of McDonald Investments Inc., one of the underwriters.

                                           Wachovia Bank, National Association will act as master servicer with respect to the mortgage loans that we acquire from Countrywide Commercial Real Estate
                                           Finance, Inc. and transfer to the issuing entity. KeyCorp Real Estate Capital
                                           Markets will

                                       11

                                           act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending, Inc. and KeyBank National Association
                                           and transfer to the issuing entity.

                                           The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See
                                           "Transaction Participants--The Master Servicers and the Special Servicer" in
                                           this offering prospectus.

SPECIAL SERVICER.......................    Upon initial issuance of the certificates, KeyCorp Real Estate Capital
                                           Markets, Inc., an Ohio corporation, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See
                                           "Transaction Participants--The Master Servicers and the Special Servicer" in
                                           this offering prospectus. KeyCorp Real Estate Capital Markets, Inc. is a wholly-owned subsidiary of KeyBank National Association, one of the sponsors, and it is an affiliate of McDonald Investments Inc., one of the underwriters.

CONTROLLING CLASS OF CERTIFICATEHOLDERS    The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "Servicing of the Mortgage
                                           Loans--The Controlling Class Representative" and "--Replacement of the
                                           Special Servicer" in this offering prospectus, to--

                                           o     replace the special servicer; and

                                           o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans.

                                           Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

                                       12

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE...........................    References in this offering prospectus to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in June 2006 or, with respect to any mortgage loan that has its first due date in July
                                           2006, June 1, 2006, or, with respect to any mortgage loan that has its first due date in August 2006, the date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

CLOSING DATE...........................    The date of initial issuance for the offered certificates will be on or about
                                           June 28, 2006.

DETERMINATION DATE.....................    For any distribution date, the fourth business day prior to the distribution date.

                                           Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the 8th day of each month.

                                           With respect to any distribution date, references in this offering prospectus to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

DISTRIBUTION DATE......................    Payments on the offered certificates are scheduled to occur monthly, commencing in July 2006. During any given month, the distribution date will be the 12th day of such month or, if the 12th day is not a business day, the next succeeding business day.

RECORD DATE............................    The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE..........    The rated final distribution date for each class of the offered certificates is the distribution date in June 2046.

ASSUMED FINAL DISTRIBUTION DATES.......    Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of

                                       13

                                           maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date.

                                                                               MONTH AND YEAR OF
                                                    CLASS               ASSUMED FINAL DISTRIBUTION DATE
                                           ------------------------     -------------------------------
                                                     A-1                         December 2010
                                                     A-2                           June 2011
                                                     A-3                           June 2013
                                                     A-SB                         October 2015
                                                     A-4                            May 2016
                                                     A-1A                           May 2016
                                                      AM                           June 2016
                                                      AJ                           June 2016

                                           See the maturity assumptions described under "Yield and Maturity
                                           Considerations" in this offering prospectus for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD......................    On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

                                           o     will relate to a particular distribution date;

                                           o     will be approximately one month long;

                                           o     will begin on the day after the determination date in the immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

                                           o     will end on the determination date in the month of the related distribution date.

                                           However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

                                           With respect to any distribution date, references in this offering prospectus to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

                                       14

INTEREST ACCRUAL PERIOD................    The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of interest-bearing certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest-bearing certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL................................    The issuing entity will issue 26 classes of the certificates with an approximate total principal balance at initial issuance equal to
                                           $1,841,447,786. Eight (8) of those classes of the certificates are being offered by this offering prospectus. The classes offered by this offering prospectus are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS.........    We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

                                           You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                           Denominations" in this offering prospectus and under "Description of the
                                           Certificates--Book-Entry Registration" in the accompanying base prospectus.

PAYMENTS

A. GENERAL.............................    For purposes of making distributions with respect to the class A-1, A-2, A-3,
                                           A-SB, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 164 mortgage loans, with an initial loan group 1 balance of
                                           $1,575,574,222 and representing approximately 85.56% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 27 mortgage loans, with an initial loan group 2 balance of $265,873,564 and representing approximately 14.44% of the initial mortgage pool balance, that are secured by multifamily properties. Annex A-1 to this offering prospectus sets forth the loan group designation with respect to each mortgage loan.

                                       15

                                           On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trustee fees and other compensation, the trustee will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates, in the following order:

                                               PAYMENT ORDER                     CLASS
                                           ----------------------     --------------------------
                                                     1                    A-1, A-2, A-3, A-SB,
                                                                            A-4, A-1A and X
                                                     2                             AM
                                                     3                             AJ
                                                     4                             B
                                                     5                             C
                                                     6                             D
                                                     7                             E
                                                     8                             F
                                                     9                             G
                                                     10                            H
                                                     11                            J
                                                     12                            K
                                                     13                            L
                                                     14                            M
                                                     15                            N
                                                     16                            P
                                                     17                            Q

                                           In general, payments of interest in respect of the class A-1, A-2, A-3, A-SB and A-4 certificates will be made pro rata, based on entitlement, out of funds attributable to the mortgage loans in loan group 1; payments of interest in respect of the class A-1A certificates will be made out of funds attributable to the mortgage loans in loan group 2; and payments of interest on the class X certificates will be made without regard to loan groups.
                                           However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3, A-SB,
                                           A-4, A-1A and/or X certificates, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

                                           The allocation of principal payments among the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered Certificates--Payments--Priority
                                           of Payments" in this offering prospectus.

                                       16

                                           No payments or other collections on the B-note non-trust loans described under "--The Mortgage Loans and the Mortgaged Real Properties--Loan
                                           Combinations" below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the
                                           Mortgage Pool--Loan Combination" in this offering prospectus.

B. PAYMENTS OF INTEREST................    Each class of certificates (other than the class Z, R-I and R-II certificates) will bear interest. With respect to each interest-bearing class of certificates, that interest will accrue during each interest accrual period based upon--

                                           o     the pass-through rate applicable for the particular class of certificates for that interest accrual period;

                                           o     the total principal balance or notional amount, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

                                           o     the assumption that each year consists of twelve 30-day months.

                                           A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                           Certificates--Payments--Payments of Interest" in this offering prospectus, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

                                           On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period; plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid; less (c) except in the case of the class X certificates, your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

                                           See "Description of the Offered Certificates--Payments--Payments of
                                           Interest", "--Payments--Priority of Payments" and "--Calculation of
                                           Pass-Through Rates" in this offering prospectus.

                                       17

C. PAYMENTS OF PRINCIPAL...............    The class X, R-I, R-II and Z certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                           o     no payments of principal will be made to the holders of the class B, C,
                                                 D, E, F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

                                           o     no payments of principal will be made to the holders of the class AM or
                                                 AJ certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                                           o     except as described under "--Amortization, Liquidation and Payment
                                                 Triggers" below, payments of principal will be made--

                                                 (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 certificates, until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates, until the total principal balance of such certificates is reduced to zero, fourth, the holders of the class A-SB certificates, until the total principal balance of such certificates is reduced to zero, and fifth, the holders of the class A-4 certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, provided that, on each
                                                       distribution date the total principal balance of the class A-SB certificates must, subject to available funds, be paid down, if necessary, to the scheduled principal balance for that class for that distribution date that is set forth on Annex E to this offering prospectus before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates, and

                                       18

                                                 (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

                                           The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

                                           o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee;
                                                 and

                                           o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

                                           However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                           Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal

                                       19

                                           otherwise distributable in respect of the principal balance certificates on the related distribution date.

                                           Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 or A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

                                           If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

                                           The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

                                           See "Description of the Offered Certificates--Payments--Payments of
                                           Principal" and "--Payments--Priority of Payments" in this offering prospectus.

D. AMORTIZATION, LIQUIDATION AND
   PAYMENT TRIGGERS....................    As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding. See "--Description of the Offered Certificates--Allocation of
                                           Losses on the Mortgage Loans and Other Unanticipated Expenses" below. If the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M,
                                           N, P and Q certificates is reduced to zero at a time when the class A-1, A-2,
                                           A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

                                       20

E. PAYMENTS OF PREPAYMENT PREMIUMS
   AND YIELD MAINTENANCE CHARGES.......    You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                           If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments
                                           of Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus, to--

                                           o     the holders of any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
                                                 B, C, D, E, F, G and/or H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan; and/or

                                           o     the holders of the class X certificates.

                                           All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

                                           See "Description of the Offered Certificates--Payments--Payments of
                                           Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus.

                                       21

F. FEES AND EXPENSES...................    The amounts available for distribution on the certificates on any distribution date will generally be net of the following amounts:

          TYPE / RECIPIENT                                      AMOUNT/SOURCE                               FREQUENCY
------------------------------------    -------------------------------------------------------------    ---------------

FEES

Master Servicing Fee / Master           Payable with respect to each and every mortgage loan held by         Monthly
Servicers                               the issuing entity, including each specially serviced
                                        mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been
                                        acquired as foreclosure property as part of the assets of
                                        the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a
                                        loan-by-loan basis, from 0.0200% to 0.1100% per annum; and
                                        (3) be payable (a) monthly from amounts allocable as
                                        interest with respect to that mortgage loan and/or (b) if
                                        the subject mortgage loan and any related foreclosure
                                        property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the
                                        mortgage pool. Master servicing fees with respect to any
                                        mortgage loan will include the primary servicing fees and
                                        correspondent fees payable by the applicable master servicer to any sub-servicer or correspondent, as the case may be,
                                        with respect to that mortgage loan.

Additional Master Servicing             o   Prepayment interest excesses collected on mortgage loans      Time to time
Compensation / Master Servicers             that are the subject of a principal prepayment in full
                                            or in part after their respective due dates in any
                                            collection period;

                                        o   All interest and investment income earned on amounts on          Monthly
                                            deposit in accounts maintained by a master servicer, to
                                            the extent not otherwise payable to the borrowers;

                                        o   On non-specially serviced mortgage loans, late payment        Time to time
                                            charges and default interest actually collected with
                                            respect to the subject mortgage loan during any
                                            collection period, but only to the extent not otherwise
                                            allocable to pay the following items with respect to the
                                            subject mortgage loan: (i) interest on advances; or (ii)
                                            certain default-related or other unanticipated expenses
                                            of the issuing entity currently payable or previously
                                            paid with respect to the subject mortgage loan or
                                            related mortgaged real property from collections on the
                                            mortgage pool and not previously reimbursed; and

                                        o   With respect to any non-specially serviced mortgage           Time to Time
                                            loans, (i) 100% of each assumption application fee or
                                            any fee payable in connection with a defeasance of a
                                            mortgage loan that is actually paid by a borrower in
                                            connection with the related action, (ii) 100%--or, if
                                            the consent of the special servicer is required with
                                            respect to the subject action, 50%--of each assumption
                                            fee, extension fee or other similar fee that is actually
                                            paid by a borrower in connection with the related
                                            action, and (iii) in the case of any modification of a
                                            mortgage loan with respect to which the consent of the
                                            special servicer is not required, 100% of each
                                            modification fee or other similar fee that is actually
                                            paid by a borrower in connection with the modification
                                            or, in the case of a mortgage loan master serviced by
                                            KeyCorp Real Estate Capital Markets, Inc., if the
                                            consent of the special servicer is required with respect
                                            to the modification, 50% of each modification fee or
                                            other similar fee that is actually paid by a borrower in
                                            connection with the modification.

                                       22

          TYPE / RECIPIENT                                      AMOUNT/SOURCE                               FREQUENCY
------------------------------------    -------------------------------------------------------------    ---------------

Special Servicing Fee / Special         Payable with respect to each mortgage loan that is being             Monthly
Servicer                                specially serviced or as to which the corresponding
                                        mortgaged real property has been acquired as foreclosure
                                        property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing
                                        fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to
                                        accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum; and (c)
                                        be payable monthly from general collections on the mortgage pool.

Workout Fee / Special Servicer          Payable with respect to each specially serviced mortgage          Time to time
                                        loan that the special servicer successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each
                                        collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

Principal Recovery Fee / Special        Subject to the exceptions described under "Servicing of the       Time to time
Servicer                                Mortgage Loans--Servicing and Other Compensation and Payment
                                        of Expenses--Principal Special Servicing Compensation" and
                                        "--The Principal Recovery Fee" in this offering prospectus, payable with respect to: (a) each specially serviced
                                        mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any
                                        specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation
                                        proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a
                                        principal recovery fee rate of 1.0% to, the related payment or proceeds.

Additional Special Servicing            o   All interest and investment income earned on amounts on          Monthly
Compensation / Special Servicer             deposit in accounts maintained by the special servicer;

                                        o   On specially serviced mortgage loans, late payment            Time to time
                                            charges and default interest actually collected with
                                            respect to the subject mortgage loan during any
                                            collection period, but only to the extent not otherwise
                                            allocable to pay the following items with respect to the
                                            subject mortgage loan: (i) interest on advances; or (ii)
                                            certain default-related or other unanticipated expenses
                                            of the issuing entity currently payable or previously
                                            paid with respect to the subject mortgage loan or
                                            related mortgaged real property from collections on the
                                            mortgage pool and not previously reimbursed;

                                        o   With respect to any specially serviced mortgage loan,         Time to time
                                            100% of assumption fees or modification fee actually
                                            paid by a borrower with respect to any assumption or
                                            modification; and

                                        o   With respect to any non-specially serviced mortgage           Time to Time
                                            loan, (i) if the consent of the special servicer is
                                            required with respect to the subject action, 50% of
                                            assumption fees, extension fees and other similar fees
                                            actually paid by a borrower with respect to any
                                            assumption, extension or other similar agreement entered
                                            into by the applicable master servicer and (ii) if the
                                            consent of the special servicer is required with respect
                                            to any modification of a mortgage loan, 100%--or, if
                                            KeyCorp Real Estate Capital Markets, Inc. is the master
                                            servicer, 50%--of modification fees actually paid by a
                                            borrower with respect to any modification entered into
                                            by the applicable master servicer.

                                       23

          TYPE / RECIPIENT                                      AMOUNT/SOURCE                               FREQUENCY
------------------------------------    -------------------------------------------------------------    ---------------

Trustee Fee / Trustee                   Payable out of general collections on the mortgage pool and,         Monthly
                                        for any distribution date, will equal one month's interest at 0.0012% per annum with respect to each and every mortgage loan held by the issuing entity, including each specially
                                        serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the
                                        assets of the issuing entity.

Additional Trustee                      All interest and investment  income earned on amounts on             Monthly
Compensation/Trustee                    deposit in accounts maintained by the trustee.

EXPENSES

Servicing Advances / Trustee, Master    To the extent of funds available, the amount of any servicing     Time to time
Servicers or Special Servicer           advances.(1)

Interest on Servicing Advances /        At a rate per annum equal to a published  prime rate, accrued     Time to time
Master Servicers, Special Servicer      on the amount of each outstanding servicing advance.(2)
or Trustee

P&I Advances / Master Servicers and     To the extent of funds available, the amount of any P&I           Time to Time
Trustee                                 advances.(1)

Interest on P&I Advances / Master       At a rate per annum equal to a published  prime rate, accrued     Time to Time
Servicers and Trustee                   on the amount of each outstanding P&I advance.(2)

Indemnification of Expenses /           Amount to which such party is entitled to indemnification         Time to time
Trustee, Depositor, Master Servicers    under the pooling and servicing agreement.(3)
and Special Servicer and any
director, officer, employee or agent
of any of the foregoing parties

                                        ____________________________

                                        (1)   Reimbursable out of collections on the related mortgage loan, except that:
                                              (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

                                        (2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

                                        (3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                       24

                                           The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under
                                           "Description of the Offered Certificates--Fees and Expenses" in this offering prospectus.

G. PAYMENTS OF ADDITIONAL INTEREST.....    On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See
                                           "Description of the Offered Certificates--Payments--Payments of Additional
                                           Interest" in this offering prospectus.

ALLOCATION OF LOSSES ON THE MORTGAGE
 LOANS AND OTHER UNANTICIPATED EXPENSES    Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates will be successively reduced in the following order, until the deficit is eliminated:

                                       25

                                              REDUCTION ORDER                         CLASS
                                           ----------------------        --------------------------------

                                                     1                                  Q
                                                     2                                  P
                                                     3                                  N
                                                     4                                  M
                                                     5                                  L
                                                     6                                  K
                                                     7                                  J
                                                     8                                  H
                                                     9                                  G
                                                    10                                  F
                                                    11                                  E
                                                    12                                  D
                                                    13                                  C
                                                    14                                  B
                                                    15                                  AJ
                                                    16                                  AM
                                                    17                         A-1, A-2, A-3, A-SB,
                                                                                   A-4 and A-1A

                                           Any reduction to the total principal balances of the class A-1, A-2, A-3,
                                           A-SB, A-4 and A-1A certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

                                           See "Description of the Offered Certificates--Reductions to Certificate
                                           Principal Balances in Connection with Realized Losses and Additional Trust
                                           Fund Expenses" in this offering prospectus.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS................    Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under "Description of the Offered
                                           Certificates--Advances of Delinquent Monthly Debt Service Payments and
                                           Reimbursement of Advances" in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this offering prospectus.

                                           Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. The special servicer may also determine that any

                                       26

                                           interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination.

                                           In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this offering prospectus occur or exist with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

                                           o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds

                                           o     an amount generally equal to:

                                                 1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other relevant information; plus

                                                 2.    certain other amounts, such as escrow funds,

                                           then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

                                           The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related B-note loan, which is not held by the issuing entity. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first to the related

                                       27

                                           B-note loan (up to the amount of the outstanding principal balance of that
                                           B-note loan), and then the related mortgage loan held by the issuing entity.
                                           The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

                                           None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

                                           See "Description of the Offered Certificates--Advances of Delinquent Monthly
                                           Debt Service Payments and Reimbursement of Advances" and "Servicing of the
                                           Mortgage Loans--Required Appraisals" in this offering prospectus. See also
                                           "Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS..........    On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this offering prospectus. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

                                           You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

                                           See "Description of the Offered Certificates--Reports to Certificateholders;
                                           Available Information" in this offering prospectus.

OPTIONAL AND OTHER TERMINATION.........    Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

                                           In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates (but excluding the class Z, R-I and R-II certificates) are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

                                       28

                                           See "Description of the Offered Certificates--Termination" in this offering prospectus.

                                 THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL................................    In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

                                           o     "Description of the Mortgage Pool";

                                           o     "Risk Factors--Risks Related to the Mortgage Loans";

                                           o     Annex A-1--Certain Characteristics of the Mortgage Loans;

                                           o     Annex A-2--Certain Statistical Information Regarding the Mortgage
                                                 Loans;

                                           o     Annex B--Certain Characteristics Regarding Multi- family Properties;
                                                 and

                                           o     Annex C--Structural and Collateral Term Sheet (which contains a description of the ten largest mortgage loans or groups of cross-collateralized mortgage loans).

                                           When reviewing the information that we have included in this offering prospectus with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

                                           o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

                                           o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

                                           o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this offering prospectus;

                                           o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the initial loan group
                                                 1 balance or the initial loan group 2 balance, the percentages are based upon the

                                       29

                                                 cut-off date principal balances of the subject mortgage loans;

                                           o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group 1 balance or the initial loan group 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

                                           o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

                                           o     unless specifically indicated otherwise, statistical information presented in this offering prospectus with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related B-note loan, which is not held by the issuing entity;

                                           o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
                                                 5% larger or smaller than indicated;

                                           o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

                                           o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SUBSTITUTIONS, ACQUISITIONS AND
REMOVALS OF MORTGAGE LOANS.............    On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

                                       30

                                           Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

                                           o     make, as of the date of initial issuance of the offered certificates, and subject to any applicable exceptions, the representations and warranties generally described under "Description of the Mortgage
                                                 Pool--Representations and Warranties" in this offering prospectus; and

                                           o     agree to deliver the loan documents described under "Description of the
                                                 Mortgage Pool--Assignment of the Mortgage Loans" in this offering prospectus.

                                           If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
                                           "Description of the Mortgage Pool--Repurchases and Substitutions" in this offering prospectus, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
                                           Pool--Repurchases and Substitutions" in this offering prospectus.

                                           If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
                                           Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this offering prospectus.

                                           If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

                                           The issuing entity will be subject to optional termination as discussed under
                                           "Description of the Offered Certificates--Termination" in this offering prospectus.

                                       31

PAYMENT AND OTHER TERMS................    Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties, although in three (3) cases (loan numbers 106, 156 and 187), the related mortgaged real property pledged to secure the subject mortgage loan is limited to a borrower's fee interest in land and does not include the improvements on that land. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this offering prospectus.

                                           All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

                                           Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus.
                                           Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans     Seventy-six (76) of the mortgage loans, representing approximately 47.76% of the initial mortgage pool balance (65 mortgage loans in loan group 1, representing approximately 47.20% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 51.08% of the initial loan group 2 balance), require:

                                           o     the payment of interest only on each due date until the expiration of a designated period;

                                           o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                           o     a substantial payment of principal on its maturity date.

B. Interest-Only Balloon Loans.........    Eight (8) of the mortgage loans, representing approximately 13.95% of the initial mortgage pool balance and approximately 16.31% of the initial loan group 1 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

C. Amortizing Balloon Loans............    Ninety-three (93) of the mortgage loans, representing approximately 32.06% of the initial mortgage pool balance (78 mortgage loans in loan group 1, representing approximately

                                       32

                                           30.83% of the initial loan group 1 balance, and 15 mortgage loans in loan group 2, representing approximately 39.34% of the initial loan group 2 balance), provide for:

                                           o     no interest-only period;

                                           o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                           o     a substantial payment of principal on its maturity date.

                                           These 93 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" or
                                           "--Interest-Only Loans" above.

D. ARD Loans...........................    Fourteen (14) of the mortgage loans, representing approximately 6.22% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 5.66% of the initial loan group 1 balance, and one
                                           (1) mortgage loan in loan group 2, representing approximately 9.57% of the initial loan group 2 balance), which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

                                           o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

                                           o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

                                           Four (4) of the above-identified 14 ARD loans, representing approximately
                                           1.73% of the initial mortgage pool balance and approximately 2.02% of the initial loan group 1 balance, require:

                                           o     the payment of interest only until the expiration of a designated period; and

                                           o     the amortization of principal following the expiration of that interest-only period.

LOAN COMBINATIONS......................    Four (4) mortgage loans are, in each case, part of a loan combination comprised of two (2) or more mortgage loans that are obligations of the same borrower, only one of which will be

                                       33

                                           transferred to the issuing entity. The remaining mortgage loan in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan that will not be transferred to the issuing entity is, in general, subordinate in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

                                           The following mortgage loans are each part of a loan combination:

                --------------------------------------------------------------------------------------------------------
                                                                                                          U/W NCF DSCR
                                                                                       ORIGINAL         AND CUT-OFF DATE
                                                                   % OF INITIAL    PRINCIPAL BALANCE     LOAN-TO-VALUE
                 MORTGAGED REAL PROPERTY NAME      CUT-OFF DATE      MORTGAGE         OF RELATED        RATIO OF ENTIRE
                (AS IDENTIFIED ON ANNEX A-1 TO      PRINCIPAL          POOL           SUBORDINATE             LOAN
                  THIS OFFERING PROSPECTUS)          BALANCE         BALANCE       NON-TRUST LOAN(S)      COMBINATION
                --------------------------------------------------------------------------------------------------------
                O'Shea MHP Portfolio               $ 11,785,000       0.64%            $792,500           1.08x/79.35%
                --------------------------------------------------------------------------------------------------------
                Carriage Hills Apartments          $  5,620,000       0.31%            $380,000           1.09x/78.95%
                --------------------------------------------------------------------------------------------------------
                Hutchins Warehouse                 $  4,500,000       0.24%            $360,000           1.19x/67.50%
                --------------------------------------------------------------------------------------------------------
                TownPlace Suites by
                    Marriott (1)                   $  4,350,000       0.24%            $325,000           1.19x/61.54%
                --------------------------------------------------------------------------------------------------------

                                  _______________________
                                  (1)    The debt service coverage ratio and loan-to-value ratio were calculated by taking into account a letter of credit.

                                           See "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see "Description of the Mortgage Pool--Additional Loan and Property
                                           Information--Additional and Other Financing" in this offering prospectus.

DELINQUENCY STATUS.....................    None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS............    Except as described under "Description of the Mortgage Pool--Terms and
                                           Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this offering prospectus with respect to six (6) mortgage loans (loan numbers 34,
                                           54, 65, 66, 135 and 159), the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases

                                       34

                                           (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining lock-out period and defeasance period of the mortgage loans that provide for a lock-out period or for both lock-out and defeasance periods, is approximately
                                           110 payment periods.

DEFEASANCE.............................    One hundred seventy (170) of the mortgage loans, representing approximately
                                           90.81% of the initial mortgage pool balance (144 mortgage loans in loan group
                                           1, representing approximately 89.52% of the initial loan group 1 balance, and
                                           26 mortgage loans in loan group 2, representing approximately 98.46% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in some cases, a partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof or allocated to the related mortgaged real property, including any balloon payment.

PREPAYMENT CONSIDERATION...............    Twenty-one (21) of the mortgage loans, representing approximately 9.19% of the initial mortgage pool balance (20 mortgage loans in loan group 1, representing approximately 10.48% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.54% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but six (6) cases (loan numbers 34, 54, 65, 66, 135 and
                                           159), following an initial prepayment lock-out period. See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage Loans--Prepayment
                                           Consideration" in this offering prospectus.

                                       35

ADDITIONAL STATISTICAL INFORMATION.....    The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                     MORTGAGE POOL     LOAN GROUP 1    LOAN GROUP 2
                                                                     --------------   --------------   ------------

Initial mortgage pool/loan group balance                             $1,841,447,787   $1,575,574,222   $265,873,564
Number of mortgage loans                                                  191              164              27
Number of mortgaged real properties                                       216              183              33
Percentage of investment grade, shadow rated loans (mortgage
  loan no. 1) (1)                                                        9.77%            11.42%          0.00%

Average cut-off date principal balance                                 $9,641,088       $9,607,160      $9,847,169
Largest cut-off date principal balance                                $180,000,000     $180,000,000    $30,200,000
Smallest cut-off date principal balance                                 $998,199         $998,199       $1,354,402

Weighted average mortgage interest rate                                 5.9482%          5.9665%         5.8398%
Highest mortgage interest rate                                          8.2000%          8.2000%         6.6400%
Lowest mortgage interest rate                                           5.2400%          5.2400%         5.4500%
Number of cross-collateralized loans (2)                                   8                5               3
Cross-collateralized loan groups as a percentage of initial
  mortgage pool/loan group balance                                       1.27%            0.76%           4.33%
Number of multi-property mortgage loans                                    7                6               1
Multi-property mortgage loans as a percentage of initial
  mortgage pool/loan group balance                                       7.99%            8.30%           6.14%

Weighted average underwritten debt service coverage ratio (3)            1.40x            1.43x           1.23x
Highest underwritten debt service coverage ratio                         2.34x            2.34x           1.55x
Lowest underwritten debt service coverage ratio                          1.18x            1.20x           1.18x

Weighted average cut-off date loan-to-value ratio (3)                    68.05%           66.85%          75.15%
Highest cut-off date loan-to-value ratio                                 84.51%           84.51%          79.93%
Lowest cut-off date loan-to-value ratio                                  33.47%           33.47%          67.19%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                 116              115             120
Longest original term to maturity or anticipated repayment date
  (months)                                                                180              180             120
Shortest original term to maturity or anticipated repayment date
  (months)                                                                 55               55             120

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                 114              114             119
Longest remaining term to maturity or anticipated repayment date
  (months)                                                                133              133             120
Shortest remaining term to maturity or anticipated repayment
  date (months)                                                            54               54             114

_________________
(1)   It has been confirmed to us by each of Moody's and S&P, in accordance with their respective methodologies, that loan number 1 has credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of one (1) group of mortgage loans (loan numbers 72, 73 and
      74), only two of the mortgage loans (loan numbers 73 and 74) are cross-collateralized and cross-defaulted. However, a default under loan number 72 will constitute a default under the other two (2) mortgage loans but not vice versa.

(3)   In the case of each of twenty-three (23) mortgage loans (loan numbers 13,
      17, 20, 27, 79, 88, 91, 102, 114, 130, 132, 141, 142, 152, 157, 160, 163,
      166, 167, 168, 173, 182 and 188), the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this offering prospectus for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above.

                                       36

PROPERTY TYPE..........................    The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group
                                           1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                                                         % OF
                                        NUMBER OF        TOTAL         INITIAL
                                        MORTGAGED     CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
                                           REAL        PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
          PROPERTY TYPES                PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------     ----------   --------------   ----------   ------------   ------------

Office(2)                                   38       $  584,740,885     31.75%        37.11%          0.00%
Retail                                      69          456,638,121     24.80         28.98           0.00
   Retail-Anchored                          25          235,836,301     12.81         14.97           0.00
   Retail-Unanchored                        22          110,298,898      5.99          7.00           0.00
   Retail-Shadow-Anchored(3)                14           74,198,890      4.03          4.71           0.00
   Retail-Single Tenant                      8           36,304,031      1.97          2.30           0.00
Multifamily                                 43          302,959,798     16.45          2.35         100.00
   Multifamily                              34          279,844,798     15.20          0.89         100.00
   Manufactured Housing Communities          9           23,115,000      1.26          1.47           0.00
Hospitality                                 21          167,559,796      9.10         10.63           0.00
Industrial                                  20          150,323,291      8.16          9.54           0.00
Other (4)                                    4           99,058,420      5.38          6.29           0.00
Self Storage                                20           76,607,476      4.16          4.86           0.00
Mixed Use                                    1            3,560,000      0.19          0.23           0.00
                                        ----------   --------------   ----------   ------------   ------------
TOTAL:                                     216       $1,841,447,787    100.00%       100.00%        100.00%
                                        ==========   ==============   ==========   ============   ============

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In the case of eight (8) mortgage loans (loan numbers 4, 34, 54, 61, 65,
      89, 108, 161), the related mortgaged real properties are medical offices and, in the case of one (1) mortgage loan (loan number 4), in addition to the mortgaged real properties securing the subject mortgage loan that are medical offices, one (1) of the mortgaged real properties is a surgical center.

(3)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(4)   Includes a telecommunications/warehouse facility, a parking garage and land.

                                       37

PROPERTY LOCATION......................    The mortgaged real properties are located in 35 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                                                                         % OF
                                        NUMBER OF        TOTAL         INITIAL
                                        MORTGAGED     CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
                                           REAL        PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
               STATE                    PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------     ----------   --------------   ----------   ------------   ------------

California                                  44       $  466,107,416     25.31%        27.82%         10.43%
         Southern (2)                       31          276,211,808     15.00         17.53           0.00
         Northern (2)                       13          189,895,608     10.31         10.29          10.43
Massachusetts                                4          210,855,802     11.45         13.38           0.00
Texas                                       33          156,411,584      8.49          8.61           7.83
Pennsylvania                                 5          139,926,530      7.60          8.88           0.00
Ohio                                        17          126,678,848      6.88          3.83          24.95
Other                                      113          741,467,606     40.27         37.48          56.79
                                        ----------   --------------   ----------   ------------   ------------
TOTAL:                                     216       $1,841,447,787    100.00%       100.00%        100.00%
                                        ==========   ==============   ==========   ============   ============

______________________
(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS...................    The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

                                                                         % OF
            ENCUMBERED                  NUMBER OF        TOTAL         INITIAL
          INTEREST IN THE               MORTGAGED     CUT-OFF DATE     MORTGAGE    % OF INITIAL   % OF INITIAL
          MORTGAGED REAL                   REAL        PRINCIPAL         POOL      LOAN GROUP 1   LOAN GROUP 2
             PROPERTY                   PROPERTIES     BALANCE(1)     BALANCE(1)    BALANCE(1)     BALANCE(1)
-----------------------------------     ----------   --------------   ----------   ------------   ------------

Fee (2)                                    208       $1,750,330,636     95.05%        94.22%        100.00%
Fee/Leasehold                                3           34,694,113      1.88          2.20           0.00
Leasehold                                    5           56,423,038      3.06          3.58           0.00
                                        ----------   --------------   ----------   ------------   ------------
TOTAL:                                     216       $1,841,447,787    100.00%       100.00%        100.00%
                                        ==========   ==============   ==========   ============   ============

______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual

                                       38

      property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES........    The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the
                                           Internal Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

                                           o     REMIC I, the lower tier REMIC, which will consist of, among other things--

                                                 1.    the mortgage loans, and

                                                 2.    various other related assets; and

                                           o     REMIC II, which will hold the non-certificated regular interests in
                                                 REMIC I.

                                           The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

                                           Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

                                           The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the
                                           REMICs referred to above.

                                           The offered certificates will be treated as regular interests in REMIC II.
                                           This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                           One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                       39

                                           The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
                                           U.S. federal income tax purposes, will be that, subsequent to any date of determination--

                                           o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

                                           o     no mortgage loan will otherwise be prepaid prior to maturity, and

                                           o     there will be no extension of maturity for any mortgage loan.

                                           However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                           For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this offering prospectus and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS...................    We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this offering prospectus, employee benefit plans and other retirement plans or arrangements subject to--

                                           o     Title I of the Employee Retirement Income Security Act of 1974, as
                                                 amended, or

                                           o     section 4975 of the Internal Revenue Code of 1986, as amended,

                                           will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
                                           Countrywide Securities Corporation by the U.S. Department of Labor.

                                           If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
                                           Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA
                                           Considerations" in this offering prospectus and in the accompanying base prospectus.

LEGAL INVESTMENT.......................    The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                           All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult

                                       40

                                           with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal
                                           Investment" in this offering prospectus and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS..............    The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class
                                           A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class
                                           A-1A certificates, on or with respect to the mortgage loans in loan group 2
                                           -- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

                                           The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

                                           See "Yield and Maturity Considerations" in this offering prospectus and in the accompanying base prospectus.

                                       41

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS OFFERING PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS OFFERING PROSPECTUS AND IN
THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM AND AJ CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE RISKIER
THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

      If you purchase class AM or AJ certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                       42

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

                                       43

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this offering prospectus.

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to,

                                       44

based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this offering prospectus for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

                                       45

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

      To the extent described in this offering prospectus and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this offering prospectus. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

                                       46

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      KeyCorp Real Estate Capital Markets, Inc., an initial master servicer and the initial special servicer, is an affiliate of KeyBank National Association, one of the mortgage loan sellers. This affiliation could cause a conflict with
KeyCorp Real Estate Capital Markets, Inc.'s duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this offering prospectus without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage
Loans--General" in this offering prospectus.

      A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this offering prospectus.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Sixty-nine (69) of the mortgaged real properties, which represent security for approximately 24.80% of the initial mortgage pool balance and approximately
28.98% of the initial loan group 1 balance, are fee and/or

                                       47

leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties".

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Thirty-eight (38) of the mortgaged real properties, which represent security for approximately 31.75% of the initial mortgage pool balance and approximately 37.11% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

      In the case of eight (8) mortgage loans (loan numbers 4, 34, 54, 61, 65,
89, 108, 161) which represent approximately 5.56% of the initial mortgage pool balance and approximately 6.50% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Health Care Related Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty-one (21) of the mortgaged real properties, which represent security for approximately 9.10% of the initial mortgage pool balance and approximately
10.63% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-four (34) of the mortgaged real properties, which represent security for approximately 15.20% of the initial mortgage pool balance (one (1)
property securing a mortgage loan in loan group 1, representing approximately
0.89% of the initial loan group 1 balance, and 33 properties securing mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties.
Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                       48

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty (20) of the mortgaged real properties, which represent security for approximately 8.16% of the initial mortgage pool balance and approximately 9.54%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Twenty (20) of the mortgaged real properties, which represent security for approximately 4.16% of the initial mortgage pool balance and approximately 4.86%
of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Nine (9) of the mortgaged real properties, which represent security for approximately 1.26% of the initial mortgage pool balance and approximately 1.47%
of the initial loan group 1 balance, are fee and/or leasehold interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Two (2) mortgage loans (loan numbers 1 and 17), representing in the aggregate approximately 10.81% of the initial mortgage pool balance and approximately 12.63% of the initial loan group 1 balance, are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not

                                       49

condominiums. See "Risk Factors--Lending on Condominium Units Creates Risks for
Lenders That Are Not Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

                                       50

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrower under certain of the mortgage loans (for example, loan numbers 6, 14 and 16) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of 100 mortgaged real properties securing approximately 38.60%
of the initial mortgage pool balance and approximately 45.11% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 54 of those properties, securing approximately 22.93% of the initial mortgage pool balance and approximately 26.80% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of 38 mortgaged real properties, securing approximately 16.24% of the initial mortgage pool balance and approximately 18.98% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this offering prospectus. See "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a

                                       51

particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings Entail Certain
Risks" in this offering prospectus and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on
the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be
Highly Unpredictable--Dependence on a Single Tenant or a Small Number of Tenants
Makes a Property Riskier Collateral" in the accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. One mortgaged property (securing loan number 3), representing security for 4.40% of the initial mortgage pool balance and approximately 5.14%
of the initial loan group 1 balance, is a telecommunications facility where all of the tenants are in the telecommunications industry.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                       52

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant that it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received (or in the future may receive) low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in California, Massachusetts, Texas,
Pennsylvania and Ohio will represent approximately 25.31%, 11.45%, 8.49%, 7.60%
and 6.88%, respectively, by allocated loan amount, of the initial mortgage pool balance, mortgaged real properties located in California, Massachusetts,
Pennsylvania,

                                       53

Texas and Florida will represent approximately 27.82%, 13.38%, 8.88%, 8.61% and
5.04%, respectively, by allocated loan amount, of the initial loan group 1 balance, and mortgaged real properties located in Ohio, New York, Wisconsin,
California, Colorado, Texas and Iowa will represent approximately 24.95%,
11.43%, 11.36%, 10.43%, 10.04%, 7.83% and 7.44%, respectively, by allocated loan amount, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane Activity May Adversely
Affect the Performance of Mortgage Loans" and "-- Certain State-Specific
Considerations" below and "Risk Factors--Geographic Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

IMPACT OF RECENT HURRICANE ACTIVITY MAY ADVERSELY AFFECT THE PERFORMANCE OF
MORTGAGE LOANS.

      The damage caused by Hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes in areas of Louisiana, Mississippi, Alabama,
Texas and Florida in the months of August, September and October 2005, may have an adverse economic impact on certain of the mortgaged real properties.
Forty-six (46) mortgaged real properties, representing security for approximately 13.68% of the initial mortgage pool balance (comprised of 40 mortgaged real properties in loan group 1, securing approximately 14.31% of the initial loan group 1 balance, and six (6) mortgaged real properties in loan group 2, securing approximately 9.94% of the initial loan group 2 balance), are secured by mortgaged real properties located in Louisiana, Mississippi, Alabama,
Texas and Florida. Although it is too soon to assess the full impact of
Hurricanes Katrina, Rita and Wilma on the United States and local economies, in the short term the effects of the storms are expected to have a material adverse effect on the local economies and income-producing real estate in the affected areas. Areas affected by these hurricanes (in particular, Hurricanes Katrina and
Rita) suffered severe flooding, wind and water damage, loss of population as a result of evacuations, contamination, gas leaks and fire and environmental damage. The devastation caused by Hurricanes Katrina, Rita and Wilma could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real estate-related investments, in particular, in the areas located in close proximity to the areas directly affected by the hurricane storms. Specifically, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income-producing real estate at pre-Hurricane levels or that the costs of clean-up will not have a material adverse effect on the local, regional or national economies.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Forty-four (44) mortgaged real properties, representing security for approximately 25.31% of the initial mortgage pool balance, approximately 27.82%
of the initial loan group 1 balance and approximately 10.43% of the initial loan group 2 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure.
Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in
California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the

                                       54

difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.
Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      One hundred seventy-seven (177) of the mortgage loans, representing approximately 93.78% of the initial mortgage pool balance (151 mortgage loans in loan group 1, representing approximately 94.34% of the initial loan group 1 balance, and 26 mortgage loans in loan group 2, representing approximately
90.43% of the initial loan group 2 balance), are balloon loans that will have a substantial remaining principal balance at their stated maturity date. In addition, 14 mortgage loans, representing approximately 6.22% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 5.66% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 9.57% of the initial loan group
2 balance), provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this offering prospectus and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

                                       55

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 9.77% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans loan group 1 represents approximately 11.42% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 11.36% of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 24.26% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 28.35% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 46.89% of the initial loan group 2 balance.

      o     The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 32.12% of the initial mortgage pool balance.
            The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 36.75% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 70.39% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this offering prospectus and "Risk Factors--Loan Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of five (5) mortgaged real properties (loan numbers 14, 34,
65, 84 and 120) representing security for approximately 3.06% of the initial mortgage pool balance and approximately 3.58% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease.
In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

                                       56

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this offering prospectus and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Four (4) mortgage loans, which represent approximately 1.43% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 1.31% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 2.11% of the initial loan group 2 balance) are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations.
The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the
Mortgage Pool--The Loan Combinations" and "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this offering prospectus.

      In the case of twelve (12) mortgage loans, which represent approximately
2.07% of the initial mortgage pool balance and approximately 2.42% of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this offering prospectus.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 23 of the mortgage loans, representing approximately 18.87%
of the initial mortgage pool balance (16 mortgage loans in loan group 1, representing approximately 18.00% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 24.04% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property

                                       57

Information--Additional and Other Financing" in this offering prospectus, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary

                                       58

repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Fourteen (14) separate groups of mortgage loans, representing approximately 18.25% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this offering prospectus.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or

                                       59

Multifamily Mortgage Loan Depends upon the Performance and Value of the
Underlying Real Property, Which May Decline Over Time, and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance",
"--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of
Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair
Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the
accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

      We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this offering prospectus.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, the mortgaged real property securing one (1) mortgage loan (loan number 3) is a telecommunications facility.
Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates",
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Community Properties, Mobile
Home Parks and Recreational Vehicle Parks are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

                                       60

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. If any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this offering prospectus under
"Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      With the exception of three (3) mortgaged real properties (property numbers 6.05, 156 and 177), securing approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements

                                       61

to assure their completion. See "Risk Factors--Risks Related to the Mortgage
Loans--Reserves to Fund Capital Expenditures May Be Insufficient and This May
Adversely Affect Payments on Your Certificates" in this offering prospectus.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See
"Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this offering prospectus for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this offering prospectus for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include fifteen (15) mortgage loans (loan numbers
4, 6, 16, 23, 29, 40, 42, 43, 44, 73, 74, 82, 85, 86 and 87), representing approximately 9.27% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 9.06% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
10.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this offering prospectus, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Five (5) of the mortgage loans referred to in the preceding paragraph, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group 1 balance, are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization

                                       62

arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this offering prospectus and Annex A-1 to this offering prospectus for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Two (2) mortgage loans, representing approximately 3.62% of the initial mortgage pool balance and approximately 4.23% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under 17 of the mortgage loans, representing in aggregate approximately 2.93% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 2.65% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 4.62% of the initial loan group 2 balance), are either individuals or are entities that are not restricted from incurring other debt or otherwise structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

                                       63

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Twenty-three (23) of the mortgage loans representing approximately 9.69%
of the initial mortgage pool balance (21 mortgage loans in loan group 1, representing approximately 11.02% of the initial loan group 1 balance, and two
(2) mortgage loans in loan group 2, representing approximately 1.80% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an

                                       64

involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                       65

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans have a sponsor that has filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

      In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 as Metro Gateway Shopping Center, representing approximately 0.35% of the initial mortgage pool balance and approximately 0.41%
of the initial loan group 1 balance, a sponsor of the related borrower filed
Chapter 11 bankruptcy on the related mortgaged property in 1996 in connection with the largest tenant filing Chapter 7 bankruptcy and vacating along with another tenant before the end of their respective lease terms. The current mortgage loan is structured with a soft lockbox receiving all property revenues and the related borrower posted a $220,000 debt service reserve at closing. In the event of a borrower default or if the debt service coverage ratio falls below 1.15x, all property revenues on deposit in the lockbox will be swept into a cash collateral account controlled by the lender.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      With respect to the mortgage loan (loan number 83) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Slauson Self Storage, representing approximately 0.40% of the initial mortgage pool balance and 0.46% of the initial loan group 1 balance, one of the sponsors of the related borrower is in current negotiations with the Internal Revenue
Service regarding a tax lien on the sponsor's assets, which assets include the sponsor's ownership interest in the borrower, in the amount of $365,000 resulting from an allegedly erroneous transfer of funds for the 1996 tax year.
In connection with the origination of the mortgage loan, the lender required a holdback in the amount of $456,250 that will remain in escrow under the lender's control until the tax lien is fully and finally resolved.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

                                       66

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this offering prospectus and "Description of the Governing Documents--Representations
and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this offering prospectus. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying base prospectus.

                                       67

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently
35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

                                       68

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Except with respect to mortgage loans secured by the related borrower's interest in land and not the improvements thereon (property numbers 6.05, 106,
156 and 187) , all of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and
Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See "--Impact of Recent Hurricane Activity May Adversely Affect the
Performance of Mortgage Loans" above.

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this offering prospectus as REO

                                       69

property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents. Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold.

      In the case of the mortgage loans (loan numbers 68, 106, 156 and 187)
secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as Shaw's Supermarket, La Guardia Dollar Rent a Car, Babies
`R' Us - Simi Valley Ground Lease and Bank of America Houston, representing approximately 0.46%, 0.30%, 0.15% and 0.08%, respectively, of the initial mortgage pool balance and 0.53%, 0.35%, 0.18% and 0.09%, respectively, of the initial loan group 1 balance, terrorism insurance is not maintained.

      In the case of the mortgage loan (loan number 112) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Boeing Clearlake, representing approximately 0.28% of the initial mortgage pool balance and 0.33% of the initial loan group 1 balance, terrorism insurance is not required to be maintained as long as an affiliate of the related borrower maintains a net worth of at least $18 million, including liquid assets of $1 million. No representation is made, expressly or impliedly, as to whether the affiliate of the related borrower will continue to satisfy the above-described net worth requirement.

                                       70

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this offering prospectus.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

      From time to time we use capitalized terms in this offering prospectus.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

      This offering prospectus and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this offering prospectus and the accompanying base prospectus. The forward-looking statements made in this offering prospectus are accurate as of the date stated
on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 191 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,841,447,787. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

                                       71

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, as described under "Description of the
Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 164 mortgage loans, representing approximately 85.56% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 27 mortgage loans, representing approximately 14.44% of the initial mortgage pool balance, that are secured by multifamily properties (representing approximately 95.01%, by balance, of all the mortgage loans secured by multifamily properties). Annex
A-1 to this offering prospectus indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this offering prospectus. The cut-off date principal balances of all the mortgage loans in the trust range from $998,199 to $180,000,000 and the average of those cut-off date principal balances is $9,641,088; the cut-off date principal balances of the mortgage loans in loan group 1 range from $998,199 to $180,000,000, and the average of those cut-off date principal balances is $9,607,160; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,354,402 to $30,200,000, and the average of those cut-off date principal balances is $9,847,169.

      When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this offering prospectus a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the

                                       72

            cut-off date principal balance for each of the mortgage loans on
            Annex A-1 to this offering prospectus;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     unless specifically indicated otherwise, statistical information presented in this offering prospectus with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note
            Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired
107 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 51.44% of the initial mortgage pool balance
(comprised of 91 mortgage loans in loan group 1, representing approximately
51.94% of the initial loan group 1 balance and 16 mortgage loans in loan group
2, representing approximately 48.46% of the initial loan group 2 balance).

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 34 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 26.50% of the initial mortgage pool balance (comprised of 31 mortgage loans in loan group 1, representing approximately 28.76% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing approximately 13.12% of the initial loan group 2 balance).

                                       73

      KeyBank National Association originated or acquired 50 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 22.06% of the initial mortgage pool balance (comprised of 42 mortgage loans in loan group 1, representing approximately 19.30% of the initial loan group 1 balance and eight (8) mortgage loans in loan group 2, representing approximately 38.42% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 15 mortgage loans, representing approximately 9.27% of the initial mortgage pool balance (11 mortgage loans in loan group 1, representing approximately 9.06% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately
10.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Ten (10) of the mortgage loans (loan numbers 4, 6, 16, 23, 42, 43, 44, 73,
74 and 82) referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser,

      In the case of one (1) group of mortgage loans (loan numbers 72, 73 and
74), identified on Annex A-1 to this offering prospectus as being secured by the
Hilton Garden Inn-Wooster, Hampton Inn - Wooster and Hampton Inn - New
Philadelphia properties, respectively, and as constituting a group of cross-collateralized and cross-defaulted mortgage loans, only two of the mortgage loans, Hampton Inn-Wooster and Hampton Inn-New Philadelphia are
cross-collateralized and cross-defaulted. However, a default under the Hilton
Garden Inn - Wooster mortgage loan will constitute a default under the Hampton
Inn - Wooster and Hampton Inn - New Philadelphia mortgage loans while a default under either the Hampton Inn - Wooster or the Hampton Inn - New Philadelphia
mortgage loan will not constitute a default under the Hilton Garden Inn -
Wooster mortgage loan.

                                       74

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this offering prospectus.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                                    NUMBER OF STATES        AGGREGATE       % OF INITIAL
                                                  WHERE THE PROPERTIES    CUT-OFF DATE        MORTGAGE
GROUP                PROPERTY NAMES                  ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
------  ----------------------------------------  --------------------  -----------------  ---------------

  1     Chestnut Hill Apartments                           1                29,675,000          1.61%
  1     Lakes of Olentangy Apartments                      1                14,136,000          0.77%
  1     Dublin Plaza                                       1                12,000,000          0.65%
  1     Eastpointe Lake Apartments                         1                11,050,000          0.60%
  1     Shaw's Supermarket                                 1                 8,400,000          0.46%
  1     Genoa Square Shopping Center                       1                 4,900,000          0.27%
                                                                        -----------------  ---------------
                                                           2               $80,161,000          4.35%
                                                                        -----------------  ---------------

  2     Times Square Shopping Center                       1                16,800,000          0.91%
  2     Shoomer Retail Building                            1                13,572,175          0.74%
  2     Spring Medical                                     1                 5,400,000          0.29%
                                                                        -----------------  ---------------
                                                           1               $35,772,175          1.94%
                                                                        -----------------  ---------------

  3     Radisson Hotel - San Francisco Airport             1                14,959,810          0.81%
  3     Hampton Inn Denver-West/Golden                     1                 6,385,613          0.35%
  3     Hampton Inn Glenwood Springs                       1                 5,849,103          0.32%
  3     Holiday Inn Express Glenwood Springs               1                 4,956,867          0.27%
                                                                        -----------------  ---------------
                                                           2               $32,151,393          1.75%
                                                                        -----------------  ---------------

  4     Homewood Suites - Rockaway                         1                19,000,000          1.03%
  4     Hilton Garden Inn - Bridgewater                    1                12,500,000          0.68%
                                                                        -----------------  ---------------
                                                           1               $31,500,000          1.71%
                                                                        -----------------  ---------------

  5     Dayton Crossing                                    1                13,400,000          0.73%
  5     Woodstream Village                                 1                13,300,000          0.72%
                                                                        -----------------  ---------------
                                                           1               $26,700,000          1.45%
                                                                        -----------------  ---------------

  6     AAA Storage - Market Street                        1                 3,520,000          0.19%
  6     AAA Storage - Rodd Field                           1                 3,513,000          0.19%
  6     AAA Storage - Webster                              1                 2,934,000          0.16%
  6     AAA Storage - Ayers                                1                 2,647,000          0.14%
  6     AAA Storage - Cunningham Avenue                    1                 2,541,000          0.14%
  6     AAA Storage - Pearland                             1                 2,304,000          0.13%
  6     AAA Storage - Alvin                                1                 2,148,000          0.12%
  6     AAA Storage - Storage Briley                       1                 2,111,000          0.11%
  6     AAA Storage - Buda                                 1                 1,599,000          0.09%
  6     AAA Storage - Katy Super Storage                   1                 1,495,000          0.08%
                                                                        -----------------  ---------------
                                                           3               $24,812,000          1.35%
                                                                        -----------------  ---------------

                                       75

                                                    NUMBER OF STATES        AGGREGATE       % OF INITIAL
                                                  WHERE THE PROPERTIES    CUT-OFF DATE        MORTGAGE
GROUP                PROPERTY NAMES                  ARE LOCATED(1)     PRINCIPAL BALANCE   POOL BALANCE
------  ----------------------------------------  --------------------  -----------------  ---------------

  7     Denton Medical Office                              1                12,690,000          0.69%
  7     Claremore Medical Arts Plaza                       1                 8,603,000          0.47%
                                                                        -----------------  ---------------
                                                           2               $21,293,000          1.16%
                                                                        -----------------  ---------------

  8     BSH Industrial                                     1                15,500,000          0.84%
  8     Avery Dennison                                     1                 4,910,000          0.27%
                                                                        -----------------  ---------------
                                                           2                20,410,000          1.11%
                                                                        -----------------  ---------------

  9     Sam's Club Timonium                                1                16,130,000          0.88%
  9     Goldmine Village Shopping Center                   1                 2,640,000          0.14%
                                                                        -----------------  ---------------
                                                           2                18,770,000          1.02%
                                                                        -----------------  ---------------

____________________

(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Eighty-four (84) of the mortgage loans, representing approximately 48.56% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred and seven (107) of the mortgage loans, representing approximately 51.44% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. One (1) mortgage loan (loan number 4), representing approximately 2.56% of the initial mortgage pool balance, has a grace period that extends payments beyond the 8th day of any calendar month.
However, although the subject mortgage loan has a due date on the 8th day of each month and a 10-day grace period, default interest is due and payable if payment is not made by the related borrower on the 8th of the month. In addition, there is no grace period with respect to the balloon payment due on the mortgage loan's stated maturity date.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this offering prospectus. The mortgage interest rates of the mortgage loans range from 5.2400% per annum to 8.2000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9482%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2400% per annum to 8.2000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9665% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.4500%
per annum to 6.6400% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8398% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

      One hundred eighty-eight (188) of the mortgage loans, representing approximately 98.85% of the initial mortgage pool balance (161 mortgage loans in loan group 1, representing approximately 98.65% of the initial loan group 1 balance, and 27 mortgage loans in loan group 2, representing approximately
100.00% of the initial loan group 2 balance), will accrue interest on an
Actual/360 Basis. Three (3) of the mortgage loans, representing

                                       76

approximately 1.15% of the initial mortgage pool balance and approximately 1.35%
of the initial loan group 1 balance, will accrue interest on a 30/360 Basis.

      Partial Interest-Only Balloon Loans. Seventy-six (76) of the mortgage loans, representing approximately 47.76% of the initial mortgage pool balance
(65 mortgage loans in loan group 1, representing approximately 47.20% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 51.08% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

      Interest-Only Balloon Loans. Eight (8) of the mortgage loans, representing approximately 13.95% of the initial mortgage pool balance and approximately
16.31% of the initial loan group 1 balance, require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

      Amortizing Balloon Loans. Ninety-three (93) of the mortgage loans, representing approximately 32.06% of the initial mortgage pool balance (78 mortgage loans in loan group 1, representing approximately 30.83% of the initial loan group 1 balance, and 15 mortgage loans in loan group 2, representing approximately 39.34% of the initial loan group 2 balance), are characterized by--

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 93 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "--Interest-Only
Balloon Loans" above.

      ARD Loans. Fourteen (14) of the mortgage loans, representing approximately
6.22% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 5.66% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 9.57% of the initial loan group 2 balance), are characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this offering prospectus;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

                                       77

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      Four (4) of the above-identified 14 ARD loans, representing approximately
1.73% of the initial mortgage pool balance and approximately 2.02% of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

      As discussed under "Ratings" in this offering prospectus, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

                                       78

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 26 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after their respective anticipated repayment dates.

      The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this offering prospectus.

      As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Prepayment Lock-out Periods. In the case of 184 of the mortgage loans, representing approximately 97.33% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 110 months (approximately 109 months for the mortgage loans in loan group 1 and approximately 115 months for the mortgage loans in loan group 2).

      In the case of six (6) mortgage loans (loan numbers 34, 54, 65, 66, 135 and 159), which represent approximately 2.52% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately
2.69% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.54% of the initial loan group 2 balance), the related loan documents provide for an initial period during which the mortgage loan may be prepaid along with the payment of a yield maintenance amount. In the case of 11 mortgage loans (loan numbers 3, 141, 142, 152, 157,
160, 163, 166, 167, 182, 188), which represent approximately 5.75% of the initial mortgage pool balance and approximately 6.72% of the initial group 1 balance, the related loan documents provide that from and after November 8, 2010
(with respect to loan number 3) or after the 60th payment date (for the other mortgage loans listed above in this sentence), the related mortgage loan may be prepaid with a yield maintenance premium (as described in the related loan documents), but if the total cost to the related borrower to defease the mortgage loan is less than the total cost to prepay with yield maintenance
(taking into account, among other things specified in the related loan documents, the cost to purchase the defeasance collateral as well as accounting, legal and other fees related to a defeasance), then the related loan documents require that the related borrower defease the mortgage loan rather than prepay it with yield maintenance. In the case of one (1) mortgage loan (loan number
70), which represents approximately 0.43% of the initial mortgage pool balance and approximately 0.51% of the initial group 1 balance, the related loan documents provide that from and after the 60th payment date for such mortgage loan, the borrower has the option to either prepay the mortgage loan with yield maintenance or defease the mortgage loan.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

      Prepayment Consideration. Twenty-one (21) of the mortgage loans, representing approximately 9.19% of the initial mortgage pool balance (20 mortgage loans in loan group 1, representing approximately 10.48% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 1.54% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out

                                       79

period. That prepayment consideration is calculated on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this offering prospectus, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged As Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the second following paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable", "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--

                                       80

Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage
Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying base prospectus.

      Notwithstanding the foregoing, in the case of one (1) mortgage loan (loan number 16), representing approximately 1.06% of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the equity owner of the related borrower pledged its interest in the borrower along with its interest in the owners of various other properties (not assets of the trust fund) as security for an up to $75,000,000 credit facility with an entity not affiliated with the related mortgage loan seller. The related mortgage loan documents provide that any change in control of the related borrower resulting from an exercise of remedies by the third party lender under the pledge would be an event of default under the subject mortgage loan.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

                                       81

      Mortgage Loans Which May Require Principal Paydowns. Twenty-seven (27)
mortgage loans, representing approximately 10.87% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 9.33% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 20.01% of the initial loan group 2 balance), are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      The total amount of the letters of credit and/or cash reserves was
$12,582,563 as determined based on the balances of each letter of credit and/or cash reserve at the time of the closing of each of those mortgage loans.

      See also "--Other Prepayment Provisions" above.

      Defeasance Loans. One hundred seventy (170) mortgage loans, representing approximately 90.81% of the initial mortgage pool balance (144 mortgage loans in loan group 1, representing approximately 89.52% of the initial loan group 1 balance and 26 mortgage loans in loan group 2, representing approximately 98.46%
of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16)
of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See "--Prepayment Lock-out Periods"
in this offering prospectus.

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released

                                       82

or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Eleven (11)
mortgage loans, representing approximately 8.01% of the initial mortgage pool balance (seven (7) mortgage loans in loan group 1, representing approximately
7.60% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 10.47% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this offering prospectus.

Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance.

      Property Substitutions.

      In the case of one (1) mortgage loan (loan number 4) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
CNL-Cirrus MOB Portfolio III, representing approximately 2.56% of the initial mortgage pool balance and approximately 3.00% of the initial loan group 1 balance, the related loan documents permit, from April 1, 2007, the related borrower to substitute for any mortgaged real property with a qualified substitute property, provided that, among other things--

      o     the market value of the substitute property is at least equal to the greater of the appraised value of the subject mortgaged real property at loan closing and the value of the mortgaged real property immediately prior to the substitution (provided that the ratio of (x) the outstanding indebtedness to (y) the market value of the proposed substitute property, is less than 100%),

      o     the overall CNL-Cirrus MOB Portfolio Tranche III portfolio after the substitution has a debt service coverage ratio of not less than the greater of 1.31x and the debt service coverage ratio immediately prior to the substitution (provided, that in no event will a debt service coverage ratio of greater than 1.75x be required) and

      o     after giving effect to the substitution, the aggregate amount of rent payable under the leases (at all of the mortgaged real properties securing the subject mortgage loan) for traditional medical office use (as opposed to surgical) is not less than 50% of all rents payable under all leases at the related mortgaged real properties.

      Property Releases.

      Some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this offering prospectus.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this offering prospectus. Some of the terms that appear in those exhibits, as well as elsewhere in this offering prospectus, are defined or otherwise discussed in the glossary to this offering prospectus. The

                                       83

statistics in the tables and schedules on Annexes A-1, A-2, B and C to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                                           % OF        % OF
                                               NUMBER OF                                 INITIAL     INITIAL
                                                MORTGAGE                       % OF        LOAN        LOAN
                                                 LOANS/                      INITIAL     GROUP 1     GROUP 2
                                   MORTGAGE    MORTGAGED     CUT-OFF DATE    MORTGAGE    MORTGAGE    MORTGAGE
                                     LOAN         REAL        PRINCIPAL        POOL        POOL        POOL       PROPERTY
           LOAN NAME                SELLER     PROPERTIES      BALANCE       BALANCE     BALANCE     BALANCE        TYPE
-------------------------------    --------    ----------    ------------    --------    --------    --------    -----------

100 Summer Street (2)                MLML         1/1        $180,000,000      9.77%      11.42%       0.00%       Office
Penn Mutual Towers &                                                                                               Office/
   Washington Square Garage          CRF          1/1         102,775,000      5.58        6.52        0.00        Garage
                                                                                                                  Telecom-
                                                                                                                 munication/
200 Paul                             CRF          1/1          81,000,000      4.40        5.14        0.00       Warehouse
CNL-Cirrus MOB Portfolio
   III                               CRF          1/5          47,190,000      2.56        3.00        0.00      Various (3)
Blairstone Office Building           CRF          1/1          35,701,000      1.94        2.27        0.00        Office
BTR Capital Portfolio                CRF          1/7          31,000,000      1.68        1.97        0.00        Various
Jefferson Block Apartments           CRF          1/1          30,200,000      1.64        0.00       11.36      Multifamily
Chestnut Hill Apartments           KeyBank        1/1          29,675,000      1.61        0.00       11.16      Multifamily
Pasadena Office Tower                MLML         1/1          28,450,000      1.54        1.81        0.00        Office
Oak Hill Apartments                KeyBank        1/1          25,456,595      1.38        0.00        9.57      Multifamily
                                               ----------    ------------    --------    --------    --------    -----------
Total:.........................                  10/20       $591,447,595     32.12%      32.12%      32.09%
                                               ==========    ============    ========    ========    ========

                                                  CUT-OFF
                                                   DATE
                                                 PRINCIPAL                CUT-OFF
                                    PROPERTY      BALANCE                  DATE
                                      SIZE          PER                     LTV
           LOAN NAME               SF/UNIT(1)     SF/UNIT       DSCR       RATIO
-------------------------------    ----------    ---------    --------    -------

100 Summer Street (2)               1,057,475         $170      1.94x      48.53%
Penn Mutual Towers &
   Washington Square Garage           853,840          120      1.20x      77.57%

200 Paul                              527,680          154      1.75x      55.86%
CNL-Cirrus MOB Portfolio
   III                                269,707          175      1.30x      70.46%
Blairstone Office Building            263,163          136      1.20x      78.46%
BTR Capital Portfolio               1,871,624           17      1.20x      72.01%
Jefferson Block Apartments                217      139,171    1.27x(4)     77.24%
Chestnut Hill Apartments                  480       61,823      1.18x      78.30%
Pasadena Office Tower                 142,249          200      1.21x      71.13%
Oak Hill Apartments                       220      115,712      1.20x      79.93%
                                   ----------    ---------    --------    -------
Total:.........................                                 1.51x      64.77%
                                                              ========    =======

_______________________
(1)   Property size is indicated in square feet, except with respect to multifamily properties (in which case it is indicated in apartment units).

(2)   It has been confirmed to us by Moody's and S&P, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(3)   The CNL-Cirrus MOB Portfolio III mortgage loan consists of four medical office properties and one surgical center property.

(4)   The underwritten net cash flow and underwritten DSCR were calculated using
      "as stabilized" cash flows. The "in place" net cash flow is $2,211,128 resulting in an underwritten DSCR (based on net cash flow) of 1.05x. The mortgage loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the in place net cash flow and the interest only debt service is 1.27x. The underwritten DSCR (based on net operating income) during the interest only period is 1.56x. The underwritten DSCR (based on net cash flow) during the interest only period is 1.54x.

      See Annex C to this offering prospectus for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include four (4) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the

                                       84

respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                                 U/W DSCR (NCF)
                   MORTGAGE LOANS THAT ARE                       RELATED SUBORDINATE     AND CUT-OFF DATE LOAN-TO-VALUE
                 PART OF A LOAN COMBINATION                        NON-TRUST LOANS      RATIO OF ENTIRE LOAN COMBINATION
------------------------------------------------------------------------------------------------------------------------
MORTGAGED REAL PROPERTY NAME    CUT-OFF DATE     % OF INITIAL
(AS IDENTIFIED ON ANNEX A-1       PRINCIPAL        MORTGAGE           ORIGINAL           U/W NCF         CUT-OFF DATE
TO THIS OFFERING PROSPECTUS)       BALANCE       POOL BALANCE     PRINCIPAL BALANCE       DSCR       LOAN-TO-VALUE RATIO
------------------------------------------------------------------------------------------------------------------------

O'Shea MHP Portfolio             $11,785,000        0.64%              $792,500           1.08x             79.35%

Carriage Hills Apartments         $5,620,000        0.31%              $380,000           1.09x             78.95%

Hutchins Warehouse                $4,500,000        0.24%              $360,000           1.19x             67.50%

TownPlace Suites by Marriott      $4,350,000        0.24%              $325,000           1.19x*            61.54%*

__________________________
*     The debt service coverage ratio and loan-to-value ratio were calculated by taking into account a letter of credit.

A/B Loan Combinations

      General. There are four (4) A-Note Trust Mortgage Loans, which respectively represent approximately 0.64%, 0.31%, 0.24%, and 0.24% of the initial mortgage pool balance and approximately 0.75% of the initial loan group
1 balance, 2.11% of the initial loan group 2 balance, 0.29% of the initial loan group 1 balance, and 0.28% of the initial loan group 1 balance, that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as O'Shea MHP Portfolio, Carriage Hills Apartments, Hutchins
Warehouse and TownPlace Suites by Marriott, respectively. In each case, the related borrower has encumbered the subject mortgaged real property with junior debt, which constitutes the related B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the A-Note Trust Mortgage Loan and the related
B-Note Non-Trust Loan, which two mortgage loans constitute an A/B Loan
Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the A-Note Trust Mortgage
Loans in the trust fund. Each of the B-Note Non-Trust Loans was sold immediately after origination to CBA Mezzanine Capital Finance, LLC, and will not be included in the trust fund.

      In each case, the A-Note Trust Mortgage Loan and related B-Note Non-Trust
Loan are cross-defaulted. Each B-Note Non-Trust Loan has the same maturity date, amortization schedule and prepayment structure as the related A-Note Trust
Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to each A-Note Trust Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only that A-Note
Trust Mortgage Loan and does not take into account the related B-Note Non-Trust
Loan.

      The trust, as the holder of the A-Note Trust Mortgage Loans, and the respective holders of the B-Note Non-Trust Loans are parties to separate intercreditor agreements, each of which we refer to as an A/B Intercreditor
Agreement. The servicing and administration of each A-Note Trust Mortgage Loan
(and, to the extent described below, the related B-Note Non-Trust Loan) will be performed by the master servicer on behalf of the trust (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master

                                       85

servicer will be required to collect payments with respect to any B-Note
Non-Trust Loan following the occurrence of certain events of default with respect to the related A/B Loan Combination described in the related A/B
Intercreditor Agreement. The following describes certain provisions of the A/B
Intercreditor Agreements.

      Allocation of Payments Between Each A-Note Trust Mortgage Loan and the
Related B-Note Non-Trust Loan. The rights of the holder of each B-Note Non-Trust
Loan to receive payments of interest, principal and other amounts are subordinated to the rights of the holder of the related A-Note Trust Mortgage
Loan to receive such amounts. So long as an A/B Material Default has not occurred or, if an A/B Material Default has occurred but is no longer continuing with respect to an A/B Loan Combination, the borrower under the subject A/B Loan
Combination will be required to make separate payments of principal and interest to the holder of the related A-Note Trust Mortgage Loan and B-Note Non-Trust
Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the A-Note Trust Mortgage Loans. Any voluntary principal prepayments will be applied as provided in the related loan documents;
provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing A/B Material Default. If an A/B
Material Default occurs and is continuing with respect to an A/B Loan
Combination, then all amounts tendered by the borrower or otherwise available for payment of that A/B Loan Combination will be applied by the master servicer
(with any payments received by the holder of the related B-Note Non-Trust Loan after and during an A/B Material Default to be forwarded to the master servicer), net of certain amounts, in the sequential order of priority provided for in the related A/B Intercreditor Agreement, which generally provides that all interest, principal, yield maintenance charges and outstanding expenses in respect of the subject A-Note Trust Mortgage Loan will be paid in full prior to any application of payments in respect of the related B-Note Non-Trust Loan.

      Notwithstanding the foregoing, amounts payable with respect to each B-Note
Non-Trust Loan will not be available to cover all costs and expenses associated with the related A-Note Trust Mortgage Loan. Unless an A/B Material Default
exists, payments of principal and interest with respect to each B-Note Non-Trust
Loan will be made directly by the borrower to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to an
A/B Loan Combination, giving rise to special servicing fees, at a time when no
A/B Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all A/B Material Defaults) with respect to an A/B Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an A-Note Trust Mortgage Loan, as well as interest on related Advances and various other servicing expenses, will be payable out of collections allocable to that A-Note Trust Mortgage Loan and/or general collections on the mortgage pool if collections allocable to the related B-Note
Non-Trust Loan are unavailable or insufficient to cover such items.

      If, after the expiration of the right of the holder of any B-Note
Non-Trust Loan to purchase the related A-Note Trust Mortgage Loan (as described below), the related A-Note Trust Mortgage Loan or the subject B-Note Non-Trust
Loan is modified in connection with a workout so that, with respect to either the related A-Note Trust Mortgage Loan or the B-Note Non-Trust Loan, (a) the
outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of the related A/B Loan Combination, then all payments to the trust, as the holder of the related A-Note Trust Mortgage Loan, will be made as if the workout did not occur and the payment terms of the related A-Note Trust
Mortgage Loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related A-Note
Trust Mortgage Loan or the subject B-Note Non-Trust Loan attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

                                       86

      Servicing of the A/B Loan Combinations. Each A-Note Trust Mortgage Loan
and the related mortgaged real property will be serviced and administered by the master servicer and/or special servicer pursuant to the pooling and servicing agreement. The master servicer and/or special servicer will service and administer each B-Note Non-Trust Loan to the extent described below. The
Servicing Standard will require the master servicer and the special servicer to take into account the interests of both the trust and the holder of the related
B-Note Non-Trust Loan when servicing each A/B Loan Combination, with a view to maximizing the realization for both the trust and the holder of the related
B-Note Non-Trust Loan as a collective whole, taking into account, to the extent consistent with the related A/B Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan. The holder of each B-Note Non-Trust Loan will be deemed a third-party beneficiary of the pooling and servicing agreement.

      The master servicer and the special servicer have the sole and exclusive authority to service and administer, and to exercise the rights and remedies with respect to, each A/B Loan Combination. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust
Loan to purchase the related A-Note Trust Mortgage Loan (as discussed under
"--Modifications" and "--Purchase of an A-Note Trust Mortgage Loan by the Holder
of the Related B-Note Non-Trust Loan"), the holder of a B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of its rights and remedies with respect to, the related A/B Loan Combination.

      So long as an A/B Material Default has not occurred with respect to an A/B
Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related A-Note Trust Mortgage Loan or the related mortgaged real property. If an A/B Material Default occurs with respect to an A/B Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that A/B Material Default)
collect and distribute payments for both the related A-Note Trust Mortgage Loan and the B-Note Non-Trust Loan according to the sequential order of priority provided for in the related A/B Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I advances with respect to a B-Note Non-Trust Loan. Neither the holder of any B-Note Non-Trust Loan nor any related separate servicer is required to make any P&I advance with respect to the related A-Note Trust Mortgage Loan or any servicing advance with respect to the related mortgaged real property. The master servicer and, if applicable, the trustee will make servicing advances, if required, with respect to the mortgaged real property securing an A/B Loan
Combination. The special servicer may, but is not obligated to, make servicing advances with respect to the mortgaged real property securing an A/B Loan
Combination.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of a B-Note Non-Trust Loan, an
A-Note Trust Mortgage Loan or the related loan documents, is limited by the rights of the holder of the subject B-Note Non-Trust Loan to approve modifications and other actions as contained in the related A/B Intercreditor
Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related A/B Loan Combination after the expiration of the right of the holder of the B-Note Non-Trust Loan to purchase the related A-Note Trust
Mortgage Loan; and provided, further, that no consent or failure to provide consent of the holder of a B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related A-Note Trust Mortgage Loan, acting through the master servicer and/or the special servicer as specified in the pooling and servicing agreement.

                                       87

      Purchase of an A-Note Trust Mortgage Loan by the Holder of the Related
B-Note Non-Trust Loan. Upon the occurrence of any one of certain defaults that are set forth in the related A/B Intercreditor Agreement, the holder of a B-Note
Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage
Loan at a purchase price determined under the A/B Intercreditor Agreement and generally equal the sum of (a) the outstanding principal balance of the A-Note
Trust Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the A-Note Trust Mortgage Loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the mortgaged real property, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject A/B Loan Combination by the master servicer or special servicer, (e) any interest on any unreimbursed P&I advances made by the master servicer or the trustee with respect to the A-Note Trust Mortgage Loan,
(f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the pooling and servicing agreement, and
(g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the A/B Loan Combination together with advance interest thereon.

      The holder of a B-Note Non-Trust Loan does not have any rights to cure any defaults with respect to the related A/B Loan Combination.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in June 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred (100) of the mortgaged real properties, securing approximately 38.60% of the initial mortgage pool balance and approximately 45.11% of the initial loan group 1 balance are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Thirty-eight (38) of the mortgaged real properties, securing approximately 16.24% of the initial mortgage pool balance and approximately 18.98% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this offering prospectus for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged real properties leased to a single tenant).

                                       88

            These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of eight (8) mortgaged real properties securing, in whole or partially, eight (8) mortgage loans, which represent approximately 4.95% of the initial mortgage pool balance and approximately 5.78%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case
(except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the assets of the issuing entity. See "--The Loan Combinations"
above for a description of certain aspects of the related Loan Combinations.

      In the case of the mortgage loan (loan number 72) secured by the mortgaged real property identified on Annex A-1 as Hilton Garden Inn - Wooster, representing approximately 0.17% of the initial mortgage pool balance and approximately 0.19% of the initial loan group 1 balance, the related borrower received a subordinate mortgage loan from the Small Business Administration in the original principal amount of $1,300,000, which subordinate mortgage loan is secured by a second mortgage on the related mortgaged real property. The subordinate mortgage loan will not be included in the trust and is subject to a subordination agreement entered into between the lender and the Small Business
Administration, pursuant to which the Small Business Administration:

      o     has agreed, among other things, not to enforce its rights to realize upon the related mortgaged real property without providing the lender (i) at least ninety (90) days' written notice of the related borrower's default under the subordinate mortgage loan documents and
            (ii) the opportunity to cure any such default;

      o     is not entitled to receive any condemnation awards or insurance proceeds with respect to the related mortgaged real property during the term of the senior mortgage loan;

      o     has agreed, among other things, that payments to be made on account of the subordinate mortgage loan may occur only after (i) all indebtedness then due and payable under the senior mortgage loan has been paid in full, (ii) all of the covenants, obligations and liabilities of the related borrower under the senior mortgage loan have been fulfilled and (iii) any such payment will not cause an event of default under the senior mortgage loan;

      o     has subordinated and made junior its related subordinate mortgage loan and subordinate mortgage loan documents to the related senior mortgage loan and senior mortgage loan documents; and

                                       89

      o     has received the right to cure defaults of the related borrower under the senior mortgage loan.

      In the case of the mortgage loan (loan number 52) secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Rivergate
Business Center, representing approximately 0.55% of the initial mortgage pool balance and approximately 0.65% of the initial loan group 1 balance, the related borrower has incurred a subordinate mortgage loan from the Kansas City Downtown
Minority Development Corporation ("KCDMDC") in the current principal amount of
$526,637, which subordinate mortgage loan is secured by a second mortgage on the related mortgaged real property. The subordinate mortgage loan will not be included in the trust and is subject to a subordination agreement entered into between the lender and KCDMDC, pursuant to which KCDMDC:

      o     has agreed, among other things, not to enforce its rights to realize upon the related mortgaged real property without obtaining the consent of the lender;

      o     is not entitled to receive any condemnation awards or insurance proceeds with respect to the related mortgaged real property during the term of the senior mortgage loan;

      o     has agreed, among other things, that payments to be made on account of the subordinate mortgage loan may occur only so long as no default shall have occurred under the senior mortgage loan; and

      o     has subordinated and made junior its related subordinate mortgage loan and subordinate mortgage loan documents to the related senior mortgage loan and senior mortgage loan documents.

      In the case of ten (10) mortgage loans, representing approximately 1.35%
of the initial mortgage pool balance and approximately 1.57% of the initial loan group 1 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                    MORTGAGE LOAN       MAXIMUM          MINIMUM
 LOAN    LOAN                                       CUT-OFF DATE     COMBINED LTV     COMBINED DSCR
NUMBER   GROUP       MORTGAGED PROPERTY NAME           BALANCE      RATIO PERMITTED     PERMITTED
------   -----   --------------------------------   -------------   ---------------   -------------

 141       1     AAA Storage - Market Street         $3,520,000           85%             1.20x

 142       1     AAA Storage - Rodd Field            $3,513,000           85%             1.20x

 152       1     AAA Storage - Webster               $2,934,000           85%             1.20x

 157       1     AAA Storage - Ayers                 $2,647,000           85%             1.20x

 160       1     AAA Storage - Cunningham Avenue     $2,541,000           85%             1.20x

 163       1     AAA Storage - Pearland              $2,304,000           85%             1.20x

 166       1     AAA Storage - Alvin                 $2,148,000           85%             1.20x

 167       1     AAA Storage - Storage Briley        $2,111,000           85%             1.20x

 182       1     AAA Storage - Buda                  $1,599,000           85%             1.20x

 188       1     AAA Storage - Katy Super Storage    $1,495,000           85%             1.20x

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this offering prospectus. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

                                       90

      Mezzanine Debt. In the case of six (6) mortgage loans, representing approximately 9.47% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 10.21% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 5.10% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                       MORTGAGE LOAN     ORIGINAL                    MATURITY DATE   INTEREST RATE
 LOAN    LOAN    MORTGAGED PROPERTY    CUT-OFF DATE     MEZZANINE      AGGREGATE     OF MEZZANINE    ON MEZZANINE
NUMBER   GROUP           NAME             BALANCE      DEBT BALANCE   DEBT BALANCE       LOAN            LOAN
------   -----   ------------------    -------------   ------------   ------------   -------------   -------------

  2        1     Penn Mutual Towers    $ 102,775,000   $ 14,100,000   $116,875,000   April 8, 2016      10.00%
                    & Washington
                    Square Garage

  6        1     BTR Capital           $  31,000,000   $ 14,700,000   $ 45,700,000   February 14,       16.00%
                    Portfolio                                                            2011

  24       1     Sam's Club Timonium   $  16,130,000   $  2,000,000   $ 18,130,000   June 24, 2006       7.00%

  47       1     Ridgeview Office      $  10,960,000   $  1,000,000   $ 11,960,000    May 5, 2016       10.00%
                    Building

  75       2     The Crossings         $   7,660,880   $    539,120   $  8,200,000   April 8, 2016      12.50%
                    Apartments

 100       2     Ashford Park          $   5,910,266   $    425,000   $  6,335,266    May 8, 2016       12.50%
                    Apartments

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above-described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of 18 mortgage loans, representing approximately 14.98% of the initial mortgage pool balance (13 mortgage loans in loan group 1, representing approximately 14.32% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 18.94% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of

                                       91

            the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                                                                 MAXIMUM
 LOAN    LOAN                                        MORTGAGE LOAN CUT-OFF    COMBINED LTV     MINIMUM COMBINED
NUMBER   GROUP        MORTGAGED PROPERTY NAME            DATE BALANCE        RATIO PERMITTED    DSCR PERMITTED
------   -----   ---------------------------------   ---------------------   ---------------   ----------------

  2        1     Penn Mutual Towers & Washington
                    Square Garage                        $102,775,000            N/A (1)             N/A (1)

  7        2     Jefferson Block Apartments (2)          $ 30,200,000             85%                1.10x

  11       1     31-10 Whitestone Expressway             $ 25,000,000             80%                 N/A

  14       1     Doubletree Club Hotel                   $ 23,000,000             85%                1.23x

  18       1     Highlands Plaza                         $ 18,000,000             85%                1.10x

  30       1     Oasis of Bermuda Dunes
                    Apartments (3)                       $ 13,971,234             80%                1.20x

  49       2     Sunset View Apartments                  $ 10,585,080             85%                1.20x

  53       1     655 Airpark Road                        $ 10,000,000             75%                1.20x

  77       1     Savers Plaza                            $  7,500,000             75%                1.20x

  89       1     16818 Via Del Campo                     $  7,000,000             75%                1.20x

  91       1     Residence Inn Milwaukee Bradfield       $  6,885,000             75%                1.20x

 113       1     Chinatown Square Mall                   $  4,986,791             90%                1.10x

 135       2     Pinebrook Tower Apartments              $  4,082,706             80%                1.25x

 144       2     Fairview Apartments                     $  3,433,493             80%                1.35x

 149       1     Manhattan Pointe Plaza                  $  3,000,000             80%                1.25x

 170       2     Paragon Pointe (4)                      $  2,042,000             80%                1.10x

 176       1     The Commons at Royal Palm Beach         $  1,847,625             70%                1.30x

 183       1     Quail Parkway                           $  1,591,772             75%                1.25x

_____________________
(1)   The total mezzanine indebtedness permitted is $2,500,000, of which
      $1,500,000 may be used solely for the purposes specified in the related intercreditor agreement with the mezzanine lender.

(2)   Commencing on April 11, 2011.

(3)   Commencing on the 49th month of the loan term.

(4)   Commencing on November 23, 2006.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this offering prospectus.

                                       92

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of three (3) mortgage loans (loan numbers 70, 134 and 139), representing approximately 0.85% of the initial mortgage pool balance approximately 1.00% of the initial loan group 1 balance, the related borrowers have incurred, or are expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

                                                             AMOUNT OF                         MINIMUM
                                           MORTGAGE LOAN   UNSECURED DEBT       MAXIMUM       COMBINED
 LOAN    LOAN                              CUT-OFF DATE      INCURRED/       COMBINED LTV       DSCR
NUMBER   GROUP   MORTGAGED PROPERTY NAME      BALANCE        PERMITTED      RATIO PERMITTED   PERMITTED
------   -----   -----------------------   -------------   --------------   ---------------   ---------

  70       1       16 West 22nd Street      $8,000,000       $800,000*            N/A            N/A

 134       1       Warwick Regis Hotel      $4,094,726      $7,000,000**          N/A            N/A

 139       1          Liberty Plaza         $3,596,993          N/A               85%           1.10x

__________________
*     Indicates unsecured debt that has been incurred.

**    Indicates maximum amount of unsecured debt permitted.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

                                       93

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Eighty-four (84) mortgage loans, representing approximately
56.67% of the initial mortgage pool balance (77 mortgage loans in loan group 1, representing approximately 60.55% of the initial loan group 1 balance and seven
(7) mortgage loans in loan group 2, representing approximately 33.67% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

            In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

            For purposes of this offering prospectus, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

            2.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

                                       94

            For purposes of this offering prospectus, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

      The 84 mortgage loans referred to above provide for lockbox accounts as follows:

                                                      % OF INITIAL
                                      % OF INITIAL    LOAN GROUP 1      % OF INITIAL
                      NUMBER OF         MORTGAGE        PRINCIPAL       LOAN GROUP 2
LOCKBOX TYPE*      MORTGAGE LOANS     POOL BALANCE       BALANCE      PRINCIPAL BALANCE
--------------     --------------     ------------    ------------    -----------------

Hard                     61              47.21%          54.39%            4.69%
Soft                     13               4.07%           1.48%           19.41%
Hard Springing           10               5.39%           4.68%            9.57%

      *     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

                                       95

      In the case of two (2) mortgage loans (loan numbers 3 and 51), representing approximately 4.96% of the initial mortgage pool balance and approximately 5.80% of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of approximately 22% and 23%, respectively, of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

      Each master servicer (with respect to each of the mortgage loans, including those that have become specially serviced mortgage loans), and the special servicer, with respect to REO Properties, will be required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Moody's and S&P
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements.

      In some cases, however, insurance may not be available from insurers that are rated by either of Moody's or S&P. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this offering prospectus and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class

                                       96

      representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this offering prospectus by maintaining a blanket insurance policy insuring against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Except as indicated in the following paragraph, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      In the case of three (3) mortgaged real properties (property numbers 6.05,
156 and 177), representing security for approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, no inspection of the related mortgaged real property was performed in connection with the origination of the mortgage loan.

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this offering prospectus.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date, except that the Phase I environmental assessment for three (3) mortgage loans (loan numbers 103, 149 and
159) were performed in May 2005, March 2005 and May 2005, respectively.

      In the case of seven (7) mortgaged real properties securing seven (7)
separate mortgage loans (property numbers 6.01, 21, 36, 67, 136, 155 and 185), representing security for approximately 3.06% of the initial

                                       97

mortgage pool balance and approximately 3.57% of the initial loan group 1 balance, a third-party consultant also conducted a Phase II environmental site assessment of each such mortgaged real property.

      The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

                                       98

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Uxbridge CVS, representing approximately 0.24% of the initial mortgage pool balance and 0.28%
of the initial loan group 1 balance, a Phase I environmental site assessment conducted on the related mortgaged real property indicated the presence of an oil storage tank on the eastern portion of the mortgaged real property from approximately 1903 to 1925 and historical records indicated that a gas station was previously operated on a portion of the mortgaged real property. Because of a lack of additional information regarding the oil storage tank and the gas station, the Phase I environmental site assessment recommended a subsurface

                                       99

investigation. The lender chose not to have a subsurface investigation conducted because CVS, the tenant, had agreed to take possession of and lease the mortgaged real property without exception for the potential environmental conditions.

      With respect to the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Dublin Plaza, representing approximately 0.65% of the initial mortgage pool balance and 0.76%
of the initial loan group 1 balance, a drycleaner has been operated at the related mortgaged real property since approximately 1983. Accordingly, the Phase
I environmental site assessment recommended a Phase II investigation to evaluate whether the drycleaner has impacted the mortgaged real property. The lender chose not to conduct further investigation, choosing instead to rely instead on the financial wherewithal of the party providing the environmental indemnity in connection with the mortgage loan.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this offering prospectus.

      Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

      o     in the case of 211 mortgaged real properties, representing security for approximately 99.10% of the initial mortgage pool balance (178 mortgaged real properties securing mortgage loans in loan group 1, and representing approximately 98.95% of the initial loan group 1 balance, and 33 mortgaged real properties securing mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), during the 12-month period preceding the cut-off date, and

      o     in the case of two (2) mortgaged real properties, representing security for approximately 0.48% of the initial mortgage pool balance and approximately 0.56% of the initial loan group 1 balance, during the 15-month period preceding the cut-off date.

      In the case of three (3) mortgaged real properties (property numbers 6.05,
156 and 177), representing security for approximately 0.42% of the initial mortgage pool balance and approximately 0.50% of the initial loan group 1 balance, no engineering assessment of the related mortgaged real property was performed in connection with the origination of the related mortgage loans.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

                                      100

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2006-2 securitization transaction.

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                  information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

                                       101

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

      then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the related mortgage loan seller described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

                                       102

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

                                       103

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured

                                       104

material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Default Interest and/or Additional
            Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group, unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the

                                       105

related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this offering prospectus, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this offering prospectus.

         A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                                       106

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-2, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-2 is sometimes referred to in this offering prospectus and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus; and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-2 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), Countrywide
Commercial Real Estate Finance, Inc. ("CRF") and KeyBank National Association
("KeyBank") will act as co-sponsors with respect to the series 2006-2 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut-off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                       107

                            TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL    % OF INITIAL
            NUMBER OF      DATE PRINCIPAL    MORTGAGE POOL    LOAN GROUP      LOAN GROUP
SPONSOR   MORTGAGE LOANS       BALANCE          BALANCE      NO. 1 BALANCE   NO. 2 BALANCE
-------   --------------   ---------------   -------------   -------------   -------------

  CRF          107         $   947,241,670       51.44%          51.94%          48.46%
 MLML           34             488,049,070       26.50           28.76           13.12
KeyBank         50             406,157,047       22.06           19.30           38.42
                           ---------------   -------------   -------------   -------------
 TOTAL         191         $ 1,841,447,787      100.00%         100.00%         100.00%
                           ===============   =============   =============   =============

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that sponsor; or
(c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor. The mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Marathon Plaza, representing approximately 0.10% of the initial mortgage pool balance and 0.12%
of the initial loan group 1 balance, which we are acquiring from KeyBank to include in the trust fund, was acquired by KeyBank from an unaffiliated third party in a whole loan purchase transaction.

      Merrill Lynch Mortgage Lending. Inc. MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding
MLML, see "The Sponsor" in the accompanying base prospectus.

      Countrywide Commercial Real Estate Finance, Inc. CRF is a California
corporation with its principal offices located in Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide Financial Corporation.
Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial Corporation is headquartered in
Calabasas, California. CRF is an affiliate of Countrywide Securities
Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc. ("CHL"), a New York
corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including Countrywide
Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

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        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                                    THROUGH
                           2004         2005        6/7/2006           TOTAL
                         -------     ---------      --------         ---------
Fixed Rate Loans         $ 355.3     $ 3,552.5      $  752.4         $ 4,660.2
Floating Rate Loans      $  -        $   395.2      $  140.2         $   535.4
                         -------     ---------      --------         ---------
TOTAL                    $ 355.3     $ 3,947.7      $  892.6         $ 5,195.6

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to

                                       109

cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                                                    THROUGH
                           2004         2005        6/7/2006           TOTAL
                         -------     ---------      --------         ---------
Fixed Rate Loans         $  58.0     $ 3,088.0      $1,022.4         $ 4,168.4
Floating Rate Loans         --           436.6          82.0             518.6
                         -------     ---------      --------         ---------
TOTAL                    $  58.0     $ 3,524.7      $1,104.4         $ 4,687.1

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      2.    LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow

                                       110

expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily

                                       111

or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan
(for example, if the mortgage loan provides for relatively rapid amortization)
the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    LOAN-TO-VALUE RATIO. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

      o     the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      6.    ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF

                                       112

may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

      (c)   Engineering Assessment. In connection with the origination process,
CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

                                       113

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

      Notwithstanding the foregoing discussion under this "--Underwriting
Standards" section, we may purchase mortgage loans from CRF for inclusion in a trust fund which vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

      KeyBank National Association. KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., one of the initial master servicers, a primary servicer and the initial special servicer, and is an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank maintains it primary offices at Key Tower, 127 Public Square, Cleveland, Ohio
44114, and its telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of March 31, 2006, KeyBank had total assets of approximately $88.877 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $81.912 billion and approximately $6.965 billion in stockholder's equity.

      KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2005, KeyBank's Real Estate Capital
Group originated a total of $16.6 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total,
$2.7 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

      KeyBank's Securitization Activities. KeyBank began selling commercial mortgage loans into CMBS transactions in 2000. KeyBank's commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of December 31, 2005, KeyBank had originated approximately $6.3 billion of commercial mortgage loans that have been securitized in 28 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i) originated for the purposes of securitization in CMBS transactions and (ii) actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

      Year                   Loans Originated      Loans Securitized
      ----                   ----------------      -----------------
      2005 (in billions)          $1.385                $1.323
      2004 (in billions)          $1.213                $1.099
      2003 (in billions)          $1.057                $1.062

                                       114

      Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank. The trust fund for this securitization includes one
(1) mortgage loan purchased by KeyBank from a third-party originator.

      KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor. KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets, Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including in this transaction, acts as a master servicer for securitizations in which KeyBank participates. In some cases, including in this transaction, KeyCorp Real Estate Capital Markets, Inc. acts as a special servicer. Additionally, in most cases, including in this transaction, KeyBank's affiliate, McDonald Investments Inc., acts as an underwriter of the securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

      KeyBank's Underwriting Standards. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

      The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors.
Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting
Standards" section.

      1.    LOAN ANALYSIS. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

      2.    LOAN APPROVAL. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

                                       115

      3.    DEBT SERVICE COVERAGE RATIO AND LOAN-TO-VALUE RATIO. KeyBank's
underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance.
KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the definitions of Underwritten Net Cash Flow in the "Glossary" to this offering prospectus and "Exhibit A-1 - Characteristics of the Underlying Mortgage Loans
and the Related Mortgaged Real Properties" in this offering prospectus.

      4.    PROPERTY ASSESSMENTS. As part of its underwriting process, KeyBank will obtain the following property assessments.

      (a)   Appraisals. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as
adopted by the Appraisal Standards Board of the Appraisal Foundation and the
guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989.

      (b)   Environmental Assessment. KeyBank will require a Phase I
environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant,
KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity from the responsible party with respect to environmental matters.

      (c)   Property Condition Assessment. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance. With respect to the one (1) mortgage loan included in the issuing entity for this securitization that was purchased by KeyBank from a third-party originator, KeyBank obtained an inspection of the related mortgaged real property but did not obtain a new property condition assessment in the re-underwriting process of that purchase.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

      5.    ZONING AND BUILDING CODE COMPLIANCE. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.
Evidence of this compliance may be in the form of one or more of the following:
legal opinions; surveys; recorded documents;

                                       116

temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

      6.    ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore,
KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

      Notwithstanding the foregoing discussion under this "--KeyBank's
Underwriting Standards" section, we may purchase underlying mortgage loans from
KeyBank for inclusion in the trust fund that vary from, or do not comply with,
KeyBank's underwriting guidelines.

THE MASTER SERVICERS AND THE SPECIAL SERVICER

      Wachovia Bank, National Association. Wachovia Bank, National Association
("Wachovia") will act as master servicer under the pooling and servicing agreement with respect to those mortgage loans acquired by us from Countrywide
Commercial Real Estate Finance, Inc. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on Enable US software. Wachovia reports to trustees in the CMSA format. Wachovia's principal servicing offices are located at NC 1075, 8739
Research Drive URP4, Charlotte, North Carolina 28262. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

         COMMERCIAL AND MULTIFAMILY                   AS OF               AS OF              AS OF
               MORTGAGE LOANS                   DECEMBER 31, 2003   DECEMBER 31, 2004   MARCH 31, 2006
--------------------------------------------    -----------------   -----------------   --------------

By Approximate Number.......................          10,015              15,331             18,233
By Approximate Aggregate Unpaid Principal
      Balance (in Billions).................           $88.6              $141.3             $197.8

      Within this portfolio, as of March 31, 2006, are approximately 15,811 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $168.4 billion related to commercial mortgage-backed securities.

      Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

      The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

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                                      SECURITIZED MASTER              OUTSTANDING               OUTSTANDING
              DATE                SERVICED PORTFOLIO (UPB) *    ADVANCES (P&I AND PPA) *    ADVANCES AS % OF UPB
------------------------------    --------------------------    ------------------------    --------------------

December 31, 2003.............       $     74,461,414,561           $      84,616,014               0.1%
December 31, 2004.............       $    113,159,013,933           $     129,858,178               0.1%
December 31, 2005.............       $    142,222,662,628           $     164,516,780               0.1%

___________________

      *     "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

      Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                                                      FITCH          S&P
                                                      -----         ------
               Primary Servicer.................      CPS2+         Strong
               Master Servicer..................       CMS2         Strong

      Wachovia Corporation is the fourth largest bank holding company in the
United States of America based on assets. The short-term debt ratings of
Wachovia Corporation are A-1 by S&P, P-1 by Moody's, F l+ by Fitch.

      In addition to servicing loans for securitized commercial mortgages,
Wachovia also services loans that are held in its portfolio, whole loans that are held in the portfolio of third parties and whole loans that are originated by Wachovia and sold to a variety of investors.

      Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

      o     monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

      o     provision of Strategy and Strategy CS software

      o     identification, classification, imaging and storage of documents

      o     analysis and determination of amounts to be escrowed for payment of taxes and insurance

      o     entry of rent roll information and property performance data from operating statements

      o     tracking and reporting of flood zone changes

      o     tracking, maintenance and payment of rents due under ground leases

      o     abstracting of insurance requirements contained in loan documents

      o     comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

      o     abstracting of leasing consent requirements contained in loan documents

      o     legal representation

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      o     assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

      o     maintenance and storage of letters of credit

      o     tracking of anticipated repayment dates for loans with such terms

      o     reconciliation of deal pricing, tapes and annexes prior to securitization

      o     entry of new loan data and document collection

      o     initiation of loan payoff process and provision of payoff quotes

      o     printing, imaging and mailing of statements to borrowers

      o     performance of property inspections

      o     performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

      o     review of financial spreads performed by sub-servicers

      o     review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

      o     performance of UCC searches and filing of UCCs

      Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Wachovia acted as primary servicer with respect to some or all of the mortgage loans being contributed by Merrill Lynch Mortgage Lending, Inc. and
Countrywide Commercial Real Estate Finance, Inc. prior to their inclusion in the trust. There are currently no outstanding advances made by Wachovia. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

      Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

      Property Damage. When an underlying property is damaged and such damage is covered by insurance, Wachovia takes certain actions to ensure that the property is restored to its original condition. These actions include depositing the insurance proceeds and funding the restoration of the property as required under the related loan documents and the pooling and servicing agreement. Wachovia maintains the staff to collect and review insurance policies and/or certificates relating to the coverages required under the mortgage loan documents. Wachovia may, from time to time, retain a vendor to assist in the collection and review of insurance policies and/or certificates relating to the coverages required under the mortgage loan documents.

      There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      KeyCorp Real Estate Capital Markets, Inc. KeyCorp Real Estate Capital
Markets, Inc. ("KRECM") will initially act as a master servicer under the pooling and servicing agreement with respect to those mortgage loans

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acquired by us from Merrill Lynch Mortgage Lending, Inc. and KeyBank National
Association and will initially act as the special servicer under the pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of McDonald Investments Inc., one of the underwriters. KeyBank National Association and McDonald Investments Inc. are
both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at
911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main Street,
Suite 1000, Dallas, Texas 75201.

      KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

      LOANS                                 12/31/2003   12/31/2004   12/31/2005   3/31/2006
      ----------------------------------    ----------   ----------   ----------   ---------

      By Approximate Number:                  4,468         5,345       11,218       11,156
      By Approximate Aggregate Principal
      Balance (in billions):                 $25.408       $34.094      $73.692     $76.870

      Within this servicing portfolio are, as of December 31, 2005, approximately 9,147 loans with a total principal balance of approximately $55.9 billion that are included in approximately 108 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2005, the Mortgage Bankers Association
of America ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

      KRECM has been a special servicer of commercial mortgage loans and commercial real estate assets included in commercial mortgage-backed securities transactions since 1998. As of December 31, 2005, KRECM was named as special servicer with respect to commercial mortgage loans in 15 commercial mortgaged-backed securities transactions totaling approximately $7.9 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately nine commercial mortgage loans with an aggregate outstanding principal balance of approximately $19.67 million, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. The following table sets forth information on the size and growth of KRECM's managed portfolio of specially serviced commercial mortgage loans for which KRECM is the named special servicer in commercial mortgage-backed securities transactions in the United States.

      LOANS                                 12/31/2003   12/31/2004   12/31/2005
      ----------------------------------    ----------   ----------   ----------
      Approx. Number of Transactions:           7             9           15
      Approximate Aggregate Principal
      Balance (in billions):                  $5.65         $6.65       $7.90

      KRECM has resolved over $504 million of U.S. commercial mortgage loans over the past 7 years, including $24.5 million of U.S. commercial mortgage loans during 2001, $83.8 million of U.S. commercial mortgage loans during 2002, $185.4 million of U.S. commercial mortgage loans during 2003, $42.2 million of U.S.
commercial mortgage loans during 2004 and $149 million of U.S. commercial mortgage loans during 2005.

      KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a

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U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KRECM the rating of "STRONG" as a master servicer, primary servicer and special servicer.
Fitch has assigned to KRECM the ratings of "CMS1-" as a master servicer, "CPS1-"
as a primary servicer and "CSS2+" as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      No securitization transaction involving commercial mortgage loans in which
KRECM was acting as master servicer or special servicer has experienced a master servicer or special servicer event of default or an early termination or other performance triggering event as a result of any action or inaction of KRECM as master servicer or special servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

      Certain duties and obligations of the master servicers and the special servicer and the provisions of the pooling and servicing agreement are described in this offering prospectus under "Servicing of the Mortgage Loans". KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in this offering prospectus under "Servicing of the Mortgage Loans-Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents." KRECM will, as the special servicer, among other things, oversee the resolution of non-performing mortgage loans and the disposition of REO properties. Certain of KRECM's duties as the special servicer under the pooling and servicing agreement, including information regarding the processes for handling delinquencies, losses, bankruptcies and recoveries (such as through a liquidation of an underlying mortgage loan, the sale of a promissory note related to any underlying mortgage loan or negotiations or workouts with the borrower under any underlying mortgage loan) are set forth in this offering prospectus under "Servicing of the Mortgage Loans --Realization Upon Defaulted
Mortgage Loans".

      The master servicers' obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicers' recovery of those advances, are described in this offering prospectus under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage Loans--Required
Appraisals" and "--Servicing and Other Compensation and Payment of
Expenses--Payment of Expenses; Servicing Advances." KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as a master servicer or the special servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

      Certain terms of the pooling and servicing agreement regarding the master servicers' and special servicer's removal, replacement, resignation or transfer are described in this offering prospectus under "Servicing of the Mortgage
Loans--Replacement of the Special Servicer," "--Events of Default" and "--Rights
Upon Event of Default." Pursuant to the terms of the pooling and servicing agreement, each of the master servicers and the

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special servicer will generally be required to indemnify the depositor and the trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of its willful misfeasance, bad faith, fraud or negligence in performing its duties and obligations under the pooling and servicing agreement.
Certain limitations on the master servicers' and the special servicer's liability under the pooling and servicing agreement are described in this offering prospectus under "Servicing of the Mortgage Loans--Events of Default"
and "--Rights Upon Events of Default".

      The manner in which collections on the underlying mortgage loans are to be maintained is described under "Servicing of the Mortgage Loans--Collection
Accounts" in this offering prospectus. Generally, all amounts received by KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by KRECM and are then allocated and transferred to the appropriate account described under "Servicing of the Mortgage Loans--Collection Accounts" in this offering prospectus within the time required by the pooling and servicing agreement.
Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

      KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                                     S&P          FITCH        MOODY'S
                                 ------------  ------------  ------------
       Long-Term Deposits:           "A"           "A"           "A1"
       Short-Term Deposits:         "A-1"          "F1"         "P-1"

      KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2006-2 certificates.
There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the certificateholders.

      KRECM has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the related borrower. KRECM's servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in the series 2006-2 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of
2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans.
Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

      KRECM is, as a master servicer, generally responsible for both master servicing functions and primary servicing functions, and as the special servicer, generally responsible for the special servicing functions, with respect to the underlying mortgage loans. However, KRECM will be permitted to appoint one or more subservicers to perform all or any portion of its primary servicing functions or special servicing functions under the pooling and servicing agreement, as further described in this offering prospectus under
"Servicing of the

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Mortgage Loans." At the request of MLML, one of the mortgage loan sellers, KRECM intends to appoint one (1) subservicer to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance)
pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

      In addition, KRECM may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments or, with respect to its special servicing functions, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of REO properties.

      KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

      KRECM is not an affiliate of the depositor, the sponsors (other than
KeyBank), the trust, the trustee, Wachovia or any originator of any of the underlying mortgage loans identified in this offering prospectus (other than
KeyBank).

      The information set forth in this offering prospectus concerning KRECM has been provided by it. None of the depositor or the trustee or any of their respective affiliates takes any responsibility for that information or makes any representation or warranty as to the accuracy or completeness thereof. KRECM will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2006-2 certificates, the underlying mortgage loans or this offering prospectus.

THE TRUSTEE

      LaSalle Bank National Association (LaSalle), a national banking association, will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services--ML-CFC Commercial Mortgage Trust 2006-2 or at
such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans that we intend to include in the trust. As of
April 30, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions and asset-backed securities transactions for which it currently serves as trustee or paying agent numbers 425 with an outstanding certificate balance of approximately $271.5 billion.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove,

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Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and Merrill Lynch Mortgage Lending, Inc. (MLML) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the
Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicers, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      The trustee will be entitled to a monthly fee for its services, which fee will be calculated on the same interest accrual basis as the mortgage loans, which will be any of a 30/360 basis or an Actual/360 Basis, at

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0.0012% per annum on the Stated Principal Balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: We are an affiliate of (i) Merrill Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of
the underwriters.

      Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to ("MLML") for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      KeyBank National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) KeyCorp Real Estate Capital Markets,
Inc., one of the initial master servicers and the initial special servicer and
(ii) McDonald Investments Inc., one of the underwriters.

      KeyCorp Real Estate Capital Markets, Inc., a master servicer and the special servicer, is affiliated with the following parties: (i) KeyBank National
Association, a sponsor and mortgage loan seller and (ii) McDonald Investments
Inc., one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

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      The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. None of the master servicer or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

      The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this offering prospectus, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      The B-Note Non-Trust Loans will be serviced by the applicable master servicer and the special servicer to the extent described above under
"Description of the Mortgage Pool--The Loan Combinations--A/B Loan
Combinations--Servicing of the A/B Loan Combinations" and in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor
Agreements.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

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            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, KeyCorp Real Estate Capital Markets, Inc.
is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If that master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of that master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1100% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.0302% per annum as of the cut-off date. For purposes of this offering prospectus, master servicing fees include primary servicing fees and in some cases correspondent fees.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

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      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and, with respect to KeyCorp Real
Estate Capital Markets, Inc., any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment Interest
Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this offering prospectus.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

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      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee. The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan, if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.25% per annum;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

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      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this offering prospectus within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
            Agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this offering prospectus; and

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

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            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request.
The special servicer will have the option, but not the obligation, to make such
Advances.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers the special servicer or the trustee will be obligated to make servicing advances that, it determines

                                       131

in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this offering prospectus. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this offering prospectus.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this offering prospectus.

                                       132

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus.

TRUSTEE COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at a rate of 0.0012% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this offering prospectus. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or

                                       133

the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan
Noteholder(s), will each be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates.

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The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative" below;
            or

      o     replace an existing controlling class representative.

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days after the servicing of the mortgage loan is transferred to the special servicer.
Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative, among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the

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special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing Standard.
Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      No direction of the controlling class representative in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan
Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and
REMIC II, (b) result in the imposition of any tax on "prohibited transactions"
or contributions after the startup date of either REMIC I or REMIC II under the
Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional
Interest or taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

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      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this offering prospectus or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this offering prospectus, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

                                       137

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative" subsection, may--

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this offering prospectus or the accompanying base prospectus, including the applicable master servicer's or the special servicer's obligation to act in accordance with the
            Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE COULD HAVE ON THE ACTIONS OF THE SPECIAL
SERVICER AND, IN SOME CASES, THE APPLICABLE MASTER SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative, but only if--

      o     the special servicer or the trust are also named parties to the same action; and

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      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative acted in good faith,
                  without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not assume the defense of the subject claim.

      The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the B-Note Loan
Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the any Loan Combination, the related B-Note Loan Noteholder(s) may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

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BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative" and "--Replacement of the Special Servicer" above;
            and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative" and "--Replacement of the Special Servicer"
            above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative" above and "--Modifications, Waivers,
Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing
Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $35,000,000 or more (with respect to S&P in the case of a due-on-sale clause), $20,000,000 or more (with respect to S&P in the case of a due-on-encumbrance clause) or $25,000,000 or more (with respect to Moody's) at the time of determination or has, whether (a) individually,
                  (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more (with respect to S&P in the case of a
                  due-on-sale clause and with respect to Moody's) or 2% or more
                  (with respect to S&P in the case of a due-on-encumbrance
                  clause) of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale

                                       140

or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above in this offering prospectus and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

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      Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

      Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC
            II under the Code; or

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is

                                       142

solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this offering prospectus.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class

                                       143

representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a

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            mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this offering prospectus;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this offering prospectus;

      o     any amounts required to be transferred from the special servicer's
            REO account;

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this offering prospectus, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this offering prospectus, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and
            REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late

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            collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this offering prospectus;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such
            Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses"
            above and "Description of the Offered Certificates--Advances of
            Delinquent Monthly Debt Service Payments and Reimbursement of
            Advances" in this offering prospectus;

      o     to reimburse the trustee or the special servicer/itself, in that order (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
            Expenses" above and/or "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this offering prospectus;

      o     to pay the trustee or the special servicer/itself, in that order
            (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

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      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional Servicing Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

      o     to pay any other items described in this offering prospectus as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

      In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

                                       147

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this offering prospectus or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under

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"Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

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      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

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      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional

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tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

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      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable,

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            the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by servicer following the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i)
the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item
1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer following the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause)
that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee; or

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      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
            certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected
            B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby), as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the
            Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

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      o     either Moody's or S&P has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
            placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
            placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

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      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about June 28, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      Whenever we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-SB, A-4, A-1A, AM and AJ classes, which are the classes of certificates that are offered by this offering
            prospectus; and

      o     the X, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II
            classes, which are the classes of certificates that--

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            1.    will be retained or privately placed by us; and

            2.    are not offered by this offering prospectus.

      The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $1,841,447,786, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in

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the accompanying base prospectus under "Description of the
Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

      o     all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this offering prospectus assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

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      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above.

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this offering prospectus.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus.

      With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account"
below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--The Trustee"
            below and any interest or other income earned on funds in the distribution account;

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      o     to indemnify itself and various related persons, as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this offering prospectus;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
            Premiums and Yield Maintenance Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates, other than the class Z certificates, as described under
                  "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this offering prospectus it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest

                                       161

reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                       162

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------
FEES
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Master Servicing Fee /     The master servicers will earn a       Compensation      First, out of collections        Monthly
Master Servicers           master servicing fee with respect                        of interest with respect
                           to each and every mortgage loan                          to the subject mortgage
                           in the trust, including each                             loan and then, if the
                           specially serviced mortgage loan,                        subject mortgage loan and
                           if any, and each mortgage loan,                          any related REO Property
                           if any, as to which the                                  has been liquidated, out
                           corresponding mortgaged real                             of general collections on
                           property has become an REO                               deposit in the collection
                           Property.  With respect to each                          account.
                           mortgage loan, the master
                           servicing fee will: (1) generally
                           be calculated for the same number
                           of days and on the same principal
                           amount as interest accrues or is
                           deemed to accrue on that mortgage
                           loan; and (2) accrue at an annual
                           rate that ranges, on a
                           loan-by-loan basis, from 0.0200%
                           per annum to 0.1100% per annum.
                           Master servicing fees with
                           respect to any mortgage loan will
                           include the primary servicing
                           fees payable by the applicable
                           master servicer to any
                           sub-servicer or correspondent
                           with respect to that mortgage
                           loan.
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Additional Master          o  Prepayment Interest Excesses        Compensation      Interest payments made by      Time to time
Servicing Compensation /      collected on mortgage loans                           the related borrower
Master Servicers              that are the subject of                               intended to cover
                              a principal prepayment in full                        interest accrued on the
                              or in part after their                                subject principal
                              respective due dates in any                           prepayment with respect
                              collection period;                                    to the subject mortgage
                                                                                    loan during the period
                                                                                    from and after the
                                                                                    related due date.
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                           o  All interest and investment         Compensation      Interest and investment          Monthly
                              income earned on amounts                              income related to the
                              on deposit in accounts                                subject accounts (net of
                              maintained by the master                              investment losses).
                              servicers, to the extent not
                              otherwise
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                                       163

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                              payable to the borrowers;
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                           o  On non-specially serviced           Compensation      Payments of late payment       Time to time
                              mortgage loans, late                                  charges and default
                              payment charges and default                           interest made by
                              interest actually collected                           borrowers with respect to
                              with respect to the subject                           the mortgage loans.
                              mortgage loan during any
                              collection period, but only to
                              the extent not otherwise
                              allocable to pay the following
                              items with respect to the
                              subject mortgage loan: (i)
                              interest on advances; or (ii)
                              Additional Trust Fund Expenses
                              currently payable or
                              previously paid with respect
                              to the subject mortgage loan
                              or mortgaged real property
                              from collections on the
                              mortgage pool and not
                              previously reimbursed; and
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                           o  On non-specially serviced           Compensation      Payments of the applicable     Time to time
                              mortgage loans, (i)                                   fee(s) made by the
                              100% of each assumption                               borrower under the
                              application fee or any fee                            subject mortgage loan.
                              payable in connection with a
                              defeasance of a mortgage loan
                              that is actually paid by a
                              borrower in connection with
                              the related action, (ii)
                              100%--or, if the consent of the
                              special servicer is required
                              with respect to the subject
                              action, 50%-- of each
                              assumption fee, extension fee
                              other similar fee that is
                              actually paid by a borrower in
                              connection with the related
                              action and (iii) in the case
                              of any modification of a
                              mortgage loan with respect to
                              which the consent of the
                              special servicer is not
                              required, 100% of each
                              modification fee or other
                              similar fee that is actually
                              paid by a borrower in
                              connection with the
                              modification or, in the case
                              of a mortgage loan master
                              serviced by KeyCorp Real
                              Estate Capital Markets, Inc.,
                              if the consent of
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                                       164

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                              the special servicer is required
                              with respect to the
                              modification, 50% of each
                              modification fee or other
                              similar fee that is actually
                              paid by a borrower in connection
                              with the modification.
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Special Servicing Fee /    The special servicer will earn a       Compensation      Out of general                   Monthly
Special Servicer           special servicing fee with                               collections on all the
                           respect to each mortgage loan                            mortgage loans and any
                           that is being specially serviced                         REO Properties in the
                           or as to which the corresponding                         trust on deposit in the
                           mortgaged real property has                              master servicers'
                           become an REO Property. With                             collection accounts.
                           respect to each such mortgage
                           loan described in the preceding
                           sentence, the special servicing
                           fee will: (a) accrue for the same
                           number of days and on the same
                           principal amount as interest
                           accrues or is deemed to accrue
                           from time to time on that
                           mortgage loan; (b) accrue at a
                           special servicing fee rate of
                           0.25% per annum; and (c) be
                           payable monthly from general
                           collections on the mortgage pool.
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Workout Fee / Special      The special servicer will, in          Compensation      Out of each collection of      Time to time
Servicer                   general, be entitled to receive a                        interest (other than
                           workout fee with respect to each                         default interest) and
                           specially serviced mortgage loan                         principal received on the
                           that it successfully works out.                          subject mortgage loan.
                           The workout fee will be payable
                           out of, and will be calculated by
                           application of a workout fee rate
                           of 1.0% to, each collection of
                           interest and principal received
                           on the subject mortgage loan for
                           so long as it is not returned to
                           special servicing by reason of an
                           actual or reasonably foreseeable
                           default.
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Principal Recovery Fee /   Subject to the exceptions              Compensation      Out of the full, partial       Time to time
Special Servicer           described under "Servicing of the                        or discounted payoff
                           Mortgage Loans--Servicing and                            obtained from the related
                           Other Compensation and Payment of                        borrower and/or
                           Expenses--Principal Special                              liquidation proceeds
                           Servicing Compensation" and "--The                       (exclusive of any portion
                           Principal Recovery Fee" in this                          of that payment or
                           offering                                                 proceeds that represents
                                                                                    a recovery of default
                                                                                    interest) in respect of
                                                                                    the related specially
                                                                                    serviced mortgage loan or
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                                       165

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                           prospectus, the special servicer                         related REO Property, as
                           will, in general, be entitled to                         the case may be.
                           receive a principal recovery fee
                           with respect to: (a) each
                           specially serviced mortgage
                           loan--or any replacement mortgage
                           loan substituted for it--as to
                           which the special servicer obtains
                           a full or discounted payoff from
                           the related borrower; and (b) any
                           specially serviced mortgage loan
                           or REO Property as to which the
                           special servicer receives any
                           liquidation proceeds, sale
                           proceeds, insurance proceeds or
                           condemnation proceeds. As to each
                           such specially serviced mortgage
                           loan or foreclosure property, the
                           principal recovery fee will be
                           payable from, and will be
                           calculated by application of a
                           principal recovery fee rate of
                           1.0% to, the related payment or
                           proceeds.
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Additional Special         o  All interest and investment         Compensation      Interest and investment          Monthly
Servicing Compensation /      income earned on amounts                              income related to the
Special Servicer              on deposit in accounts                                subject accounts (net of
                              maintained by the special                             investment losses).
                              servicer;
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                           o  On specially serviced               Compensation      Payments of late payment       Time to time
                              mortgage loans, late payment                          charges and default
                              charges and default interest                          interest made by
                              actually collected with                               borrowers in respect of
                              respect to the subject                                the mortgage loans.
                              mortgage loan during any
                              collection period, but only to
                              the extent not otherwise
                              allocable to pay the following
                              items with respect to the
                              subject mortgage loan: (i)
                              interest on advances; or (ii)
                              additional trust fund expenses
                              currently payable or
                              previously paid with respect
                              to the subject mortgage loan
                              or mortgaged real property
                              from collections on the
                              mortgage pool and not
                              previously reimbursed;
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                                       166

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                           o  With respect to any specially       Compensation      Payments of the                Time to time
                              serviced mortgage loan,                               applicable fee(s) made by
                              100% of assumption fees                               the borrower under the
                              or modification fee actually                          subject mortgage loan.
                              paid by a borrower with
                              respect to any assumption or
                              modification; and
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                           o  With respect to any                 Compensation      Payments of the                Time to time
                              non-specially serviced                                applicable fee(s) made by
                              mortgage loan, (i) if the                             the borrower under the
                              consent of the special                                subject mortgage loan.
                              servicer is required with
                              respect to the subject
                              action, 50% of assumption
                              fees, extension fees and
                              other similar fees actually
                              paid by a borrower with
                              respect to any assumption,
                              extension or other similar
                              agreement entered into by the
                              applicable master servicer
                              and (ii) if the consent of
                              the special servicer is
                              required with respect to any
                              modification of a mortgage
                              loan, 100%--or, if KeyCorp
                              Real Estate Capital Markets,
                              Inc. is the master servicer,
                              50%--of modification fees
                              actually paid by a borrower
                              with respect to any
                              modification entered into by
                              the applicable master
                              servicer.
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Trustee Fee / Trustee      The trustee fee, for any               Compensation      General collections on the       Monthly
                           distribution date, will equal one                        mortgage loans and any REO
                           month's interest at 0.0012% per                          Properties on deposit in
                           annum with respect to each and                           the master servicers'
                           every mortgage loan in the trust,                        collection accounts and/or
                           including each specially serviced                        the trustee's distribution
                           mortgage loan, if any, and each                          account.
                           mortgage loan, if any, as to which
                           the corresponding mortgaged real
                           property has become an REO
                           Property.
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Additional Trustee         All interest and investment            Compensation      Interest and investment          Monthly
Compensation / Trustee     income earned on amounts on                              income related to the
                           deposit in accounts maintained                           subject account (net of
                           by the trustee.                                          investment losses).
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                                       167

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------
EXPENSES
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Servicing Advances /       To the extent of funds               Reimbursement of    Amounts on deposit in the      Time to time
Trustee, Master Servicers  available, the amount of any             expenses        applicable master
or Special Servicer        servicing advances.(1)                                   servicer's  collection
                                                                                    account that represent
                                                                                    (a) payments made by the
                                                                                    related borrower to cover
                                                                                    the item for which such
                                                                                    servicing advance was
                                                                                    made or (b) liquidation
                                                                                    proceeds, condemnation
                                                                                    proceeds, insurance
                                                                                    proceeds and, if
                                                                                    applicable, REO revenues
                                                                                    (in each case, if
                                                                                    applicable, net of any
                                                                                    principal recovery fee or
                                                                                    workout fee payable
                                                                                    therefrom) received in
                                                                                    respect of the particular
                                                                                    mortgage loan or related
                                                                                    REO Property, provided
                                                                                    that if the applicable
                                                                                    master servicer, special
                                                                                    servicer or trustee
                                                                                    determines that a
                                                                                    servicing advance is not
                                                                                    recoverable out of
                                                                                    collections on the
                                                                                    related underlying
                                                                                    mortgage loan, then out
                                                                                    of general collections on
                                                                                    the mortgage loans and
                                                                                    any REO Properties in the
                                                                                    trust on deposit in the
                                                                                    applicable master
                                                                                    servicer's collection
                                                                                    account or, if funds in
                                                                                    that master servicer's
                                                                                    collection account are
                                                                                    insufficient, the other
                                                                                    master servicer's
                                                                                    collection account.
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Interest on servicing      At a rate  per  annum  equal to a       Payment of       First, out of default          Time to time
advances / Master          published prime rate,  accrued on       interest on      interest and late payment
Servicers, Special         the  amount  of each  outstanding   Servicing Advances   charges on the related
Servicer or Trustee        servicing advance.(2)                                    mortgage loan and then,
                                                                                    after or at the same time
                                                                                    that advance is
                                                                                    reimbursed, out of any
                                                                                    other amounts then on
                                                                                    deposit in the applicable
                                                                                    master servicer's
                                                                                    collection account or, if
                                                                                    funds in that master
                                                                                    servicer's collection
                                                                                    account are insufficient,
                                                                                    the other master
                                                                                    servicer's collection
                                                                                    account.
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P&I Advances / Master      To the extent of funds               Reimbursement of    Amounts on deposit in the      Time to time
Servicers and Trustee      available, the amount of any P&I     P&I Advances made   applicable master
                           advances.(1)                          with respect to    servicer's collection
                                                                the mortgage pool   account that represent
                                                                                    late collections of
                                                                                    interest and principal
                                                                                    (net of related master
                                                                                    servicing, workout and
                                                                                    principal recovery fees)
                                                                                    received in respect of
                                                                                    the related mortgage
                                                                                    loans or REO Property as
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                                       168

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    TYPE / RECIPIENT                     AMOUNT                  GENERAL PURPOSE              SOURCE                 FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                                                                                    to which such P&I advance
                                                                                    was made, provided that if
                                                                                    the applicable master
                                                                                    servicer or trustee
                                                                                    determines that a P&I
                                                                                    advance is not recoverable
                                                                                    out of collections on the
                                                                                    related underlying
                                                                                    mortgage loan, then out of
                                                                                    general collections on the
                                                                                    mortgage loans and any REO
                                                                                    Properties in the trust on
                                                                                    deposit in the applicable
                                                                                    master servicer's
                                                                                    collection account or, if
                                                                                    funds in that master
                                                                                    servicer's collection
                                                                                    account are insufficient,
                                                                                    the other master
                                                                                    servicer's collection
                                                                                    account.
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Interest on P&I Advances   At a rate per annum equal to a      Payment of           First, out of default          Time to time
/ Master Servicers and     published prime rate, accrued on    interest on P&I      interest and late payment
Trustee                    the amount of each outstanding      advances             charges on the related
                           P&I advance.(2)                                          mortgage loan and then,
                                                                                    after or at the same time
                                                                                    that advance is
                                                                                    reimbursed, out of any
                                                                                    other amounts then on
                                                                                    deposit in the applicable
                                                                                    master servicer's
                                                                                    collection account or, if
                                                                                    funds in that master
                                                                                    servicer's collection
                                                                                    account are insufficient,
                                                                                    the other master
                                                                                    servicer's collection
                                                                                    account.
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Indemnification Expenses/  Amount to which such party is       Indemnification      General collections on         Time to time
Trustee and any director,  entitled to indemnification                              the mortgage loans and
officer, employee or       under the pooling and servicing                          any REO Properties on
agent of the Trustee/      agreement.(3)                                            deposit in the applicable
Depositor, Master                                                                   master servicer's
Servicers or Special                                                                collection account or, if
Servicer and any                                                                    funds in that master
director, officer,                                                                  servicer's collection
employee or agent of                                                                account are insufficient,
Depositor, either  Master                                                           the other master
Servicer or Special                                                                 servicer's collection
Servicer                                                                            account and/or the
                                                                                    trustee's  distribution
                                                                                    account.
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                                       169

_________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class   ,   and   certificates will, in the
case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Offering Prospectus--Overview of the Series 2006-2 Certificates" in this offering prospectus.

      The pass-through rates for the class   ,   and   certificates will, in the
case of each of these classes, with respect to any interest accrual period, equal the Weighted Average Net Mortgage Rate for the related distribution date
minus, in the case of the class   certificates,    %.

      The pass-through rates for the class   ,   and   certificates will, in the
case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Offering
Prospectus--Overview of the Series 2006-2 Certificates" in this offering prospectus.

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

      The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                       170

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

      With respect to each interest-bearing class of the certificates, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class X certificates) by the product of:

      o     the amount of any Net Aggregate Prepayment Interest Shortfall for
            that distribution date; multiplied by

      o     a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates.

      If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest.

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to

                                       171

the principal balance certificates on any given distribution date will equal the
Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or
A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this offering prospectus, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

                                       172

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates
                  outstanding immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date;

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

      o     sixth, to the class A-4 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

            2.    the total principal balance of the class A-4 certificates
                  outstanding immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and
A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down

                                       173

the then total principal balance thereof to the Class A-SB Planned Principal
Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates;
fourth, to the class A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB,
A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

               ORDER OF ALLOCATION                  CLASS
            --------------------------    -------------------------
                        1                            AM
                        2                            AJ
                        3                             B
                        4                             C
                        5                             D
                        6                             E
                        7                             F
                        8                             G
                        9                             H
                       10                             J
                       11                             K
                       12                             L
                       13                             M
                       14                             N
                       15                             P
                       16                             Q

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to

                                       174

time and the priority of payments described under "--Payments--Priority of
Payments" below, there may be distributed with respect to that class of principal balance certificates, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates on all prior distribution dates as discussed under "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

  ORDER OF         RECIPIENT CLASS
  PAYMENT            OR CLASSES                                     TYPE AND AMOUNT OF PAYMENT
------------   -----------------------    -------------------------------------------------------------------------------

     1                   X*               From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard to loan groups

                   A-1, A-2, A-3,         From the portion of the Available Distribution Amount attributable to the
                    A-SB and A-4*         mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                        A-1A*             From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

     2             A-1, A-2, A-3,         Principal up to the Loan Group 1 Principal Distribution Amount (and, if the
                   A-SB and A-4**         class A-1A certificates are retired, any remaining portion of the Loan Group 2
                                          Principal Distribution Amount), first to the class A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned
                                          Principal Balance, and then to (a) the class A-1 certificates, (b) the class
                                          A-2 certificates, (c) the class A-3 certificates, (d) the class A-SB certificates, and (e) the class A-4 certificates, in that order, in the case of each such class until retired

                       A-1A**             Principal up to the Loan Group 2 Principal Distribution Amount (and, if the
                                          class A-4 certificates are retired, any remaining portion of the Loan Group 1
                                          Principal Distribution Amount), until the class A-1A certificates are retired

                                       175

  ORDER OF         RECIPIENT CLASS
  PAYMENT            OR CLASSES                                     TYPE AND AMOUNT OF PAYMENT
------------   -----------------------    -------------------------------------------------------------------------------

     3             A-1, A-2, A-3,         Reimbursement up to the loss reimbursement amounts for those classes, pro
                 A-SB, A-4 and A-1A       rata, based on entitlement, without regard to loan groups
-------------------------------------------------------------------------------------------------------------------------

     4                   AM               Interest up to the total interest payable on that class

     5                   AM               Principal up to the portion of the Principal Distribution Amount allocable to that class

     6                   AM               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     7                   AJ               Interest up to the total interest payable on that class

     8                   AJ               Principal up to the portion of the Principal Distribution Amount allocable to that class

     9                   AJ               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     10                   B               Interest up to the total interest payable on that class

     11                   B               Principal up to the portion of the Principal Distribution Amount allocable to that class

     12                   B               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     13                   C               Interest up to the total interest payable on that class

     14                   C               Principal up to the portion of the Principal Distribution Amount allocable to that class

     15                   C               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     16                   D               Interest up to the total interest payable on that class

     17                   D               Principal up to the portion of the Principal Distribution Amount allocable to that class

     18                   D               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     19                   E               Interest up to the total interest payable on that class

     20                   E               Principal up to the portion of the Principal Distribution Amount allocable to that class

     21                   E               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

                                       176

  ORDER OF         RECIPIENT CLASS
  PAYMENT            OR CLASSES                                     TYPE AND AMOUNT OF PAYMENT
------------   -----------------------    -------------------------------------------------------------------------------

     22                   F               Interest up to the total interest payable on that class

     23                   F               Principal up to the portion of the Principal Distribution Amount allocable to that class

     24                   F               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     25                   G               Interest up to the total interest payable on that class

     26                   G               Principal up to the portion of the Principal Distribution Amount allocable to that class

     27                   G               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     28                   H               Interest up to the total interest payable on that class

     29                   H               Principal up to the portion of the Principal Distribution Amount allocable to that class

     30                   H               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     31                   J               Interest up to the total interest payable on that class

     32                   J               Principal up to the portion of the Principal Distribution Amount allocable to that class

     33                   J               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     34                   K               Interest up to the total interest payable on that class

     35                   K               Principal up to the portion of the Principal Distribution Amount allocable to that class

     36                   K               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     37                   L               Interest up to the total interest payable on that class

     38                   L               Principal up to the portion of the Principal Distribution Amount allocable to that class

     39                   L               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     40                   M               Interest up to the total interest payable on that class

     41                   M               Principal up to the portion of the Principal Distribution Amount allocable to that class

     42                   M               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

                                       177

  ORDER OF         RECIPIENT CLASS
  PAYMENT            OR CLASSES                                     TYPE AND AMOUNT OF PAYMENT
------------   -----------------------    -------------------------------------------------------------------------------

     43                   N               Interest up to the total interest payable on that class

     44                   N               Principal up to the portion of the Principal Distribution Amount allocable to that class

     45                   N               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     46                   P               Interest up to the total interest payable on that class

     47                   P               Principal up to the portion of the Principal Distribution Amount allocable to that class

     48                   P               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     49                   Q               Interest up to the total interest payable on that class

     50                   Q               Principal up to the portion of the Principal Distribution Amount allocable to that class

     51                   Q               Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------------------------------

     52             R-I and R-II          Any remaining portion of the Available Distribution Amount

_______________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates will evidence a prior right, relative to the class
      A-1A certificates, to any available funds attributable to loan group 1;
      and, for purposes of receiving distributions of principal from the Loan
      Group 2 Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2.
      However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
      Principal Balances in Connection with Realized Losses and Additional Trust
      Fund Expenses" below, payments of principal on the outstanding class A-1,
      A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield

                                       178

maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
AJ, B, C, D, E, F, G and/or H certificates, if any such class is then entitled to payments of principal on that distribution date (or, for so long as the class
A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
            Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal
            Distribution Amount or the Loan Group 2 Principal Distribution
            Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

                                       179

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this offering prospectus.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

      On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

                                       180

                 ORDER OF ALLOCATION                CLASS
               -----------------------    -------------------------
                          1                           Q
                          2                           P
                          3                           N
                          4                           M
                          5                           L
                          6                           K
                          7                           J
                          8                           H
                          9                           G
                         10                           F
                         11                           E
                         12                           D
                         13                           C
                         14                           B
                         15                          AJ
                         16                          AM
                         17               A-1, A-2, A-3, A-SB, A-4
                                                  and A-1A*

_______________
*Pro rata and pari passu based on the respective total principal balances thereof.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

      In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

                                       181

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus; and

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this offering prospectus.

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

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      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates on that distribution date (or a combination of both methods).

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in
this offering prospectus.

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      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the

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applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period (net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing
Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this offering prospectus. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

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      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
            (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy
            proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

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      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then current credit support levels for each class of interest-bearing certificates;

      o     the original and then current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

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      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in September 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in July 2006, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in September 2006 (or, in the case of the CMSA comparative financial status report, beginning with respect to the calendar quarter ending in September 2006), each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the

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special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the trustee report,
(ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus, on their respective internet websites. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the
CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and
(ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 904-7989.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

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      Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all trustee reports and monthly reports of the master
                  servicers delivered, or otherwise electronically made
                  available, to certificateholders since the date of initial issuance of the offered certificates;

            3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Mortgage Loans--Evidence as to Compliance"
                  in this offering prospectus;

            4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this offering prospectus;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this offering prospectus and any environmental assessment
                  prepared as described under "Realization Upon Defaulted
                  Mortgage Loans--Foreclosure and Similar Proceedings" in this offering prospectus;

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this offering prospectus;

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

            10.   all reports filed with the SEC with respect to the trust
                  pursuant to 13(a), 13(c), 14 or 15(d) of the Securities
                  Exchange Act of 1934, as amended.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

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      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class X certificates, and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated
            Principal Balance of the mortgage pool has been reduced to less than
            1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and

                                       191

cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

                                       192

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this offering prospectus. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this offering prospectus. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

                                       193

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

      The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

                                       194

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this offering prospectus and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be

                                       195

motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this offering prospectus is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

                                       196

      For purposes of this offering prospectus, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is June 28, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................      86          86          86          86          86
June 12, 2008 .............................      69          69          69          69          69
June 12, 2009 .............................      44          43          43          42          39
June 12, 2010 .............................      15          14          12          11          10
June 12, 2011 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     2.6         2.6         2.6         2.6         2.5

                                       197

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     4.7         4.7         4.7         4.6         4.5

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 .............................     100         100         100         100         100
June 12, 2012 .............................     100          99          98          96          88
June 12, 2013 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     6.8         6.8         6.8         6.7         6.5

           PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 .............................     100         100         100         100         100
June 12, 2012 .............................      72          73          74          75          80
June 12, 2013 .............................      56          56          56          56          56
June 12, 2014 .............................      34          34          34          34          31
June 12, 2015 .............................       7           7           7           7           7
June 12, 2016 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     7.2         7.2         7.2         7.2         7.2

                                       198

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 .............................     100         100         100         100         100
June 12, 2012 .............................     100         100         100         100         100
June 12, 2013 .............................     100         100         100         100         100
June 12, 2014 .............................     100         100         100         100         100
June 12, 2015 .............................     100         100         100         100         100
June 12, 2016 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     9.7         9.7         9.7         9.6         9.5

           PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................      99          99          99          99          99
June 12, 2008 .............................      99          99          99          99          99
June 12, 2009 .............................      98          98          98          98          98
June 12, 2010 .............................      97          97          97          97          97
June 12, 2011 .............................      96          96          96          96          96
June 12, 2012 .............................      95          95          95          95          95
June 12, 2013 .............................      93          93          93          93          93
June 12, 2014 .............................      91          91          91          91          91
June 12, 2015 .............................      90          90          90          90          90
June 12, 2016 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     9.4         9.4         9.3         9.3         9.1

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 .............................     100         100         100         100         100
June 12, 2012 .............................     100         100         100         100         100
June 12, 2013 .............................     100         100         100         100         100
June 12, 2014 .............................     100         100         100         100         100
June 12, 2015 .............................     100         100         100         100         100
June 12, 2016 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........     9.9         9.9         9.9         9.9         9.6

                                       199

            PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                              0% CPR     25% CPR     50% CPR     75% CPR     100% CPR
-------------------------------------------   --------   ---------   ---------   ---------   ----------

Initial Percentage ........................     100%        100%        100%        100%        100%
June 12, 2007 .............................     100         100         100         100         100
June 12, 2008 .............................     100         100         100         100         100
June 12, 2009 .............................     100         100         100         100         100
June 12, 2010 .............................     100         100         100         100         100
June 12, 2011 .............................     100         100         100         100         100
June 12, 2012 .............................     100         100         100         100         100
June 12, 2013 .............................     100         100         100         100         100
June 12, 2014 .............................     100         100         100         100         100
June 12, 2015 .............................     100         100         100         100         100
June 12, 2016 and thereafter ..............       0           0           0           0           0
Weighted Average Life (in Years) ..........    10.0        10.0        10.0         9.9         9.7

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Sidley Austin LLP, New
York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

                                       200

      The assets of REMIC I will generally include--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD
            Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I;

      o     the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F,
            G, H, J, K, L, M, N, P and Q certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      The portion of the trust consisting of Additional Interest on the ARD
Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

      One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount.

      If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

                                       201

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this offering prospectus. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than

                                       202

95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

                                       203

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

                                       204

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of Moody's and S&P. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this offering prospectus.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any
            sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of a class A-1, A-2, A-3, A-SB, A-4, A-1A, AM or AJ certificate by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

                                       205

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

                                       206

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets,
a Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley
& Co. Incorporated as underwriters, we expect to agree to sell to the underwriters their respective allocations of the offered certificates that they agree to purchase from us. We will identify in a final prospectus supplement relating to the offered certificates, the respective principal balances of each class of the offered certificates that the underwriters agree to purchase.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. KeyBanc Capital Markets, a Division of McDonald
Investments Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated
will act as co-managers for this offering. Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation are acting as joint-bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates.

                                       207

      We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the underwriters has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--The
Offered Certificates Will Have Limited Liquidity and May Experience Fluctuations
in Market Value Unrelated to the Performance of the Mortgage Loans" in this offering prospectus and "Risk Factors--Lack of Liquidity Will Impair Your
Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the
Market Value of Your Offered Certificates" in the accompanying base prospectus.

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., a sponsor and mortgage loan seller. McDonald
Investments Inc. is an affiliate of KeyBank National Association, a sponsor and mortgage loan seller, and KeyCorp Real Estate Capital Markets, Inc., a master servicer and the special servicer.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

                                       208

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                CLASS                MOODY'S           S&P
            --------------          ---------         -----
              Class A-1                Aaa             AAA
              Class A-2                Aaa             AAA
              Class A-3                Aaa             AAA
              Class A-SB               Aaa             AAA
              Class A-4                Aaa             AAA
              Class A-1A               Aaa             AAA
               Class AM                Aaa             AAA
               Class AJ                Aaa             AAA

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the

                                       209

offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or S&P.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       210

                                    GLOSSARY

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "A/B INTERCREDITOR AGREEMENT" means, with respect to an A/B Loan
Combination, the related intercreditor agreement among noteholders, as it may be amended from time to time, by and between the holder of the related A-Note Trust
Mortgage Loan and the holder of the related B-Note Non-Trust Loan. Following the inclusion of an A-Note Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be holder of that A-Note Trust Mortgage Loan and a party to the related A/B Intercreditor Agreement.

      "A/B LOAN COMBINATION" means an A-Note Trust Mortgage Loan and the corresponding B-Note Non-Trust Loan.

      "A/B MATERIAL DEFAULT" means, with respect to an A/B Loan Combination, one of the following events: (a) either of the related A-Note Trust Mortgage Loan or
B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default;
or (c) a bankruptcy action has been filed by or against the related borrower.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism or, to the extent provided in the pooling and servicing agreement, windstorm damage, from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism or, to the extent provided in the pooling and servicing agreement, windstorm damage, as the case may be, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

                                       211

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means any of:

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as O'Shea MHP Portfolio, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $11,785,000 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of
            $792,500;

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Carriage Hills
            Apartments, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $5,620,000 and a corresponding B-Note Non-Trust
            Loan that has an unpaid principal balance as of the cut-off date of
            $380,000;

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as Hutchins Warehouse, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $4,500,000 and a corresponding B-Note Non-Trust Loan that has an unpaid principal balance as of the cut-off date of $360,000;
            and

      o     the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as TownPlace Suites by
            Marriott, which A-Note Trust Mortgage Loan has a cut-off date principal balance of $4,350,000 and a corresponding B-Note Non-Trust
            Loan that has an unpaid principal balance as of the cut-off date of
            $325,000.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those
                  Advances and (ii) any related Unliquidated Advances; and

                                       212

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this offering prospectus.

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      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)     the aggregate of all amounts on deposit in the master
                    servicers' collection accounts and the trustee's
                    distribution account as of the close of business on the
                    related determination date and the amounts collected by or on behalf of the master servicers as of the close of
                    business on such determination date and required to be
                    deposited in the collection account;

            (ii)    the aggregate amount of all P&I advances made by either
                    master servicer or the trustee for distribution on the
                    certificates on that distribution date;

            (iii)   the aggregate amount transferred from the special servicer's
                    REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                    distribution date, on or prior to the date on which P&I
                    advances are required to be made in that month;

            (iv)    the aggregate amount deposited by the master servicers in
                    their collection account for that distribution date in
                    connection with Prepayment Interest Shortfalls and any
                    shortfalls in interest caused by the application of a
                    condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)     for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)     any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)    all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                    reimbursable to any person other than the certificateholders from:

                    (A)   the master servicers' collection accounts, including,
                          but not limited to, servicing compensation, as
                          described under "Servicing of the Mortgage
                          Loans--Collection Accounts--Withdrawals" in this
                          offering prospectus; and

                    (B)   the trustee's distribution account, including, but not
                          limited to, trustee fees, as described under
                          "Description of the Offered Certificates--Distribution
                          Account--Withdrawals" in this offering prospectus;

            (iii)   any prepayment premiums and yield maintenance charges;

            (iv)    any Additional Interest on the ARD Loans (which is
                    separately distributed to the holders of the class Z
                    certificates);

            (v)     if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan
                    that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for
                    future distribution; and

            (vi)    any amounts deposited in the master servicers' collection
                    accounts or the trustee's distribution account in error.

                                       214

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means, with respect to any A-Note Trust Mortgage
Loan, the other mortgage loan that--

      o     is not included in the trust fund,

      o     is subordinate in right of payment to that A-Note Trust Mortgage
            Loan to the extent set forth in the related intercreditor agreement,
            and

      o     is secured by the same mortgage or deed of trust on the same mortgaged real property as that A-Note Trust Mortgage Loan.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. The principal balances set forth on Annex E to this offering prospectus were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this offering prospectus.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about June 28, 2006.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

                                       215

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     Countrywide Securities Corporation;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LOAN COMBINATION" means any A/B Loan Combination.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any A/B Intercreditor
Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $1,841,447,787; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this offering prospectus;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this offering prospectus;

      o     the pass-through rate for each class of certificates is as described in this offering prospectus;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this offering prospectus, which is any of an
            Actual/360 Basis or a 30/360 Basis;

                                       216

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that allow a choice between yield maintenance and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance;

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in July 2006; and

      o     the offered certificates are settled on June 28, 2006.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted
Average Net Mortgage Rate and the various classes of the non-fixed rate interest-bearing certificates, namely the class , , and X certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per

                                       217

            annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net
            Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.1888% per annum to 8.1488%, with a weighted average of those Net
Mortgage Rates of 5.9170% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this offering prospectus.

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

                                       218

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

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      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

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provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of

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Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any sub-servicers;

      7.    the mortgage loan sellers;

      8.    each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      9.    any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by each master servicer or special servicer, as

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            applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan
            Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the extent consistent with the related Loan
            Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

      o     without regard to--

            1.    any relationship that each master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of each master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of each master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of each master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has

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            occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

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            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

            (i)     References to "UW DSCR (x)" and "DSCR" are references to
      debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments.
      However, debt

                                       225

      service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date; provided, however, for purposes of calculating the UW DSCR (x) provided in this offering prospectus with respect to 80 mortgage loans, representing approximately 49.49% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this offering prospectus with respect to eight (8) mortgage loans, representing approximately 13.95% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
      Properties--Additional Statistical Information", the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"
      basis. See Annex A-1 to this offering prospectus for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

            (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

            In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

            In determining the "revenue" component of UW Net Cash Flow for each
      Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
      (c) 5.0%. In determining rental revenue for

                                       226

      multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

            In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used,
      (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
      assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

            The borrowers' financial information used to determine UW Net Cash
      Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

            (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are
      references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
      Properties--Additional Statistical Information", the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this offering prospectus for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

            (iv)    References to "Maturity LTV %", "Maturity Date LTV Ratio" or
      "ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

            (v)     References to "Original Balance per Unit ($)" and "Cut-off
      Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

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            (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (vii)   References to "Admin. Fee %" for each mortgage loan
      represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this offering prospectus.

            (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

            (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

            (x)     References to "LO ()" represent, with respect to each
      mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()"
      represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

            (xi)    References to "Def ()" represent, with respect to each
      mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

            (xii)   References to "Occupancy %" are, with respect to any
      mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

                                       228

            (xiv)   References to "Upfront Engineering Reserve ($)" are
      references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

            (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                       229

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
         GROUP
LOAN #   1 OR 2   ORIGINATOR(1)   PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1       1          MLML        100 Summer Street                                100 Summer Street
   2       1           CRF        Penn Mutual Towers & Washington Square Garage    510-530 Walnut Street & 249 South 6th Street
   3       1           CRF        200 Paul                                         200 Paul Avenue
   4       1           CRF        CNL-Cirrus MOB Portfolio III                     Various
 4.01      1           CRF        North Central Medical                            9301 North Central Expressway
 4.02      1           CRF        The Medical Center at Craig Ranch                8080 South State Highway 121
 4.03      1           CRF        Denton Rehab Hospital                            2809 South Mayhill Road
 4.04      1           CRF        North Texas Professional Building                2817 South Mayhill Road
 4.05      1           CRF        Harvard Physicians Building                      4415 South Harvard Avenue
   5       1           CRF        Blairstone Office Building                       2601 Blair Stone Road
   6       1           CRF        BTR Capital Portfolio                            Various
 6.01      1           CRF        London Fog                                       1332 Londontown Road
 6.02      1           CRF        Arundel Village Plaza                            5501-5517 Ritchie Highway
 6.03      1           CRF        7205 Rutherford Road                             7205 Rutherford Road
 6.04      1           CRF        8200 Fischer Road                                8200 Fischer Road
 6.05      1           CRF        925 Todds Lane                                   925 Todds Lane
 6.06      1           CRF        6300 Erdman Avenue                               6300 Erdman Avenue
 6.07      1           CRF        6301 Eastern Avenue                              6301 Eastern Avenue
   7       2           CRF        Jefferson Block Apartments                       144 North Jefferson Street
   8       2           Key        Chestnut Hill Apartments                         4610 Weatherford Lane
   9       1           MLML       Pasadena Office Tower                            150 South Los Robles Avenue
  10       2           Key        Oak Hill Apartments                              6601 Oak Hill Circle
  11       1           MLML       31-10 Whitestone Expressway                      31-10 Whitestone Expressway
  12       1           CRF        Radisson Harbor View                             1646 Front Street
  13       2           MLML       North Park Apartments                            4890 North Backer Avenue
  14       1           CRF        Doubletree Club Hotel                            1515 Hotel Circle South
  15       1           MLML       Terra Nova Plaza                                 300-390 East H Street
  16       1           CRF        Gladstone Portfolio - OH & PA                    Various
 16.01     1           CRF        Blue Coral Headquarters                          5700 Lee Road
 16.02     1           CRF        Owens-Brockway                                   Route 219 North
 16.03     1           CRF        Waste Management                                 4630 Journal Street
  17       1           MLML       Homewood Suites - Rockaway                       10 The Promenade
  18       1           Key        Highlands Plaza                                  15 & 25 Roberts Drive & 605 Foundry Street
  19       1           CRF        Shelbourne Square Shopping Center                5400-5580 Perkiomen Avenue
  20       1           CRF        Perimeter I                                      17851 North 85th Street
  21       1           MLML       Times Square Shopping Center                     3015-3171 West Shaw Avenue
  22       1           Key        Marketplace of Matteson Shopping Center          4200-4330 West Lincoln Highway
  23       2           CRF        Clive, IA Multifamily Portfolio                  Various
 23.01     2           CRF        West Winds Apartments                            8190 Harbach Boulevard
 23.02     2           CRF        Crest Manor                                      1872 Northwest 82nd Street
 23.03     2           CRF        Crestview Apartments                             1940 Northwest 82nd Street
 23.04     2           CRF        Crestland Apartments                             8450 Franklin Avenue
 23.05     2           CRF        Westridge Apartments                             8330 Harbach Boulevard
 23.06     2           CRF        Capri Apartments                                 8465 Clark Street
 23.07     2           CRF        Crestwood Apartments                             1565 Northwest 84th Street
  24       1           CRF        Sam's Club Timonium                              15 Texas Station Court
  25       1           MLML       BSH Industrial                                   300 Executive Parkway
  26       1           CRF        Radisson Hotel - San Francisco Airport           5000 Sierra Point Parkway
  27       1           CRF        College Center                                   28161 - 28241 Marguerite Parkway
  28       2           Key        Lakes of Olentangy Apartments                    396 Summerwind Lane
  29       1           Key        Giant Eagle Portfolio                            Various
 29.01     1           Key        Hartville Center - Giant Eagle                   855-907 West Maple Street
 29.02     1           Key        Green Giant Eagle                                1700 Corporate Woods Parkway
  30       1           Key        Oasis of Bermuda Dunes Apartments                79090 42nd Avenue
  31       1           CRF        Shoomer Retail Building                          305 East 9th Street
  32       2           CRF        Dayton Crossing                                  2570 South Dayton Way
  33       2           CRF        Woodstream Village                               10050 East Harvard Avenue
  34       1           Key        Denton Medical Office                            3000 I-35 East, Building 200
  35       1           MLML       Hilton Garden Inn - Bridgewater                  500 Promenade Boulevard
  36       1           CRF        Northridge Shopping Center                       7790 West 80th Avenue
  37       1           CRF        Public Square Garage                             350 Deaderick Street
  38       1           Key        Dublin Plaza                                     225-373 West Bridge Street
  39       1           Key        Harbor Plaza Shopping Center                     4928 Point Fosdick Drive NW
  40       1           MLML       O'Shea MHP Portfolio                             Various
 40.01     1           MLML       Shady Rest MHP                                   3612 East Shod Street
 40.02     1           MLML       Brentwood Estates                                3278 Brentwood Drive
 40.03     1           MLML       Village Square MHP                               875 West Grand River Avenue
 40.04     1           MLML       Vaughan Village                                  2115 East Evergreen Drive
 40.05     1           MLML       Pebble Creek MHC                                 1154 Roger Court
 40.06     1           MLML       Leslie Estates                                   714 Mill Street
  41       1           Key        Cedar - Pennsboro Commons Shopping Center        308 East Penn Drive
           2           CRF        GRAOCH Apt. Crossed Notes                        Various
  42       2           CRF        Briarwood Village                                1711 Bowie School Drive
  43       2           CRF        Marina Club at Baytown                           1200 Missouri Street
  44       2           CRF        Dickinson Arms Apartments                        3301 Hughes Lane
  45       2           Key        Eastpointe Lake Apartments                       509 Waterside View Drive
  46       1           MLML       HEI Building                                     4801 North 63rd Street
  47       1           MLML       Ridgeview Office Building                        W233 N2095 Ridgeview Parkway
  48       1           MLML       Foothill Plaza                                   765 East Foothill Boulevard
  49       2           CRF        Sunset View Apartments                           2101 SW Sunset Boulevard
  50       1           CRF        Hampton Inn - Plantation Florida                 7801 Southwest 6th Street
  51       1           CRF        The Lab                                          2930 Bristol Street
  52       1           Key        Rivergate Business Center                        600 Broadway Street
  53       1           CRF        655 Airpark Road                                 655 Airpark Road
  54       1           Key        Northwest Kinetics Building                      3615 Pacific Avenue
  55       1           MLML       Woodland Crossings                               1366-1388 East Main Street
  56       1           CRF        Meridian Business Center                         1 Scrivner Drive
  57       1           CRF        USA Market                                       3001 Northwest 79th Street
  58       1           MLML       Spectrum Technology                              4860 Ruffin Road
  59       1           Key        Centennial Hanford Shopping Center               186-208 North 12th Avenue
  60       1           CRF        Maple Ridge Plaza                                4220 Maple Road
  61       1           CRF        Spring Glen Medical Center                       2200 Whitney Avenue
  62       1           CRF        Atlanta Airport Distribution                     2251 Sylvan Road
  63       1           CRF        Gulfstream Aerospace Building                    135 Crossroads Parkway
  64       1           Key        The Promontory Office Park                       406, 408,412,414 and 416 Higuera Street
  65       1           Key        Claremore Medical Arts Plaza                     1507 North Florence Avenue
  66       1           Key        Roseland Shopping Center                         46509, 46663 & 46719 Hayes Road
  67       1           CRF        Aramark Corporation Warehouse                    100 Wearguard Drive
  68       1           Key        Shaw's Supermarket                               820 Waterbury-Stowe Road
  69       1           Key        Roseville Office                                 300 Harding Boulevard
  70       1           CRF        16 West 22nd Street                              16 West 22nd Street
  71       1           Key        Waterfall Shoppes                                5070, 5088, & 5110 28th Street SE
           1           MLML       Shikary Portfolio                                Various
  72       1           MLML       Hilton Garden Inn - Wooster                      959 Dover Road
  73       1           MLML       Hampton Inn - Wooster                            4253 Burbank Road
  74       1           MLML       Hampton Inn - New Philadelphia                   1299 West High Avenue
  75       2           CRF        The Crossings Apartments                         6256 Hillandale Drive
  76       1           CRF        Hermosa Storage Center                           8949 Hermosa Avenue
  77       1           CRF        Savers Plaza                                     16816 North 35th Avenue, 3517-3561 West Bell Road
  78       1           Key        Pioneer Plaza                                    2210 South Fielder Road
  79       1           CRF        Extra Space Storage - Hollywood                  430 North Dixie Highway
  80       1           Key        Crown Plaza Office                               2730 Gateway Oaks Drive
  81       2           Key        Eastgate Village                                 776 Old State Route 74
  82       1           CRF        6018 & 6022 Variel Avenue                        6018 & 6022 Variel Avenue
 82.01     1           CRF        6018 Variel Avenue                               6018 Variel Avenue
 82.02     1           CRF        6022 Variel Avenue                               6022 Variel Avenue
  83       1           Key        Slauson Self Storage                             11701 Slauson Avenue
  84       1           Key        Power Self Storage - Ventura                     1661 South Victoria Avenue
           1           MLML       Holiday Inn/Best Western Portfolio               Various
  85       1           MLML       Holiday Inn - Owasso                             7551 North Owasso Expressway
  86       1           MLML       Holiday Inn - Gilcrease                          2316 West Cameron Street
  87       1           MLML       Best Western - Ennis                             100 South Interstate 45
  88       2           MLML       Golden Pond II                                   4042 South Hillcrest Avenue
  89       1           CRF        16818 Via Del Campo                              16818 Via Del Campo Court
  90       1           MLML       Milton Park Shopping Center                      Route 5 and Route 16
  91       1           CRF        Residence Inn Milwaukee Bradfield                950 South Pinehurst Court
  92       1           MLML       Langer Farms Shopping Center                     15698 South West Tualatin Sherwood Road
  93       1           CRF        Santee & 12th                                    1153-1159 South Santee Street & 219-239
                                                                                   East 12th Street
  94       1           MLML       Best Buy - Ocoee                                 9537 West Colonial Drive
  95       1           MLML       Metro Gateway Shopping Center                    SEC Peoria Avenue & 35th Avenue
  96       1           Key        Hupps Mill Plaza                                 2219 Wilborn Avenue
  97       1           CRF        Hampton Inn Denver-West / Golden                 17150 West Colfax Avenue
  98       1           Key        Power Self Storage - Long Beach                  2506 and 2507 Atlantic Avenue
  99       1           CRF        Comfort Inn El Paso                              900 North Yarbrough Drive
  100      2           CRF        Ashford Park Apartments                          2700 South Dairy Ashford
  101      1           CRF        Hampton Inn Glenwood Springs                     401 West 1st Street
  102      1           Key        Hungarybrook Shopping Center                     1200-1300 Concord Avenue
  103      1           MLML       405 Main Street                                  405 Main Street
  104      2           Key        Carriage Hills Apartments                        5601 Calmar Drive
  105      1           Key        Gateway Plaza                                    9430-9532 East Whittier Boulevard
  106      1           CRF        La Guardia Dollar Rent a Car                     22-61 94th Street
  107      1           CRF        180 North Executive Drive                        180 North Executive Drive
  108      1           CRF        Spring Medical                                   6226 East Spring Street
  109      1           CRF        Martin Biscuit Building                          2901 Second Avenue South
  110      1           CRF        Bishop Mobile Home Park                          1349 Glenwood Lane
  111      1           Key        The Storage Center - Baton Rouge                 6536 Florida Boulevard
  112      1           CRF        Boeing Clearlake                                 13150 Space Center Boulevard
  113      1           CRF        Chinatown Square Mall                            5379 New Peachtree Road
  114      1           CRF        West Lake Houston Center                         7602 FM 1960 East
  115      1           CRF        Holiday Inn Express Glenwood Springs             501 West 1st Street
  116      2           CRF        Snug Harbor Townhomes                            383 Denise Road
  117      1           MLML       Avery Dennison                                   31330 Oak Crest Drive
  118      1           Key        Genoa Square Shopping Center                     5275 & 5803 Maxtown Road
  119      2           MLML       Brookview Apartments                             1940 West University Drive
  120      1           CRF        Towne Place Suites - Greenville                  75 Mall Connector Road
  121      2           CRF        Ridgeland Heights Apartments                     314 Ridgeland Court
  122      1           CRF        Fedex Distribution Center                        15 New Industrial Way
  123      2           Key        Woodridge Apartments                             1895 & 1935 H Street
  124      1           Key        Chandler Gateway Retail Center                   1020 North 54th Street
  125      1           Key        Extra Space of Pico Rivera                       9612 Beverly Boulevard
  126      1           MLML       Hutchins Warehouse                               1709 I-45 South
  127      1           CRF        Digital Insight Corporation Building             5720 Peachtree Parkway
  128      1           CRF        Alpine Vista Village MHP                         419 East 57th Street
  129      1           Key        Uxbridge CVS                                     323 North Main Street and Hartford Avenue
  130      1           MLML       TownPlace Suites by Marriott                     9444 East 29th Street North
  131      1           CRF        La Quinta Inn & Suites Willowbrook               18828 State Highway 249
  132      1           CRF        The Centre at Yorktown Crossing                  5535-5571 State Highway 6 North
  133      1           MLML       Camp Verde Retail                                522 West Finnie Flats Road
  134      1           CRF        Warwick Regis Hotel                              490 Geary Street
  135      2           Key        Pinebrook Tower Apartments                       1235-1331 Shaffer Drive
  136      1           Key        Kings Crossing Place                             2855 West Lake Houston Parkway
  137      1           Key        Park Plaza Town Center Building 10               26705 Aliso Creek Road
  138      1           CRF        Linden Creek Point Office                        420 Linden Creek Parkway
  139      1           CRF        Liberty Plaza                                    8330 Long Beach Boulevard
  140      1           Key        Carnegie Corporate Plaza                         6180 and 6190 Cochran Road
  141      1           CRF        AAA Storage - Market Street                      2202 North Market Street
  142      1           CRF        AAA Storage - Rodd Field                         1951 Rodd Field Road
  143      1           CRF        STS Consulting Building                          1305 Kepler Drive
  144      2           CRF        Fairview Apartments                              1001 West 3rd Avenue
  145      2           CRF        Towne East Village                               9060 FM 78
  146      1           Key        Compass Group Building                           4808 Chesapeake Drive
  147      1           Key        Verizon Wireless & Mens Warehouse Retail Center  19222 Gulf Freeway
  148      1           MLML       Forum Shops                                      108 Osbourne Way
  149      1           CRF        Manhattan Pointe Plaza                           220 North Aviation Boulevard
  150      1           Key        Citrus Heights Office                            7745 Greenback Lane
  151      1           CRF        Bullshead Plaza                                  855 West Main Street
  152      1           CRF        AAA Storage - Webster                            18211 State Highway 3
  153      1           CRF        Ridgeview Marketplace                            6066-6082 Stetson Hills Boulevard
  154      1           Key        Hemlock Shops                                    8150-8180 West 135th Street
  155      1           Key        Tiffin Rite-Aid                                  530 West Market Street
  156      1           CRF        Babies 'R' Us - Simi Valley Ground Lease         North of Simi Town Center Way and West of
                                                                                   First Street
  157      1           CRF        AAA Storage - Ayers                              5560 Ayers Street
  158      1           CRF        Goldmine Village Shopping Center                 340 Wal-Mart Way
  159      1           Key        Peoria Crossings Phase II                        9280 and 9282 West Northern Avenue
  160      1           CRF        AAA Storage - Cunningham Avenue                  1710 North Cunningham Avenue
  161      1           CRF        Douglasville Medical Office                      6025 Professional Parkway
  162      1           Key        Talpier Davis Retail                             3200 Trindle Road
  163      1           CRF        AAA Storage - Pearland                           225 CR 129
  164      1           CRF        Fifth Avenue Retail Center                       5995 Preston Road
  165      1           CRF        Plano Retail                                     601 15th Street
  166      1           CRF        AAA Storage - Alvin                              3863 FM 528
  167      1           CRF        AAA Storage - Storage Briley                     5916 Robertson Avenue
  168      1           CRF        El Centro Town Center                            2029-2049 Imperial Avenue
  169      1           CRF        Food City                                        2600 West 16th Street
  170      2           CRF        Paragon Pointe                                   1250 Donnelly Avenue Southwest
  171      1           CRF        South Post Oak Shopping Center                   16101 South Post Oak
  172      1           MLML       Hawthorn Retail Plaza                            3545 Pine Ridge Road
  173      1           CRF        Wachovia at MetroCorp Center                     4210 Northwest 37th Place
  174      1           CRF        Adelmann Building                                622 West Idaho Street
  177      1           Key        Marathon Plaza                                   8040 East Morgan Trail
  175      1           CRF        Brooksville Commons                              7179 Broad Street
  176      1           Key        The Commons at Royal Palm Beach                  551-553 North State Road 7
  178      1           CRF        Pembroke Shoppes                                 12393-12399 Pembroke Road
  179      1           CRF        Surfton Place                                    1550 South Custer Road
  180      1           CRF        Eastgate Industrial Center                       441 Eastgate Road
  181      1           CRF        San Rafael RV Park                               742 West Francisco Boulevard
  182      1           CRF        AAA Storage - Buda                               227 Park 35 Cove North
  183      1           CRF        Quail Parkway                                    2980 and 2990 Sunridge Heights Parkway
  184      1           CRF        Telshor Business Center                          425 South Telshor Boulevard
  185      1           CRF        Brown Park Plaza                                 4490 Cemetery Road
  186      1           CRF        CVS - Auburn, GA                                 1685 Atlanta Highway at Auburn Road
  187      1           CRF        Bank of America Houston                          18603 Kuykendahl Road
  188      1           CRF        AAA Storage - Katy Super Storage                 24620 Franz Road
  189      2           CRF        Carolina Acres Apts                              1118 Boundary Street
  190      1           CRF        Estabrook - Fontana Self Storage                 8004 Palmetto Avenue
  191      1           CRF        Big Ten Mini Storage                             788 South Vella Road

                                                                 NUMBER OF    PROPERTY               PROPERTY
LOAN #   CITY                STATE   ZIP CODE       COUNTY       PROPERTIES   TYPE                   SUBTYPE
---------------------------------------------------------------------------------------------------------------------------------

   1     Boston               MA      02110    Suffolk                1       Office                 CBD
   2     Philadelphia         PA      19106    Philadelphia           1       Office                 CBD/Parking Garage
   3     San Francisco        CA      94124    San Francisco          1       Other                  Telecommunication/Warehouse
   4     Various            Various  Various   Various                5       Office                 Medical/Surgical
 4.01    Dallas               TX      75231    Dallas                 1       Office                 Medical
 4.02    McKinney             TX      75070    Collin                 1       Office                 Medical
 4.03    Denton               TX      76208    Denton                 1       Office                 Surgical Center
 4.04    Denton               TX      76208    Denton                 1       Office                 Medical
 4.05    Tulsa                OK      74135    Tulsa                  1       Office                 Medical
   5     Tallahassee          FL      32399    Leon                   1       Office                 Suburban
   6     Various              MD     Various   Various                7       Various                Various
 6.01    Eldersburg           MD      21784    Carroll                1       Industrial             Office/Warehouse
 6.02    Brooklyn Park        MD      21225    Anne Arundel           1       Retail                 Unanchored
 6.03    Windsor Mill         MD      21224    Baltimore              1       Industrial             Warehouse
 6.04    Dundalk              MD      21222    Baltimore              1       Industrial             Warehouse
 6.05    Rosedale             MD      21237    Baltimore              1       Other                  Industrial
 6.06    Baltimore            MD      21205    Baltimore              1       Industrial             Warehouse
 6.07    Baltimore            MD      21224    Baltimore              1       Industrial             Warehouse
   7     Milwaukee            WI      53202    Milwaukee              1       Multifamily            Mid Rise
   8     Columbus             OH      43230    Franklin               1       Multifamily            Garden
   9     Pasadena             CA      91101    Los Angeles            1       Office                 Suburban
  10     Rensselaer           NY      12144    Rensselaer             1       Multifamily            Garden
  11     Flushing             NY      11354    Queens                 1       Industrial             Flex
  12     San Diego            CA      92101    San Diego              1       Hospitality            Full Service
  13     Frenso               CA      93726    Fresno                 1       Multifamily            Garden
  14     San Diego            CA      92108    San Diego              1       Hospitality            Full Service
  15     Chula Vista          CA      91910    San Diego              1       Retail                 Shadow Anchored
  16     Various            Various  Various   Various                3       Industrial             Warehouse
 16.01   Maple Heights        OH      44137    Cuyahoga               1       Industrial             Warehouse
 16.02   Snyder Township      PA      15824    Jefferson              1       Industrial             Warehouse
 16.03   Columbus             OH      43228    Franklin               1       Industrial             Warehouse
  17     Edgewater            NJ      07020    Bergen                 1       Hospitality            Limited Service
  18     Easton               MA      02375    Bristol                1       Retail                 Anchored
  19     Exeter               PA      19606    Berks                  1       Retail                 Anchored
  20     Scottsdale           AZ      85255    Maricopa               1       Office                 Suburban
  21     Fresno               CA      93711    Fresno                 1       Retail                 Anchored
  22     Matteson             IL      60443    Cook                   1       Retail                 Anchored
  23     Clive                IA      50325    Polk                   7       Multifamily            Garden
 23.01   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.02   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.03   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.04   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.05   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.06   Clive                IA      50325    Polk                   1       Multifamily            Garden
 23.07   Clive                IA      50325    Polk                   1       Multifamily            Garden
  24     Timonium             MD      21093    Baltimore              1       Retail                 Anchored
  25     New Bern             NC      28562    Craven                 1       Industrial             Warehouse
  26     Brisbane             CA      94005    San Mateo              1       Hospitality            Full Service
  27     Mission Viejo        CA      92692    Orange                 1       Retail                 Unanchored
  28     Lewis Center         OH      43035    Delaware               1       Multifamily            Garden
  29     Various              OH     Various   Various                2       Retail                 Various
 29.01   Hartville            OH      44632    Stark                  1       Retail                 Anchored
 29.02   Green                OH      44685    Summit                 1       Retail                 Single Tenant
  30     Bermuda Dunes        CA      92203    Riverside              1       Multifamily            Garden
  31     Los Angeles          CA      90015    Los Angeles            1       Retail                 Unanchored
  32     Denver               CO      80231    Denver                 1       Multifamily            Mid Rise
  33     Denver               CO      80231    Denver                 1       Multifamily            Garden
  34     Denton               TX      76210    Denton                 1       Office                 Medical
  35     Bridgewater          NJ      08807    Somerset               1       Hospitality            Limited Service
  36     Arvada               CO      80003    Jefferson              1       Retail                 Anchored
  37     Nashville            TN      37201    Davidson               1       Other                  Parking Garage / Office
  38     Dublin               OH      43017    Franklin               1       Retail                 Anchored
  39     Gig Harbor           WA      98335    Pierce                 1       Retail                 Anchored
  40     Various              MI     Various   Various                6       Manufactured Housing   Manufactured Housing
 40.01   Bay City             MI      48706    Bay                    1       Manufactured Housing   Manufactured Housing
 40.02   Bay City             MI      48706    Bay                    1       Manufactured Housing   Manufactured Housing
 40.03   Williamston          MI      48895    Ingham                 1       Manufactured Housing   Manufactured Housing
 40.04   Caro                 MI      48723    Tuscola                1       Manufactured Housing   Manufactured Housing
 40.05   Reese                MI      48757    Tuscola                1       Manufactured Housing   Manufactured Housing
 40.06   Leslie               MI      49251    Ingham                 1       Manufactured Housing   Manufactured Housing
  41     Enola                PA      17025    Cumberland             1       Retail                 Anchored
         Various              TX     Various   Various                3       Multifamily            Garden
  42     Baytown              TX      77520    Harris                 1       Multifamily            Garden
  43     Baytown              TX      77520    Harris                 1       Multifamily            Garden
  44     Dickinson            TX      77539    Galveston              1       Multifamily            Garden
  45     Blacklick            OH      43004    Franklin               1       Multifamily            Garden
  46     Boulder              CO      80301    Boulder                1       Industrial             Flex
  47     Pewaukee             WI      53714    Waukesha               1       Office                 Suburban
  48     San Luis Obispo      CA      93405    San Luis Obispo        1       Retail                 Anchored
  49     Renton               WA      98055    King                   1       Multifamily            Garden
  50     Plantation           FL      33324    Broward                1       Hospitality            Limited Service
  51     Costa Mesa           CA      92626    Orange                 1       Retail                 Anchored
  52     Kansas City          MO      64105    Jackson                1       Office                 CBD
  53     Napa                 CA      94558    Napa                   1       Industrial             Warehouse
  54     Tacoma               WA      98418    Pierce                 1       Office                 Medical
  55     Woodland             CA      95776    Yolo                   1       Retail                 Unanchored
  56     Cheektowaga          NY      14225    Erie                   1       Industrial             Warehouse
  57     Miami                FL      33147    Miami-Dade             1       Retail                 Unanchored
  58     San Diego            CA      92123    San Diego              1       Office                 Suburban
  59     Hanford              CA      93230    Kings                  1       Retail                 Anchored
  60     Amherst              NY      14226    Erie                   1       Retail                 Anchored
  61     Hamden               CT      06518    New Haven              1       Office                 Medical
  62     East Point           GA      30344    Fulton                 1       Industrial             Warehouse
  63     Savannah             GA      31407    Chatham                1       Office                 Suburban
  64     San Luis Obispo      CA      93401    San Luis Obispo        1       Office                 Suburban
  65     Claremore            OK      74017    Rogers                 1       Office                 Medical
  66     Shelby Township      MI      48315    Macomb                 1       Retail                 Unanchored
  67     Hanover              MA      02339    Plymouth               1       Industrial             Warehouse
  68     Waterbury            VT      05672    Washington             1       Retail                 Single Tenant
  69     Roseville            CA      95678    Placer                 1       Office                 Suburban
  70     New York             NY      10010    New York               1       Office                 CBD
  71     Grand Rapids         MI      49512    Kent                   1       Retail                 Shadow Anchored
         Various              OH     Various   Various                3       Hospitality            Various
  72     Wooster              OH      44691    Wayne                  1       Hospitality            Full Service
  73     Wooster              OH      44691    Wayne                  1       Hospitality            Limited Service
  74     New Philadelphia     OH      44663    Tuscarawas             1       Hospitality            Limited Service
  75     Lithonia             GA      30058    Dekalb                 1       Multifamily            Garden
  76     Rancho Cucamonga     CA      91730    San Bernardino         1       Self Storage           Self Storage
  77     Phoenix              AZ      85053    Maricopa               1       Retail                 Anchored
  78     Arlington            TX      76013    Tarrant                1       Retail                 Anchored
  79     Hollywood            FL      33020    Broward                1       Self Storage           Self Storage
  80     Sacramento           CA      95833    Sacramento             1       Office                 Suburban
  81     Cincinnati           OH      45245    Clermont               1       Multifamily            Independent Living
  82     Woodland Hills       CA      91367    Los Angeles            2       Various                Various
 82.01   Woodland Hills       CA      91367    Los Angeles            1       Self Storage           Self Storage
 82.02   Woodland Hills       CA      91367    Los Angeles            1       Office                 Suburban
  83     Santa Fe Springs     CA      90670    Los Angeles            1       Self Storage           Self Storage
  84     Ventura              CA      93003    Ventura                1       Self Storage           Self Storage
         Various            Various  Various   Various                3       Hospitality            Limited Service
  85     Owasso               OK      74055    Tulsa                  1       Hospitality            Limited Service
  86     Tulsa                OK      74127    Tulsa                  1       Hospitality            Limited Service
  87     Ennis                TX      75119    Ellis                  1       Hospitality            Limited Service
  88     Springfield          MO      65807    Greene                 1       Multifamily            Garden
  89     San Diego            CA      92127    San Diego              1       Office                 Medical
  90     Milton               DE      19968    Sussex                 1       Retail                 Anchored
  91     Brookfield           WI      53005    Waukesha               1       Hospitality            Limited Service
  92     Sherwood             OR      97140    Washington             1       Retail                 Shadow Anchored
  93     Los Angeles          CA      90015    Los Angeles            1       Retail                 Unanchored
  94     Ocoee                FL      34761    Orange                 1       Retail                 Single Tenant
  95     Phoenix              AZ      85029    Maricopa               1       Retail                 Shadow Anchored
  96     South Boston         VA      24592    Halifax                1       Retail                 Anchored
  97     Golden               CO      80401    Jefferson              1       Hospitality            Limited Service
  98     Long Beach           CA      90806    Los Angeles            1       Self Storage           Self Storage
  99     El Paso              TX      79915    El Paso                1       Hospitality            Limited Service
  100    Houston              TX      77082    Harris                 1       Multifamily            Garden
  101    Glenwood Springs     CO      81601    Garfield               1       Hospitality            Limited Service
  102    Richmond             VA      23228    Henrico                1       Retail                 Anchored
  103    Houston              TX      77002    Harris                 1       Office                 CBD
  104    Montgomery           AL      36116    Montgomery             1       Multifamily            Garden
  105    Pico Rivera          CA      90660    Los Angeles            1       Retail                 Unanchored
  106    East Elmhurst        NY      11369    Queens                 1       Retail                 Single Tenant
  107    Brookfield           WI      53005    Waukesha               1       Office                 Suburban
  108    Long Beach           CA      90815    Los Angeles            1       Office                 Medical
  109    Birmingham           AL      35233    Jefferson              1       Office                 CBD
  110    Bishop               CA      95314    Inyo                   1       Manufactured Housing   Manufactured Housing
  111    Baton Rouge          LA      70806    East Baton Rouge       1       Self Storage           Self Storage
  112    Houston              TX      77059    Harris                 1       Industrial             Flex
  113    Chamblee             GA      30341    Dekalb                 1       Retail                 Anchored
  114    Humble               TX      77346    Harris                 1       Retail                 Anchored
  115    Glenwood Springs     CO      81601    Garfield               1       Hospitality            Limited Service
  116    Rochester            NY      14612    Monroe                 1       Multifamily            Garden
  117    Westlake Village     CA      91361    Los Angeles            1       Office                 Suburban
  118    Westerville          OH      43082    Delaware               1       Retail                 Shadow Anchored
  119    Mesa                 AZ      85201    Maricopa               1       Multifamily            Garden
  120    Greenville           SC      29607    Greenville             1       Hospitality            Limited Service
  121    Holland              MI      49423    Ottawa                 1       Multifamily            Garden
  122    Warren               RI      02885    Bristol                1       Industrial             Warehouse
  123    Arcata               CA      95521    Humboldt               1       Multifamily            Student Housing
  124    Chandler             AZ      85226    Maricopa               1       Retail                 Shadow Anchored
  125    Pico Rivera          CA      90660    Los Angeles            1       Self Storage           Self Storage
  126    Hutchins             TX      75141    Dallas                 1       Industrial             Warehouse
  127    Norcross             GA      30092    Gwinnett               1       Office                 Single Tenant
  128    Loveland             CO      80538    Larimer                1       Manufactured Housing   Manufactured Housing
  129    Uxbridge             MA      01569    Worcester              1       Retail                 Single Tenant
  130    Wichita              KS      67226    Sedgwick               1       Hospitality            Extended Stay
  131    Houston              TX      77070    Harris                 1       Hospitality            Limited Service
  132    Houston              TX      77084    Harris                 1       Retail                 Unanchored
  133    Camp Verde           AZ      86322    Yavapai                1       Retail                 Anchored
  134    San Francisco        CA      94102    San Francisco          1       Hospitality            Limited Service
  135    Lorain               OH      44053    Lorain                 1       Multifamily            Garden
  136    Houston              TX      77339    Harris                 1       Retail                 Unanchored
  137    Aliso Viejo          CA      92656    Orange                 1       Retail                 Shadow Anchored
  138    Flint                MI      48507    Genesee                1       Office                 Flex Office
  139    South Gate           CA      90280    Los Angeles            1       Retail                 Unanchored
  140    Solon                OH      44139    Cuyahoga               1       Mixed Use              Office/Industrial
  141    Champaign            IL      61822    Champaign              1       Self Storage           Self Storage
  142    Corpus Christi       TX      78412    Nueces                 1       Self Storage           Self Storage
  143    Green Bay            WI      54311    Brown                  1       Office                 Single Tenant
  144    Indianola            IA      50125    Warren                 1       Multifamily            Garden
  145    Converse             TX      78109    Bexar                  1       Multifamily            Garden
  146    Charlotte            NC      28216    Mecklenburg            1       Industrial             Flex
  147    Friendswood          TX      77546    Harris                 1       Retail                 Shadow Anchored
  148    Georgetown           KY      40324    Scott                  1       Retail                 Shadow Anchored
  149    Manhattan Beach      CA      90266    Los Angeles            1       Retail                 Unanchored
  150    Citrus Heights       CA      95610    Sacramento             1       Office                 Suburban
  151    Rochester            NY      14611    Monroe                 1       Retail                 Unanchored
  152    Webster              TX      77598    Harris                 1       Self Storage           Self Storage
  153    Colorado Springs     CO      80922    El Paso                1       Retail                 Shadow Anchored
  154    Overland Park        KS      66223    Johnson                1       Retail                 Unanchored
  155    Tiffin               OH      44883    Seneca                 1       Retail                 Single Tenant
  156    Simi Valley          CA      93063    Ventura                1       Other                  Retail
  157    Corpus Christi       TX      78415    Nueces                 1       Self Storage           Self Storage
  158    Dahlonega            GA      30533    Lumpkin                1       Retail                 Shadow Anchored
  159    Glendale             AZ      85305    Maricopa               1       Retail                 Shadow Anchored
  160    Urbana               IL      61802    Champaign              1       Self Storage           Self Storage
  161    Douglasville         GA      30134    Douglas                1       Office                 Medical
  162    Camp Hill            PA      17011    Cumberland             1       Retail                 Shadow Anchored
  163    Pearland             TX      77581    Brazoria               1       Self Storage           Self Storage
  164    Frisco               TX      75034    Collin                 1       Retail                 Unanchored
  165    Plano                TX      75075    Collin                 1       Retail                 Unanchored
  166    Alvin                TX      77511    Brazoria               1       Self Storage           Self Storage
  167    Nashville            TN      37209    Davidson               1       Self Storage           Self Storage
  168    El Centro            CA      92243    Imperial               1       Retail                 Unanchored
  169    Yuma                 AZ      85364    Yuma                   1       Retail                 Single Tenant
  170    Atlanta              GA      30310    Fulton                 1       Multifamily            Garden
  171    Houston              TX      77053    Fort Bend              1       Retail                 Unanchored
  172    Naples               FL      34109    Collier                1       Retail                 Unanchored
  173    Gainesville          FL      32606    Alachua                1       Office                 CBD
  174    Boise                ID      83702    Ada                    1       Retail                 Anchored
  177    Scottsdale           AZ      85258    Maricopa               1       Office                 Suburban
  175    Brooksville          FL      34601    Hernando               1       Retail                 Unanchored
  176    Royal Palm Beach     FL      33411    Palm Beach             1       Retail                 Shadow Anchored
  178    Pembroke Pines       FL      33024    Broward                1       Retail                 Unanchored
  179    McKinney             TX      75071    Collin                 1       Retail                 Unanchored
  180    Henderson            NV      89015    Clark                  1       Industrial             Warehouse
  181    San Rafael           CA      94901    Marin                  1       Manufactured Housing   Manufactured Housing
  182    Buda                 TX      78610    Hays                   1       Self Storage           Self Storage
  183    Las Vegas            NV      89052    Clark                  1       Office                 Suburban
  184    Las Cruces           NM      88011    Dona Ana               1       Office                 Suburban
  185    Hilliard             OH      43026    Franklin               1       Retail                 Anchored
  186    Auburn               GA      30011    Barrow                 1       Retail                 Single Tenant
  187    Spring               TX      77379    Harris                 1       Retail                 Anchored
  188    Katy                 TX      77493    Harris                 1       Self Storage           Self Storage
  189    Conway               SC      29526    Horry                  1       Multifamily            Garden
  190    Fontana              CA      92336    San Bernardino         1       Self Storage           Self Storage
  191    Palm Springs         CA      92264    Riverside              1       Self Storage           Self Storage

                                          MOST RECENT           MOST RECENT               UW             UW
LOAN #   2003 NOI ($)    2004 NOI ($)       NOI ($)              NOI DATE            REVENUES ($)   EXPENSES ($)       UW NOI ($)
---------------------------------------------------------------------------------------------------------------------------------

   1       11,245,452      16,631,739      21,311,546                   12/31/2005    42,136,321    18,955,416        23,180,905
   2        7,947,437       8,214,003       7,021,224                   12/31/2005    18,479,734     8,930,271         9,549,463
   3       10,008,786      10,514,736      10,498,192                   12/31/2004    17,229,452     5,890,444        11,339,008
   4                                                                                   7,983,550     3,164,405         4,819,145
 4.01                                                                                  3,809,066     1,535,867         2,273,199
 4.02                                                                                  1,275,504       514,093           761,411
 4.03                                                                                  1,477,758       511,853           965,905
 4.04                                                                                    964,651       376,982           587,669
 4.05                                                                                    456,571       225,610           230,961
   5                        3,351,090       3,418,476                   10/30/2005     4,759,586     1,187,728         3,571,858
   6          423,828       1,415,133       1,870,407                   12/31/2005     4,498,673     1,477,680         3,020,993
 6.01                                         161,487                   12/31/2005     1,737,698       797,515           940,183
 6.02                         436,031         407,470                   12/31/2005       726,528       182,498           544,030
 6.03         393,652         409,128         419,945                   12/31/2005       434,451        59,384           375,067
 6.04                         124,674         245,895                   12/31/2005       729,454       257,155           472,299
 6.05                                         252,467                   12/31/2005       313,634        53,409           260,225
 6.06                         270,937         164,020                   12/31/2005       291,542        84,726           206,816
 6.07          30,176         174,363         219,123                   12/31/2005       265,366        42,993           222,373
   7          720,462       1,609,774       1,791,117                    2/28/2006     3,987,779     1,272,344         2,715,435
   8        2,450,859       2,414,874       2,461,759              2/28/2006 (TTM)     4,180,276     1,629,058         2,551,218
   9        3,148,638       2,912,413       2,831,077              3/31/2006 (TTM)     4,237,543     1,552,126         2,685,417
  10                                        3,295,166    3/31/2006 (T2 Annualized)     3,362,764     1,216,303         2,146,461
  11                                                                                   3,361,300       427,960         2,933,339
  12                        2,011,953       2,551,751                   11/30/2005    11,556,101     8,394,187         2,699,670
  13                          950,800       1,960,721    4/30/2006 (T8 Annualized)     3,069,030     1,239,097         1,829,933
  14        1,785,323       1,966,767       2,455,181                   12/31/2005     9,468,451     6,997,019         2,471,432
  15        2,266,824       2,318,476       2,340,853              2/28/2006 (TTM)     3,444,641     1,146,632         2,300,009
  16                                                                                   2,634,851       777,912         1,856,939
 16.01                                                                                 1,351,126       454,412           896,714
 16.02                                                                                   923,191       229,279           693,912
 16.03                                                                                   360,534        94,221           266,313
  17                                        2,147,013   4/30/2006 (T11 Annualized)     4,349,007     2,455,966         1,893,042
  18                                                                                   2,054,780       509,275         1,545,505
  19                        1,578,603       1,559,271                   12/31/2005     2,363,374       726,449         1,636,925
  20                                                                                   2,368,920       765,008         1,603,912
  21        1,634,581       1,464,809       1,398,473                   12/31/2005     2,356,470       684,259         1,672,211
  22                                                                                   3,491,207     1,839,048         1,652,159
  23        1,480,242       1,398,457       1,642,058                   12/31/2005     2,911,388     1,373,170         1,538,218
 23.01        303,625         312,364         541,868                   12/31/2005       840,324       341,930           498,394
 23.02        463,566         429,584         444,226                   12/31/2005       847,104       410,516           436,588
 23.03        170,007         185,451         167,527                   12/31/2005       316,572       153,094           163,478
 23.04        185,981         168,040         157,067                   12/31/2005       310,274       150,278           159,996
 23.05        172,951         131,221         171,287                   12/31/2005       293,531       146,503           147,028
 23.06        123,851         113,902         104,084                   12/31/2005       198,412       120,099            78,313
 23.07         60,261          57,895          55,999                   12/31/2005       105,171        50,750            54,421
  24                                                                                   1,372,055        13,721         1,358,334
  25                                                                                   2,036,270       423,558         1,612,712
  26                          593,600         914,681                   12/31/2004     5,829,982     4,289,478         1,540,504
  27          985,767       1,146,473       1,164,943                   12/31/2005     1,783,310       410,845         1,372,465
  28        1,312,717       1,236,231       1,437,732    2/28/2006 (T2 Annualized)     2,207,315       997,618         1,209,697
  29        1,364,287       1,431,672       1,558,682    5/31/2006 (T5 Annualized)     1,852,465       488,095         1,364,370
 29.01        811,647         902,670         963,870    5/31/2006 (T5 Annualized)     1,158,056       299,405           858,650
 29.02        552,640         529,002         594,814    5/31/2006 (T5 Annualized)       694,409       188,690           505,719
  30                                                                                   1,848,281       677,991         1,170,290
  31        1,324,988       1,458,303       1,591,177                   12/31/2005     2,266,875       735,692         1,531,183
  32                        1,135,322       1,136,534                    2/28/2006     2,595,467     1,334,531         1,260,936
  33        1,208,169       1,165,726       1,142,630                    2/28/2006     2,578,814     1,332,693         1,246,121
  34                                        1,344,220    3/31/2006 (T3 Annualized)     1,803,750       538,132         1,265,618
  35        1,722,920       1,556,080       1,531,942              4/30/2006 (TTM)     4,009,609     2,547,953         1,461,656
  36        1,217,284       1,299,137       1,145,020                   12/31/2005     1,795,096       607,042         1,188,054
  37          918,784       1,037,243       1,242,727                   12/31/2005     2,098,291       978,162         1,120,129
  38        1,109,335         959,503       1,039,602              2/28/2006 (TTM)     1,615,282       532,410         1,082,872
  39        1,591,579       1,725,694       1,728,548    3/31/2006 (T3 Annualized)     2,086,236       402,982         1,683,254
  40        1,104,173       1,111,147       1,251,966                   12/31/2005     1,901,650       821,336         1,080,314
 40.01        270,082         271,416         295,187                   12/31/2005       431,329       165,323           266,006
 40.02        229,749         249,737         291,483                   12/31/2005       413,737       172,869           240,868
 40.03        160,881         171,885         180,614                   12/31/2005       312,026       162,051           149,975
 40.04        148,958         158,513         173,267                   12/31/2005       260,890       105,776           155,114
 40.05        142,993         116,766         147,493                   12/31/2005       221,122        99,455           121,667
 40.06        151,510         142,830         163,922                   12/31/2005       262,546       115,862           146,684
  41                        1,202,105       1,237,188    3/31/2006 (T3 Annualized)     1,662,704       378,508         1,284,196
              816,095         802,030       1,068,609                    3/31/2006     2,796,917     1,669,465         1,127,422
  42          504,205         424,470         465,936                    3/31/2006     1,177,655       665,461           512,194
  43          115,851         230,416         386,941                    3/31/2006     1,006,222       600,522           405,670
  44          196,039         147,144         215,732                    3/31/2006       613,040       403,482           209,558
  45          928,484         851,838         893,308    3/31/2006 (T3 Annualized)     1,787,324       835,673           951,651
  46                        1,350,726       1,356,069              1/31/2006 (TTM)     1,260,576        42,817         1,217,759
  47          982,108       1,035,114       1,062,911              3/31/2006 (TTM)     1,166,984       118,674         1,048,309
  48          789,792         976,438       1,001,312              3/31/2006 (TTM)     1,265,631       303,446           962,185
  49          755,962         888,111         933,359                    3/31/2006     1,932,950       946,284           986,666
  50          798,993       1,058,744       1,404,008                   12/31/2005     3,722,296     2,303,280         1,232,901
  51          941,839         907,521       1,071,770                   11/30/2005     1,695,790       538,231         1,157,559
  52          834,522         911,381         734,226    2/28/2006 (T2 Annualized)     2,114,578       949,286         1,165,292
  53                                                                                   1,094,400        32,832         1,061,568
  54                                                                                   1,448,014       469,231           978,783
  55                                                                                   1,465,662       356,746         1,108,915
  56        1,050,452       1,286,800       1,287,218                   10/31/2005     1,558,061       513,993         1,044,068
  57                        1,463,896       1,595,264                    9/30/2005     5,064,212     3,045,720         2,018,492
  58                                                                                   1,394,757       371,743         1,023,014
  59                                                                                   1,233,463       334,096           899,367
  60                          578,643         509,697                   12/31/2005     1,301,013       417,061           883,952
  61        1,293,504       1,403,072       1,348,223                   12/31/2005     2,332,797     1,157,951         1,174,846
  62          934,878       1,003,406       1,027,169                     3/1/2006     1,342,790       343,109           999,681
  63                                                                                   1,552,698       636,206           916,492
  64          820,620         844,591         889,551                   12/31/2005     1,207,616       328,474           879,142
  65                                        1,036,099    2/28/2006 (T5 Annualized)     1,200,600       344,075           856,525
  66          817,247         920,017       1,183,715                   12/31/2005     1,389,642       389,300         1,000,342
  67                                                                                     970,142       203,858           766,284
  68                                                                                     761,935        22,858           739,077
  69                                          430,301                   12/31/2005     1,155,984       359,516           796,468
  70        1,814,844       1,598,612       1,195,179                   12/31/2005     3,406,998     2,271,882         1,135,116
  71                                                                                     997,514       320,016           677,498
                                            1,040,232                   12/31/2005     4,146,969     3,065,403         1,081,566
  72                                          387,736                   12/31/2005     1,780,274     1,349,833           430,441
  73                          395,875         354,223                   12/31/2005     1,230,043       883,855           346,188
  74                          310,717         298,273                   12/31/2005     1,136,652       831,715           304,937
  75          653,125         673,208         536,982                   12/31/2005     1,498,176       789,854           708,322
  76          733,094         780,632         820,711                    3/31/2006     1,033,171       287,883           745,288
  77          614,899         749,031         722,158                   12/31/2005     1,101,846       379,048           722,798
  78          985,463         684,280         600,071    3/31/2006 (T3 Annualized)     1,050,938       343,326           707,612
  79                          170,016         396,007                   11/30/2005     1,166,532       472,610           693,922
  80          847,726         827,749         830,300    3/31/2006 (T3 Annualized)     1,243,869       481,184           762,685
  81        1,028,061         941,820       1,156,866    2/28/2006 (T2 Annualized)     2,303,390     1,437,636           865,754
  82                          448,676         464,787                   12/31/2005     1,150,498       440,759           709,739
 82.01                        448,676         464,787                   12/31/2005       656,773       252,066           404,707
 82.02                                                                                   493,725       188,693           305,032
  83          353,638         534,437         644,128    3/31/2006 (T3 Annualized)     1,063,652       362,239           701,413
  84           54,057         620,369         717,476    3/31/2006 (T3 Annualized)     1,212,711       472,416           740,295
            1,173,395       1,271,381       1,338,252                      Various     2,809,693     1,643,621         1,166,072
  85          504,400         527,397         582,345              2/28/2006 (TTM)       997,500       545,580           451,920
  86          329,489         377,574         405,437              2/28/2006 (TTM)     1,031,226       608,249           422,977
  87          339,506         366,410         350,470              3/31/2006 (TTM)       780,967       489,792           291,175
  88                                                                                     807,026       275,281           531,745
  89                          486,115         495,288                   12/31/2005       699,584        20,988           678,596
  90                                          655,166                   12/31/2005       842,108       188,780           653,328
  91          441,064         608,484         895,824                   11/30/2005     2,584,131     1,741,757           739,009
  92                                                                                     859,132       225,321           633,811
  93          581,374         580,079         573,340                    1/31/2006       820,801       226,180           594,621
  94                                                                                     630,485        18,915           611,570
  95          480,270         561,375         624,344                   12/31/2005       966,978       327,774           639,204
  96                                                                                     827,442       199,275           628,167
  97          575,106         497,537         731,982                   12/31/2005     2,369,755     1,583,542           691,423
  98          344,767         503,385         945,833    4/30/2006 (T3 Annualized)       955,840       380,971           601,087
  99        1,205,710         809,444         724,655                    3/31/2006     2,595,601     1,771,930           706,869
  100                         138,568         416,987                    2/25/2006     1,250,401       691,781           558,620
  101         543,934         545,220         730,075                    9/30/2005     1,731,670     1,008,974           636,112
  102                                         653,262    2/28/2006 (T2 Annualized)       836,650       195,849           640,801
  103          90,894         262,584         350,956                   12/31/2005     1,133,125       483,294           649,831
  104                                         525,662    3/31/2006 (T3 Annualized)       866,297       333,145           533,152
  105         393,490         415,369         481,912             11/30/2005 (TTM)       687,452       164,804           522,648
  106                         525,000         537,812                   12/31/2005       525,184        15,756           509,428
  107                         797,003         799,356                   12/31/2005     1,121,718       471,195           650,523
  108         423,286         533,297         573,125                   12/31/2005       864,198       335,451           528,747
  109         270,924         455,663         552,603                   12/31/2005       740,904       216,086           524,818
  110         382,404         404,699         547,180                   12/31/2005       840,947       334,568           506,379
  111                         205,536         586,197    4/30/2006 (T4 Annualized)       712,350       195,203           517,146
  112                         557,081         555,382                   12/31/2004       571,011        17,130           553,881
  113                         482,434         540,554                   12/31/2005       846,812       358,349           488,463
  114                                         264,133                    9/30/2005       747,712       239,164           508,548
  115         445,314         522,133         619,694                    9/30/2005     1,509,524       884,745           549,303
  116         450,029         466,836         472,178                    1/31/2006       833,297       359,158           474,139
  117                                                                                    637,310       202,277           435,033
  118         456,700         436,090         562,964    3/31/2006 (T3 Annualized)       602,726       180,813           421,913
  119                         443,851         443,843                   12/31/2005       984,833       514,393           470,440
  120         580,694         641,907         684,361                    2/28/2006     1,591,883       997,076           531,132
  121         545,320         503,479         485,520                   12/31/2005       945,823       498,555           447,268
  122         439,425         439,301         439,105                   12/31/2005       570,570        83,775           486,795
  123         584,588         606,254         512,767    3/31/2006 (T3 Annualized)       872,398       390,896           481,502
  124         512,450         484,473         481,224    3/31/2006 (T3 Annualized)       559,280       116,422           442,858
  125         493,082         468,818         459,171              2/28/2006 (TTM)       628,558       227,658           400,900
  126                         330,523         439,470                   12/31/2005       735,531       211,421           524,110
  127         412,521         553,927          12,428                   12/31/2005       828,474       389,282           439,192
  128         412,675         385,916         439,952                   12/31/2005       567,703       162,520           405,183
  129                                                                                    402,760        12,083           390,677
  130         353,841         548,631         477,149              3/31/2006 (TTM)     1,518,578     1,041,099           477,478
  131                         511,554         644,953                   12/31/2005     1,390,305       912,975           477,330
  132                                                                                    610,999       189,874           421,125
  133                                         294,105                   12/31/2005       583,543       185,748           397,795
  134         361,942         688,534         717,099                    1/31/2006     3,290,874     2,870,425           420,449
  135         442,280         495,247         523,254    2/28/2006 (T2 Annualized)     1,001,362       556,867           444,495
  136         369,063         288,195         349,447    2/28/2006 (T2 Annualized)       598,268       211,369           386,899
  137         304,007         337,644         346,383                   12/31/2005       464,644       129,191           335,453
  138                         308,159         421,310                   12/31/2005       535,028       153,579           381,449
  139                         319,946         333,299                   12/31/2005       414,985        83,691           331,294
  140         118,846         256,432         275,844    1/31/2006 (T4 Annualized)       595,487       194,735           400,752
  141                         264,037         303,579                   12/31/2005       530,866       128,736           402,150
  142                                         255,580                   12/31/2005       613,142       199,345           413,797
  143                                                                                    544,850       206,750           338,100
  144         238,694         264,192         289,604                   12/31/2005       781,287       431,555           349,732
  145         332,298         336,024         338,082                     2/1/2006       667,871       329,563           338,308
  146                                                                                    349,863         8,747           341,116
  147                         338,284         260,690                   12/31/2005       393,078        96,541           296,537
  148                                                                                    356,127        68,530           287,596
  149                         311,213         303,458                   12/31/2005       447,178        86,572           360,606
  150         283,571         244,428         277,446    2/28/2006 (T2 Annualized)       448,383       163,332           285,051
  151                       1,039,585         696,604                   12/31/2004       855,115       310,431           544,684
  152                         148,334         191,466                   12/31/2005       536,967       180,508           356,459
  153                                                                                    348,215        59,681           288,534
  154                          36,418         253,436    3/31/2006 (T3 Annualized)       369,256       109,972           259,284
  155                                                                                    297,588        24,085           273,503
  156                                                                                    262,500         8,025           254,475
  157                         227,274         242,532                   12/31/2005       584,743       201,039           383,704
  158         255,494         269,988         265,289                   12/31/2005       355,772        84,198           271,574
  159                                                                                    387,620        74,575           313,045
  160                         185,031         207,072                   12/31/2005       488,845       139,148           349,697
  161         177,629         194,563         274,281                   12/31/2005       351,460        74,743           276,717
  162         180,597          97,414         230,938    3/31/2006 (T4 Annualized)       329,217        66,565           262,652
  163                         158,181         182,835                   12/31/2005       391,826       138,178           253,648
  164                          69,530          91,364                   12/31/2005       324,005        99,364           224,641
  165                                                                                    271,829        65,219           206,610
  166                         131,979         133,785                   12/31/2005       387,682       148,475           239,207
  167                         143,428         166,138                   12/31/2005       411,945       147,741           264,204
  168                                                                                    320,154        91,984           228,170
  169         352,752         352,752         117,584                    3/31/2006       326,299         9,789           316,510
  170                                          -1,790                     3/1/2006       359,014       157,821           201,193
  171                         225,876         235,596                   12/31/2005       274,037        66,723           207,314
  172                                                                                    237,462        68,568           168,893
  173                         156,574         180,259                   12/31/2005       287,588        92,231           195,357
  174                                                                                    275,614        84,248           191,366
  177         253,494         213,652         287,336                   12/31/2005       453,898       177,075           276,823
  175                                                                                    237,514        64,580           172,934
  176                         147,435         268,622    3/31/2006 (T3 Annualized)       289,542        64,915           224,627
  178         159,888         171,841         183,230                   12/31/2005       304,617       129,618           174,999
  179                                                                                    280,783       103,721           177,062
  180                                         113,736                   12/31/2005       232,819        54,816           178,003
  181         136,802         130,926         150,989                   12/31/2005       261,389       116,170           145,219
  182                          74,898         105,811                   12/31/2005       315,153       112,583           202,570
  183                                          65,201                   10/31/2005       221,206        55,200           166,006
  184                         123,001         127,111                   12/31/2005       287,800       117,224           170,576
  185         195,395         221,605         230,965                   12/31/2005       313,996       121,054           192,942
  186                         157,864         155,619                   12/31/2005       185,255        39,307           145,948
  187                                                                                    157,149         4,714           152,435
  188                                         135,853                   12/31/2005       351,859       143,117           208,742
  189         118,104          91,699         124,316                   12/31/2005       331,479       180,862           150,617
  190                          88,971         125,380                   12/31/2005       300,460       174,596           125,864
  191                                         112,163                   12/31/2005       150,780        58,816            91,964

             UW          UW         CUT-OFF      ORIGINAL       ORIGINAL                         CUT-OFF DATE
            NCF       DSCR (X)      DATE LTV     BALANCE      BALANCE PER      CUT-OFF DATE       BALANCE           MATURITY/ARD
LOAN #    ($)(2,3)  (2,3,4,5,6,7)  (%)(4,8,9)   ($)(4,10)     UNIT ($)(4)    BALANCE ($)(4,10)  PER UNIT ($)(4)    BALANCE ($)(10)
-----------------------------------------------------------------------------------------------------------------------------------

  1      21,153,310     1.94          48.53     180,000,000       170.22       180,000,000          170.22          180,000,000
  2       8,726,993     1.20          77.57     102,775,000       120.37       102,775,000          120.37           95,927,472
  3      10,669,991     1.75          55.86      81,000,000       153.50        81,000,000          153.50           66,863,558
  4       4,339,015     1.30          70.46      47,190,000       174.97        47,190,000          174.97           44,039,868
 4.01     2,057,340                              21,775,000                     21,775,000                           20,321,427
 4.02       699,285                               9,360,000                      9,360,000                            8,735,180
 4.03       882,678                               7,800,000                      7,800,000                            7,279,317
 4.04       516,913                               5,915,000                      5,915,000                            5,520,149
 4.05       182,799                               2,340,000                      2,340,000                            2,183,795
  5       3,258,940     1.20          78.46      35,701,000       135.66        35,701,000          135.66           34,096,379
  6       2,734,902     1.20          72.01      31,000,000        16.56        31,000,000           16.56           29,301,849
 6.01       820,050                              10,180,000                     10,180,000                            9,622,349
 6.02       501,837                               5,185,000                      5,185,000                            4,900,971
 6.03       341,391                               4,080,000                      4,080,000                            3,856,501
 6.04       424,931                               3,825,000                      3,825,000                            3,615,470
 6.05       251,230                               3,165,000                      3,165,000                            2,991,624
 6.06       188,671                               2,355,000                      2,355,000                            2,225,995
 6.07       206,792                               2,210,000                      2,210,000                            2,088,938
  7       2,672,035     1.27          77.24      30,200,000   139,170.51        30,200,000      139,170.51           26,563,457
  8       2,455,218     1.18          78.30      29,675,000    61,822.92        29,675,000       61,822.92           27,675,908
  9       2,510,782     1.21          71.13      28,450,000       200.00        28,450,000          200.00           27,798,299
  10      2,102,461     1.20          79.93      25,480,000   115,818.18        25,456,595      115,711.80           21,355,682
  11      2,933,340     1.47          66.31      25,000,000       132.63        25,000,000          132.63           19,606,208
  12      2,699,670     1.49          72.06      25,000,000    75,075.08        24,934,113       74,877.21           23,403,499
  13      1,714,433     1.21          67.19      23,000,000    49,783.55        23,000,000       49,783.55           20,634,519
  14      2,471,432     1.45          81.27      23,000,000   105,990.78        23,000,000      105,990.78           18,243,098
  15      2,228,284     1.71          53.03      21,000,000       241.22        21,000,000          241.22           21,000,000
  16      1,642,668     1.21          79.57      19,456,000        28.77        19,456,000           28.77           17,127,917
16.01       750,566                              10,896,000                     10,896,000                            9,592,197
16.02       642,074                               5,760,000                      5,760,000                            5,070,765
16.03       250,028                               2,800,000                      2,800,000                            2,464,955
  17      1,719,082     1.23          64.41      19,000,000   155,737.70        19,000,000      155,737.70           16,349,146
  18      1,482,200     1.23          80.00      18,000,000       159.51        18,000,000          159.51           15,695,549
  19      1,535,084     1.20          72.86      17,500,000        66.79        17,486,137           66.74           14,919,298
  20      1,480,826     1.26          75.56      17,000,000       182.17        17,000,000          182.17           15,830,557
  21      1,549,398     1.31          71.34      16,800,000       110.35        16,800,000          110.35           15,676,232
  22      1,480,572     1.68          68.85      16,800,000        59.82        16,800,000           59.82           16,800,000
  23      1,435,508     1.22          76.70      16,350,000    38,744.08        16,336,448       38,711.96           13,869,728
23.01       466,948                               5,160,000                      5,155,723                            4,377,235
23.02       407,862                               4,615,000                      4,611,175                            3,914,911
23.03       152,901                               1,780,000                      1,778,525                            1,509,976
23.04       150,997                               1,660,000                      1,658,624                            1,408,180
23.05       135,676                               1,635,000                      1,633,645                            1,386,973
23.06        70,541                                 960,000                        959,204                              814,369
23.07        50,583                                 540,000                        539,552                              458,083
  24      1,358,334     1.21          73.32      16,130,000       120.50        16,130,000          120.50           15,026,238
  25      1,430,850     1.51          62.00      15,500,000        26.02        15,500,000           26.02           15,500,000
  26      1,540,504     1.43          67.39      15,000,000    71,428.57        14,959,810       71,237.19           12,717,278
  27      1,305,312     1.31          73.57      14,250,000       259.04        14,250,000          259.04           13,282,679
  28      1,153,297     1.20          78.53      14,136,000    50,127.66        14,136,000       50,127.66           12,887,724
  29      1,316,189     1.26          71.89      14,055,000        79.75        14,055,000           79.75           12,025,864
29.01       816,153                               8,986,573                      8,986,573                            7,689,171
29.02       500,035                               5,068,427                      5,068,427                            4,336,693
  30      1,142,290     1.20          69.86      14,000,000   100,000.00        13,971,234       99,794.53           11,685,876
  31      1,478,466     1.60          54.51      13,600,000       120.13        13,572,175          119.88           11,359,065
  32      1,176,048     1.23          67.34      13,400,000    41,358.02        13,400,000       41,358.02           12,530,984
  33      1,147,881     1.20          68.56      13,300,000    41,562.50        13,300,000       41,562.50           12,437,469
  34      1,165,870     1.25          75.54      12,690,000       165.19        12,690,000          165.19           11,296,827
  35      1,301,271     1.39          63.78      12,500,000    96,899.22        12,500,000       96,899.22           10,718,216
  36      1,105,661     1.30          74.85      12,500,000        87.71        12,500,000           87.71           10,948,052
  37      1,063,857     1.21          63.68      12,100,000        27.94        12,100,000           27.94           10,461,111
  38        997,700     1.21          84.51      12,000,000        91.66        12,000,000           91.66           10,540,083
  39      1,573,099     1.95          39.96      12,000,000        81.15        11,988,302           81.07            9,982,692
  40      1,057,004     1.21          74.35      11,785,000    17,695.20        11,785,000       17,695.20           10,701,389
40.01       261,561                               2,825,426                      2,825,426                            2,565,633
40.02       235,618                               2,639,543                      2,639,543                            2,396,841
40.03       146,510                               1,821,656                      1,821,656                            1,654,158
40.04       151,894                               1,561,420                      1,561,420                            1,417,850
40.05       117,467                               1,487,066                      1,487,066                            1,350,333
40.06       143,954                               1,449,890                      1,449,890                            1,316,575
  41      1,231,636     1.57          59.49      11,540,000       107.46        11,505,393          107.14            9,639,387
          1,020,422     1.20          75.26      11,500,000    26,869.16        11,500,000       26,869.16           10,254,132
  42        466,194     1.20          75.26       5,250,000    28,532.61         5,250,000       28,532.61            4,681,234
  43        368,670     1.20          75.26       4,150,000    28,040.54         4,150,000       28,040.54            3,700,404
  44        185,558     1.20          75.26       2,100,000    21,875.00         2,100,000       21,875.00            1,872,493
  45        901,251     1.20          79.50      11,050,000    43,849.21        11,050,000       43,849.21           10,074,232
  46      1,131,281     1.32          64.71      11,000,000        72.37        11,000,000           72.37            9,530,865
  47        951,123     1.22          80.00      10,960,000       122.59        10,960,000          122.59           10,242,556
  48        914,799     1.22          59.18      10,900,000       159.05        10,894,310          158.97            9,790,893
  49        926,666     1.25          71.76      10,650,000    44,375.00        10,585,080       44,104.50            8,946,818
  50      1,232,901     1.66          65.50      10,500,000    82,031.25        10,480,227       81,876.77            8,872,084
  51      1,103,418     1.51          58.43      10,400,000       341.07        10,400,000          341.07            9,171,769
  52        994,976     1.30          76.40      10,200,000        88.33        10,200,000           88.33            8,748,143
  53        986,535     1.39          73.53      10,000,000        66.67        10,000,000           66.67            8,832,265
  54        902,590     1.28          68.06      10,000,000       130.16         9,991,247          130.05            8,430,015
  55      1,017,876     1.51          65.95       9,958,781        87.35         9,958,781           87.35            8,066,524
  56        912,310     1.25          78.95      10,000,000        23.28         9,947,780           23.16            8,007,961
  57      1,869,021     2.34          69.86      10,000,000        46.44         9,920,584           46.07            9,090,496
  58        929,047     1.31          64.92       9,900,000       197.88         9,900,000          197.88            8,936,028
  59        833,235     1.20          74.37       9,900,000       137.04         9,891,245          136.92            8,335,628
  60        807,840     1.22          80.00       9,300,000        88.12         9,300,000           88.12            8,385,380
  61      1,027,075     1.68          49.21       9,000,000       109.67         8,981,587          109.45            7,517,028
  62        861,479     1.36          76.52       8,800,000        14.59         8,800,000           14.59            7,804,819
  63        828,113     1.20          61.11       8,800,000        88.82         8,800,000           88.82            6,857,056
  64        816,982     1.32          57.54       8,800,000       189.98         8,775,241          189.45            7,414,084
  65        790,417     1.25          78.93       8,603,000       192.02         8,603,000          192.02            7,658,518
  66        897,996     1.35          64.22       8,500,000        90.41         8,477,339           90.17            6,612,427
  67        720,273     1.20          77.06       8,400,000        42.64         8,400,000           42.64            7,723,442
  68        731,577     1.26          75.00       8,400,000       168.00         8,400,000          168.00            7,379,805
  69        680,850     1.49          60.90       8,100,000       194.80         8,100,000          194.80            8,100,000
  70        910,641     1.96          33.47       8,000,000        57.73         8,000,000           57.73            8,000,000
  71        656,392     1.20          80.00       7,800,000       231.82         7,800,000          231.82            6,874,723
            915,687     1.50          58.31       7,755,000    36,069.77         7,755,000       36,069.77            6,743,850
  72        359,230     1.50          58.31       3,045,000    33,097.83         3,045,000       33,097.83            2,647,973
  73        296,986     1.50          58.31       2,515,000    39,920.63         2,515,000       39,920.63            2,187,077
  74        259,471     1.50          58.31       2,195,000    36,583.33         2,195,000       36,583.33            1,908,801
  75        658,322     1.20          79.80       7,660,880    38,304.40         7,660,880       38,304.40            6,783,343
  76        729,943     1.29          64.96       7,600,000        76.77         7,600,000           76.77            6,512,053
  77        646,063     1.21          76.53       7,500,000        82.47         7,500,000           82.47            6,637,869
  78        662,320     1.24          76.92       7,500,000        75.71         7,500,000           75.71            6,769,056
  79        683,170     1.27          74.00       7,400,000       103.23         7,400,000          103.23            6,573,070
  80        678,838     1.25          66.07       7,400,000       134.91         7,400,000          134.91            6,580,825
  81        812,554     1.55          73.20       7,400,000    49,333.33         7,393,671       49,291.14            6,255,095
  82        674,985     1.28          69.15       7,350,000       117.90         7,330,168          117.58            6,225,928
82.01       398,737                               4,160,000                      4,148,775                            3,523,791
82.02       276,248                               3,190,000                      3,181,393                            2,702,138
  83        688,468     1.26          71.36       7,300,000        84.59         7,300,000           84.59            6,265,641
  84        718,519     1.38          65.06       7,300,000        50.28         7,286,314           50.19            6,171,898
          1,074,280     1.79          67.13       7,250,000    43,413.17         7,250,000       43,413.17            5,749,391
  85        412,020     1.79          67.13       2,940,000    49,000.00         2,940,000       49,000.00            2,324,763
  86        402,323     1.79          67.13       2,560,000    46,545.45         2,560,000       46,545.45            2,024,284
  87        259,937     1.79          67.13       1,750,000    33,653.85         1,750,000       33,653.85            1,400,344
  88        507,345     1.20          68.93       7,000,000    57,377.05         7,000,000       57,377.05            5,865,666
  89        635,452     1.21          73.68       7,000,000       152.64         7,000,000          152.64            6,720,031
  90        607,418     1.24          74.73       6,950,000       100.57         6,950,000          100.57            6,135,353
  91        739,009     1.42          68.85       6,885,000    66,201.92         6,885,000       66,201.92            5,691,375
  92        611,926     1.21          62.27       6,850,000       247.09         6,850,000          247.09            6,105,370
  93        572,169     1.22          68.75       6,600,000       206.50         6,600,000          206.50            5,838,660
  94        607,071     1.26          79.27       6,500,000       144.48         6,500,000          144.48            5,793,417
  95        605,775     1.28          69.77       6,500,000        89.27         6,488,437           89.11            5,533,716
  96        536,155     1.20          78.94       6,400,000        36.92         6,394,340           36.89            5,388,689
  97        691,423     1.50          74.25       6,400,000    52,892.56         6,385,613       52,773.67            5,224,714
  98        587,978     1.27          67.24       6,300,000        72.09         6,300,000           72.09            5,379,652
  99        706,869     1.41          77.92       6,000,000    30,303.03         6,000,000       30,303.03            5,490,247
 100        522,620     1.21          76.76       5,915,000    32,861.11         5,910,266       32,834.81            5,037,158
 101        636,112     1.41          73.11       5,900,000    84,285.71         5,849,103       83,558.61            4,546,637
 102        576,939     1.40          78.66       5,850,000        67.25         5,815,089           66.85            5,264,742
 103        553,163     1.26          78.04       5,775,000        75.59         5,775,000           75.59            4,975,941
 104        498,777     1.22          73.95       5,620,000    44,960.00         5,620,000       44,960.00            4,782,338
 105        495,800     1.21          67.07       5,600,000       175.08         5,600,000          175.08            5,075,722
 106        509,428     1.25          35.26       5,500,000       151.43         5,500,000          151.43            5,198,530
 107        557,997     1.31          66.00       5,500,000        87.69         5,477,951           87.34            4,261,955
 108        471,732     1.24          67.50       5,400,000       154.58         5,400,000          154.58            4,767,501
 109        466,189     1.25          70.47       5,250,000       103.28         5,250,000          103.28            4,439,922
 110        497,779     1.35          58.43       5,200,000    30,232.56         5,200,000       30,232.56            4,596,291
 111        500,967     1.30          74.29       5,200,000        64.28         5,200,000           64.28            4,447,998
 112        516,128     1.27          74.09       5,200,000        99.24         5,186,113           98.97            4,043,896
 113        437,449     1.21          78.53       5,000,000        91.37         4,986,791           91.12            4,680,078
 114        477,414     1.44          71.12       5,000,000        97.04         4,966,613           96.39            4,142,291
 115        549,303     1.44          69.82       5,000,000    76,923.08         4,956,867       76,259.49            3,853,083
 116        443,589     1.21          79.89       4,925,000    44,772.73         4,921,285       44,738.96            4,220,485
 117        419,609     1.37          59.88       4,910,000       232.62         4,910,000          232.62            4,910,000
 118        408,203     1.20          79.03       4,900,000       332.95         4,900,000          332.95            4,306,920
 119        430,940     1.22          77.07       4,890,000    31,146.50         4,890,000       31,146.50            4,416,885
 120        531,132     1.43          68.22       4,850,000    51,052.63         4,843,725       50,986.57            3,747,999
 121        411,268     1.21          70.53       4,800,000    33,333.33         4,795,905       33,304.90            4,058,570
 122        458,924     1.37          70.39       4,800,000        74.24         4,786,276           74.03            4,035,463
 123        444,302     1.23          71.70       4,752,000    38,322.58         4,732,291       38,163.64            3,658,590
 124        418,437     1.21          63.90       4,700,000       191.20         4,696,287          191.05            4,008,059
 125        392,934     1.25          78.49       4,513,000        84.98         4,513,000           84.98            3,970,560
 126        470,764     1.35          62.50       4,500,000        18.56         4,500,000           18.56            3,918,104
 127        402,190     1.20          69.23       4,500,000        76.70         4,500,000           76.70            3,814,084
 128        399,083     1.20          76.84       4,480,000    36,721.31         4,480,000       36,721.31            4,207,860
 129        388,721     1.25          76.82       4,475,000       343.17         4,455,802          341.70            3,754,308
 130        416,735     1.35          56.54       4,350,000    53,048.78         4,350,000       53,048.78            3,466,775
 131        477,330     1.29          74.02       4,320,000    56,842.11         4,315,613       56,784.38            3,468,823
 132        391,938     1.26          67.61       4,300,000       192.39         4,300,000          192.39            3,812,624
 133        368,505     1.20          70.39       4,100,000        82.75         4,100,000           82.75            3,516,372
 134        420,449     1.33          41.36       4,100,000    55,405.41         4,094,726       55,334.13            3,171,641
 135        400,283     1.40          78.51       4,100,000    24,404.76         4,082,706       24,301.82            3,449,098
 136        355,221     1.21          74.61       4,055,000       148.00         4,047,615          147.73            3,441,594
 137        321,500     1.22          58.46       3,800,000       525.44         3,800,000          525.44            3,411,788
 138        346,566     1.26          79.02       3,800,000       110.14         3,793,156          109.95            3,229,905
 139        309,797     1.20          63.11       3,600,000       240.85         3,596,993          240.65            3,051,178
 140        353,003     1.33          80.00       3,560,000        44.96         3,560,000           44.96            3,046,325
 141        393,821     1.46          80.00       3,520,000        42.24         3,520,000           42.24            3,161,723
 142        403,334     1.42          78.07       3,513,000        33.56         3,513,000           33.56            2,952,731
 143        304,754     1.20          69.31       3,500,000        77.26         3,500,000           77.26            3,106,289
 144        319,732     1.31          79.66       3,440,000    28,666.67         3,433,493       28,612.44            2,904,925
 145        308,308     1.20          79.75       3,400,000    34,000.00         3,397,540       33,975.40            2,926,001
 146        293,520     1.20          78.40       3,338,000        45.03         3,332,122           44.95            2,845,492
 147        280,747     1.20          67.37       3,301,000       298.46         3,301,000          298.46            2,885,879
 148        270,439     1.23          78.51       3,025,000       168.84         3,022,541          168.71            2,571,702
 149        341,541     1.59          60.00       3,000,000       262.03         3,000,000          262.03            2,655,912
 150        261,560     1.20          75.00       3,000,000       139.09         3,000,000          139.09            2,609,479
 151        451,326     2.20          46.88       2,950,000        36.81         2,941,527           36.71            2,478,617
 152        345,784     1.58          78.03       2,934,000        27.48         2,934,000           27.48            2,620,720
 153        273,516     1.35          65.00       2,860,000       227.38         2,860,000          227.38            2,696,317
 154        244,100     1.22          77.03       2,850,000       247.76         2,850,000          247.76            2,562,568
 155        260,834     1.28          69.87       2,835,000       253.58         2,829,802          253.11            2,404,019
 156        254,475     1.37          69.84       2,800,000        22.71         2,793,420           22.66            2,433,542
 157        367,250     1.77          61.56       2,647,000        22.52         2,647,000           22.52            2,208,406
 158        235,502     1.27          73.33       2,640,000        96.53         2,640,000           96.53            2,329,198
 159        293,261     1.93          54.59       2,593,000       174.70         2,593,000          174.70            2,593,000
 160        341,578     1.76          62.74       2,541,000        31.30         2,541,000           31.30            2,281,194
 161        241,635     1.25          64.94       2,500,000       108.78         2,500,000          108.78            2,160,180
 162        245,510     1.32          60.76       2,400,000       170.18         2,400,000          170.18            1,861,987
 163        244,474     1.44          80.00       2,304,000        25.12         2,304,000           25.12            2,051,092
 164        212,069     1.26          72.78       2,300,000       205.36         2,300,000          205.36            2,046,756
 165        194,078     1.23          62.83       2,216,500       310.74         2,214,614          310.47            1,874,689
 166        232,117     1.47          77.83       2,148,000        30.29         2,148,000           30.29            1,912,217
 167        258,514     1.60          65.97       2,111,000        37.09         2,111,000           37.09            1,895,159
 168        212,565     1.40          51.76       2,100,000       231.15         2,096,209          230.73            1,784,425
 169        267,050     1.65          37.27       2,050,000        33.57         2,050,000           33.57            1,782,468
 170        189,129     1.20          75.63       2,042,000    39,269.23         2,042,000       39,269.23            1,763,948
 171        184,560     1.21          72.99       2,000,000       104.03         1,992,756          103.65            1,721,883
 172        159,104     1.20          76.56       1,960,000       244.15         1,960,000          244.15            1,800,911
 173        181,061     1.23          70.00       1,925,000       192.60         1,925,000          192.60            1,658,278
 174        171,915     1.22          77.55       1,900,000       108.28         1,900,000          108.28            1,623,367
 177        259,693     1.36          61.36       2,025,000        84.89         1,840,788           77.17            1,299,038
 175        168,019     1.21          68.52       1,850,000       242.78         1,850,000          242.78            1,588,765
 176        212,639     1.49          65.99       1,850,000       222.36         1,847,625          222.07            1,431,592
 178        159,253     1.22          59.24       1,810,000       184.37         1,806,689          184.04            1,535,294
 179        164,768     1.25          68.41       1,780,000       179.33         1,778,616          179.19            1,520,578
 180        161,821     1.20          65.37       1,765,000        73.54         1,765,000           73.54            1,521,293
 181        141,852     1.21          72.53       1,650,000    36,666.67         1,650,000       36,666.67            1,488,627
 182        197,520     1.65          71.38       1,599,000        31.67         1,599,000           31.67            1,428,266
 183        146,585     1.31          64.31       1,600,000       154.14         1,591,772          153.35            1,345,313
 184        145,802     1.26          71.76       1,580,000        77.59         1,578,752           77.53            1,347,391
 185        169,510     1.55          57.78       1,550,000        76.52         1,545,669           76.31            1,307,073
 186        140,172     1.37          59.41       1,500,000       148.15         1,500,000          148.15            1,342,647
 187        149,435     1.30          55.40       1,500,000        25.99         1,495,839           25.92            1,157,878
 188        203,122     1.77          62.29       1,495,000        26.59         1,495,000           26.59            1,342,834
 189        125,209     1.30          67.72       1,360,000    21,250.00         1,354,402       21,162.53            1,148,557
 190        121,317     1.56          40.35       1,050,000        25.38         1,049,188           25.36              897,486
 191         87,809     1.21          64.40       1,000,000        58.19           998,199           58.08              849,976

         MATURITY                % OF APPLICABLE                ADMIN.       NET
         LTV (%)   % OF INITIAL      LOAN GROUP     INTEREST    FEE (%)    MORTGAGE                         MONTHLY P&I DEBT
LOAN #   (4,8,9)   POOL BALANCE       BALANCE     RATE (%)(11)  (11,12)  RATE (%)(11)    ACCRUAL TYPE        SERVICE ($)(5)
----------------------------------------------------------------------------------------------------------------------------

   1      48.53       9.77%           11.42%        5.9625      0.0212      5.9413        Actual/360           906,796.88
   2      72.40       5.58%           6.52%         5.8200      0.0212      5.7988        Actual/360           604,345.03
   3      46.11       4.40%           5.14%         5.7400      0.0212      5.7188        Actual/360           509,086.82
   4      65.76       2.56%           3.00%         5.8100      0.0212      5.7888        Actual/360           277,189.34
 4.01                 1.18%           1.38%
 4.02                 0.51%           0.59%
 4.03                 0.42%           0.50%
 4.04                 0.32%           0.38%
 4.05                 0.13%           0.15%
   5      74.94       1.94%           2.27%         6.5200      0.0212      6.4988        Actual/360           226,124.39
   6      68.06       1.68%           1.97%         6.2400      0.0212      6.2188        Actual/360           190,670.76
 6.01                 0.55%           0.65%
 6.02                 0.28%           0.33%
 6.03                 0.22%           0.26%
 6.04                 0.21%           0.24%
 6.05                 0.17%           0.20%
 6.06                 0.13%           0.15%
 6.07                 0.12%           0.14%
   7      67.94       1.64%           11.36%        5.6700      0.0212      5.6488        Actual/360           174,707.21
   8      73.02       1.61%           11.16%        5.7600      0.0612      5.6988        Actual/360           173,363.81
   9      69.50       1.54%           1.81%         6.1000      0.0212      6.0788        Actual/360           172,405.52
  10      67.05       1.38%           9.57%         5.6000      0.0512      5.5488        Actual/360           146,275.32
  11      52.01       1.36%           1.59%         6.3750      0.0212      6.3538        Actual/360           166,854.31
  12      67.64       1.35%           1.58%         6.0500      0.0212      6.0288        Actual/360           150,692.22
  13      59.46       1.25%           8.65%         6.0260      0.0212      6.0048        Actual/360           131,545.47
  14      64.46       1.25%           1.46%         5.5700      0.0212      5.5488        Actual/360           142,203.22
  15      53.03       1.14%           1.33%         6.1080      0.0212      6.0868        Actual/360           108,374.58
  16      70.05       1.06%           1.23%         5.7107      0.0212      5.6895        Actual/360           113,054.67
 16.01                0.59%           0.69%
 16.02                0.31%           0.37%
 16.03                0.15%           0.18%
  17      55.42       1.03%           1.21%         6.5000      0.0212      6.4788        Actual/360           120,092.92
  18      69.76       0.98%           1.14%         5.3100      0.0512      5.2588        Actual/360           100,066.65
  19      62.16       0.95%           1.11%         6.1700      0.0212      6.1488        Actual/360           106,841.63
  20      70.36       0.92%           1.08%         5.6500      0.0212      5.6288        Actual/360           98,130.08
  21      66.57       0.91%           1.07%         5.7970      0.0212      5.7758        Actual/360           98,542.42
  22      68.85       0.91%           1.07%         5.2400      0.0512      5.1888          30/360             73,360.00
  23      65.12       0.89%           6.14%         6.0000      0.0212      5.9788        Actual/360           98,026.51
 23.01                0.28%           1.94%
 23.02                0.25%           1.73%
 23.03                0.10%           0.67%
 23.04                0.09%           0.62%
 23.05                0.09%           0.61%
 23.06                0.05%           0.36%
 23.07                0.03%           0.20%
  24      68.30       0.88%           1.02%         5.6800      0.0212      5.6588        Actual/360           93,414.26
  25      62.00       0.84%           0.98%         6.0210      0.0212      5.9998        Actual/360           78,851.41
  26      57.29       0.81%           0.95%         5.9800      0.0212      5.9588        Actual/360           89,739.79
  27      68.57       0.77%           0.90%         5.7200      0.0212      5.6988        Actual/360           82,887.76
  28      71.60       0.77%           5.32%         5.4500      0.0612      5.3888        Actual/360           79,819.76
  29      61.51       0.76%           0.89%         6.3000      0.0512      6.2488        Actual/360           86,996.63
 29.01                0.49%           0.57%
 29.02                0.28%           0.32%
  30      58.43       0.76%           0.89%         5.4700      0.0512      5.4188        Actual/360           79,227.15
  31      45.62       0.74%           0.86%         5.4900      0.0212      5.4688        Actual/360           77,134.00
  32      62.97       0.73%           5.04%         5.9600      0.0612      5.8988        Actual/360           79,995.49
  33      64.11       0.72%           5.00%         5.9600      0.0612      5.8988        Actual/360           79,398.51
  34      67.24       0.69%           0.81%         6.2000      0.0512      6.1488        Actual/360           77,722.31
  35      54.68       0.68%           0.79%         6.3750      0.0212      6.3538        Actual/360           77,983.74
  36      65.56       0.68%           0.79%         5.4900      0.0212      5.4688        Actual/360           70,895.22
  37      55.06       0.66%           0.77%         5.8800      0.0212      5.8588        Actual/360           73,516.92
  38      74.23       0.65%           0.76%         5.6100      0.0712      5.5388        Actual/360           68,965.17
  39      33.28       0.65%           0.76%         5.3600      0.0512      5.3088        Actual/360           67,084.38
  40      67.52       0.64%           0.75%         6.2500      0.0212      6.2288        Actual/360           72,562.27
 40.01                0.15%           0.18%
 40.02                0.14%           0.17%
 40.03                0.10%           0.12%
 40.04                0.08%           0.10%
 40.05                0.08%           0.09%
 40.06                0.08%           0.09%
  41      49.84       0.62%           0.73%         5.4900      0.0512      5.4388        Actual/360           65,450.47
          67.11       0.62%           4.33%         6.2700      0.0212      6.2488        Actual/360           70,957.13
  42      67.11       0.29%           1.97%         6.2700      0.0212      6.2488        Actual/360           32,393.47
  43      67.11       0.23%           1.56%         6.2700      0.0212      6.2488        Actual/360           25,606.27
  44      67.11       0.11%           0.79%         6.2700      0.0212      6.2488        Actual/360           12,957.39
  45      72.48       0.60%           4.16%         5.4500      0.0612      5.3888        Actual/360           62,394.48
  46      56.06       0.60%           0.70%         6.7500      0.0212      6.7288        Actual/360           71,345.79
  47      74.76       0.60%           0.70%         5.9280      0.0212      5.9068        Actual/360           65,204.26
  48      53.18       0.59%           0.69%         6.0700      0.1112      5.9588        Actual/360           62,663.92
  49      60.66       0.57%           3.98%         5.6875      0.0212      5.6663        Actual/360           61,728.31
  50      55.45       0.57%           0.67%         5.8700      0.0212      5.8488        Actual/360           62,077.92
  51      51.53       0.56%           0.66%         5.7850      0.0212      5.7638        Actual/360           60,923.01
  52      65.53       0.55%           0.65%         6.3800      0.0512      6.3288        Actual/360           63,668.09
  53      64.94       0.54%           0.63%         5.8500      0.0212      5.8288        Actual/360           58,994.09
  54      57.43       0.54%           0.63%         5.7900      0.0512      5.7388        Actual/360           58,611.64
  55      53.42       0.54%           0.63%         5.4500      0.1112      5.3388        Actual/360           56,232.85
  56      63.56       0.54%           0.63%         5.7400      0.0212      5.7188        Actual/360           60,785.22
  57      64.02       0.54%           0.63%         6.3600      0.0212      6.3388        Actual/360           66,648.53
  58      58.60       0.54%           0.63%         5.9350      0.0212      5.9138        Actual/360           58,942.42
  59      62.67       0.54%           0.63%         5.7500      0.1012      5.6488        Actual/360           57,773.71
  60      72.13       0.51%           0.59%         5.8800      0.0212      5.8588        Actual/360           55,042.73
  61      41.19       0.49%           0.57%         5.4900      0.0212      5.4688        Actual/360           51,044.56
  62      67.87       0.48%           0.56%         6.0300      0.0212      6.0088        Actual/360           52,930.30
  63      47.62       0.48%           0.56%         6.1800      0.0212      6.1588        Actual/360           57,670.72
  64      48.62       0.48%           0.56%         5.7700      0.1012      5.6688        Actual/360           51,466.27
  65      70.26       0.47%           0.55%         6.2000      0.0512      6.1488        Actual/360           52,690.71
  66      50.09       0.46%           0.54%         6.1300      0.0512      6.0788        Actual/360           55,443.07
  67      70.86       0.46%           0.53%         5.9500      0.0212      5.9288        Actual/360           50,092.54
  68      65.89       0.46%           0.53%         5.6200      0.0712      5.5488        Actual/360           48,328.62
  69      60.90       0.44%           0.51%         5.5800      0.0512      5.5288        Actual/360           38,188.13
  70      33.47       0.43%           0.51%         5.7400      0.0212      5.7188        Actual/360           38,798.15
  71      70.51       0.42%           0.50%         5.7600      0.0512      5.7088        Actual/360           45,568.25
          50.71       0.42%           0.49%         6.8850                                Actual/360           50,996.66
  72      50.71       0.17%           0.19%         6.8850      0.0212      6.8638        Actual/360           20,023.83
  73      50.71       0.14%           0.16%         6.8850      0.0212      6.8638        Actual/360           16,538.57
  74      50.71       0.12%           0.14%         6.8850      0.0212      6.8638        Actual/360           14,434.26
  75      70.66       0.42%           2.88%         5.9600      0.0212      5.9388        Actual/360           45,734.02
  76      55.66       0.41%           0.48%         6.3500      0.0212      6.3288        Actual/360           47,289.91
  77      67.73       0.41%           0.48%         5.9400      0.0212      5.9188        Actual/360           44,677.38
  78      69.43       0.41%           0.48%         5.9300      0.1012      5.8288        Actual/360           44,629.31
  79      65.73       0.40%           0.47%         6.1000      0.0212      6.0788        Actual/360           44,843.61
  80      58.76       0.40%           0.47%         6.1500      0.1012      6.0488        Actual/360           45,082.88
  81      61.93       0.40%           2.78%         5.8800      0.0512      5.8288        Actual/360           43,797.44
  82      58.74       0.40%           0.47%         5.9500      0.0212      5.9288        Actual/360           43,830.97
 82.01                0.23%           0.26%
 82.02                0.17%           0.20%
  83      61.25       0.40%           0.46%         6.4100      0.0512      6.3588        Actual/360           45,709.74
  84      55.11       0.40%           0.46%         5.8900      0.0512      5.8388        Actual/360           43,252.26
          53.24       0.39%           0.46%         6.7155                                Actual/360           49,935.77
  85      53.24       0.16%           0.19%         6.6250      0.0212      6.6038        Actual/360           20,081.34
  86      53.24       0.14%           0.16%         6.6250      0.0212      6.6038        Actual/360           17,485.79
  87      53.24       0.10%           0.11%         7.0000      0.0212      6.9788        Actual/360           12,368.64
  88      56.19       0.38%           2.63%         5.5960      0.0212      5.5748        Actual/360           40,167.87
  89      70.74       0.38%           0.44%         6.3700      0.0212      6.3488        Actual/360           43,648.00
  90      65.97       0.38%           0.44%         5.8290      0.0212      5.8078        Actual/360           40,907.78
  91      56.91       0.37%           0.44%         5.8000      0.0212      5.7788        Actual/360           43,522.25
  92      55.50       0.37%           0.43%         6.2550      0.0212      6.2338        Actual/360           42,198.91
  93      60.82       0.36%           0.42%         5.9200      0.0212      5.8988        Actual/360           39,231.51
  94      70.65       0.35%           0.41%         6.2550      0.0212      6.2338        Actual/360           40,042.76
  95      59.50       0.35%           0.41%         6.1250      0.0212      6.1038        Actual/360           39,494.69
  96      66.53       0.35%           0.41%         5.7500      0.0512      5.6988        Actual/360           37,348.66
  97      60.75       0.35%           0.41%         5.7590      0.0212      5.7378        Actual/360           38,400.78
  98      57.41       0.34%           0.40%         6.2300      0.0512      6.1788        Actual/360           38,708.27
  99      71.30       0.33%           0.38%         6.8100      0.0212      6.7888        Actual/360           41,682.30
  100     65.42       0.32%           2.22%         6.1320      0.0212      6.1108        Actual/360           35,966.94
  101     56.83       0.32%           0.37%         5.8600      0.0212      5.8388        Actual/360           37,510.47
  102     70.80       0.32%           0.37%         5.7900      0.1012      5.6888        Actual/360           34,287.81
  103     67.24       0.31%           0.37%         6.5480      0.0212      6.5268        Actual/360           36,684.42
  104     62.93       0.31%           2.11%         6.1100      0.0512      6.0588        Actual/360           34,093.22
  105     60.79       0.30%           0.36%         6.1500      0.0512      6.0988        Actual/360           34,116.78
  106     33.32       0.30%           0.35%         6.3000      0.0212      6.2788        Actual/360           34,043.50
  107     51.35       0.30%           0.35%         6.0100      0.0212      5.9888        Actual/360           35,470.21
  108     59.59       0.29%           0.34%         5.8300      0.0212      5.8088        Actual/360           31,787.90
  109     59.60       0.29%           0.33%         5.9000      0.0212      5.8788        Actual/360           31,139.67
  110     51.64       0.28%           0.33%         5.8800      0.0212      5.8588        Actual/360           30,776.58
  111     63.54       0.28%           0.33%         6.2900      0.0512      6.2388        Actual/360           32,152.70
  112     57.77       0.28%           0.33%         6.1200      0.0212      6.0988        Actual/360           33,886.15
  113     73.70       0.27%           0.32%         6.0400      0.0212      6.0188        Actual/360           30,106.23
  114     59.32       0.27%           0.32%         5.2400      0.0212      5.2188        Actual/360           27,579.22
  115     54.27       0.27%           0.31%         5.8600      0.0212      5.8388        Actual/360           31,788.53
  116     68.51       0.27%           1.85%         6.3500      0.0212      6.3288        Actual/360           30,645.11
  117     59.88       0.27%           0.31%         6.1350      0.0212      6.1138        Actual/360           25,451.02
  118     69.47       0.27%           0.31%         5.6400      0.0712      5.5688        Actual/360           28,253.59
  119     69.61       0.27%           1.84%         6.0450      0.0212      6.0238        Actual/360           29,459.64
  120     52.79       0.26%           0.31%         5.9300      0.0212      5.9088        Actual/360           31,041.42
  121     59.68       0.26%           1.80%         5.8900      0.0212      5.8688        Actual/360           28,439.85
  122     59.35       0.26%           0.30%         5.7000      0.0212      5.6788        Actual/360           27,859.22
  123     55.43       0.26%           1.78%         5.8200      0.0512      5.7688        Actual/360           30,096.48
  124     54.53       0.26%           0.30%         6.1800      0.0512      6.1288        Actual/360           28,725.07
  125     69.05       0.25%           0.29%         5.6800      0.0512      5.6288        Actual/360           26,136.30
  126     54.42       0.24%           0.29%         6.4375      0.0212      6.4163        Actual/360           29,123.24
  127     58.68       0.24%           0.29%         6.0800      0.0212      6.0588        Actual/360           27,908.02
  128     72.18       0.24%           0.28%         6.2900      0.0212      6.2688        Actual/360           27,700.78
  129     64.73       0.24%           0.28%         5.6500      0.0512      5.5988        Actual/360           25,831.30
  130     42.95       0.24%           0.28%         6.8750      0.0212      6.8538        Actual/360           30,398.89
  131     59.50       0.23%           0.27%         7.1100      0.0212      7.0888        Actual/360           30,836.67
  132     59.95       0.23%           0.27%         6.0200      0.0212      5.9988        Actual/360           25,835.99
  133     60.37       0.22%           0.26%         6.3830      0.0212      6.3618        Actual/360           25,600.12
  134     32.04       0.22%           0.26%         5.9600      0.0212      5.9388        Actual/360           26,316.20
  135     66.33       0.22%           1.54%         5.7400      0.0512      5.6888        Actual/360           23,900.45
  136     63.44       0.22%           0.26%         6.0200      0.0512      5.9688        Actual/360           24,363.94
  137     52.49       0.21%           0.24%         5.6700      0.0512      5.6188        Actual/360           21,983.03
  138     67.29       0.21%           0.24%         6.0700      0.0212      6.0488        Actual/360           22,954.22
  139     53.53       0.20%           0.23%         5.9700      0.0212      5.9488        Actual/360           21,514.43
  140     68.46       0.19%           0.23%         6.3000      0.0512      6.2488        Actual/360           22,035.43
  141     71.86       0.19%           0.22%         6.6100      0.0212      6.5888        Actual/360           22,504.05
  142     65.62       0.19%           0.22%         6.4400      0.0212      6.4188        Actual/360           23,588.49
  143     61.51       0.19%           0.22%         6.0600      0.0212      6.0388        Actual/360           21,119.47
  144     67.40       0.19%           1.29%         5.8500      0.0212      5.8288        Actual/360           20,293.97
  145     68.69       0.18%           1.28%         6.5000      0.0212      6.4788        Actual/360           21,490.31
  146     66.95       0.18%           0.21%         6.1700      0.0512      6.1188        Actual/360           20,379.28
  147     58.90       0.18%           0.21%         5.8600      0.0512      5.8088        Actual/360           19,495.03
  148     66.80       0.16%           0.19%         6.0740      0.0212      6.0528        Actual/360           18,280.57
  149     53.12       0.16%           0.19%         5.9500      0.0212      5.9288        Actual/360           17,890.19
  150     65.24       0.16%           0.19%         6.0800      0.1012      5.9788        Actual/360           18,141.11
  151     39.50       0.16%           0.19%         5.6800      0.0212      5.6588        Actual/360           17,084.44
  152     69.70       0.16%           0.19%         6.3500      0.0212      6.3288        Actual/360           18,256.40
  153     61.28       0.16%           0.18%         5.8700      0.0212      5.8488        Actual/360           16,908.84
  154     69.26       0.15%           0.18%         5.7400      0.1012      5.6388        Actual/360           16,613.73
  155     59.36       0.15%           0.18%         5.9900      0.0512      5.9388        Actual/360           16,979.03
  156     60.84       0.15%           0.18%         5.5700      0.0212      5.5488        Actual/360           15,468.50
  157     51.36       0.14%           0.17%         6.1500      0.0212      6.1288        Actual/360           17,298.19
  158     64.70       0.14%           0.17%         5.8000      0.0212      5.7788        Actual/360           15,490.28
  159     54.59       0.14%           0.16%         5.8600      0.0512      5.8088          30/360             12,662.48
  160     56.33       0.14%           0.16%         6.5900      0.0212      6.5688        Actual/360           16,211.54
  161     56.11       0.14%           0.16%         6.6500      0.0212      6.6288        Actual/360           16,049.12
  162     47.14       0.13%           0.15%         6.0500      0.0512      5.9988        Actual/360           15,536.67
  163     71.22       0.13%           0.15%         6.2000      0.0212      6.1788        Actual/360           14,111.29
  164     64.77       0.12%           0.15%         6.1800      0.0212      6.1588        Actual/360           14,056.95
  165     53.18       0.12%           0.14%         5.9000      0.0212      5.8788        Actual/360           13,146.87
  166     69.28       0.12%           0.14%         6.2000      0.0212      6.1788        Actual/360           13,155.83
  167     59.22       0.11%           0.13%         6.5900      0.0212      6.5688        Actual/360           13,468.15
  168     44.06       0.11%           0.13%         6.0600      0.0212      6.0388        Actual/360           12,671.68
  169     32.41       0.11%           0.13%         6.8800      0.0212      6.8588        Actual/360           13,473.89
  170     65.33       0.11%           0.77%         6.6400      0.0212      6.6188        Actual/360           13,095.41
  171     63.07       0.11%           0.13%         6.5400      0.0212      6.5188        Actual/360           12,694.02
  172     70.35       0.11%           0.12%         5.7180      0.0212      5.6968        Actual/360           11,016.24
  173     60.30       0.10%           0.12%         6.5400      0.0212      6.5188        Actual/360           12,217.99
  174     66.26       0.10%           0.12%         6.2500      0.0212      6.2288        Actual/360           11,698.63
  177     43.30       0.10%           0.12%         8.2000      0.0512      8.1488          30/360             15,898.51
  175     58.84       0.10%           0.12%         6.4300      0.0212      6.4088        Actual/360           11,608.22
  176     51.13       0.10%           0.12%         5.9700      0.0512      5.9188        Actual/360           11,885.67
  178     50.34       0.10%           0.11%         6.0000      0.0212      5.9788        Actual/360           10,851.86
  179     58.48       0.10%           0.11%         6.2400      0.0212      6.2188        Actual/360           10,948.19
  180     56.34       0.10%           0.11%         6.5600      0.0212      6.5388        Actual/360           11,225.74
  181     65.43       0.09%           0.10%         5.9100      0.0212      5.8888        Actual/360            9,797.31
  182     63.76       0.09%           0.10%         6.3500      0.0212      6.3288        Actual/360            9,949.55
  183     54.36       0.09%           0.10%         5.7200      0.0212      5.6988        Actual/360            9,306.70
  184     61.25       0.09%           0.10%         6.1800      0.0212      6.1588        Actual/360            9,656.51
  185     48.86       0.08%           0.10%         5.8000      0.0212      5.7788        Actual/360            9,094.67
  186     53.17       0.08%           0.10%         5.5200      0.0212      5.4988        Actual/360            8,535.67
  187     42.88       0.08%           0.09%         5.9000      0.0212      5.8788        Actual/360            9,573.04
  188     55.95       0.08%           0.09%         6.6100      0.0212      6.5888        Actual/360            9,557.83
  189     57.43       0.07%           0.51%         5.8700      0.0212      5.8488        Actual/360            8,040.57
  190     34.52       0.06%           0.07%         6.2600      0.0212      6.2388        Actual/360            6,471.86
  191     54.84       0.05%           0.06%         6.0700      0.0212      6.0488        Actual/360            6,040.58

                                                                                       FINAL               ORIGINAL TERM
         ANNUAL P&I DEBT               FIRST PAYMENT  PAYMENT    MATURITY/            MATURITY              TO MATURITY
LOAN #    SERVICE ($)(5)   NOTE DATE     DATE(13)     DUE DATE   ARD DATE   ARD LOAN    DATE    SEASONING   OR ARD(13)
--------------------------------------------------------------------------------------------------------------------------

   1      10,881,562.50    5/25/2006     7/1/2006        1        6/1/2016      No                   0          120
   2       7,252,140.36     3/9/2006     5/8/2006        8        4/8/2016      No                   2          120
   3       6,109,041.82    10/4/2005    11/8/2005        8       10/8/2015      No                   8          120
   4       3,326,272.10    3/31/2006     5/8/2006        8        4/8/2016      No                   2          120
 4.01
 4.02
 4.03
 4.04
 4.05
   5       2,713,492.63    4/11/2006     6/8/2006        8        5/8/2013      No                   1           84
   6       2,288,049.11    2/14/2006     4/8/2006        8        3/8/2011      No                   3           60
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7       2,096,486.56    4/11/2006     6/8/2006        8        5/8/2016      No                   1          120
   8       2,080,365.72    4/28/2006     6/1/2006        1        5/1/2016      No                   1          120
   9       2,068,866.24    5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
  10       1,755,303.84    4/27/2006     6/1/2006        1        5/1/2016     Yes    5/1/2036       1          120
  11       2,002,251.72     5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  12       1,808,306.68     3/3/2006     4/8/2006        8        3/8/2011      No                   3           60
  13       1,578,545.64    5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
  14       1,706,438.61    9/30/2005    11/8/2005        8       10/8/2015      No                   8          120
  15       1,300,494.96    5/15/2006     7/1/2006        1        6/1/2016      No                   0          120
  16       1,356,656.00   12/21/2005     2/8/2006        8        1/8/2016      No                   5          120
 16.01
 16.02
 16.03
  17       1,441,115.04    5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
  18       1,200,799.80    3/14/2006     5/1/2006        1        4/1/2016      No                   2          120
  19       1,282,099.55     5/8/2006     6/8/2006        8        5/8/2016      No                   1          120
  20       1,177,561.01    4/12/2006     6/8/2006        8        5/8/2016      No                   1          120
  21       1,182,509.04    4/19/2006     6/1/2006        1        5/1/2016      No                   1          120
  22        880,320.00     2/16/2006     4/1/2006        1        3/1/2016      No                   3          120
  23       1,176,318.13    4/27/2006     6/8/2006        8        5/8/2016      No                   1          120
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24       1,120,971.06    3/24/2006     5/8/2006        8        4/8/2016      No                   2          120
  25        946,216.88      5/4/2006     7/1/2006        1        6/1/2016      No                   0          120
  26       1,076,877.53     3/3/2006     4/8/2006        8        3/8/2016      No                   3          120
  27        994,653.08     4/13/2006     6/8/2006        8        5/8/2016      No                   1          120
  28        957,837.12      2/8/2006     4/1/2006        1        3/1/2016      No                   3          120
  29       1,043,959.56    5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
 29.01
 29.02
  30        950,725.80     3/31/2006     5/1/2006        1        4/1/2016      No                   2          120
  31        925,607.97      3/9/2006     5/8/2006        8        4/8/2016      No                   2          120
  32        959,945.88     3/30/2006     5/8/2006        8        4/8/2016      No                   2          120
  33        952,782.11     3/30/2006     5/8/2006        8        4/8/2016      No                   2          120
  34        932,667.72     5/31/2006     7/1/2006        1        6/1/2016     Yes    6/1/2036       0          120
  35        935,804.88     5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
  36        850,742.62      3/8/2006     4/8/2006        8        3/8/2016      No                   3          120
  37        882,203.08     3/23/2006     5/8/2006        8        4/8/2016      No                   2          120
  38        827,582.04     4/25/2006     6/1/2006        1        5/1/2016      No                   1          120
  39        805,012.56     4/20/2006     6/1/2006        1        5/1/2016      No                   1          120
  40        870,747.24     5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41        785,405.64     2/13/2006     4/1/2006        1        3/1/2016     Yes    3/1/2036       3          120
            851,485.60     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  42        388,721.64     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  43        307,275.24     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  44        155,488.68     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  45        748,733.76      2/8/2006     4/1/2006        1        3/1/2016      No                   3          120
  46        856,149.48     5/24/2006     7/1/2006        1        6/1/2016      No                   0          120
  47        782,451.12      5/5/2006     7/1/2006        1        6/1/2013      No                   0           84
  48        751,967.04      5/1/2006     6/1/2006        1        5/1/2016      No                   1          120
  49        740,739.71     12/2/2005     1/8/2006        8       12/8/2015      No                   6          120
  50        744,934.99     3/15/2006     5/8/2006        8        4/8/2016      No                   2          120
  51        731,076.12     3/29/2006     5/8/2006        8        4/8/2016      No                   2          120
  52        764,017.07      6/2/2006     7/1/2006        1        7/1/2016      No                   0          121
  53        707,929.12     3/17/2006     5/8/2006        8        4/8/2016      No                   2          120
  54        703,339.68      4/5/2006     6/1/2006        1        5/1/2016     Yes    5/1/2036       1          120
  55        674,794.20     5/19/2006     7/1/2006        1        7/1/2017      No                   0          133
  56        729,422.65     1/18/2006     3/8/2006        8        2/8/2016      No                   4          120
  57        799,782.33    11/14/2005     1/8/2006        8       12/8/2010     Yes   12/8/2030       6           60
  58        707,309.04      4/6/2006     6/1/2006        1        5/1/2016      No                   1          120
  59        693,284.52     4/26/2006     6/1/2006        1        5/1/2016      No                   1          120
  60        660,512.81     4/11/2006     6/8/2006        8        5/8/2016      No                   1          120
  61        612,534.69      4/6/2006     5/8/2006        8        4/8/2016      No                   2          120
  62        635,163.56     4/18/2006     6/8/2006        8        5/8/2016      No                   1          120
  63        692,048.64     5/16/2006     7/8/2006        8        6/8/2016      No                   0          120
  64        617,595.24     2/14/2006     4/1/2006        1        3/1/2016      No                   3          120
  65        632,288.52     5/31/2006     7/1/2006        1        6/1/2016     Yes    6/1/2036       0          120
  66        665,316.84      3/8/2006     5/1/2006        1        4/1/2016      No                   2          120
  67        601,110.43      5/2/2006     6/8/2006        8        5/8/2016      No                   1          120
  68        579,943.44      4/3/2006     6/1/2006        1        5/1/2016      No                   1          120
  69        458,257.50      2/2/2006     4/1/2006        1        3/1/2016      No                   3          120
  70        465,577.78     3/24/2006     5/8/2006        8        4/8/2016      No                   2          120
  71        546,819.00     5/11/2006     7/1/2006        1        6/1/2016      No                   0          120
            611,959.92                                   1                      No                   0          120
  72        240,285.96      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  73        198,462.84      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  74        173,211.12      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  75        548,808.23     3/27/2006     5/8/2006        8        4/8/2016      No                   2          120
  76        567,478.96     5/16/2006     7/8/2006        8        6/8/2016      No                   0          120
  77        536,128.62     4/13/2006     5/8/2006        8        4/8/2016      No                   2          120
  78        535,551.72     4/19/2006     6/1/2006        1        5/1/2016     Yes    5/1/2036       1          120
  79        538,123.37      4/7/2006     5/8/2006        8        4/8/2016      No                   2          120
  80        540,994.56     4/27/2006     6/1/2006        1        5/1/2016      No                   1          120
  81        525,569.28     4/12/2006     6/1/2006        1        5/1/2016      No                   1          120
  82        525,971.63      3/7/2006     4/8/2006        8        3/8/2016      No                   3          120
 82.01
 82.02
  83        548,516.88     5/15/2006     7/1/2006        1        6/1/2016      No                   0          120
  84        519,027.12     3/28/2006     5/1/2006        1        4/1/2016      No                   2          120
            599,229.24                                   1                      No                   0          121
  85        240,976.08      6/7/2006     7/1/2006        1        7/1/2016      No                   0          121
  86        209,829.48      6/7/2006     7/1/2006        1        7/1/2016      No                   0          121
  87        148,423.68      6/7/2006     7/1/2006        1        7/1/2016      No                   0          121
  88        482,014.44     5/24/2006     7/1/2006        1        6/1/2016      No                   0          120
  89        523,776.05     5/19/2006     7/8/2006        8       12/8/2011      No                   0           66
  90        490,893.36      5/5/2006     7/1/2006        1        6/1/2016      No                   0          120
  91        522,266.97     1/31/2006     3/8/2006        8        2/8/2016      No                   4          120
  92        506,386.92     5/19/2006     7/1/2006        1        6/1/2016      No                   0          120
  93        470,778.17      4/6/2006     5/8/2006        8        4/8/2016      No                   2          120
  94        480,513.12     5/31/2006     7/1/2006        1        6/1/2016      No                   0          120
  95        473,936.28     3/14/2006     5/1/2006        1        4/1/2016      No                   2          120
  96        448,183.92      4/5/2006     6/1/2006        1        5/1/2016      No                   1          120
  97        460,809.31     3/20/2006     5/8/2006        8        4/8/2016      No                   2          120
  98        464,499.24     5/25/2006     7/1/2006        1        6/1/2016      No                   0          120
  99        500,187.60     5/23/2006     7/8/2006        8        6/8/2011      No                   0           60
  100       431,603.32      5/4/2006     6/8/2006        8        5/8/2016      No                   1          120
  101       450,125.65     12/7/2005     1/8/2006        8       12/8/2015      No                   6          120
  102       411,453.72    11/15/2005     1/1/2006        1       12/1/2012     Yes   12/1/2035       6           84
  103       440,213.04      5/2/2006     7/1/2006        1        6/1/2016      No                   0          120
  104       409,118.64     5/10/2006     7/1/2006        1        6/1/2016      No                   0          120
  105       409,401.36      6/2/2006     7/1/2006        1        7/1/2016      No                   0          121
  106       408,522.04     5/17/2006     7/8/2006        8        1/8/2011      No                   0           55
  107       425,642.46     2/24/2006     4/8/2006        8        3/8/2016      No                   3          120
  108       381,454.82      5/3/2006     6/8/2006        8        5/8/2016      No                   1          120
  109       373,676.00     5/10/2006     7/8/2006        8        6/8/2016      No                   0          120
  110       369,318.99      3/2/2006     4/8/2006        8        3/8/2016      No                   3          120
  111       385,832.40     5/25/2006     7/1/2006        1        6/1/2016      No                   0          120
  112       406,633.74     3/28/2006     5/8/2006        8        4/8/2016      No                   2          120
  113       361,274.77     2/28/2006     4/8/2006        8        3/8/2011      No                   3           60
  114       330,950.69    11/21/2005     1/8/2006        8       12/8/2015      No                   6          120
  115       381,462.41     12/7/2005     1/8/2006        8       12/8/2015      No                   6          120
  116       367,741.30     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  117       305,412.24      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  118       339,043.08     4/14/2006     6/1/2006        1        5/1/2016      No                   1          120
  119       353,515.68      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  120       372,497.01      5/5/2006     6/8/2006        8        5/8/2016      No                   1          120
  121       341,278.15     4/14/2006     6/8/2006        8        5/8/2016      No                   1          120
  122       334,310.65      3/1/2006     4/8/2006        8        3/8/2016     Yes    3/8/2036       3          120
  123       361,157.76      2/7/2006     4/1/2006        1        3/1/2016      No                   3          120
  124       344,700.84     4/17/2006     6/1/2006        1        5/1/2016     Yes    5/1/2036       1          120
  125       313,635.60     2/24/2006     4/1/2006        1        3/1/2016      No                   3          120
  126       349,478.88     5/26/2006     7/1/2006        1        6/1/2016      No                   0          120
  127       334,896.28      3/1/2006     4/8/2006        8        3/8/2016      No                   3          120
  128       332,409.41      5/2/2006     6/8/2006        8        5/8/2016      No                   1          120
  129       309,975.60      2/1/2006     3/1/2006        1        2/1/2016     Yes    2/1/2036       4          120
  130       364,786.68     5/18/2006     7/1/2006        1        6/1/2016      No                   0          120
  131       370,040.07     4/17/2006     6/8/2006        8        5/8/2016      No                   1          120
  132       310,031.88     3/31/2006     5/8/2006        8        4/8/2016      No                   2          120
  133       307,201.44      5/9/2006     7/1/2006        1        6/1/2016      No                   0          120
  134       315,794.38     4/10/2006     6/8/2006        8        5/8/2016      No                   1          120
  135       286,805.40     1/31/2006     3/1/2006        1        2/1/2016      No                   4          120
  136       292,367.28     3/30/2006     5/1/2006        1        4/1/2016      No                   2          120
  137       263,796.36     3/17/2006     5/1/2006        1        4/1/2016      No                   2          120
  138       275,450.61     3/28/2006     5/8/2006        8        4/8/2016      No                   2          120
  139       258,173.19     4/26/2006     6/8/2006        8        5/8/2016      No                   1          120
  140       264,425.16      6/2/2006     7/1/2006        1        7/1/2016      No                   0          121
  141       270,048.54      5/8/2006     6/8/2006        8        5/8/2016      No                   1          120
  142       283,061.85      5/2/2006     6/8/2006        8        5/8/2016      No                   1          120
  143       253,433.66     4/18/2006     6/8/2006        8        5/8/2016      No                   1          120
  144       243,527.62     3/14/2006     5/8/2006        8        4/8/2016      No                   2          120
  145       257,883.75     4/19/2006     6/8/2006        8        5/8/2016      No                   1          120
  146       244,551.36      3/8/2006     5/1/2006        1        4/1/2016     Yes    4/1/2036       2          120
  147       233,940.36     3/15/2006     5/1/2006        1        4/1/2016      No                   2          120
  148       219,366.84     4/11/2006     6/1/2006        1        5/1/2016      No                   1          120
  149       214,682.30     4/19/2006     6/8/2006        8        5/8/2016      No                   1          120
  150       217,693.32      4/6/2006     6/1/2006        1        5/1/2016     Yes    5/1/2036       1          120
  151       205,013.31     2/28/2006     4/8/2006        8        3/8/2016      No                   3          120
  152       219,076.75     4/11/2006     6/8/2006        8        5/8/2016      No                   1          120
  153       202,906.10     3/20/2006     5/8/2006        8        9/8/2014      No                   2          101
  154       199,364.76      5/1/2006     6/1/2006        1        5/1/2016      No                   1          120
  155       203,748.36     3/29/2006     5/1/2006        1        4/1/2016     Yes    4/1/2036       2          120
  156       185,621.94      3/3/2006     4/8/2006        8        3/8/2016      No                   3          120
  157       207,578.26     3/30/2006     5/8/2006        8        4/8/2016      No                   2          120
  158       185,883.36     2/22/2006     4/8/2006        8        3/8/2016      No                   3          120
  159       151,949.80     4/10/2006     6/1/2006        1        5/1/2011      No                   1           60
  160       194,538.49     5/12/2006     7/8/2006        8        6/8/2016      No                   0          120
  161       192,589.46      5/9/2006     7/8/2006        8        6/8/2016      No                   0          120
  162       186,440.04      5/2/2006     7/1/2006        1        6/1/2016      No                   0          120
  163       169,335.42     3/30/2006     5/8/2006        8        4/8/2016      No                   2          120
  164       168,683.41     4/13/2006     6/8/2006        8        5/8/2016      No                   1          120
  165       157,762.45      5/3/2006     6/8/2006        8        5/8/2016      No                   1          120
  166       157,870.00     3/30/2006     5/8/2006        8        4/8/2016      No                   2          120
  167       161,617.77     5/12/2006     7/8/2006        8        6/8/2016      No                   0          120
  168       152,060.19     3/23/2006     5/8/2006        8        4/8/2016      No                   2          120
  169       161,686.68     5/11/2006     7/8/2006        8        6/8/2016      No                   0          120
  170       157,144.91     5/23/2006     7/8/2006        8        6/8/2016      No                   0          120
  171       152,328.22      2/8/2006     3/8/2006        8        2/8/2016      No                   4          120
  172       132,194.88      5/3/2006     7/1/2006        1        6/1/2016      No                   0          120
  173       146,615.91     5/15/2006     7/8/2006        8        6/8/2016      No                   0          120
  174       140,383.52     5/16/2006     7/8/2006        8        6/8/2016      No                   0          120
  177       190,782.12     7/27/2000     9/1/2000        1        8/1/2015      No                   70         180
  175       139,298.68     5/10/2006     7/8/2006        8        6/8/2016      No                   0          120
  176       142,628.04     4/12/2006     6/1/2006        1        5/1/2016      No                   1          120
  178       130,222.37     3/21/2006     5/8/2006        8        4/8/2016      No                   2          120
  179       131,378.30     4/12/2006     6/8/2006        8        5/8/2016      No                   1          120
  180       134,708.84     5/22/2006     7/8/2006        8        6/8/2016      No                   0          120
  181       117,567.75      2/9/2006     4/8/2006        8        3/8/2016      No                   3          120
  182       119,394.59     4/11/2006     6/8/2006        8        5/8/2016      No                   1          120
  183       111,680.35    12/22/2005     2/8/2006        8        1/8/2016      No                   5          120
  184       115,878.17     4/28/2006     6/8/2006        8        5/8/2016      No                   1          120
  185       109,136.07     2/24/2006     4/8/2006        8        3/8/2016      No                   3          120
  186       102,428.00     3/16/2006     5/8/2006        8        4/8/2016      No                   2          120
  187       114,876.44     3/20/2006     5/8/2006        8        4/8/2016      No                   2          120
  188       114,693.91      5/8/2006     6/8/2006        8        5/8/2016      No                   1          120
  189        96,486.82     1/30/2006     3/8/2006        8        2/8/2016      No                   4          120
  190        77,662.33     4/20/2006     6/8/2006        8        5/8/2016      No                   1          120
  191        72,487.00     3/29/2006     5/8/2006        8        4/8/2016      No                   2          120

         REMAINING TERM    ORIGINAL     REMAINING        INITIAL        REMAINING
          TO MATURITY    AMORTIZATION  AMORTIZATION   INTEREST ONLY   INTEREST ONLY     GRACE
LOAN #       OR ARD          TERM          TERM          PERIOD         PERIOD(13)     PERIOD           LOAN #           LOAN #
-----------------------------------------------------------------------------------------------------------------------------------

  1           120             0             0              120             120            0                1               1
  2           118            360           360             60               58            0                2               2
  3           112            300           300             24               16            0                3               3
  4           118            360           360             60               58           10                4               4
 4.01                                                                                                    4.01             4.01
 4.02                                                                                                    4.02             4.02
 4.03                                                                                                    4.03             4.03
 4.04                                                                                                    4.04             4.04
 4.05                                                                                                    4.05             4.05
  5            83            360           360             36               35            0                5               5
  6            57            360           360              6               3             0                6               6
 6.01                                                                                                    6.01             6.01
 6.02                                                                                                    6.02             6.02
 6.03                                                                                                    6.03             6.03
 6.04                                                                                                    6.04             6.04
 6.05                                                                                                    6.05             6.05
 6.06                                                                                                    6.06             6.06
 6.07                                                                                                    6.07             6.07
  7           119            360           360             24               23            0                7               7
  8           119            360           360             60               59            5                8               8
  9           120            360           360             96               96            5                9               9
  10          119            360           359              0               0             5               10               10
  11          120            300           300              0               0             5               11               11
  12           57            360           357              0               0             0               12               12
  13          120            420           420              0               0             5               13               13
  14          112            300           300             12               4             0               14               14
  15          120             0             0              120             120            5               15               15
  16          115            360           360             24               19            0               16               16
16.01                                                                                                    16.01           16.01
16.02                                                                                                    16.02           16.02
16.03                                                                                                    16.03           16.03
  17          120            360           360              0               0             5               17               17
  18          118            360           360             24               22            5               18               18
  19          119            360           359              0               0             0               19               19
  20          119            360           360             60               59            0               20               20
  21          119            360           360             60               59            5               21               21
  22          117             0             0              120             117            5               22               22
  23          119            360           359              0               0             0               23               23
23.01                                                                                                    23.01           23.01
23.02                                                                                                    23.02           23.02
23.03                                                                                                    23.03           23.03
23.04                                                                                                    23.04           23.04
23.05                                                                                                    23.05           23.05
23.06                                                                                                    23.06           23.06
23.07                                                                                                    23.07           23.07
  24          118            360           360             60               58            0               24               24
  25          120             0             0              120             120            5               25               25
  26          117            360           357              0               0             0               26               26
  27          119            360           360             60               59            0               27               27
  28          117            360           360             48               45            5               28               28
  29          120            360           360              0               0             5               29               29
29.01                                                                                                    29.01           29.01
29.02                                                                                                    29.02           29.02
  30          118            360           358              0               0             5               30               30
  31          118            360           358              0               0             0               31               31
  32          118            360           360             60               58            0               32               32
  33          118            360           360             60               58            0               33               33
  34          120            360           360             24               24            5               34               34
  35          120            360           360              0               0             5               35               35
  36          117            360           360             24               21            0               36               36
  37          118            336           336             24               22            0               37               37
  38          119            360           360             24               23            5               38               38
  39          119            360           359              0               0             5               39               39
  40          120            360           360             36               36            5               40               40
40.01                                                                                                    40.01           40.01
40.02                                                                                                    40.02           40.02
40.03                                                                                                    40.03           40.03
40.04                                                                                                    40.04           40.04
40.05                                                                                                    40.05           40.05
40.06                                                                                                    40.06           40.06
  41          117            360           357              0               0             5               41               41
              119            360           360             24               23            0
  42          119            360           360             24               23            0               42               42
  43          119            360           360             24               23            0               43               43
  44          119            360           360             24               23            0               44               44
  45          117            360           360             48               45            5               45               45
  46          120            360           360              0               0             5               46               46
  47           84            360           360             24               24            5               47               47
  48          119            420           419              0               0             5               48               48
  49          114            360           354              0               0             0               49               49
  50          118            360           358              0               0             0               50               50
  51          118            360           360             24               22            0               51               51
  52          121            360           360              1               1             5               52               52
  53          118            360           360             24               22            0               53               53
  54          119            360           359              0               0             5               54               54
  55          133            360           360              0               0             5               55               55
  56          116            324           320              0               0             0               56               56
  57           54            300           294              0               0             0               57               57
  58          119            360           360             36               35            5               58               58
  59          119            360           359              0               0             5               59               59
  60          119            360           360             36               35            0               60               60
  61          118            360           358              0               0             0               61               61
  62          119            360           360             24               23            0               62               62
  63          120            300           300              0               0             0               63               63
  64          117            360           357              0               0             5               64               64
  65          120            360           360             24               24            5               65               65
  66          118            300           298              0               0             5               66               66
  67          119            360           360             48               47            0               67               67
  68          119            360           360             24               23            5               68               68
  69          117             0             0              120             117            5               69               69
  70          118             0             0              120             118            0               70               70
  71          120            360           360             24               24            5               71               71
              120            360           360              0               0             5
  72          120            360           360              0               0             5               72               72
  73          120            360           360              0               0             5               73               73
  74          120            360           360              0               0             5               74               74
  75          118            360           360             24               22            0               75               75
  76          120            360           360              0               0             0               76               76
  77          118            360           360             24               22            0               77               77
  78          119            360           360             36               35            5               78               78
  79          118            360           360             24               22            0               79               79
  80          119            360           360             24               23            5               80               80
  81          119            360           359              0               0             5               81               81
  82          117            360           357              0               0             0               82               82
82.01                                                                                                    82.01           82.01
82.02                                                                                                    82.02           82.02
  83          120            360           360              0               0             5               83               83
  84          118            360           358              0               0             5               84               84
              121            300           300              1               1             5
  85          121            300           300              1               1             5               85               85
  86          121            300           300              1               1             5               86               86
  87          121            300           300              1               1             5               87               87
  88          120            360           360              0               0             5               88               88
  89           66            360           360             24               24            0               89               89
  90          120            360           360             24               24            5               90               90
  91          116            300           300             24               20            0               91               91
  92          120            360           360             24               24            5               92               92
  93          118            360           360             24               22            0               93               93
  94          120            360           360             24               24            5               94               94
  95          118            360           358              0               0             5               95               95
  96          119            360           359              0               0             5               96               96
  97          118            336           334              0               0             0               97               97
  98          120            360           360              0               0             5               98               98
  99           60            300           300              0               0             0               99               99
 100          119            360           359              0               0             0               100             100
 101          114            300           294              0               0             0               101             101
 102           78            360           354              0               0             5               102             102
 103          120            360           360              0               0             5               103             103
 104          120            360           360              0               0             5               104             104
 105          121            360           360             37               37            5               105             105
 106           55            360           360              0               0             0               106             106
 107          117            300           297              0               0             0               107             107
 108          119            360           360             24               23            0               108             108
 109          120            360           360              0               0             0               109             109
 110          117            360           360             24               21            0               110             110
 111          120            360           360              0               0             5               111             111
 112          118            300           298              0               0             0               112             112
 113           57            360           357              0               0             0               113             113
 114          114            360           354              0               0             0               114             114
 115          114            300           294              0               0             0               115             115
 116          119            360           359              0               0             0               116             116
 117          120             0             0              120             120            5               117             117
 118          119            360           360             24               23            5               118             118
 119          120            360           360             35               35            5               119             119
 120          119            300           299              0               0             0               120             120
 121          119            360           359              0               0             0               121             121
 122          117            360           357              0               0             0               122             122
 123          117            300           297              0               0             5               123             123
 124          119            360           359              0               0             5               124             124
 125          117            360           360             24               21            5               125             125
 126          120            330           330             24               24            5               126             126
 127          117            336           336             12               9             0               127             127
 128          119            360           360             60               59            0               128             128
 129          116            360           356              0               0             5               129             129
 130          120            300           300              0               0             5               130             130
 131          119            300           299              0               0             0               131             131
 132          118            360           360             24               22            0               132             132
 133          120            360           360              0               0             5               133             133
 134          119            300           299              0               0             0               134             134
 135          116            360           356              0               0             5               135             135
 136          118            360           358              0               0             5               136             136
 137          118            360           360             36               34            5               137             137
 138          118            360           358              0               0             0               138             138
 139          119            360           359              0               0             0               139             139
 140          121            360           360              1               1             5               140             140
 141          119            360           360             24               23            0               141             141
 142          119            300           300             24               23            0               142             142
 143          119            360           360             24               23            0               143             143
 144          118            360           358              0               0             0               144             144
 145          119            360           359              0               0             0               145             145
 146          118            360           358              0               0             5               146             146
 147          118            360           360             18               16            5               147             147
 148          119            360           359              0               0             5               148             148
 149          119            360           360             24               23            0               149             149
 150          119            360           360             12               11           10               150             150
 151          117            360           357              0               0             0               151             151
 152          119            360           360             24               23            0               152             152
 153           99            360           360             48               46            0               153             153
 154          119            360           360             36               35            5               154             154
 155          118            360           358              0               0             5               155             155
 156          117            396           393              0               0             0               156             156
 157          118            300           300             24               22            0               157             157
 158          117            360           360             24               21            0               158             158
 159           59             0             0              60               59            5               159             159
 160          120            360           360             24               24            0               160             160
 161          120            360           360              0               0             0               161             161
 162          120            300           300              0               0             5               162             162
 163          118            360           360             24               22            0               163             163
 164          119            360           360             24               23            0               164             164
 165          119            360           359              0               0             0               165             165
 166          118            360           360             24               22            0               166             166
 167          120            360           360             24               24            0               167             167
 168          118            360           358              0               0             0               168             168
 169          120            360           360              0               0             0               169             169
 170          120            360           360              0               0             0               170             170
 171          116            360           356              0               0             0               171             171
 172          120            396           396             36               36            5               172             172
 173          120            360           360              0               0             0               173             173
 174          120            360           360              0               0             0               174             174
 177          110            300           230              0               0             5               177             177
 175          120            360           360              0               0             0               175             175
 176          119            300           299              0               0             5               176             176
 178          118            360           358              0               0             0               178             178
 179          119            360           359              0               0             0               179             179
 180          120            360           360              0               0             0               180             180
 181          117            360           360             36               33            0               181             181
 182          119            360           360             24               23            0               182             182
 183          115            360           355              0               0             0               183             183
 184          119            360           359              0               0             0               184             184
 185          117            360           357              0               0             0               185             185
 186          118            360           360             36               34            0               186             186
 187          118            300           298              0               0             0               187             187
 188          119            360           360             24               23            0               188             188
 189          116            360           356              0               0             0               189             189
 190          119            360           359              0               0             0               190             190
 191          118            360           358              0               0             0               191             191

                           REMAINING PREPAYMENT PROVISION                                                          UPFRONT
                                     (PAYMENTS)                                                                  ENGINEERING
LOAN #                      (13,14,15,16,17,18,19,20,21)                                                         RESERVE ($)
----------------------------------------------------------------------------------------------------------------------------

   1     LO(24),Def(90),O(6)
   2     LO(26),Def(90),O(4)                                                                                       794,250
   3     LO(60),LESSofDeforGRTRofYMor1%(58),O(2)
   4     LO(26),Def(90),O(4)
 4.01
 4.02
 4.03
 4.04
 4.05
   5     LO(25),Def(55),O(4)
   6     LO(27),Def(29),O(4)                                                                                       200,000
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7     LO(25),Def(91),O(4)
   8     LO(25),Def(89),O(6)
   9     LO(24),Def(91),O(5)                                                                                       18,375
  10     LO(25),Def(91),O(4)                                                                                       430,000
  11     LO(24),Def(94),O(2)
  12     LO(27),Def(29),O(4)
  13     LO(24),Def(92),O(4)                                                                                       109,063
  14     LO(32),Def(84),O(4)
  15     LO(24),Def(92),O(4)                                                                                       146,313
  16     LO(29),Def(87),O(4)                                                                                       40,250
 16.01
 16.02
 16.03
  17     LO(24),Def(94),O(2)
  18     LO(26),Def(91),O(3)
  19     LO(25),Def(91),O(4)                                                                                        4,500
  20     LO(25),Def(91),O(4)
  21     LO(25),Def(90),O(5)                                                                                       16,250
  22     LO(27),Def(90),O(3)
  23     LO(25),Def(91),O(4)
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24     LO(26),Def(90),O(4)
  25     LO(24),Def(92),O(4)
  26     LO(27),Def(89),O(4)
  27     LO(25),Def(91),O(4)
  28     LO(27),Def(90),O(3)
  29     LO(24),Def(93),O(3)
 29.01
 29.02
  30     LO(26),Def(91),O(3)
  31     LO(26),Def(90),O(4)
  32     LO(26),Def(90),O(4)                                                                                       132,213
  33     LO(26),Def(90),O(4)                                                                                       38,688
  34     GRTR1%orYM(116),O(4)
  35     LO(24),Def(94),O(2)
  36     LO(27),Def(89),O(4)
  37     LO(26),Def(90),O(4)                                                                                        3,125
  38     LO(25),Def(92),O(3)
  39     LO(25),Def(92),O(3)
  40     LO(24),Def(92),O(4)
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41     LO(27),Def(88),O(5)
         LO(25),Def(91),O(4)
  42     LO(25),Def(91),O(4)
  43     LO(25),Def(91),O(4)
  44     LO(25),Def(91),O(4)
  45     LO(27),Def(90),O(3)
  46     LO(24),Def(92),O(4)
  47     LO(24),Def(56),O(4)
  48     LO(25),Def(91),O(4)
  49     LO(30),Def(86),O(4)                                                                                       12,200
  50     LO(26),Def(90),O(4)
  51     LO(26),Def(90),O(4)
  52     LO(24),Def(94),O(3)
  53     LO(26),Def(90),O(4)
  54     GRTR1%orYM(116),O(4)
  55     LO(24),Def(102),O(7)
  56     LO(28),Def(88),O(4)                                                                                       51,281
  57     LO(30),Def(26),O(4)                                                                                       111,500
  58     LO(25),Def(91),O(4)
  59     LO(25),Def(92),O(3)
  60     LO(25),Def(91),O(4)
  61     LO(26),Def(90),O(4)
  62     LO(25),Def(91),O(4)                                                                                       26,563
  63     LO(24),Def(92),O(4)
  64     LO(27),Def(90),O(3)
  65     GRTR1%orYM(116),O(4)
  66     GRTR5%orYM(116),O(4)
  67     LO(25),Def(91),O(4)                                                                                       25,750
  68     LO(25),Def(92),O(3)
  69     LO(27),Def(89),O(4)
  70     LO(59),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1.5%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  71     LO(24),Def(93),O(3)                                                                                       68,663
         LO(24),Def(92),O(4)                                                                                       37,750
  72     LO(24),Def(92),O(4)                                                                                       19,000
  73     LO(24),Def(92),O(4)
  74     LO(24),Def(92),O(4)                                                                                       18,750
  75     LO(26),Def(90),O(4)                                                                                       231,500
  76     LO(24),Def(92),O(4)
  77     LO(26),Def(87),O(7)
  78     LO(25),Def(91),O(4)
  79     LO(26),Def(90),O(4)                                                                                        2,500
  80     LO(25),Def(91),O(4)
  81     LO(25),Def(92),O(3)
  82     LO(27),Def(89),O(4)                                                                                       87,220
 82.01
 82.02
  83     LO(24),Def(92),O(4)
  84     LO(26),Def(91),O(3)
         LO(24),Def(95),O(2)
  85     LO(24),Def(95),O(2)
  86     LO(24),Def(95),O(2)
  87     LO(24),Def(95),O(2)
  88     LO(24),Def(93),O(3)
  89     LO(24),Def(38),O(4)
  90     LO(24),Def(94),O(2)
  91     LO(28),Def(88),O(4)
  92     LO(24),Def(92),O(4)
  93     LO(26),Def(90),O(4)
  94     LO(24),Def(92),O(4)
  95     LO(26),Def(90),O(4)
  96     LO(25),Def(92),O(3)
  97     LO(26),Def(90),O(4)
  98     LO(24),Def(93),O(3)
  99     LO(24),Def(32),O(4)
  100    LO(25),Def(91),O(4)
  101    LO(30),Def(86),O(4)
  102    LO(30),Def(50),O(4)                                                                                       18,750
  103    LO(24),Def(92),O(4)
  104    LO(24),Def(93),O(3)
  105    LO(24),Def(93),O(4)                                                                                       22,063
  106    LO(24),Def(27),O(4)
  107    LO(27),Def(89),O(4)
  108    LO(25),Def(91),O(4)
  109    LO(24),Def(92),O(4)
  110    LO(27),Def(89),O(4)
  111    LO(24),Def(93),O(3)
  112    LO(26),Def(90),O(4)
  113    LO(27),Def(29),O(4)
  114    LO(30),Def(86),O(4)
  115    LO(30),Def(86),O(4)
  116    LO(25),Def(91),O(4)
  117    LO(24),Def(92),O(4)
  118    LO(25),Def(92),O(3)
  119    LO(24),Def(92),O(4)
  120    LO(25),Def(91),O(4)
  121    LO(25),Def(91),O(4)                                                                                       114,741
  122    LO(27),Def(89),O(4)
  123    LO(27),Def(90),O(3)                                                                                       94,613
  124    LO(25),Def(91),O(4)
  125    LO(27),Def(90),O(3)
  126    LO(24),Def(92),O(4)                                                                                       23,063
  127    LO(27),Def(89),O(4)                                                                                       15,280
  128    LO(25),Def(91),O(4)
  129    LO(28),Def(88),O(4)
  130    LO(24),GRTR1%orYM(92),O(4)
  131    LO(25),Def(91),O(4)                                                                                        1,500
  132    LO(26),Def(90),O(4)
  133    LO(24),Def(92),O(4)
  134    LO(25),Def(91),O(4)                                                                                       20,000
  135    GRTR1%orYM(116),O(4)
  136    LO(26),Def(91),O(3)
  137    LO(26),Def(91),O(3)
  138    LO(26),Def(90),O(4)
  139    LO(25),Def(91),O(4)
  140    LO(24),Def(94),O(3)
  141    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  142    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  143    LO(25),Def(91),O(4)
  144    LO(26),Def(90),O(4)
  145    LO(25),Def(91),O(4)
  146    LO(26),Def(90),O(4)
  147    LO(26),Def(91),O(3)
  148    LO(25),Def(91),O(4)
  149    LO(25),Def(91),O(4)
  150    LO(25),Def(91),O(4)
  151    LO(27),Def(89),O(4)                                                                                       325,358
  152    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  153    LO(26),Def(71),O(4)
  154    LO(25),Def(92),O(3)
  155    LO(26),Def(90),O(4)
  156    LO(27),LESSofDeforGRTRofYMor7%(89),O(4)
  157    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)           13,370
  158    LO(27),Def(89),O(4)
  159    GRTR1%orYM(34),O(26)
  160    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  161    LO(24),Def(92),O(4)
  162    LO(24),Def(93),O(3)
  163    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  164    LO(25),Def(91),O(4)
  165    LO(25),Def(91),O(4)
  166    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  167    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  168    LO(26),Def(90),O(4)
  169    LO(24),Def(92),O(4)                                                                                       68,894
  170    LO(24),Def(92),O(4)
  171    LO(28),Def(88),O(4)
  172    LO(24),Def(92),O(4)
  173    LO(24),Def(92),O(4)
  174    LO(24),Def(92),O(4)                                                                                        2,625
  177    LO(59),GRTR1%orYM(120),O(1)
  175    LO(24),Def(92),O(4)
  176    LO(25),Def(92),O(3)
  178    LO(26),Def(90),O(4)                                                                                       12,500
  179    LO(25),Def(91),O(4)
  180    LO(24),Def(92),O(4)
  181    LO(27),Def(89),O(4)
  182    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  183    LO(29),Def(87),O(4)
  184    LO(25),Def(91),O(4)
  185    LO(27),Def(89),O(4)
  186    LO(26),Def(90),O(4)
  187    LO(26),Def(90),O(4)
  188    LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)
  189    LO(28),Def(88),O(4)                                                                                        9,858
  190    LO(25),Def(91),O(4)
  191    LO(26),Def(90),O(4)

           UPFRONT      UPFRONT      UPFRONT      UPFRONT      UPFRONT                              UPFRONT
            CAPEX        TI/LC       RE TAX        INS.         OTHER                                OTHER
LOAN #   RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)                      RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

   1
   2                   8,063,680     379,927      259,235      380,000   Debt Service Reserve
   3        55,469                   867,327      532,630
   4                                 431,887                  1,437,842  Tenant Holdback
 4.01
 4.02
 4.03
 4.04
 4.05
   5                    35,000       371,420       27,263     4,500,000  FDOC Lease Termination Reserve
   6                    275,000      169,800       13,310
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
   7                                 166,268       11,681     1,500,000  Additional Proceeds Reserve LOC
   8                                 230,538
   9       135,667      300,000      28,105                    680,000   Storage Rental Holdback
  10        3,667                    57,703        24,589
  11                                 31,000        52,809     1,750,000  Capital Reserve
  12                                              110,425     5,500,000  PIP/Renovations Reserve
  13                                 14,798        74,026     2,440,000  DSCR Performance LOC
  14                                 63,931
  15
  16                                 193,743
 16.01
 16.02
 16.03
  17                                 24,000        26,127      500,000   Debt Service Coverage Ratio Reserve
  18                                   467         8,015       663,000   Hollywood Video Estoppel (50,000) and Lease Up Holdback
                                                                         (613,000)
  19                                 205,495                   62,200    Subway Occupancy Reserve
  20                                                          1,000,000  Holdback Funds LOC
  21
  22                                 77,602
  23                                 116,274       11,357
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24        50,197
  25                                                           85,327    Debt Service Reserve
  26
  27                    150,000      17,658        6,327      1,450,000  DSCR Holdback LOC
  28        4,700                    57,374
  29       115,000      100,000                    3,167
 29.01
 29.02
  30        2,334                     7,695        37,441
  31                                               5,573
  32                                               7,785
  33                                               7,872
  34        1,280                    68,250        17,916
  35                                 33,333        50,092      250,000   Performance Holdback
  36                    200,000
  37       100,000                   47,191        34,860
  38         874         2,500       139,422
  39
  40                                 18,083        15,750      12,500    Environmental Reserve
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41
                                     97,131        95,249
  42                                 42,627        40,948
  43                                 33,674        32,937
  44                                 20,830        21,364
  45        4,200                    75,554
  46        15,080      350,000                               1,062,000  Debt Service Reserve
  47                                               1,924
  48
  49                                 27,844        9,721
  50                                 95,205        21,581
  51                                  8,463
  52        3,060        9,000       73,003        36,556     2,030,000  Completion Escrow (2,000,000), Holdback Escrow (30,000)
  53
  54                                   620         4,258       160,000   Completion Escrow (150,000), TIC Roll Up Escrow (10,000)
  55
  56                    12,917       127,667       45,121      850,000   American Sales Holdback
  57        10,000                   35,878        36,598
  58                                                577        74,108    Debt Service Reserve (58,928), Proposition 13 Reserve
                                                                         (15,180)
  59         904         2,778                     16,279
  60                    75,000       78,392        2,425
  61                                 81,504        10,832
  62                                 62,325        2,417       45,000    ARDC Security Deposit
  63
  64         772                                   4,104
  65         730                       16          16,877
  66        1,179        6,850       30,161        10,621
  67
  68                                                          3,250,000  TI/LC Holdback
  69         683                                               225,000   Additional collateral
  70                                 249,048
  71                                 34,639        2,110
                                                   16,818      135,993   Seasonality Reserve LOC
  72                                               3,704       86,531    Seasonality Reserve LOC
  73                                               12,025      26,472    Seasonality Reserve LOC
  74                                               1,089       22,990    Seasonality Reserve LOC
  75                                 82,833        8,552        5,754    Debt Service Reserve
  76                                  9,723        6,640
  77                                 13,000        1,756
  78        48,213      150,000      66,379
  79                                 63,080        35,605      400,000   Lease-Up Holdback
  80         915        400,000      22,276        3,000
  81        4,402                    49,502        7,104
  82                                               2,000
 82.01
 82.02
  83        1,232                    17,017        1,602       856,250   Holdback for tax lien (456,250) Lease up Escrow (400,000)
  84        1,858                     8,339        18,439
           320,000                   65,636        43,886      599,229   Capital Reserve
  85                                 23,495        17,063      240,976   Capital Reserve
  86       200,000                   17,081        16,463      209,830   Capital Reserve
  87       120,000                   25,060        10,359      148,424   Capital Reserve
  88        48,800                   33,333        25,005      865,000   Occupancy Reserve
  89                    229,300
  90                                 45,753        6,893
  91                                               1,910      1,571,000  PIP Holdback
  92                                 26,604         610        193,128   Occupancy Reserve
  93                                  9,894
  94                                                           41,373    Debt Service Reserve
  95        59,152      125,000      12,649        4,468       220,000   Debt Service Reserve
  96        2,167                    20,886        4,349       140,500   TILC LOC (100,000) Irrevocable LOC (40,500)
  97
  98        1,008                     4,343        6,294
  99       400,000                   67,795        14,060
  100                                46,076        3,516        4,536    Debt Service Reserve
  101                                52,667
  102                    1,858        5,448        1,957       308,600   Five Year Repair Holdback (180,800), Enviromental
                                                                         Remediation Escrow (127,800)
  103                                100,001       11,175
  104       2,604                    16,341        10,068
  105                                                          255,000   Stabilization Escrow LOC (150,000) Replacement Reserve LOC
                                                                         (100,000) Environmental Reserve (5,000)
  106                                127,600
  107       5,250                    30,117        2,550       715,005   M&I Escrow
  108                                 7,231        2,599
  109                                 9,552        7,807       300,000   AL.com Holdback
  110
  111                                 1,534
  112
  113                                34,462        4,852
  114                                145,572       16,621      750,000   LOC
  115                                50,000
  116       18,250                   59,895        14,125
  117                                              3,797       26,963    Debt Service Reserve
  118                     833        32,319
  119       32,861                    6,192        1,682
  120                                16,664        14,927
  121       6,000                    21,672        4,800
  122                                10,943                    77,656    Expansion Work Holdback
  123       3,100                                  10,150       7,336    Seasonality Escrow
  124        307         1,685        4,716        1,023         250     Debt Service Escrow
  125                                 2,436
  126                   100,000      43,184        16,293
  127                   250,000      30,000        1,745
  128                                 3,643         427
  129
  130      172,500                    6,190                    718,475   Seasonality Reserve (41,787.75), Letter of Credit Transfer
                                                                         Reserve (1,687.50), DSCR Reserve (675,000 LOC)
  131       30,240                   31,038        4,348
  132        559         4,167       38,770        1,930       300,000   Holdback;
  133       16,723                                 9,712       79,000    Occupancy Reserve
  134       68,973                   11,093
  135       3,500                    16,166        22,504
  136        342         2,161       26,271                    160,000   Enviromental Remediation Reserve
  137         90         1,835        1,660         732
  138                                31,723         725
  139        374        60,000        3,311        1,533
  140        996         2,000        7,046
  141       8,329                     1,841        5,703       246,000   LOC
  142       10,463                   21,970        2,910       148,000   LOC
  143
  144      265,000                   16,904        3,784
  145       5,000                    16,023        6,634
  146                                                          150,000   LOC in lieu of Insurance
  147        138                     10,459
  148                                 1,777                    21,143    Advanced Eye Care Occupancy Reserve
  149        286                      5,309        8,061
  150        331          833         5,369        1,142
  151                                76,145        9,592
  152       30,670                   20,658        4,530       244,000   LOC
  153                   116,000                    4,785
  154                                 3,824        1,270
  155                                                          20,000    Tax and Insurance LOC (15,000) and Holdback Escrow LOC
                                                                         (5,000)
  156
  157       32,884                   15,430        6,818       220,000   LOC
  158                                 5,516         606
  159
  160       8,119                     2,950        5,662       204,000   LOC
  161        766         5,081        4,829         391        20,900    Holdback Funds
  162        176                     11,664        1,559        1,875    Environmental Escrow
  163       27,522                    8,725        4,887       146,000   LOC
  164        280         2,241        9,254         979        21,332    Suite 105 Holdback
  165        250                      6,105        1,607       80,205    T-Mobile Rent Holdback; T-Mobile Holdback
  166       18,324                   10,552        7,834       179,000   LOC
  167       5,691                    23,655        5,819       176,000   LOC
  168        105                      7,083         648        28,000    Holdback Funds
  169       3,155        5,089
  170                                20,642        3,412
  171                                 4,920        1,044
  172                                14,225        4,250
  173        333         3,334        7,639        1,078       100,000   LOC
  174        546        50,000        5,819         733
  177
  175        191          628         6,208         592        89,512    WAMU Rental Income;  SuperCuts Holdback; Alltel Holdback
  176                   35,000       13,657        8,397
  178        333        57,221       24,800        3,944       55,000    Debt Service Reserve Deposit
  179         83          917        12,203         453        134,640   4 months rent-Suite 500; 6 months rent-Suite 600; Tenant
                                                                         Improvement Holdback
  180        837         3,000        2,987        1,560
  181        561                      6,510         821
  182       15,113                   11,907        1,792       134,000   LOC
  183                   42,000        2,667
  184        536         3,430       12,902         479        50,000    TI/LC Holdback
  185        979         3,376       13,103         933
  186                                 2,662        1,275
  187         73          427
  188       16,860                   17,182        4,234       125,000   LOC
  189                                 3,414        3,681
  190                                 5,613         829
  191        692                      7,459         309

                MONTHLY            MONTHLY        MONTHLY        MONTHLY        MONTHLY      MONTHLY     MONTHLY
                 CAPEX              CAPEX          TI/LC          TI/LC         RE TAX        INS.        OTHER
LOAN #        RESERVE ($)      RESERVE CAP ($)  RESERVE ($)  RESERVE CAP ($)  RESERVE ($)  RESERVE ($) RESERVE ($)
------------------------------------------------------------------------------------------------------------------

   1
   2            14,361             861,688        79,706        4,000,000       189,963      25,367
   3             8,784                                                          123,904      46,446
   4                                                                            107,972
 4.01
 4.02
 4.03
 4.04
 4.05
   5             4,225                            21,761                        53,060        5,453       5,775
   6            10,913                            10,456                        28,300       13,310
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
         $2,713 - 6/8/2006;
         $3,617 - 6/8/2007;
   7     $4,521 - 6/8/2008         130,200                                      27,711        5,841
   8                                                                            46,108
   9             2,892                                           300,000        28,105
  10             3,667             132,000                                      14,426        4,098
  11             2,356                                                           5,167       17,603
  12                                                                            29,939       20,890
  13             9,625                                                          14,798        6,477
  14            19,466                                                           9,133
  15
  16            12,707                            11,270                        38,748        3,707
 16.01
 16.02
 16.03
  17            16,372                                                          12,000        4,354
  18                                                                              156         2,004
  19             3,275                             3,333                        31,720        6,088
  20             1,161
  21             1,902                             5,555         150,000        23,000        4,132
  22                                                                            77,602
  23             5,958             142,998                                      38,758        5,678
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24                               50,197
  25             4,964             297,822
  26            16,295                                                          20,938
  27              917                              3,439         200,000         8,829        1,265
  28             4,700             169,200                                      19,125
  29                               115,000                       100,000        18,791        3,167
 29.01
 29.02
  30             2,334                                                           7,695        3,404
  31             1,867                                                          12,193        2,786
  32             7,087             170,094                                      10,856        3,893
  33             8,177             196,237                                      10,403        3,936
  34             1,280                                                          13,650        2,559
  35            13,273                                                          16,667        8,349
  36             1,458                             3,646         200,000        13,208
  37             3,717                              973                         23,595        3,169
  38              874              31,455          2,500         120,000        23,237
  39
  40             2,775                                                          18,083        2,625
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41
                 8,917                                                          24,283       15,875
  42             3,833                                                          10,657        6,825
  43             3,084                                                           8,418        5,489
  44             2,000                                                           5,208        3,561
  45             4,200             151,200                                      18,888
  46             2,027
  47             1,118             26,822          6,981         805,000                       962
  48
  49             5,000                                                          13,922        4,860
  50            12,408                                                          16,849        3,597
  51              631                              3,181         152,688         4,232        2,025
  52             3,060             90,000          9,000         324,000        10,429        3,199
  53             1,250
  54                                                                              620         1,064
  55             1,425             34,200                        200,000
  56             6,025                            12,917                        21,278        5,640
  57             3,589                                                          17,939       18,299
  58              312                                                            9,075         577
  59              904              32,544          2,778         300,000                      1,809
  60             1,663                             4,776         75,000         15,128        2,425
  61                                                                            20,376        2,166
  62             3,438                            12,500                         7,789        1,208
  63              833                              8,334
  64              772              27,792                                        6,610         821
  65              730                                                              5          2,411
  66             1,179             45,000          6,850         200,000        15,081        1,770
  67             2,463             88,650
  68
  69              683                                                            5,558
  70                                                                            62,262
  71                                9,998                                        6,928        2,110
                10,856                                                          17,433        3,982
  72             2,967                                                           9,167        1,852
  73             4,100                                                           4,750        1,041
  74             3,789                                                           3,517        1,089
  75             4,167                                                          11,833        4,276
  76             1,280                                                           3,241         949
  77             1,166                             2,552                        13,000        1,756
  78                               48,213                        150,000        16,595
  79              897                                                           12,616        3,237
  80              915                                            400,000        11,138        1,500
  81             4,402             158,460                                       9,900        1,015
  82              819                              2,609                        10,117        1,400
 82.01
 82.02
  83             1,232             29,568                                        5,672         801
  84             1,858             54,440                                        5,036        1,676
                 7,518                                                           8,088        4,790
  85             4,081                                                           2,611        2,438
  86             3,437                                                           1,898        2,352
  87                                                                             3,580
  88                                                                             4,167        2,273
  89                                               2,084
  90              864              31,104           833          50,000          6,048        1,379
  91             8,614                                                           7,126        1,897
  92              347              12,475          1,900         68,000          3,326         610
  93              453                              1,332         47,952          9,894         650
  94              375                               957
  95             1,335                                                          12,649        2,234
  96             2,167                                                           3,481        2,174
  97             7,707                                                           8,783
  98             1,008             30,240                                        4,343         899
  99             8,001                                                          11,299        4,687
  100                                              3,000                        11,519        3,516
  101            5,620                                                           6,584
  102                                              1,858         66,905          5,448         979
  103            1,581                             6,198                         6,667        1,863
  104            2,865                                                           2,724        2,014
  105
  106                                                                           21,267
  107            1,045                             6,688                        15,060         510
  108                                                                            3,616         683
  109             847                              2,123                         1,194         651
  110             717              25,800                                        5,408
  111                                                                             256
  112             306
  113            1,095                             3,420                         5,744         970
  114             644              15,457          2,000         72,000         12,738        1,662
  115            5,000                                                           6,250
  116            2,546                                                          11,979        2,825
  117             264                                                                          759
  118                                               833          40,000          6,464
  119            3,271                                                           3,096        1,682
  120            5,306                                                           4,166        2,132
  121            3,000                                                          10,836        2,400
  122                                                                            5,472
  123            3,100                                                           3,516        2,030
  124             307                              1,685                         4,716         512         250
  125                                                                            2,862
  126            2,021                             7,200                         8,637        3,259
  127                                                                            5,000         582
  128                                                                            1,822         427
  129
  130            5,199                                                           6,190
  131            6,046                                                           7,760        4,348
  132             279                              2,083         100,000         9,692         965
  133             619                              3,000         100,000         5,755        1,079
  134           10,432                                                          11,093
  135            3,500                                                           8,083        3,215
  136             342              12,327          2,161         77,802          8,757
  137             90                               1,835         66,000          1,660         366
  138             431                              2,530         60,720          5,923         724
  139             187               6,726          1,601         60,000          1,656         767
  140             996              35,841          2,000         216,000                      7,046
  141                                                                            1,841         570
  142                                                                            5,493         485
  143
  144            2,500             60,000                                        8,452        1,892
  145            2,500                                                           8,012        3,317
  146
  147             138                                                            3,486
  148             149                              1,513         89,580           355          509
  149             143                              1,398                         2,654         672
  150             331              11,916           833          50,000          2,685         381
  151            1,336                                                           8,304        2,398
  152                                                                            5,164         647
  153             158               5,668          1,122         75,000          1,900         452
  154                                                            39,453          3,824         254
  155
  156
  157                                                                            5,143        1,103
  158             342              12,308          1,709         61,537          2,758         303
  159
  160                                                                            2,950         515
  161             383                              2,540                         2,415         195
  162             176                                                            2,026         390
  163                                                                            2,908         815
  164             140                              1,120         53,760          4,627         490
  165             125                                                            3,053         530
  166                                                                            3,517        1,306
  167                                                                            3,379         485
  168             53                                                             3,542         324
  169            1,577                             2,544
  170            1,005                                                           2,150        1,706
  171             320                              1,602                         2,460         522
  172             134               3,120           682                          1,778        2,125
  173             167                              1,667                         3,820         538
  174             273                              1,348         100,000         2,910         367
  177
  175             95                                315                          3,104         296
  176                                                            35,000          2,276         700
  178             167                              1,111                         4,133        1,972
  179             83                                917          33,000          6,102         226
  180             418                              1,500         60,000           996          520
  181             281                                                            3,255         410
  182                                                                            2,976         256
  183             147                                            42,000          1,333
  184             268                              1,715         61,737          2,150         239
  185             490                              1,688         45,000          3,276         466
  186                                                                            1,331         638
  187             37                                213
  188                                                                            4,295         605
  189            1,733                                                           1,707        1,841
  190                                                                            2,806         415
  191             346                                                            1,243         154

                             MONTHLY
                              OTHER                          LOAN       CROSSED     RELATED
LOAN #                 RESERVE DESCRIPTION                  PURPOSE     LOAN(25)   BORROWER     TITLE TYPE       YEAR BUILT
------------------------------------------------------------------------------------------------------------------------------

   1                                                       Refinance                               Fee              1974
   2                                                      Acquisition                              Fee              1914
   3                                                       Refinance                               Fee              1964
   4                                                      Acquisition                              Fee            Various
 4.01                                                                                              Fee              2005
 4.02                                                                                              Fee              2005
 4.03                                                                                              Fee              2005
 4.04                                                                                              Fee              2005
 4.05                                                                                              Fee              1980
   5     Additional Capital Expenditure Reserve Account    Refinance                               Fee              1990
   6                                                      Acquisition                              Fee            Various
 6.01                                                                                              Fee              1975
 6.02                                                                                              Fee              1985
 6.03                                                                                              Fee              1999
 6.04                                                                                              Fee              1963
 6.05                                                                                              Fee              NAP
 6.06                                                                                              Fee              1941
 6.07                                                                                              Fee              1916
   7                                                       Refinance                               Fee              2005
   8                                                       Refinance                Yes (1)        Fee              1997
   9                                                       Refinance                               Fee              1971
  10                                                       Refinance                               Fee           2004-2006
  11                                                       Refinance                               Fee              1999
  12                                                       Refinance                          Fee/Leasehold         1990
  13                                                       Refinance                               Fee              1974
  14                                                       Refinance                            Leasehold           1970
  15                                                       Refinance                               Fee              1986
  16                                                      Acquisition                              Fee            Various
 16.01                                                                                             Fee              1975
 16.02                                                                                             Fee              1990
 16.03                                                                                             Fee              1995
  17                                                       Refinance                Yes (4)        Fee              2005
  18                                                       Refinance                               Fee              2005
  19                                                       Refinance                               Fee              1991
  20                                                       Refinance                               Fee              2006
  21                                                       Refinance                Yes (2)        Fee           1982-1986
  22                                                      Acquisition                              Fee              1965
  23                                                       Refinance                               Fee            Various
 23.01                                                                                             Fee              1972
 23.02                                                                                             Fee              1971
 23.03                                                                                             Fee              1969
 23.04                                                                                             Fee              1972
 23.05                                                                                             Fee              1968
 23.06                                                                                             Fee              1965
 23.07                                                                                             Fee              1968
  24                                                      Acquisition               Yes (9)        Fee              2000
  25                                                      Acquisition               Yes (8)        Fee              2006
  26                                                       Refinance                Yes (3)        Fee              2000
  27                                                       Refinance                               Fee              1980
  28                                                       Refinance                Yes (1)        Fee              1999
  29                                                       Refinance                               Fee            Various
 29.01                                                                                             Fee              1989
 29.02                                                                                             Fee              1997
  30                                                       Refinance                               Fee              2005
  31                                                       Refinance                Yes (2)        Fee              1989
  32                                                       Refinance                Yes (5)        Fee              1981
  33                                                       Refinance                Yes (5)        Fee              1980
  34                                                       Refinance                Yes (7)     Leasehold           2005
  35                                                       Refinance                Yes (4)        Fee              2001
  36                                                       Refinance                               Fee              1978
  37                                                       Refinance                               Fee              1973
  38                                                       Refinance                Yes (1)        Fee              1978
  39                                                       Refinance                               Fee           1984-1988
  40                                                      Acquisition                              Fee            Various
 40.01                                                                                             Fee              1965
 40.02                                                                                             Fee              1965
 40.03                                                                                             Fee              1968
 40.04                                                                                             Fee              1969
 40.05                                                                                             Fee              1971
 40.06                                                                                             Fee              1968
  41                                                       Refinance                               Fee              1999
                                                           Refinance    Yes (1)    Yes (11)        Fee            Various
  42                                                       Refinance    Yes (1)    Yes (11)        Fee              1970
  43                                                       Refinance    Yes (1)    Yes (11)        Fee              1969
  44                                                       Refinance    Yes (1)    Yes (11)        Fee              1979
  45                                                       Refinance                Yes (1)        Fee              1998
  46                                                       Refinance                               Fee              1969
  47                                                      Acquisition                              Fee              2001
  48                                                       Refinance                               Fee           1966, 1985
  49                                                       Refinance                               Fee              1969
  50                                                       Refinance                               Fee              1999
  51                                                       Refinance                               Fee              1971
  52                                                       Refinance                               Fee              1907
  53                                                      Acquisition                              Fee              1991
  54                                                       Refinance                               Fee           2005-2006
  55                                                       Refinance                               Fee              1985
  56                                                       Refinance                               Fee              1960
  57                                                      Acquisition                              Fee              1970
  58                                                      Acquisition                              Fee              2005
  59                                                       Refinance                               Fee              2005
  60                                                      Acquisition                              Fee              1984
  61                                                       Refinance                               Fee              1969
  62                                                       Refinance                               Fee              1950
  63                                                       Refinance                               Fee              2006
  64                                                       Refinance                               Fee              1983
  65                                                       Refinance                Yes (7)     Leasehold           2005
  66                                                       Refinance                               Fee              2000
  67                                                      Acquisition                              Fee              1970
  68                                                       Refinance                Yes (1)        Fee              2006
  69                                                       Refinance                               Fee              2004
  70                                                       Refinance                               Fee              1920
  71                                                       Refinance                          Fee/Leasehold         2005
                                                           Refinance    Yes (2)    Yes (12)        Fee            Various
  72                                                       Refinance    Yes (2)    Yes (12)        Fee              2004
  73                                                       Refinance    Yes (2)    Yes (12)        Fee              1996
  74                                                       Refinance    Yes (2)    Yes (12)        Fee              2000
  75                                                      Acquisition                              Fee              1985
  76                                                       Refinance                               Fee              1995
  77                                                      Acquisition                              Fee              1981
  78                                                       Refinance                               Fee              1975
  79                                                       Refinance                               Fee              2003
  80                                                       Refinance                               Fee              1995
  81                                                       Refinance                               Fee              1986
  82                                                      Acquisition              Yes (10)        Fee            Various
 82.01                                                                                             Fee              1974
 82.02                                                                                             Fee              1971
  83                                                       Refinance                               Fee              2003
  84                                                       Refinance               Yes (13)     Leasehold           2004
                                                          Acquisition   Yes (3)    Yes (14)        Fee            Various
  85                                                      Acquisition   Yes (3)    Yes (14)        Fee              2001
  86                                                      Acquisition   Yes (3)    Yes (14)        Fee              1999
  87                                                      Acquisition   Yes (3)    Yes (14)        Fee              1997
  88                                                       Refinance                               Fee              2005
  89                                                       Refinance                               Fee              1986
  90                                                       Refinance                               Fee              2004
  91                                                      Acquisition                              Fee              1988
  92                                                      Acquisition                              Fee              2005
  93                                                      Acquisition                              Fee              1989
  94                                                       Refinance                               Fee              2000
  95                                                       Refinance                               Fee        1977-1978, 1983
  96                                                      Acquisition                              Fee              1972
  97                                                       Refinance                Yes (3)        Fee              1998
  98                                                       Refinance               Yes (13)        Fee              2002
  99                                                      Acquisition                              Fee              1985
  100                                                     Acquisition                              Fee              1981
  101                                                      Refinance                Yes (3)        Fee              1998
  102                                                     Acquisition                              Fee              1988
  103                                                      Refinance                               Fee              1909
  104                                                      Refinance                               Fee              1969
  105                                                      Refinance                               Fee              1989
  106                                                      Refinance                               Fee              2001
  107                                                     Acquisition              Yes (10)        Fee              1979
  108                                                      Refinance                Yes (2)        Fee              1967
  109                                                      Refinance                               Fee              1940
  110                                                      Refinance                               Fee              1975
  111                                                      Refinance                               Fee              2004
  112                                                     Acquisition                              Fee              2001
  113                                                      Refinance                               Fee              1988
  114                                                      Refinance                               Fee              1996
  115                                                      Refinance                Yes (3)        Fee              1998
  116                                                      Refinance                               Fee              1972
  117                                                     Acquisition               Yes (8)        Fee              1994
  118                                                      Refinance                Yes (1)        Fee           2000-2002
  119                                                     Acquisition                              Fee              1971
  120                                                      Refinance                            Leasehold           1999
  121                                                     Acquisition                              Fee              1986
  122                                                      Refinance                               Fee              2001
  123                                                      Refinance                               Fee           1961-1976
  124    Debt Service Escrow                              Acquisition                              Fee              2000
  125                                                      Refinance                               Fee              2000
  126                                                      Refinance                               Fee              1985
  127                                                     Acquisition                              Fee              1982
  128                                                     Acquisition                              Fee              1988
  129                                                      Refinance                               Fee              2005
  130                                                      Refinance                               Fee              1999
  131                                                     Acquisition                              Fee              2000
  132                                                     Acquisition                              Fee              2005
  133                                                      Refinance                               Fee              1986
  134                                                      Refinance                               Fee              1912
  135                                                      Refinance                               Fee           1977, 1979
  136                                                      Refinance                               Fee              1995
  137                                                     Acquisition                              Fee              1998
  138                                                      Refinance                               Fee              2002
  139                                                      Refinance                               Fee              2003
  140                                                      Refinance                               Fee           1982, 2000
  141                                                      Refinance                Yes (6)        Fee              2000
  142                                                      Refinance                Yes (6)        Fee              2000
  143                                                     Acquisition                              Fee              1989
  144                                                     Acquisition                              Fee              1976
  145                                                      Refinance                               Fee              1982
  146                                                     Acquisition                              Fee              1979
  147                                                     Acquisition                              Fee              2003
  148                                                      Refinance                               Fee              2005
  149                                                      Refinance                               Fee              2003
  150                                                     Acquisition                              Fee              1984
  151                                                      Refinance                               Fee              1981
  152                                                      Refinance                Yes (6)        Fee              1999
  153                                                     Acquisition                              Fee              2004
  154                                                      Refinance                               Fee              2005
  155                                                     Acquisition                              Fee              2000
  156                                                      Refinance                               Fee              NAP
  157                                                      Refinance                Yes (6)        Fee              1999
  158                                                     Acquisition               Yes (9)        Fee              1997
  159                                                     Acquisition                              Fee              2004
  160                                                      Refinance                Yes (6)        Fee              2000
  161                                                      Refinance                               Fee              2002
  162                                                      Refinance                               Fee              1994
  163                                                      Refinance                Yes (6)        Fee              1999
  164                                                     Acquisition                              Fee              2003
  165                                                     Acquisition                              Fee              1994
  166                                                      Refinance                Yes (6)        Fee              1999
  167                                                      Refinance                Yes (6)        Fee              2001
  168                                                      Refinance                               Fee              2006
  169                                                     Acquisition                              Fee              1988
  170                                                      Refinance                               Fee              1968
  171                                                     Acquisition                              Fee              1999
  172                                                      Refinance                          Fee/Leasehold         2005
  173                                                     Acquisition                              Fee              1989
  174                                                      Refinance                               Fee              1902
  177                                                     Acquisition                              Fee              1981
  175                                                     Acquisition                              Fee              2005
  176                                                      Refinance                               Fee              2004
  178                                                     Acquisition                              Fee              1999
  179                                                     Acquisition                              Fee              2005
  180                                                      Refinance                               Fee              1997
  181                                                     Acquisition                              Fee              1955
  182                                                      Refinance                Yes (6)        Fee              2001
  183                                                      Refinance                               Fee              2004
  184                                                     Acquisition                              Fee              1993
  185                                                      Refinance                               Fee              1986
  186                                                      Refinance                               Fee              2004
  187                                                     Acquisition                              Fee              2005
  188                                                      Refinance                Yes (6)        Fee              2001
  189                                                     Acquisition                              Fee              1972
  190                                                     Acquisition                              Fee              2002
  191                                                      Refinance                               Fee              1974

                                                                                   APPRAISED
            YEAR      TOTAL SF/UNITS/    UNIT OF                    OCCUPANCY      VALUE ($)     APPRAISAL                 SINGLE
LOAN #   RENOVATED    ROOMS/PADS(22)     MEASURE    OCCUPANCY (%)    DATE          (9,10,23)     DATE(23)     PML (%)      TENANT
-----------------------------------------------------------------------------------------------------------------------------------

   1        1999        1,057,475          SF      97.42           5/24/2006      370,900,000    4/14/2006
   2        1997          853,840          SF      95.20            3/1/2006      132,500,000     2/3/2006
   3        2001          527,680          SF      91.30          11/15/2005      145,000,000    9/13/2005      22.00
   4                      269,707          SF      91.50           2/28/2006       66,970,000      Various
 4.01                     106,414          SF      100.00          2/28/2006       30,350,000     2/3/2006
 4.02                      50,947          SF      67.50           2/28/2006       12,420,000     2/3/2006
 4.03                      39,430          SF      100.00          2/28/2006       11,970,000     2/1/2006                  Yes
 4.04                      42,136          SF      86.10           2/28/2006        8,930,000     2/3/2006
 4.05                      30,780          SF      98.20           2/28/2006        3,300,000     2/3/2006
   5                      263,163          SF      100.00           4/1/2006       45,500,000   12/20/2005                  Yes
   6      Various       1,871,624          SF      65.40            4/5/2006       43,050,000      Various
 6.01       1998          388,168          SF      58.70            4/5/2006       16,800,000    1/13/2006
 6.02                      54,414          SF      100.00           4/5/2006        6,000,000    1/13/2006
 6.03                      24,990          SF      100.00           4/5/2006        4,800,000     1/5/2006                  Yes
 6.04                     132,442          SF      100.00           4/5/2006        4,700,000     1/5/2006
 6.05       NAP         1,089,000          SF      60.00            4/5/2006        5,300,000    1/10/2006                  Yes
 6.06       1987          125,610          SF      58.50            4/5/2006        2,850,000     1/5/2006
 6.07                      57,000          SF      100.00           4/5/2006        2,600,000     1/5/2006                  Yes
   7                          217       Units      96.80            2/1/2006       39,100,000   10/24/2005
   8                          480       Units      93.54           4/13/2006       37,900,000    3/21/2006
   9        1999          142,249          SF      85.84           5/31/2006       40,000,000    3/28/2006      19.00
  10                          220       Units      94.09           5/18/2006       31,850,000     6/1/2006
  11        2003          188,500          SF      100.00          5/10/2006       37,700,000    4/11/2006                  Yes
  12        1998              333       Rooms      75.60          11/30/2005       34,600,000   12/14/2005      17.00
  13                          462       Units      98.48            5/5/2006       30,600,000     4/6/2006      11.00
  14                          217       Rooms      82.90          12/31/2005       28,300,000    7/11/2005      18.00
  15        1995           87,058          SF      100.00          4/10/2006       39,600,000    4/13/2006       9.00
  16      Various         676,218          SF      100.00          12/9/2005       24,450,000      Various
 16.01      2002          347,218          SF      100.00          12/9/2005       13,700,000   10/27/2005                  Yes
 16.02                    290,000          SF      100.00          12/9/2005        7,200,000   10/27/2005                  Yes
 16.03      1998           39,000          SF      100.00          12/9/2005        3,550,000    11/2/2005                  Yes
  17                          122       Rooms      61.86           4/30/2006       29,500,000    4/12/2006
  18                      112,843          SF      93.76            3/9/2006       22,500,000     7/1/2006
  19        2003          261,999          SF      93.20            5/1/2006       24,000,000    2/23/2006
  20                       93,320          SF      100.00           3/1/2006       22,500,000    6/30/2006
  21                      152,236          SF      88.81           3/29/2006       23,550,000    3/23/2006      11.00
  22        2000          280,821          SF      92.18           3/31/2006       24,400,000    1/25/2006
  23      Various             422       Units      96.70            2/1/2006       21,300,000    1/19/2006
 23.01      2005              119       Units      97.50            2/1/2006        6,800,000    1/19/2006
 23.02      2005              122       Units      95.10            2/1/2006        5,900,000    1/19/2006
 23.03      2004               48       Units      97.90            2/1/2006        2,400,000    1/19/2006
 23.04      2005               42       Units      100.00           2/1/2006        2,200,000    1/19/2006
 23.05      2004               43       Units      95.30            2/1/2006        2,100,000    1/19/2006
 23.06      2004               32       Units      93.80            2/1/2006        1,200,000    1/19/2006
 23.07      2002               16       Units      100.00           2/1/2006          700,000    1/19/2006
  24                      133,859          SF      100.00           3/1/2006       22,000,000     3/1/2006                  Yes
  25                      595,643          SF      100.00           5/4/2006       25,000,000     3/1/2006                  Yes
  26                          210       Rooms      72.30           2/28/2006       22,200,000     1/1/2006      17.00
  27                       55,011          SF      100.00           3/1/2006       19,370,000    2/14/2006      10.00
  28                          282       Units      92.20           2/28/2006       18,000,000   10/26/2005
  29      Various         176,239          SF      92.72           5/15/2006       19,550,000    12/5/2005
 29.01      1998          111,239          SF      88.47           5/15/2006       12,500,000    12/5/2005
 29.02      2000           65,000          SF      100.00          5/15/2006        7,050,000    12/5/2005                  Yes
  30                          140       Units      91.43           2/28/2006       20,000,000    1/30/2006      18.00
  31                      113,215          SF      100.00           1/1/2006       24,900,000    1/23/2006      17.00
  32                          324       Units      92.90           3/14/2006       19,900,000    3/17/2006
  33                          320       Units      90.90           3/14/2006       19,400,000    3/17/2006
  34                       76,820          SF      100.00          4/28/2006       16,800,000    4/24/2006                  Yes
  35                          129       Rooms      53.98           4/30/2006       19,600,000    4/13/2006
  36                      142,521          SF      92.50            2/1/2006       16,700,000     1/6/2006
  37        2005          433,102          SF       NAP                  NAP       19,000,000     3/1/2006
  38        2006          130,919          SF      95.12           4/18/2006       14,200,000   11/29/2005
  39                      147,870          SF      100.00          4/25/2006       30,000,000     2/1/2006       9.00
  40      Various             666        Pads      89.04             Various       15,850,000     5/1/2006
 40.01                        127        Pads      95.28          12/13/2005        3,800,000     5/1/2006
 40.02                        150        Pads      87.33           1/12/2006        3,550,000     5/1/2006
 40.03                         99        Pads      84.85           1/30/2006        2,450,000     5/1/2006
 40.04      1991               92        Pads      88.04           12/1/2005        2,100,000     5/1/2006
 40.05      1992              120        Pads      83.33           12/1/2005        2,000,000     5/1/2006
 40.06                         78        Pads      97.44            1/1/2006        1,950,000     5/1/2006
  41                      107,384          SF      97.71           3/31/2006       19,340,000    1/19/2006
          Various             428       Units      95.80           3/20/2006       15,280,000     4/6/2006
  42        2003              184       Units      95.10           3/20/2006        6,710,000     4/6/2006
  43        2002              148       Units      95.30           3/20/2006        5,920,000     4/6/2006
  44        2003               96       Units      97.90           3/20/2006        2,650,000     4/6/2006
  45                          252       Units      93.65           4/13/2006       13,900,000    12/6/2005
  46        2003          152,002          SF      100.00          3/22/2006       17,000,000    3/29/2006                  Yes
  47                       89,405          SF      100.00           4/1/2006       13,700,000    3/15/2006                  Yes
  48                       68,531          SF      88.51           4/19/2006       18,410,000     4/3/2006      18.20
  49        2002              240       Units      92.10          10/27/2005       14,750,000    11/9/2005
  50                          128       Rooms      85.90          12/31/2005       16,000,000     2/9/2006
  51                       30,492          SF      100.00          1/18/2006       17,800,000   12/16/2005      23.00
  52        1985          115,482          SF      100.00           8/1/2006       13,350,000     8/1/2006
  53                      150,000          SF      100.00          2/22/2006       13,600,000    2/22/2006      17.00       Yes
  54                       76,828          SF      100.00           4/1/2006       14,680,000    2/24/2006      12.00       Yes
  55        2005          114,012          SF      71.92           1/31/2006       15,100,000     5/1/2006      13.00
  56                      429,476          SF      100.00          5/30/2006       12,600,000    11/1/2005
  57                      215,339          SF      96.20          10/14/2005       14,200,000    9/30/2005
  58                       50,030          SF      100.00          3/17/2006       15,250,000     3/9/2006      14.00       Yes
  59                       72,243          SF      100.00          4/24/2006       13,300,000     3/7/2006      12.00
  60                      105,540          SF      97.90           3/30/2006       11,625,000   12/21/2005
  61        2001           82,062          SF      95.60            4/1/2006       18,250,000     3/1/2006
  62        1990          603,267          SF      100.00          2/28/2006       11,500,000     4/1/2006
  63                       99,080          SF      100.00           3/1/2006       14,400,000    3/22/2006                  Yes
  64                       46,320          SF      100.00          1/25/2006       15,250,000    1/18/2006      18.00
  65                       44,803          SF      100.00          4/28/2006       10,900,000    4/26/2006                  Yes
  66                       94,020          SF      100.00           4/1/2006       13,200,000     2/1/2006
  67                      197,000          SF      100.00          3/15/2006       10,900,000    3/15/2006                  Yes
  68                       50,000          SF      100.00          4/10/2006       11,200,000    3/10/2006                  Yes
  69                       41,581          SF      98.99           1/13/2006       13,300,000   11/12/2005      10.00
  70                      138,585          SF      100.00           1/1/2006       23,900,000    2/13/2006
  71                       33,647          SF      94.57           4/17/2006        9,750,000     4/1/2006
                              215       Rooms      60.19          12/31/2005       13,300,000      Various
  72                           92       Rooms      45.23          12/31/2005        6,100,000    1/18/2006
  73                           63       Rooms      68.08          12/31/2005        3,800,000    1/18/2006
  74                           60       Rooms      74.84          12/31/2005        3,400,000    1/19/2006
  75                          200       Units      97.50           1/30/2006        9,600,000    1/17/2006
  76                       99,000          SF      97.00           3/16/2006       11,700,000    3/26/2006      13.00
  77        1999           90,944          SF      97.60            2/1/2006        9,800,000    2/24/2006
  78        1997           99,059          SF      96.33           4/12/2006        9,750,000    1/16/2006
  79                       71,682          SF      87.20            1/4/2006       10,000,000     1/4/2006
  80                       54,851          SF      100.00          4/13/2006       11,200,000    3/20/2006      11.00
  81                          150       Units      92.11           3/28/2006       10,100,000    3/16/2006
  82      Various          62,343          SF      98.90             Various       10,600,000    2/15/2006                Various
 82.01                     33,083          SF      98.00            2/6/2006        6,300,000    2/15/2006      17.00
 82.02                     29,260          SF      100.00          2/15/2006        4,300,000    2/15/2006      16.00       Yes
  83                       86,300          SF      82.05           4/11/2006       10,230,000     4/5/2006      12.00
  84                      145,175          SF      73.01           4/13/2006       11,200,000   12/29/2005      17.00
          Various             167       Rooms      70.22             Various       10,800,000      Various
  85                           60       Rooms      81.30           2/28/2006        4,200,000     3/9/2006
  86        2005               55       Rooms      70.36           2/28/2006        3,700,000     3/9/2006
  87                           52       Rooms      57.30           3/31/2006        2,900,000     5/1/2006
  88                          122       Units      60.66           3/13/2006        8,900,000     3/1/2006
  89                       45,860          SF      100.00          3/31/2006        9,500,000    4/11/2006      15.00       Yes
  90                       69,107          SF      100.00          4/13/2006        9,300,000    4/14/2006
  91                          104       Rooms      82.00          11/30/2005       10,000,000     1/1/2007
  92                       27,723          SF      89.81           5/10/2006       11,000,000     4/5/2006      10.00
  93                       31,961          SF      91.20           1/20/2006        9,600,000    2/24/2006      16.00
  94                       44,988          SF      100.00           6/1/2006        8,200,000    3/23/2006                  Yes
  95        2003           72,816          SF      100.00         12/31/2005        9,300,000   12/13/2005
  96        2003          173,351          SF      98.90            3/1/2006        8,100,000     2/8/2006
  97                          121       Rooms      65.10          12/31/2005        8,600,000     1/1/2006
  98                       87,394          SF      79.83           4/24/2006        9,370,000   12/29/2005      15.00
  99        2005              198       Rooms      62.00           3/31/2006        7,700,000     4/4/2006
  100       2005              180       Units      87.20           3/25/2006        7,700,000     3/3/2006
  101       2005               70       Rooms      80.40           9/30/2005        8,000,000   10/13/2005
  102       1995           86,990          SF      100.00          2/28/2006        7,000,000   10/14/2005
  103       2001           76,403          SF      85.72           4/20/2006        7,400,000   10/15/2005
  104       2005              125       Units      99.20            5/1/2006        7,600,000     3/3/2006
  105                      31,985          SF      100.00          3/28/2006        8,350,000    1/28/2006      16.00
  106                      36,320          SF      100.00           5/1/2006       15,600,000    3/13/2006                  Yes
  107                      62,720          SF      100.00          12/1/2005        8,300,000    1/24/2006                  Yes
  108       2005           34,934          SF      100.00          2/28/2006        8,000,000    3/29/2006      18.00
  109       2000           50,833          SF      96.80           4/24/2006        7,450,000    3/24/2006
  110       1999              172        Pads      95.40            2/1/2006        8,900,000    1/20/2006      12.00
  111                      80,900          SF      95.35           4/12/2006        7,000,000    4/11/2006
  112                      52,400          SF      100.00          9/30/2004        7,000,000    2/24/2006                  Yes
  113       1999           54,725          SF      100.00          11/1/2005        6,350,000   11/25/2005
  114       2005           51,524          SF      82.00           10/1/2005        6,983,000    10/3/2006
  115                          65       Rooms      74.20           9/30/2005        7,100,000   10/13/2005
  116       2005              110       Units      100.00           4/1/2006        6,160,000    12/6/2005
  117                      21,107          SF      100.00           5/9/2006        8,200,000    1/26/2006      14.00       Yes
  118                      14,717          SF      100.00          4/10/2006        6,200,000    3/14/2006
  119                         157       Units      94.90            3/8/2006        6,345,000    3/22/2006
  120                          95       Rooms      86.80           2/28/2006        7,100,000     4/1/2006
  121                         144       Units      97.90            2/1/2006        6,800,000     3/7/2006
  122       2006           64,656          SF      100.00           1/6/2006        6,800,000     1/6/2006                  Yes
  123                         124       Units      96.77           4/27/2006        6,600,000   12/26/2005      18.00
  124                      24,582          SF      100.00           4/1/2006        7,350,000    2/22/2006
  125                      53,105          SF      79.44           4/24/2006        5,750,000     4/1/2006      13.00
  126                     242,500          SF      100.00         10/13/2005        7,200,000    4/17/2006
  127                      58,672          SF      100.00           5/6/2005        6,500,000     2/1/2006                  Yes
  128       2005              122        Pads      95.10           3/20/2006        5,830,000    3/23/2005
  129                      13,040          SF      100.00           2/1/2006        5,800,000    1/15/2006                  Yes
  130                          82       Rooms      80.76          12/31/2005        6,500,000     3/1/2006
  131                          76       Rooms      74.00           1/31/2006        5,830,000    2/24/2006
  132                      22,350          SF      86.00           2/22/2006        6,360,000    1/20/2006
  133       2005           49,548          SF      97.51            3/1/2006        5,825,000    10/3/2005
  134       1994               74       Rooms      68.00           1/31/2006        9,900,000     3/1/2006      19.00
  135       2001              168       Units      91.67           2/28/2006        5,200,000   12/16/2005
  136                      27,398          SF      95.44            3/1/2006        5,425,000     3/1/2006
  137                       7,232          SF      100.00           3/1/2006        6,500,000     2/3/2006       9.00
  138                      34,500          SF      100.00          3/15/2006        4,800,000     2/8/2006
  139                      14,947          SF      100.00          2/17/2006        5,700,000    2/28/2006      13.00
  140       2004           79,176          SF      96.83            5/8/2006        4,450,000     3/1/2006
  141       2002           83,330          SF      61.30           2/28/2006        4,400,000    1/25/2008
  142                     104,691          SF      62.30           2/28/2006        4,500,000    1/19/2009
  143                      45,300          SF      100.00           3/6/2006        5,050,000     3/6/2006                  Yes
  144       2006              120       Units      97.50           2/24/2006        4,310,000     3/3/2006
  145       2005              100       Units      100.00           3/6/2006        4,260,000   11/30/2005
  146       2000           74,135          SF      100.00           2/8/2006        4,250,000     1/6/2006                  Yes
  147                      11,060          SF      100.00           3/9/2006        4,900,000    2/22/2006
  148                      17,916          SF      100.00          4/10/2006        3,850,000     3/1/2006
  149                      11,449          SF      100.00         12/22/2005        5,000,000   12/28/2004      12.00
  150       2005           21,569          SF      100.00          3/14/2006        4,000,000    2/28/2006      12.00
  151                      80,133          SF      100.00          2/22/2006        6,275,000   12/21/2005
  152       2005          106,754          SF      65.50           2/28/2006        3,760,000    10/8/2005
  153                      12,578          SF      100.00          3/15/2006        4,400,000    1/23/2006
  154                      11,503          SF      100.00          3/31/2006        3,700,000    3/28/2006
  155                      11,180          SF      100.00           3/1/2006        4,050,000     2/1/2006                  Yes
  156       NAP           123,275          SF       NAP                  NAP        4,000,000    9/28/2005
  157                     117,525          SF      55.70           2/28/2006        4,300,000   10/10/2005
  158                      27,350          SF      100.00          1/11/2006        3,600,000     1/8/2006
  159                      14,843          SF      100.00          3/27/2006        4,750,000    3/27/2006
  160                      81,193          SF      45.20           2/28/2006        4,050,000    1/25/2008
  161                      22,983          SF      100.00           3/8/2006        3,850,000    3/14/2006
  162       2005           14,103          SF      100.00           4/1/2006        3,950,000    2/20/2006
  163                      91,735          SF      67.10           2/28/2006        2,880,000    10/8/2005
  164                      11,200          SF      100.00          2/15/2006        3,160,000    2/24/2006
  165       2005            7,133          SF      76.50           3/24/2006        3,525,000    3/13/2006
  166                      70,903          SF      71.00           2/28/2006        2,760,000    10/8/2005
  167       2004           56,908          SF      50.00           1/25/2006        3,200,000    1/25/2008
  168                       9,085          SF      100.00           3/1/2006        4,050,000     3/1/2006      10.00
  169       2006           61,062          SF      100.00          3/31/2006        5,500,000    3/27/2006                  Yes
  170       2005               52       Units      88.50            3/1/2006        2,700,000    3/27/2006
  171                      19,226          SF      100.00          11/1/2005        2,730,000    1/10/2006
  172                       8,028          SF      100.00          4/11/2006        2,560,000    3/22/2006
  173                       9,995          SF      95.00            3/1/2006        2,750,000    4/11/2006
  174       2000           17,547          SF      90.00            4/1/2006        2,450,000    4/11/2006
  177       1998           23,854          SF      100.00           1/1/2006        3,000,000   12/20/2005
  175                       7,620          SF      100.00          4/13/2006        2,700,000    3/16/2006
  176                       8,320          SF      100.00          4/12/2006        2,800,000   12/19/2005
  178                       9,817          SF      100.00           3/8/2006        3,050,000    1/27/2006
  179                       9,926          SF      100.00          3/15/2006        2,600,000    3/24/2006
  180                      24,000          SF      100.00           2/6/2006        2,700,000     2/9/2006
  181       2000               45        Pads      100.00           9/1/2005        2,275,000    12/5/2005      15.00
  182                      50,495          SF      60.90           2/28/2006        2,240,000   10/11/2005
  183       2005           10,380          SF      100.00         11/22/2005        2,475,000    12/6/2005
  184                      20,363          SF      100.00          4/20/2006        2,200,000    3/29/2006
  185                      20,255          SF      93.10          12/15/2005        2,675,000     1/4/2006
  186                      10,125          SF      100.00          1/29/2006        2,525,000    1/29/2006                  Yes
  187                      57,704          SF      100.00           3/2/2006        2,700,000     3/2/2006                  Yes
  188       2005           56,224          SF      62.90           2/28/2006        2,400,000    1/18/2008
  189                          64       Units      95.30          12/31/2005        2,000,000   12/29/2005
  190                      41,372          SF      79.50           1/31/2006        2,600,000    3/21/2006      16.00
  191       2005           17,186          SF      99.40           1/23/2006        1,550,000    2/22/2006      16.00

                            LARGEST TENANT(24)
                                                                 UNIT      LEASE
LOAN #                         TENANT NAME                       SIZE    EXPIRATION
-----------------------------------------------------------------------------------

   1     Fidelity Properites                                    217,876   5/31/2013
   2     ACE American Insurance Co.                             156,150  11/30/2012
   3     Qwest Communications                                    89,827   8/18/2015
   4
 4.01    WB Carrell Memorial Clinic                              51,518   9/30/2015
 4.02    McKinney Surgery Center                                 14,080   9/30/2020
 4.03    Denton Rehabilitation Hospital, LP                      39,430   1/31/2026
 4.04    Delphis LP                                              12,232   6/30/2012
 4.05    Surgery Center (Brooks Healthcare, LLC)                 14,973  11/15/2006
   5     State of Florida D.O.C.                                263,163  12/31/2009
   6
 6.01    DalTile                                                 94,000   7/31/2010
 6.02    Christian Bible Church                                   9,428   1/31/2012
 6.03    NCIA                                                    24,990   8/31/2014
 6.04    Valspar                                                 45,000   5/11/2009
 6.05    Resun Leasing Corporation                              653,400   6/30/2014
 6.06    Goetzes Candy                                           52,800  12/15/2006
 6.07    Kings Metals                                            57,000  01/31/2011
   7
   8
   9     City of Pasadena                                        24,627   9/30/2008
  10
  11     Crystal Window & Door Warehouse                        188,500   5/10/2021
  12
  13
  14
  15     Shoe Pavillion                                           8,550   6/30/2012
  16
 16.01   Pennzoil-Quaker State (FKA Blue Coral)                 347,218  12/31/2015
 16.02   Owens-Brockway Glass Container Inc.                    290,000   2/28/2009
 16.03   Waste Management of Ohio                                39,000  10/31/2015
  17
  18     Hannaford                                               56,519   1/31/2026
  19     Home Depot                                             108,928   9/20/2018
  20     Meritage Corporation                                    74,298   3/31/2014
  21     Ross Store (Sublease to Vons)                           36,800   9/30/2013
  22     Burlington Coat Factory                                 78,190   1/31/2012
  23
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24     Sam's Real Estate Business Trust                       133,859   1/12/2020
  25     BSH Home Appliance Corporation                         595,643   2/29/2016
  26
  27     Tuesday Morning                                         10,000   1/15/2007
  28
  29
 29.01   Giant Eagle                                             64,745   2/28/2020
 29.02   Giant Eagle                                             65,000   2/28/2020
  30
  31     Access to Fabrics                                        9,100         MTM
  32
  33
  34     TTHR Limited Partnership                                76,820  11/30/2017
  35
  36     Payless Drug/Hobby Lobby                                56,674   1/31/2009
  37
  38     Kroger                                                  50,583   7/30/2016
  39     Quality Food Centers                                    37,932  12/31/2015
  40
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41     Giant Supermarket                                       66,224   8/10/2019

  42
  43
  44
  45
  46     HEI, Inc.                                              152,002   9/30/2019
  47     United States Cellular                                  89,405  10/31/2011
  48     Albertsons                                              19,000   8/31/2015
  49
  50
  51     Urban Outfitters                                        12,000   5/31/2013
  52     Mid- America Regional Council                           50,070   7/31/2016
  53     Foster's Wine Estates Americas Company                 150,000   3/13/2016
  54     NW Kinetics                                             76,828   1/31/2021
  55     Ross Dress for Less                                     31,800   1/31/2016
  56     American Sales                                         280,545   1/31/2007
  57     WAGNER                                                   1,000   8/31/2006
  58     Northrop Grumman Defense Mission Systems, Inc.          50,030   5/31/2015
  59     Marshalls                                               30,000  10/31/2015
  60     American Signature                                      50,858   3/31/2016
  61     Gastroenterology Center of CT, PC                       18,233   7/14/2010
  62     ARDC                                                   319,374   6/30/2006
  63     Gulfstream Aerospace Corporation                        99,080   3/31/2011
  64     Lindamood-Bell                                          24,597  12/31/2020
  65     Claremore Regional Hospital                             44,803   9/30/2017
  66     Anchor Bowling Center, Inc.                             13,217   5/16/2016
  67     Aramark Uniform                                        197,000   1/31/2010
  68     Shaw's                                                  50,000   2/28/2027
  69     Infinity Real Estate Services                            2,668   5/31/2007
  70     Harrison & Star                                         69,000  12/31/2011
  71     Staples                                                 20,424    9/3/2015

  72
  73
  74
  75
  76
  77     Savers                                                  33,200  12/31/2010
  78     Kroger                                                  55,994   5/29/2016
  79
  80     PG&E                                                    16,024   2/28/2007
  81
  82
 82.01
 82.02   International Laser Group                               29,260   7/31/2010
  83
  84

  85
  86
  87
  88
  89     Fresenius Medical Care Cardiovascular Resources, Inc.   45,860   5/31/2011
  90     Food Lion                                               33,807  12/31/2024
  91
  92     Red Robin                                                6,350   3/31/2021
  93     Top Season                                               4,335   2/28/2005
  94     Best Buy Co., Inc.                                      44,988  10/11/2020
  95     Six Shooter, Inc                                        18,363   7/31/2011
  96     Belk                                                    51,490  10/21/2009
  97
  98
  99
  100
  101
  102    Food Lion                                               35,400  10/31/2016
  103    Live- Isis Partners, LP                                  6,049  12/31/2011
  104
  105    Gateway Laundromat                                       2,866   9/30/2010
  106    Dollar Rent-a-Car                                       36,320  12/31/2010
  107    M&I Support Services                                    62,698   7/31/2011
  108    HealthCare Partners                                     10,671   8/31/2009
  109    VitalMed, Inc.                                           6,978   4/30/2008
  110
  111
  112    Boeing                                                  52,400   7/31/2011
  113    Dinho Supermarket                                       19,600   5/31/2006
  114    Velocity Sports                                         19,768   5/31/2014
  115
  116
  117    Avery Dennison                                          21,107   11/1/2017
  118    Blockbuster                                              4,199   1/31/2010
  119
  120
  121
  122    Federal Express                                         64,656  12/31/2015
  123
  124    Robb and Stucky                                         19,382   9/30/2017
  125
  126    DC Logistics                                           147,250   9/30/2020
  127    Digital Insight Corporation                             58,672  12/31/2010
  128
  129    CVS                                                     13,040  12/31/2030
  130
  131
  132    Dry Clean Station                                        4,470   2/28/2011
  133    Osco                                                    14,700  11/29/2014
  134
  135
  136    Blockbuster Video                                        6,142   8/31/2010
  137    JACKshrimp                                               1,489   6/30/2010
  138    H-Care (Hurley-Binsons)                                 12,030    3/9/2009
  139    Gamestop                                                 1,722   4/30/2008
  140    Wellman Products                                        39,646  12/31/2014
  141
  142
  143    STS Consultants, Ltd.                                   45,300   3/31/2016
  144
  145
  146    Compass Group USA Investments, LLP                      74,135   9/13/2020
  147    Verizon                                                  6,000   7/31/2013
  148    Trumps Bar and Grill, LLC                                4,878  10/14/2010
  149    Londoner                                                 2,662   7/10/2010
  150    S.D. Deacon                                             18,577   5/31/2020
  151    St. Mary's Hospital (Unity Health)                      49,221  12/31/2014
  152
  153    Fiesta Jalisco                                           3,694  10/14/2015
  154    Atlanta Bread Company                                    4,732   6/30/2015
  155    Rite-Aid                                                11,180   4/30/2020
  156    Babies 'R' Us                                           30,624   1/31/2016
  157
  158    Dollar Tree                                              4,000   7/31/2010
  159    Ulta Salon                                              10,793   3/31/2015
  160
  161    Douglas Medical Group                                    8,820    4/1/2007
  162    Talbot's                                                 6,655   1/31/2016
  163
  164    5th Avenue Cleaners                                      4,700   8/30/2015
  165    Pei Wei                                                  3,204  11/30/2015
  166
  167
  168    Popeye's                                                 2,625   2/24/2026
  169    Bashas', Inc. dba Food City                             62,062  10/31/2014
  170
  171    Automation Washateria                                    5,700  10/31/2012
  172    Roman Oven                                               3,358   9/11/2010
  173    Wachovia Bank                                            4,250   4/30/2009
  174    Cafe' de Paris - Basement                                8,313   3/31/2009
  177    ASA Solutions                                            4,059   6/30/2007
  175    Washington Mutual Bank,FA                                3,572    1/1/2016
  176    RTG Furniture Corp.                                      4,450   5/12/2012
  178    La Suegra Taberna, Corp.                                 1,607   2/28/2011
  179    Oh (dry cleaner)                                         2,476   7/31/2011
  180    Deck Systems                                             9,121  12/31/2008
  181
  182
  183    Aflac Nevada                                             3,353   6/30/2008
  184    Rio Grande Behavioral                                    6,808   8/31/2008
  185    Batteries Plus                                           4,200         MTM
  186    CVS                                                     10,125   1/31/2024
  187    Bank of America, N.A.                                    4,387   8/14/2020
  188
  189
  190
  191

                           2ND LARGEST TENANT(24)
                                                  UNIT      LEASE
LOAN #                  TENANT NAME               SIZE    EXPIRATION
----------------------------------------------------------------------

   1     Lexington Insurance                     181,438   7/31/2014
   2     Lippincott Williams & Wilkins           109,544   12/6/2009
   3     Williams Communication (WilTel)          84,680   7/18/2009
   4
 4.01    North Central Surgical Center, LLP       23,072  11/30/2020
 4.02    Columbia Medical Center at McKinney       8,669   1/31/2014
 4.03
 4.04    Texas Back Institute                     11,222   1/31/2016
 4.05    Northeastern Retina                       2,778    8/4/2007
   5
   6
 6.01    Sauder Moldings                          81,000         MTM
 6.02    People's Community 2                      6,500   9/30/2013
 6.03
 6.04    US Filter Recovery                       35,000   7/31/2014
 6.05
 6.06    Pallet Acquisitions                      20,720   11/5/2013
 6.07
   7
   8
   9     Transamerica Occidental Life              8,044   1/31/2011

  10
  11
  12
  13
  14
  15     Catherine's Store                         5,229   1/31/2007
  16
 16.01
 16.02
 16.03
  17
  18     T.J. Maxx                                28,000  11/30/2015
  19     Redner's Markets, Inc                    47,900   6/30/2010
  20     Meridias Capital                         15,476   6/30/2011
  21     Rite Aid/Payless Drug                    29,540  10/30/2009
  22     Cub Foods                                66,557   2/28/2021
  23
 23.01
 23.02
 23.03
 23.04
 23.05
 23.06
 23.07
  24
  25
  26
  27     Stubrik's Steak House                     5,600   6/30/2019
  28
  29
 29.01   Freda's                                   8,450   5/31/2010
 29.02
  30
  31     Valentine Tex, Inc.                       8,600   7/31/2006
  32
  33
  34
  35
  36     Black and Read                            9,317   1/31/2009
  37
  38     Roush Hardware                           20,330  10/31/2010
  39     Ace Hardware                             31,450    3/1/2016
  40
 40.01
 40.02
 40.03
 40.04
 40.05
 40.06
  41     Movie Merchant                            6,000   8/31/2009

  42
  43
  44
  45
  46
  47
  48     Rite Aid                                 18,036   8/19/2014
  49
  50
  51     Subject Matters                           2,745   1/31/2012
  52     Nicholson Kovac Inc.                     40,294   6/30/2010
  53
  54
  55     Tractor Supply Company                   23,320   9/30/2015
  56     Perfect Fit Glove                        80,000  12/31/2006
  57     KIM                                         600   8/31/2006
  58
  59     PetsMart                                 20,293   4/30/2016
  60     Office Max                               26,903   3/31/2011
  61     AN-MAN Assoc., LLC (Whitney Pediatric)    6,796    4/3/2014
  62     Enterprise Rent-a-Car Company           152,996         MTM
  63
  64     PG&E                                     17,198  11/30/2008
  65
  66     JKA22, L.L.C.                             9,000   3/31/2009
  67
  68
  69     Jason A. Youngs & Lisle Head              2,668   7/31/2007
  70     Club Deep                                12,500   1/31/2015
  71     Longhorn Steakhouse (Ground Lease)        5,766   4/16/2016

  72
  73
  74
  75
  76
  77     Empereon Marketing, Inc                  15,874   8/31/2013
  78     Chuck E. Cheese                          20,000   7/31/2011
  79
  80     SAFECO                                   12,606   6/30/2008
  81
  82
 82.01
 82.02
  83
  84

  85
  86
  87
  88
  89
  90     Happy Harry                              12,000   2/28/2025
  91
  92     Sleep Country USA                         5,600  10/31/2015
  93     Bachelor Formal Wear, Inc.                1,863   6/30/2007
  94
  95     National Furniture Discount              14,700  12/18/2008
  96     Farmers Foods                            22,638   5/31/2013
  97
  98
  99
  100
  101
  102    Eckerd Corporation                        8,470   7/31/2008
  103    Fridge III, Larson & Garcia               3,384   8/31/2008
  104
  105    Specialty Care for Women                  2,171  11/30/2007
  106
  107
  108    Dr. Sutherland                            2,202  12/31/2006
  109    The Garrison-Barrett Group Inc.           6,421   9/30/2007
  110
  111
  112
  113    Oriental Pearl                            7,800  10/31/2008
  114    Tuscany Village Salons                    9,102   7/31/2015
  115
  116
  117
  118    Arby's                                    3,200   4/30/2021
  119
  120
  121
  122
  123
  124    Mattress Firm                             5,200  11/30/2010
  125
  126    Bio Lab                                  95,250  12/31/2008
  127
  128
  129
  130
  131
  132    USA Armed Services                        3,150   7/31/2010
  133    Randall's Family Restaurant               4,200   8/26/2010
  134
  135
  136    FedEx Kinkos                              6,010  10/31/2010
  137    Bob's Philly's Best Inc.                  1,428  10/31/2008
  138    Blue Cross Blue Shield                   10,280   4/30/2008
  139    Dentist/Cuellar                           1,500   5/31/2008
  140    S.K. Wellman Corp.                       20,000  12/31/2014
  141
  142
  143
  144
  145
  146
  147    Men's Warehouse                           5,060   6/30/2013
  148    Advantage Group Realty, LLC               2,270   8/31/2010
  149    NailSpa Excel                             1,480    1/2/2009
  150    Sense Zezoff                              2,992   4/30/2012
  151    Monroe County Clinic                     11,474   2/28/2009
  152
  153    Comfort Dental                            2,800   7/19/2015
  154    Image Dentistry                           2,729   6/30/2011
  155
  156
  157
  158    Cato                                      3,960   1/31/2009
  159    Catherines                                4,050   2/28/2010
  160
  161    Amedisys                                  6,300    4/1/2007
  162    Jos A. Banks                              4,290  11/24/2015
  163
  164    Internet Cafe and Bakery                  2,000   5/31/2011
  165    Potbelly Sandwich Works                   2,254   8/31/2015
  166
  167
  168    Del Taco                                  2,260  12/31/2025
  169
  170
  171    Famous $ Store                            4,298   6/30/2012
  172    Eagle Martial Arts                        2,260   8/31/2015
  173    Department of Defense                     2,631   4/30/2011
  174    The Loft                                  6,000   3/31/2010
  177    David Butterbaugh, PA                     2,628         MTM
  175    Quiznos                                   1,404    2/1/2016
  176    Pro Golf of Royal Palm Beach              2,470   9/12/2012
  178    Fernando Sanchez, MD                      1,250  12/31/2006
  179    Advant Dental PA                          2,054  12/31/2010
  180    Premier Laundry                           8,879  10/31/2014
  181
  182
  183    Priority Home Loans                       1,355   9/30/2008
  184    Merrill Lynch                             4,962   8/31/2009
  185    Subway                                    2,100   8/31/2012
  186
  187
  188
  189
  190
  191

                        3RD LARGEST TENANT(24)
                                                  UNIT        LEASE
LOAN #                     TENANT NAME            SIZE      EXPIRATION   LOAN #
--------------------------------------------------------------------------------

   1     Nixon Peabody                           167,563     1/31/2019      1
   2     Beneficial Savings Bank                  89,363     3/31/2011      2
   3     XO Communications                        64,907      3/8/2015      3
   4                                                                        4
 4.01    The Cirrus Group LLC                     11,417    12/31/2010    4.01
 4.02    McKinney Ear Nose and Throat              4,025     4/30/2012    4.02
 4.03                                                                     4.03
 4.04    Breast Diagnostics                        4,524    10/31/2011    4.04
 4.05    Dr. Bryan Whitlock                        2,019     7/31/2007    4.05
   5                                                                        5
   6                                                                        6
 6.01    Signature Special                        53,000     8/31/2011    6.01
 6.02    Den's Barber & Day Spa                    5,400     8/31/2014    6.02
 6.03                                                                     6.03
 6.04    Shapirow & Row                           27,500    11/30/2010    6.04
 6.05                                                                     6.05
 6.06                                                                     6.06
 6.07                                                                     6.07
   7                                                                        7
   8                                                                        8
   9     Department of Rehabilitation                                       9
         (City of Pasadena)                        7,839     2/29/2008
  10                                                                       10
  11                                                                       11
  12                                                                       12
  13                                                                       13
  14                                                                       14
  15     FedEx/Kinko's, Inc.                       4,436     1/31/2008     15
  16                                                                       16
 16.01                                                                    16.01
 16.02                                                                    16.02
 16.03                                                                    16.03
  17                                                                       17
  18     Hollywood Video                           4,987     1/31/2016     18
  19     Penn National Gaming, Inc                22,500     4/30/2012     19
  20     First American Title Co.                  3,546     3/31/2011     20
  21     Chuck E. Cheese                          12,000     7/31/2010     21
  22     A.J. Wright                              26,930     1/31/2012     22
  23                                                                       23
 23.01                                                                    23.01
 23.02                                                                    23.02
 23.03                                                                    23.03
 23.04                                                                    23.04
 23.05                                                                    23.05
 23.06                                                                    23.06
 23.07                                                                    23.07
  24                                                                       24
  25                                                                       25
  26                                                                       26
  27     Landmark Antiques                         5,040     2/28/2010     27
  28                                                                       28
  29                                                                       29
 29.01   Post Office                               6,463     2/13/2019    29.01
 29.02                                                                    29.02
  30                                                                       30
  31     Elotex International                      4,950     3/31/2009     31
  32                                                                       32
  33                                                                       33
  34                                                                       34
  35                                                                       35
  36     Blockbuster Video                         6,050     3/31/2008     36
  37                                                                       37
  38     CVS                                      10,069     5/31/2009     38
  39     Rite Aid                                 21,696    11/14/2015     39
  40                                                                       40
 40.01                                                                    40.01
 40.02                                                                    40.02
 40.03                                                                    40.03
 40.04                                                                    40.04
 40.05                                                                    40.05
 40.06                                                                    40.06
  41     Hussam Zamrick & Hana Zamrick             3,600    12/31/2010     41

  42                                                                       42
  43                                                                       43
  44                                                                       44
  45                                                                       45
  46                                                                       46
  47                                                                       47
  48     The Shack                                 2,068     3/31/2008     48
  49                                                                       49
  50                                                                       50
  51     Crew/Sebastian                            2,368     7/31/2009     51
  52     Capital Electric                         16,681     1/31/2009     52
  53                                                                       53
  54                                                                       54
  55     Grocery Outlet                           20,535     1/31/2016     55
  56     Transportation Marketing Services        30,766    12/31/2008     56
  57     MIZRACHI                                    600     8/31/2006     57
  58                                                                       58
  59     Old Navy                                 14,800     4/30/2011     59
  60     Custom Dining                             7,878     7/31/2012     60
  61     Connecticut Orthopaedic Specialists, PC   5,699     3/31/2008     61
  62     Packaging Corporation of America         91,275           MTM     62
  63                                                                       63
  64     Gander Publishing                         4,525    12/31/2020     64
  65                                                                       65
  66     D&T Construction Company                  8,148      1/1/2013     66
  67                                                                       67
  68                                                                       68
  69     Valliance Financial Advisors              2,668     4/30/2007     69
  70     Ray Block Production                     11,500     4/30/2007     70
  71     Beauty First                              2,746     2/29/2016     71

  72                                                                       72
  73                                                                       73
  74                                                                       74
  75                                                                       75
  76                                                                       76
  77     M&M Dollar Store                          9,548    12/31/2007     77
  78     Dollar Tree                               5,000     9/30/2008     78
  79                                                                       79
  80     Corporation Services Company             12,099     3/31/2012     80
  81                                                                       81
  82                                                                       82
 82.01                                                                    82.01
 82.02                                                                    82.02
  83                                                                       83
  84                                                                       84

  85                                                                       85
  86                                                                       86
  87                                                                       87
  88                                                                       88
  89                                                                       89
  90     Family Dollar                             8,000    12/31/2013     90
  91                                                                       91
  92     The Quilt Shop                            3,000    10/31/2010     92
  93     Arturo Sanchez                            1,767     7/31/2008     93
  94                                                                       94
  95     Leisure Entertainment Corp               10,100     9/30/2010     95
  96     Goodys                                   21,980    11/30/2009     96
  97                                                                       97
  98                                                                       98
  99                                                                       99
  100                                                                      100
  101                                                                      101
  102    New Fitness for Ladies                    7,700     5/31/2009     102
  103    Andy Taylor & Associates, P.C.            3,381     7/31/2008     103
  104                                                                      104
  105    Rosa's Bakery                             2,064     3/31/2008     105
  106                                                                      106
  107                                                                      107
  108    Gary L. Glasband                          1,842     6/14/2008     108
  109    AL.com                                    4,788     9/30/2008     109
  110                                                                      110
  111                                                                      111
  112                                                                      112
  113    Dinho Chinese Restaurant                  4,000    10/31/2008     113
  114    AutoZone                                  8,102     8/31/2019     114
  115                                                                      115
  116                                                                      116
  117                                                                      117
  118    Sunberry Tanning                          2,303     7/31/2006     118
  119                                                                      119
  120                                                                      120
  121                                                                      121
  122                                                                      122
  123                                                                      123
  124                                                                      124
  125                                                                      125
  126                                                                      126
  127                                                                      127
  128                                                                      128
  129                                                                      129
  130                                                                      130
  131                                                                      131
  132    Vietnamese Restaurant                     2,100     7/31/2010     132
  133    Radio Shack                               4,000     3/31/2008     133
  134                                                                      134
  135                                                                      135
  136    Leslie's Poolmart                         4,025    10/31/2010     136
  137    Mob Town Pizza                            1,306     6/30/2008     137
  138    Blue Cross Blue Shield                    5,291     4/30/2008     138
  139    Mexican restaurant                        1,450     8/31/2007     139
  140    Shankman & Associates                     6,940     1/31/2009     140
  141                                                                      141
  142                                                                      142
  143                                                                      143
  144                                                                      144
  145                                                                      145
  146                                                                      146
  147                                                                      147
  148    C&R Enterprises, LLC                      2,164    11/30/2010     148
  149    Head 2 Toe Physical Therapy               1,386     1/31/2009     149
  150                                                                      150
  151    Family Dollar                             7,713    12/31/2006     151
  152                                                                      152
  153    MuShu's                                   1,890     6/14/2010     153
  154    Media Go Mobile                           1,826    12/31/2010     154
  155                                                                      155
  156                                                                      156
  157                                                                      157
  158    Curves                                    2,538     5/31/2008     158
  159                                                                      159
  160                                                                      160
  161    West Atlanta Womens Health                4,300      4/1/2007     161
  162    Starbucks                                 1,600     5/31/2015     162
  163                                                                      163
  164    Cornerstone Drapery                       1,500    12/31/2008     164
  165    T-Mobile Texas, L.P.                      1,675      2/1/2016     165
  166                                                                      166
  167                                                                      167
  168    Cold Stone Creamery                       1,400     2/17/2016     168
  169                                                                      169
  170                                                                      170
  171    Home Cut Donuts                           2,147    10/31/2014     171
  172    Edward Jones                              1,220     5/31/2010     172
  173    Chicago Title                             1,864    10/31/2008     173
  174    Starbucks                                 1,481     6/30/2009     174
  177    Wedding Pages Magazine                    1,579     6/30/2006     177
  175    Alltel                                    1,380      2/1/2011     175
  176    Sally Beauty Company, Inc.                1,400     8/31/2010     176
  178    Communication to Go, Inc.                 1,250     5/31/2008     178
  179    New Hope Ventures (Vu's Martial Arts)     1,896    12/31/2008     179
  180    Showa Marine                              6,000    12/31/2008     180
  181                                                                      181
  182                                                                      182
  183    Giles & Romanoski Conslt.                 1,050    11/30/2007     183
  184    Bohannon Huston, Inc.                     4,638     4/30/2011     184
  185    Dan Clark                                 2,100     8/31/2012     185
  186                                                                      186
  187                                                                      187
  188                                                                      188
  189                                                                      189
  190                                                                      190
  191                                                                      191

                             FOOTNOTES TO ANNEX A-1

1  CRF - Countrywide Commercial Real Estate Finance, Inc., MLML - Merrill Lynch
   Mortgage Lending, Inc., Key - KeyBank National Association.

2  With respect to mortgage loan number 7, the UW NCF ($) and UW DSCR (x) were calculated using "as stabilized" Cash Flows. "In Place" NCF is $2,211,128, resulting in an UW DSCR (x) of 1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the
   In Place NCF and the interest only debt service is 1.27x.

3  With respect to mortgage loan numbers 27, 79, 132, 141, 142, 152, 157, 160,
   163, 166, 167, 173, 182 and 188 the UW NCF ($) and UW DSCR (x) for the
   mortgage loans were calculated using "as stabilized" Cash Flows. "In Place"
   NCF is $1,089,734, $632,798, $353,115, $301,427, $325,451, $236,234,
   $228,654, $214,518, $190,972, $171,543, $177,809, $164,315, $149,788 and
   $126,180, respectively, resulting in an UW DSCR (x) of 1.10x, 1.18x, 1.14x,
   1.12x, 1.15x, 1.08x, 1.10x, 1.10x, 1.13x, 1.09x, 1.10x, 1.12x, 1.25x and
   1.10x, respectively.

4  With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Original Balance ($), Original
   Balance per Unit ($), Cut Off Date Balance ($), Cut-Off Date Balance per
   Unit($), Maturity LTV (%), UW DSCR (x) were calculated in the aggregate.

5  With respect to mortgage loans with partial interest only periods, Annual
   P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
   shown after the expiration of the Interest Only Period.

6  With respect to mortgage loan numbers 1, 15, 22, 25, 69, 70, 117 and 159 the
   UW DSCR (x) is calculated using the IO Annual Payment.

7  With respect to mortgage loan numbers 13, 17, 88 and 130 the UW DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.09x, 1.19x, 1.05x and 1.14x, respectively.

8  With respect to mortgage loan numbers 13, 88, 102 and 130 the Cut-off Date
   LTV (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" Cut-Off Date LTV (%) for the mortgage loans is 75.16%,
   78.65%, 83.07% and 66.92% respectively. The "as-is" Maturity LTV (%) is
   67.43%, 65.91%, 75.21% and 53.34% respectively.

9  With respect to mortgage loan numbers 18, 20, 52, 91, 114, 141, 142, 152,
   157, 160, 163, 166, 167, 168, 182 and 188 the Cut-Off Date LTV (%) was
   calculated using the full loan amount and the "as stabilized" Appraised
   Value ($). Using the full loan amount and the "as is" value the Cut-Off
   Date LTV (%) is 81.4%, 81.1%, 102.0%, 83.0%, 72.5%, 82.5%, 81.9%, 81.5%,
   66.8%, 66.0%, 79.9%, 81.7%, 53.3%, 70.4%, 75.0% and 58.4%and the BLTV (%)
   is 71.0%, 75.5%, 87.5%, 68.6%, 60.5%, 74.1%, 68.8%, 72.8%, 55.8%, 59.3%,
   72.7%, 71.1%, 48.2%, 77.6%, 47.6% and 63.0% respectively.

10 With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
   Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

11 The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

12 The Admin. Fee (%) includes the primary servicing fee, master servicing fee, correspondent fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

13 With respect to mortgage loan numbers 52, 85, 86, 87, 105 and 140 the first payment date under the loan documents is August 1, 2006. The Original Term to Maturity or ARD, First Payment Date, Remaining Interest Only Period,
   Prepayment Provisions, are adjusted to reflect an interest only payment the trust will receive from the related Originator on the Closing Date.

14 The 200 Paul mortgage loan (loan number 3) provides for a prepayment premium that is equal to the greater of (i) 1.0% of the amount of Principal
   Indebtedness ("PI") being prepaid, and (ii) an amount equal to the product obtained by multiplying: (A) amount of PI being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest
   Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1
   + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof)
   between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by
   12. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

15 The Babies 'R' Us - Simi Valley Ground Lease mortgage loan (loan number 156)
   provides for a prepayment premium that is equal to the greater of (i)
   minimum fee 7.0% of the amount of Principal Indebtedness ("PI") being prepaid, and (ii) an amount equal to the product obtained by multiplying:
   (A) amount of PI being repaid, by (B) difference obtained by subtracting
   Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
   present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
   r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.
   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by 12.
   "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortg

16 The 16 West 22nd Street mortgage loan (loan number 70) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
   amount equal to product obtained by multiplying: (A) amount of Principal
   Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
   Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
   present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
   r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.
   "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by 12.
   "Minimum Fee" means: (a) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 1.5% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
   Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

17 The AAA Storage - Market Street, Rodd Field, Webster, Ayers, Cunningham
   Avenue, Pearland, Alvin, Storage Briley, Buda and the Katy Super Storage
   mortgage loans (loan numbers 141, 142, 152, 157, 160, 163, 166, 167, 182 and 188) provide for a prepayment premium that is equal to the greater of
   (i) Minimum Fee and (ii) amount equal to product obtained by multiplying:
   (A) amount of Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest
   Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1
   + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof)
   between date of prepayment or acceleration and maturity date, multiplied by
   12/365.25. "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)1/6) - 1) multiplied by
   12. "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such

   prepayment is made on or after the 72nd Payment Date but prior to the 84th
   Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
   U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

18 The Roseland Shopping Center mortgage loan (loan number 66) provides for a prepayment premium that is equal to the greater of (i) 5% of the outstanding principal balance of the loan at the time of prepayment and
   (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded
   semiannually.The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date.

19 The Denton Medical Office, Northwest Kinetics Building, Claremore Medical
   Arts Plaza, the Pinebrook Tower Apartments and the Peoria Crossings Phase
   II mortgage loans (loan numbers 34, 54, 65, 135 and 159) provide for a prepayment premium that is equal to the greater of (i) 1% of the outstanding principal balance of the loan at the time of prepayment and
   (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded
   semiannually.The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Da

20 The Marathon Plaza mortgage loan (loan number 177) provides for a prepayment consideration equal to the greater of (A) an amount equal to the remainder obtained by subtracting (i) the entire outstanding principal balance of the loan as of the date of the prepayment from (ii) the present value as of the date of the prepayment of the remaining scheduled payments of principal and interest including any final installment of principal payable on the maturity date of the loan determined by discounting such payments at the
   U.S. Treasury Constant Maturities rate for the week ending prior to the date of the relevant prepayment of the loan, with a maturity date most nearly approximating the maturity date of the loan when compounded on a monthly basis; or (B) 1% of the prepaid principal amount.

21 The TownPlace Suites by Marriott mortgage loan (loan number 130) provides for a prepayment premium amount equal to the sum of (i) all amounts incurred by lender in connection with the enforcement of its rights under the note, the mortgage, the loan agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and
   (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the unpaid principal smount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage
   Equivalent Basis"), on the date of such prepayment, of the United States
   Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y)
   the outstanding principal amount on the date of such prepayment.

22 With respect to mortgage loan number 57, the occupancy is based on 57,400 square feet, the area of the booths. The total square footage of the building is shown in "Total SF/Units/Rooms/Pads."

23 With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
   Appraisal Date are based on stabilization.

24 With respect to mortgage loan number 2, a Springing Cashflow sweep that shall occur on the date that is one year prior to the date upon which any
   Cash Sweep Trigger Tenant's lease expires, if such Tenant has not renewed its lease under the same economic terms as the expiring lease.

25 In the case of the Hilton Garden Inn -- Wooster, Hampton Inn -- Wooster and
   Hampton Inn -- New Philadelphia mortgage loans (mortgage loan numbers 72,
   73 and 74, respectively), only two of the mortgage loans, Hampton Inn --
   Wooster and Hampton Inn-New Philadelphia are cross-collateralized and cross-defaulted. However, a default under the Hilton Garden Inn -- Wooster mortgage loan will constitute a default under the Hampton Inn -- Wooster and Hampton Inn -- New Philadelphia mortgage loans while a default under either the Hampton Inn -- Wooster or the Hampton Inn -- New Philadelphia
   mortgage loan will not constitute a default under the Hilton Garden Inn --
   Wooster mortgage loan.

                                                        ANNEX A-2(ALL LOANS)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE LOAN SELLER             LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

CRF                                107         947,241,670      51.44%        5.9361        110        1.36       70.28      62.25
MLML                                34         488,049,070      26.50%        6.0979        119        1.56       60.09      55.59
Key                                 50         406,157,047      22.06%        5.7964        118        1.31       72.39      63.36
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGED   DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY TYPE                 PROPERTIES      BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                              38         584,740,885      31.75%        5.9811        116        1.48       64.60      60.49
  Retail                            69         456,638,121      24.80%        5.8377        114        1.37       68.37      60.61
  Anchored                          25         235,836,301      12.81%        5.7256        116        1.34       70.93      63.01
  Unanchored                        22         110,298,898       5.99%        5.9105        111        1.45       66.26      57.93
  Shadow Anchored                   14          74,198,890       4.03%        5.9912        116        1.40       64.35      58.19
  Single Tenant                      8          36,304,031       1.97%        6.0312        109        1.29       66.36      58.13
Multifamily                         43         302,959,798      16.45%        5.8464        119        1.23       74.60      65.68
  Multifamily                       34         279,844,798      15.20%        5.8213        119        1.23       74.89      65.76
  Manufactured Housing               9          23,115,000       1.26%        6.1502        119        1.24       71.12      64.70
Hospitality                         21         167,559,796       9.10%        6.1460        106        1.44       69.08      58.26
Industrial                          20         150,323,291       8.16%        6.1079        109        1.32       71.38      62.58
Other                                4          99,058,420       5.38%        5.7683        111        1.66       57.73      48.32
Self Storage                        20          76,607,476       4.16%        6.2280        119        1.38       70.48      61.18
Mixed Use                            1           3,560,000       0.19%        6.3000        121        1.33       80.00      68.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            216     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

                                                        ANNEX A-2(ALL LOANS)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGED   DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY STATE/LOCATION       PROPERTIES      BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                          44         466,107,416      25.31%        5.8744        113        1.42       65.07      57.28
  Southern                          31         276,211,808      15.00%        5.9147        111        1.36       67.05      59.91
  Northern                          13         189,895,608      10.31%        5.8157        116        1.51       62.18      53.47
Massachusetts                        4         210,855,802      11.45%        5.8997        120        1.84       52.95      51.57
Texas                               33         156,411,584       8.49%        6.1217        116        1.31       72.60      64.31
Pennsylvania                         5         139,926,530       7.60%        5.8360        118        1.23       75.29      68.74
Ohio                                17         126,678,848       6.88%        5.8301        118        1.26       76.57      68.24
New York                             8          91,067,186       4.95%        5.9543        115        1.38       68.24      57.26
Florida                             10          79,391,125       4.31%        6.3073         95        1.42       74.11      67.84
Colorado                             9          74,731,583       4.06%        5.9824        117        1.30       70.11      61.83
Wisconsin                            5          57,022,951       3.10%        5.7919        112        1.28       75.19      65.93
Arizona                              9          51,158,512       2.78%        6.0496        116        1.30       70.52      62.98
Maryland                             8          47,130,000       2.56%        6.0483         78        1.20       72.46      68.14
Georgia                              9          43,429,671       2.36%        6.0872        112        1.25       71.96      62.48
Michigan                            10          36,651,401       1.99%        6.0522        119        1.25       73.19      63.08
Washington                           3          32,564,629       1.77%        5.5984        117        1.52       58.92      49.59
New Jersey                           2          31,500,000       1.71%        6.4504        120        1.29       64.16      55.13
Illinois                             3          22,861,000       1.24%        5.6010        118        1.66       69.89      67.92
Iowa                                 8          19,769,942       1.07%        5.9739        119        1.24       77.21      65.52
North Carolina                       2          18,832,122       1.02%        6.0474        120        1.46       64.90      62.88
Missouri                             2          17,200,000       0.93%        6.0609        121        1.26       73.36      61.73
Oklahoma                             4          16,443,000       0.89%        6.2867        120        1.44       73.78      63.93
Tennessee                            2          14,211,000       0.77%        5.9855        118        1.27       64.02      55.68
Virginia                             2          12,209,429       0.66%        5.7691         99        1.30       78.81      68.56
Alabama                              2          10,870,000       0.59%        6.0086        120        1.23       72.27      61.32
Connecticut                          1           8,981,587       0.49%        5.4900        118        1.68       49.21      41.19
Vermont                              1           8,400,000       0.46%        5.6200        119        1.26       75.00      65.89
Kansas                               2           7,200,000       0.39%        6.4257        120        1.30       64.65      53.36
Delaware                             1           6,950,000       0.38%        5.8290        120        1.24       74.73      65.97
Oregon                               1           6,850,000       0.37%        6.2550        120        1.21       62.27      55.50
South Carolina                       2           6,198,127       0.34%        5.9169        118        1.40       68.11      53.80
Louisiana                            1           5,200,000       0.28%        6.2900        120        1.30       74.29      63.54
Rhode Island                         1           4,786,276       0.26%        5.7000        117        1.37       70.39      59.35
Nevada                               2           3,356,772       0.18%        6.1617        118        1.25       64.87      55.40
Kentucky                             1           3,022,541       0.16%        6.0740        119        1.23       78.51      66.80
Idaho                                1           1,900,000       0.10%        6.2500        120        1.22       77.55      66.26
New Mexico                           1           1,578,752       0.09%        6.1800        119        1.26       71.76      61.25
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            216     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

                                                        ANNEX A-2(ALL LOANS)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
CUT-OFF DATE PRINCIPAL         MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
BALANCES ($)                     LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      998,199  -  2,999,999         47          98,379,866       5.34%        6.2478        117        1.45       65.79      56.79
    3,000,000  -  3,999,999         15          50,814,846       2.76%        6.1608        119        1.30       72.42      62.65
    4,000,000  -  4,999,999         25         114,275,502       6.21%        6.0448        115        1.28       70.62      60.43
    5,000,000  -  5,999,999         14          77,033,521       4.18%        6.0850        111        1.28       69.32      59.24
    6,000,000  -  6,999,999         10          65,353,391       3.55%        6.0657        113        1.30       72.10      62.43
    7,000,000  -  7,999,999         13          96,171,033       5.22%        6.0214        115        1.27       72.35      63.32
    8,000,000  -  9,999,999         17         154,246,804       8.38%        5.8584        115        1.42       67.15      58.32
   10,000,000  -  12,999,999        17         192,638,313      10.46%        5.9052        117        1.36       68.50      60.08
   13,000,000  -  19,999,999        18         284,152,804      15.43%        5.8037        118        1.30       71.19      64.05
   20,000,000  -  49,999,999        12         344,606,707      18.71%        5.9890        105        1.31       72.71      65.99
   50,000,000  -  99,999,999         1          81,000,000       4.40%        5.7400        112        1.75       55.86      46.11
  100,000,000  -  180,000,000        2         282,775,000      15.36%        5.9107        119        1.67       59.08      57.21
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          $998,199
Maximum:          $180,000,000
Average:          $9,641,088

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                              NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF                       MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE RATES (%)               LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       5.2400  -  5.2499             2          21,766,613       1.18%        5.2400        116        1.63       69.37      66.68
       5.2500  -  5.4999            10         125,663,473       6.82%        5.4384        119        1.42       66.39      57.28
       5.5000  -  5.5999             5          42,393,420       2.30%        5.5744        115        1.41       73.81      61.78
       5.6000  -  5.6999            12         140,382,004       7.62%        5.6481        118        1.26       76.09      66.95
       5.7000  -  5.7499            10         147,924,534       8.03%        5.7324        114        1.57       62.89      53.75
       5.7500  -  5.9999            55         699,283,898      37.97%        5.8800        117        1.45       65.86      60.25
       6.0000  -  6.2499            45         360,390,092      19.57%        6.1093        109        1.30       69.41      62.30
       6.2500  -  6.4999            27         175,317,057       9.52%        6.3359        112        1.37       69.92      60.70
       6.5000  -  6.7499            15          89,265,296       4.85%        6.5400        105        1.29       72.83      65.68
       6.7500  -  8.2000            10          39,061,400       2.12%        6.9261        110        1.41       64.10      54.29
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          5.2400
Maximum:          8.2000
Weighted Average: 5.9482

                                                        ANNEX A-2(ALL LOANS)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                      NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
DEBT SERVICE COVERAGE          MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
RATIOS (X)                       LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         1.18  -  1.19               1          29,675,000       1.61%        5.7600        119        1.18       78.30      73.02
         1.20  -  1.24              74         719,019,083      39.05%        5.9581        113        1.21       74.03      66.46
         1.25  -  1.29              32         234,506,566      12.73%        6.0071        117        1.26       72.62      63.04
         1.30  -  1.34              17         159,223,424       8.65%        5.9248        119        1.31       69.37      61.99
         1.35  -  1.39              14          79,804,137       4.33%        6.1239        118        1.37       66.03      56.88
         1.40  -  1.44              12          66,272,121       3.60%        5.9609        108        1.42       71.71      60.33
         1.45  -  1.49               7          88,549,737       4.81%        5.9983        100        1.47       72.14      61.65
         1.50  -  1.59              13          77,427,317       4.20%        5.8970        121        1.53       63.52      55.76
         1.60  -  1.99              19         374,108,292      20.32%        5.8672        117        1.84       52.17      48.55
         2.00  -  2.34               2          12,862,111       0.70%        6.2045         68        2.31       64.60      58.41
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          1.18x
Maximum:          2.34x
Weighted Average: 1.40x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF CUT-OFF DATE          MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
LOAN-TO-VALUE RATIOS (%)         LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        33.47  -  50.00              9         224,605,330      12.20%        5.9178        118        1.90       46.95      45.88
        50.01  -  60.00             21         197,199,525      10.71%        5.8621        115        1.60       56.47      48.83
        60.01  -  65.00             24         153,708,992       8.35%        6.2257        119        1.33       63.36      55.46
        65.01  -  70.00             40         283,456,208      15.39%        5.9573        117        1.39       67.76      58.45
        70.01  -  75.00             40         389,495,895      21.15%        5.9722        109        1.28       72.46      64.97
        75.01  -  77.50             19         156,714,517       8.51%        5.9568        119        1.25       76.48      67.86
        77.51  -  80.00             36         401,267,319      21.79%        5.8999        112        1.23       78.71      71.01
        80.01  -  84.51              2          35,000,000       1.90%        5.5837        114        1.37       82.38      67.81
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          33.47
Maximum:          84.51
Weighted Average: 68.05

                                                        ANNEX A-2(ALL LOANS)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF MATURITY DATE         MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
OR ARD LTV RATIOS (%)            LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        32.04  -  50.00             20         361,986,644      19.66%        5.8754        117        1.79       50.61      46.11
        50.01  -  55.00             30         168,506,151       9.15%        6.1240        119        1.46       61.97      52.68
        55.01  -  60.00             40         268,060,171      14.56%        6.0447        119        1.30       67.25      57.55
        60.01  -  62.50             16         115,762,673       6.29%        6.0278        118        1.33       69.32      61.36
        62.51  -  65.00             15         117,314,781       6.37%        5.8996        111        1.39       74.16      63.87
        65.01  -  67.50             26         223,271,669      12.12%        5.9202        119        1.26       75.11      66.20
        67.51  -  70.00             21         249,462,938      13.55%        5.8865        105        1.30       74.55      68.53
        70.01  -  74.94             23         337,082,760      18.31%        5.9154        110        1.22       78.39      72.29
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          32.04
Maximum:          74.94
Weighted Average: 60.73

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF REMAINING             MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS TO MATURITY (MOS.)         LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

           54  -  60                 7          84,934,488       4.61%        6.2190         57        1.46       69.66      65.36
           61  -  84                 4          59,476,089       3.23%        6.3219         81        1.22       78.20      74.01
           85  -  120              173       1,660,468,429      90.17%        5.9165        118        1.40       67.54      60.05
          121  -  133                7          36,568,781       1.99%        6.1502        124        1.44       70.64      59.35
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          54 mos.
Maximum:          133 mos.
Weighted Average: 114 mos.

                                                        ANNEX A-2(ALL LOANS)

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF REMAINING             NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
STATED AMORTIZATION            MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS (MOS.)                     LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

   Interest Only                     8         256,903,000      13.95%        5.9139        119        1.85       51.24      51.24
          230  -  240                1           1,840,788       0.10%        8.2000        110        1.36       61.36      43.30
          241  -  300               25         232,042,774      12.60%        6.0070        111        1.57       64.50      52.21
          301  -  360              153       1,312,013,495      71.25%        5.9401        114        1.29       72.04      64.19
          361  -  420                4          38,647,730       2.10%        5.9898        120        1.22       65.60      58.34
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

Minimum:          230 mos.
Maximum:          420 mos.
Weighted Average: 351 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
AMORTIZATION TYPES               LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                          76         879,559,880      47.76%        5.8793        113        1.30       72.61      65.61
Balloon                             93         590,402,710      32.06%        6.0784        115        1.35       67.49      57.02
Interest Only                        8         256,903,000      13.95%        5.9139        119        1.85       51.24      51.24
ARD                                 10          82,789,197       4.50%        5.7897        108        1.43       72.33      61.85
IO-ARD                               4          31,793,000       1.73%        6.1250        120        1.24       76.73      68.39
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            191     $ 1,841,447,787     100.00%        5.9482        114       1.40X       68.05      60.73
====================================================================================================================================

ESCROW TYPES
---------------------------------------------------------------------------

                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL
ESCROW TYPES                     LOANS        BALANCE ($)       BALANCE
---------------------------------------------------------------------------
TI/LC Reserves                      71         612,854,125      50.96%
Real Estate Tax                    161       1,425,932,870      77.44%
Insurance                          137       1,153,657,333      62.65%
Replacement Reserves               153       1,334,091,458      72.45%

LOCKBOX TYPES
---------------------------------------------------------------------------

                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    MORTGAGE POOL
LOCKBOX TYPES                    LOANS        BALANCE ($)       BALANCE
---------------------------------------------------------------------------
Hard                                61         869,415,913      47.21%
None at Closing, Springing Hard     10          99,216,391       5.39%
Soft                                13          74,933,632       4.07%
---------------------------------------------------------------------------

                                                        ANNEX A-2(LOAN GROUP 1)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE LOAN SELLER             LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

CRF                                 91         818,404,368      51.94%        5.9349        109        1.38       69.60      61.72
MLML                                31         453,159,070      28.76%        6.1099        119        1.59       59.41      55.23
Key                                 42         304,010,784      19.30%        5.8376        117        1.33       70.52      61.52
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGED   DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY TYPE                  PROPERTIES     BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                              38         584,740,885      37.11%        5.9811        116        1.48       64.60      60.49
Retail                              69         456,638,121      28.98%        5.8377        114        1.37       68.37      60.61
  Anchored                          25         235,836,301      14.97%        5.7256        116        1.34       70.93      63.01
  Unanchored                        22         110,298,898       7.00%        5.9105        111        1.45       66.26      57.93
  Shadow Anchored                   14          74,198,890       4.71%        5.9912        116        1.40       64.35      58.19
  Single Tenant                      8          36,304,031       2.30%        6.0312        109        1.29       66.36      58.13
Hospitality                         21         167,559,796      10.63%        6.1460        106        1.44       69.08      58.26
Industrial                          20         150,323,291       9.54%        6.1079        109        1.32       71.38      62.58
Other                                4          99,058,420       6.29%        5.7683        111        1.66       57.73      48.32
Self Storage                        20          76,607,476       4.86%        6.2280        119        1.38       70.48      61.18
Multifamily                         10          37,086,234       2.35%        5.8940        119        1.22       70.65      62.34
  Manufactured Housing               9          23,115,000       1.47%        6.1502        119        1.24       71.12      64.70
  Multifamily                        1          13,971,234       0.89%        5.4700        118        1.20       69.86      58.43
Mixed Use                            1           3,560,000       0.23%        6.3000        121        1.33       80.00      68.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            183     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

                                                        ANNEX A-2(LOAN GROUP 1)

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGED   DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY STATE/LOCATION        PROPERTIES     BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

California                          42         438,375,125      27.82%        5.8670        113        1.43       64.88      57.19
  Southern                          31         276,211,808      17.53%        5.9147        111        1.36       67.05      59.91
  Northern                          11         162,163,317      10.29%        5.7858        116        1.56       61.19      52.56
Massachusetts                        4         210,855,802      13.38%        5.8997        120        1.84       52.95      51.57
Pennsylvania                         5         139,926,530       8.88%        5.8360        118        1.23       75.29      68.74
Texas                               28         135,603,778       8.61%        6.0992        116        1.33       72.02      63.92
Florida                             10          79,391,125       5.04%        6.3073         95        1.42       74.11      67.84
New York                             6          60,689,306       3.85%        6.0709        113        1.48       62.40      52.24
Ohio                                12          60,341,471       3.83%        6.0233        118        1.28       75.00      65.22
Colorado                             7          48,031,583       3.05%        5.9948        116        1.35       71.32      60.88
Maryland                             8          47,130,000       2.99%        6.0483         78        1.20       72.46      68.14
Arizona                              8          46,268,512       2.94%        6.0501        115        1.30       69.83      62.28
Georgia                              7          33,726,791       2.14%        6.0826        110        1.26       69.95      60.45
Michigan                             9          31,855,496       2.02%        6.0767        119        1.25       73.59      63.59
New Jersey                           2          31,500,000       2.00%        6.4504        120        1.29       64.16      55.13
Wisconsin                            4          26,822,951       1.70%        5.9291        104        1.29       72.88      63.67
Illinois                             3          22,861,000       1.45%        5.6010        118        1.66       69.89      67.92
Washington                           2          21,979,549       1.40%        5.5555        119        1.65       52.73      44.26
North Carolina                       2          18,832,122       1.20%        6.0474        120        1.46       64.90      62.88
Oklahoma                             4          16,443,000       1.04%        6.2867        120        1.44       73.78      63.93
Tennessee                            2          14,211,000       0.90%        5.9855        118        1.27       64.02      55.68
Virginia                             2          12,209,429       0.77%        5.7691         99        1.30       78.81      68.56
Missouri                             1          10,200,000       0.65%        6.3800        121        1.30       76.40      65.53
Connecticut                          1           8,981,587       0.57%        5.4900        118        1.68       49.21      41.19
Vermont                              1           8,400,000       0.53%        5.6200        119        1.26       75.00      65.89
Kansas                               2           7,200,000       0.46%        6.4257        120        1.30       64.65      53.36
Delaware                             1           6,950,000       0.44%        5.8290        120        1.24       74.73      65.97
Oregon                               1           6,850,000       0.43%        6.2550        120        1.21       62.27      55.50
Alabama                              1           5,250,000       0.33%        5.9000        120        1.25       70.47      59.60
Louisiana                            1           5,200,000       0.33%        6.2900        120        1.30       74.29      63.54
South Carolina                       1           4,843,725       0.31%        5.9300        119        1.43       68.22      52.79
Rhode Island                         1           4,786,276       0.30%        5.7000        117        1.37       70.39      59.35
Nevada                               2           3,356,772       0.21%        6.1617        118        1.25       64.87      55.40
Kentucky                             1           3,022,541       0.19%        6.0740        119        1.23       78.51      66.80
Idaho                                1           1,900,000       0.12%        6.2500        120        1.22       77.55      66.26
New Mexico                           1           1,578,752       0.10%        6.1800        119        1.26       71.76      61.25
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            183     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

                                                        ANNEX A-2(LOAN GROUP 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
CUT-OFF DATE PRINCIPAL         MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
BALANCES ($)                     LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         998,199 - 2,999,999        44          92,883,464       5.90%        6.2441        116        1.46       65.33      56.36
       3,000,000 - 3,999,999        13          43,983,812       2.79%        6.1589        119        1.31       71.29      61.81
       4,000,000 - 4,999,999        19          86,703,314       5.50%        6.0518        114        1.29       69.08      59.18
       5,000,000 - 5,999,999        11          60,253,255       3.82%        6.0620        109        1.30       67.64      57.60
       6,000,000 - 6,999,999        10          65,353,391       4.15%        6.0657        113        1.30       72.10      62.43
       7,000,000 - 7,999,999        10          74,116,482       4.70%        6.0820        114        1.26       71.82      63.38
       8,000,000 - 9,999,999        17         154,246,804       9.79%        5.8584        115        1.42       67.15      58.32
      10,000,000 - 12,999,999       15         171,003,233      10.85%        5.9481        117        1.38       67.59      59.25
      13,000,000 - 19,999,999       14         226,980,356      14.41%        5.7932        118        1.33       70.72      63.56
      20,000,000 - 49,999,999        8         236,275,113      15.00%        6.0968         98        1.35       71.19      65.38
      50,000,000 - 99,999,999        1          81,000,000       5.14%        5.7400        112        1.75       55.86      46.11
     100,000,000 - 180,000,000       2         282,775,000      17.95%        5.9107        119        1.67       59.08      57.21
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           $998,199
Maximum:           $180,000,000
Average:           $9,607,160

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF                       MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE RATES (%)               LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     5.2400 - 5.2499                 2          21,766,613       1.38%        5.2400        116        1.63       69.37      66.68
     5.2500 - 5.4999                 8         100,477,473       6.38%        5.4355        119        1.48       63.24      53.59
     5.5000 - 5.5999                 4          35,393,420       2.25%        5.5702        114        1.45       74.78      62.88
     5.6000 - 5.6999                 9          74,140,329       4.71%        5.6500        118        1.27       74.93      67.41
     5.7000 - 5.7499                 9         143,841,828       9.13%        5.7322        114        1.57       62.45      53.40
     5.7500 - 5.9999                46         613,538,254      38.94%        5.8819        117        1.48       64.74      59.35
     6.0000 - 6.2499                40         304,633,377      19.33%        6.1220        107        1.32       68.84      62.18
     6.2500 - 6.4999                23         158,895,772      10.08%        6.3402        111        1.38       69.22      60.00
     6.5000 - 6.7499                13          83,825,756       5.32%        6.5392        104        1.30       72.49      65.56
     6.7500 - 8.2000                10          39,061,400       2.48%        6.9261        110        1.41       64.10      54.29
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           5.2400
Maximum:           8.2000
Weighted Average:  5.9665

                                                        ANNEX A-2(LOAN GROUP 1)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
DEBT SERVICE COVERAGE          MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
RATIOS (X)                       LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     1.20 - 1.24                    54         539,869,872      34.26%        5.9805        111        1.21       73.89      66.87
     1.25 - 1.29                    30         193,721,485      12.30%        6.0772        117        1.26       71.95      62.41
     1.30 - 1.34                    15         154,435,528       9.80%        5.9269        119        1.31       69.15      61.91
     1.35 - 1.39                    14          79,804,137       5.07%        6.1239        118        1.37       66.03      56.88
     1.40 - 1.44                    11          62,189,415       3.95%        5.9754        107        1.42       71.26      59.93
     1.45 - 1.49                     7          88,549,737       5.62%        5.9983        100        1.47       72.14      61.65
     1.50 - 1.59                    12          70,033,645       4.44%        5.8988        121        1.53       62.50      55.10
     1.60 - 1.99                    19         374,108,292      23.74%        5.8672        117        1.84       52.17      48.55
     2.00 - 2.34                     2          12,862,111       0.82%        6.2045         68        2.31       64.60      58.41
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           1.20x
Maximum:           2.34x
Weighted Average:  1.43x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF CUT-OFF DATE          MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
LOAN-TO-VALUE RATIOS (%)         LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     33.47 - 50.00                   9         224,605,330      14.26%        5.9178        118        1.90       46.95      45.88
     50.01 - 60.00                  21         197,199,525      12.52%        5.8621        115        1.60       56.47      48.83
     60.01 - 65.00                  24         153,708,992       9.76%        6.2257        119        1.33       63.36      55.46
     65.01 - 70.00                  35         225,401,806      14.31%        5.9617        116        1.44       67.76      57.82
     70.01 - 75.00                  35         356,368,947      22.62%        5.9835        108        1.28       72.48      65.39
     75.01 - 77.50                  11          85,835,802       5.45%        5.9741        119        1.26       76.31      68.57
     77.51 - 80.00                  27         297,453,820      18.88%        5.9645        110        1.23       78.55      71.25
     80.01 - 84.51                   2          35,000,000       2.22%        5.5837        114        1.37       82.38      67.81
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           33.47
Maximum:           84.51
Weighted Average:  66.85

                                                        ANNEX A-2(LOAN GROUP 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF MATURITY DATE         MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
OR ARD LTV RATIOS (%)            LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     32.04 - 50.00                  20         361,986,644      22.97%        5.8754        117        1.79       50.61      46.11
     50.01 - 55.00                  30         168,506,151      10.69%        6.1240        119        1.46       61.97      52.68
     55.01 - 60.00                  35         227,177,572      14.42%        6.0694        118        1.32       67.04      57.39
     60.01 - 62.50                  14          97,783,922       6.21%        6.0758        119        1.32       68.76      61.39
     62.51 - 65.00                  12          84,994,781       5.39%        5.8667        109        1.45       76.12      64.03
     65.01 - 67.50                  17         154,510,160       9.81%        5.9272        119        1.28       73.87      66.11
     67.51 - 70.00                  17         206,054,113      13.08%        5.8932        102        1.31       73.88      68.59
     70.01 - 74.94                  19         274,560,880      17.43%        5.9737        108        1.22       78.30      72.28
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           32.04
Maximum:           74.94
Weighted Average:  59.82

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF REMAINING             MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS TO MATURITY (MOS.)         LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

      54 - 60                        7          84,934,488       5.39%        6.2190         57        1.46       69.66      65.36
      61 - 84                        4          59,476,089       3.77%        6.3219         81        1.22       78.20      74.01
      85 - 120                     146       1,394,594,865      88.51%        5.9311        118        1.44       66.09      58.89
     121 - 133                       7          36,568,781       2.32%        6.1502        124        1.44       70.64      59.35
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           54 mos.
Maximum:           133 mos.
Weighted Average:  114 mos.

                                                        ANNEX A-2(LOAN GROUP 1)

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF REMAINING             NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
STATED AMORTIZATION            MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS (MOS.)                     LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

     Interest Only                   8         256,903,000      16.31%        5.9139        119        1.85       51.24      51.24
               230 - 240             1           1,840,788       0.12%        8.2000        110        1.36       61.36      43.30
               241 - 300            24         227,310,483      14.43%        6.0109        111        1.58       64.35      52.15
               301 - 360           128       1,073,872,222      68.16%        5.9662        113        1.30       71.17      63.57
               361 - 419             3          15,647,730       0.99%        5.9366        119        1.24       63.26      56.70
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

Minimum:           230 mos.
Maximum:           419 mos.
Weighted Average:  349 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
AMORTIZATION TYPES               LOANS        BALANCE ($)       BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                          65         743,748,000      47.20%        5.8962        112        1.32       72.01      64.98
Balloon                             78         485,797,621      30.83%        6.1023        114        1.37       66.31      55.93
Interest Only                        8         256,903,000      16.31%        5.9139        119        1.85       51.24      51.24
ARD                                  9          57,332,602       3.64%        5.8739        103        1.53       68.95      59.54
IO-ARD                               4          31,793,000       2.02%        6.1250        120        1.24       76.73      68.39
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            164     $ 1,575,574,222     100.00%        5.9665        114       1.43X       66.85      59.82
====================================================================================================================================

ESCROW TYPES

---------------------------------------------------------------------------
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1
ESCROW TYPES                     LOANS        BALANCE ($)       BALANCE
---------------------------------------------------------------------------
TI/LC Reserves                      70         606,943,859      50.47%
Real Estate Tax                    134       1,160,059,305      73.63%
Insurance                          113         942,644,769      59.83%
Replacement Reserves               128       1,103,803,159      70.06%

LOCKBOX TYPES

---------------------------------------------------------------------------
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 1
LOCKBOX TYPES                    LOANS        BALANCE ($)       BALANCE
---------------------------------------------------------------------------
Hard                                59       856,959,128        54.39%
None at Closing, Springing Hard      9        73,759,797         4.68%
Soft                                 9        23,317,000         1.48%
---------------------------------------------------------------------------

                                                      ANNEX A-2 (LOAN GROUP 2)

LOAN SELLERS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE LOAN SELLER             LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

CRF                                 16         128,837,301      48.46%        5.9437        118        1.23       74.61      65.61
Key                                  8         102,146,263      38.42%        5.6736        118        1.23       77.96      68.84
MLML                                 3          34,890,000      13.12%        5.9424        120        1.21       68.92      60.23
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

PROPERTY TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                              NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                              MORTGAGED    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY TYPE                 PROPERTIES     BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                         33         265,873,564     100.00%        5.8398        119        1.23       75.15      66.14
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

PROPERTY STATE/LOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                              NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                              MORTGAGED    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
PROPERTY STATE/LOCATION       PROPERTIES     BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

Ohio                                 5          66,337,377      24.95%        5.6544        118        1.24       77.99      70.98
New York                             2          30,377,880      11.43%        5.7215        119        1.20       79.92      67.29
Wisconsin                            1          30,200,000      11.36%        5.6700        119        1.27       77.24      67.94
California                           2          27,732,291      10.43%        5.9908        119        1.21       67.96      58.77
Colorado                             2          26,700,000      10.04%        5.9600        118        1.22       67.95      63.54
Texas                                5          20,807,806       7.83%        6.2684        119        1.20       76.42      66.89
Iowa                                 8          19,769,942       7.44%        5.9739        119        1.24       77.21      65.52
Washington                           1          10,585,080       3.98%        5.6875        114        1.25       71.76      60.66
Georgia                              2           9,702,880       3.65%        6.1031        118        1.20       78.92      69.54
Missouri                             1           7,000,000       2.63%        5.5960        120        1.20       68.93      56.19
Alabama                              1           5,620,000       2.11%        6.1100        120        1.22       73.95      62.93
Arizona                              1           4,890,000       1.84%        6.0450        120        1.22       77.07      69.61
Michigan                             1           4,795,905       1.80%        5.8900        119        1.21       70.53      59.68
South Carolina                       1           1,354,402       0.51%        5.8700        116        1.30       67.72      57.43
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             33     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

                                                      ANNEX A-2 (LOAN GROUP 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
CUT-OFF DATE PRINCIPAL         MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
BALANCES ($)                     LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

    1,354,402  -  2,999,999          3           5,496,402       2.07%        6.3089        119        1.22       73.54      64.06
    3,000,000  -  3,999,999          2           6,831,034       2.57%        6.1733        118        1.26       79.70      68.04
    4,000,000  -  4,999,999          6          27,572,188      10.37%        6.0226        118        1.24       75.45      64.39
    5,000,000  -  6,999,999          3          16,780,266       6.31%        6.1678        119        1.21       75.35      65.11
    7,000,000  -  9,999,999          3          22,054,551       8.30%        5.8176        119        1.32       74.14      63.14
   10,000,000  -  12,999,999         2          21,635,080       8.14%        5.5662        116        1.22       75.71      66.70
   13,000,000  -  19,999,999         4          57,172,448      21.50%        5.8453        118        1.21       73.07      65.98
   20,000,000  -  30,200,000         4         108,331,595      40.75%        5.7538        119        1.22       76.03      67.32
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           $1,354,402
Maximum:           $30,200,000
Average:           $9,847,169

MORTGAGE RATES (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF                       MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
MORTGAGE RATES (%)               LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

       5.4500  -  5.4999             2          25,186,000       9.47%        5.4500        117        1.20       78.96      71.99
       5.5000  -  5.7499             5          77,324,381      29.08%        5.6463        118        1.24       76.69      65.50
       5.7500  -  5.9999             9          85,745,643      32.25%        5.8664        118        1.24       73.86      66.71
       6.0000  -  6.2499             5          55,756,715      20.97%        6.0398        120        1.21       72.54      62.99
       6.2500  -  6.6400             6          21,860,825       8.22%        6.3583        119        1.20       77.03      67.50
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           5.4500
Maximum:           6.6400
Weighted Average:  5.8398

                                                      ANNEX A-2 (LOAN GROUP 2)

DEBT SERVICE COVERAGE RATIOS (X)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF                       NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
DEBT SERVICE COVERAGE          MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
RATIOS (X)                       LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

         1.18  -   1.19              1          29,675,000      11.16%        5.7600        119        1.18       78.30      73.02
         1.20  -   1.24             20         179,149,212      67.38%        5.8908        119        1.21       74.45      65.24
         1.25  -   1.29              2          40,785,080      15.34%        5.6745        118        1.26       75.82      66.05
         1.30  -   1.39              2           4,787,895       1.80%        5.8557        117        1.31       76.28      64.58
         1.40  -   1.55              2          11,476,377       4.32%        5.8302        118        1.50       75.09      63.50
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           1.18x
Maximum:           1.55x
Weighted Average:  1.23x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF CUT-OFF DATE          MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
LOAN-TO-VALUE RATIOS (%)         LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        67.19  -   70.00             5          58,054,402      21.84%        5.9402        119        1.21       67.76      60.89
        70.01  -   72.50             3          20,113,277       7.56%        5.7670        116        1.24       71.45      59.20
        72.51  -   75.00             2          13,013,671       4.89%        5.9793        119        1.41       73.52      62.36
        75.01  -   77.50             8          70,878,715      26.66%        5.9358        119        1.24       76.70      66.99
        77.51  -   79.93             9         103,813,499      39.05%        5.7147        118        1.21       79.15      70.33
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           67.19
Maximum:           79.93
Weighted Average:  75.15

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF MATURITY DATE         MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
OR ARD LTV RATIOS (%)            LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

        55.43  -   60.00             5          40,882,599      15.38%        5.9074        119        1.21       68.42      58.39
        60.01  -   65.00             5          50,298,752      18.92%        5.9077        118        1.27       70.19      62.63
        65.01  -   67.50             9          68,761,509      25.86%        5.9045        119        1.22       77.88      66.39
        67.51  -   70.00             4          43,408,825      16.33%        5.8543        119        1.25       77.72      68.25
        70.01  -   73.02             4          62,521,880      23.52%        5.6596        118        1.19       78.75      72.31
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           55.43
Maximum:           73.02
Weighted Average:  66.14

                                                      ANNEX A-2 (LOAN GROUP 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
RANGE OF REMAINING             MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS TO MATURITY (MOS.)         LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

          114  -   120              27         265,873,564     100.00%        5.8398        119        1.23       75.15      66.14
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           114 mos.
Maximum:           120 mos.
Weighted Average:  119 mos.

REMAINING STATED AMORTIZATION TERMS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
RANGE OF REMAINING             NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
STATED AMORTIZATION            MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
TERMS (MOS.)                     LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

          297  -   300               1           4,732,291       1.78%        5.8200        117        1.23       71.70      55.43
          301  -   360              25         238,141,273      89.57%        5.8222        118        1.23       75.99      67.00
          361  -   420               1          23,000,000       8.65%        6.0260        120        1.21       67.19      59.46
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

Minimum:           297 mos.
Maximum:           420 mos.
Weighted Average:  363 mos.

AMORTIZATION TYPES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        WTD. AVG.                WTD.     WTD. AVG.
                                                                                        REMAINING                AVG.      MATURITY
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL    WTD. AVG.   TERM TO                CUT-OFF    DATE OR
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE  MATURITY/ARD  WTD. AVG. DATE LTV    ARD LTV
AMORTIZATION TYPES               LOANS       BALANCE ($)        BALANCE      RATE (%)     (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                          11         135,811,880      51.08%        5.7865        118        1.21       75.93      69.08
Balloon                             15         104,605,090      39.34%        5.9672        119        1.25       72.97      62.11
ARD                                  1          25,456,595       9.57%        5.6000        119        1.20       79.93      67.05
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             27     $   265,873,564     100.00%        5.8398        119       1.23X       75.15      66.14
====================================================================================================================================

ESCROW TYPES

--------------------------------------------------------------------------
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2
ESCROW TYPES                     LOANS       BALANCE ($)        BALANCE
--------------------------------------------------------------------------
Real Estate Tax                     27         265,873,564     100.00%
Insurance                           24         211,012,564      79.37%
Replacement Reserves                25         230,288,298      86.62%

LOCKBOX TYPES

--------------------------------------------------------------------------
                               NUMBER OF  AGGREGATE CUT-OFF  % OF INITIAL
                               MORTGAGE    DATE PRINCIPAL    LOAN GROUP 2
LOCKBOX TYPES                    LOANS       BALANCE ($)        BALANCE
--------------------------------------------------------------------------
Soft                                 4          51,616,632      19.41%
None at Closing,
Springing Hard                       1          25,456,595       9.57%
Hard                                 2          12,456,785       4.69%
--------------------------------------------------------------------------

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

LOAN # ORIGINATOR(1)           PROPERTY NAME                    STREET ADDRESS             CITY        STATE   ZIP CODE   COUNTY
------------------------------------------------------------------------------------------------------------------------------------

   7     CRF         Jefferson Block Apartments         144 North Jefferson Street      Milwaukee        WI      53202    Milwaukee
   8     Key         Chestnut Hill Apartments           4610 Weatherford Lane           Columbus         OH      43230    Franklin
  10     Key         Oak Hill Apartments                6601 Oak Hill Circle            Rensselaer       NY      12144    Rensselaer
  13     MLML        North Park Apartments              4890 North Backer Avenue        Frenso           CA      93726    Fresno
  23     CRF         Clive, IA Multifamily Portfolio    Various                         Clive            IA      50325    Polk
 23.01   CRF         West Winds Apartments              8190 Harbach Boulevard          Clive            IA      50325    Polk
 23.02   CRF         Crest Manor                        1872 Northwest 82nd Street      Clive            IA      50325    Polk
 23.03   CRF         Crestview Apartments               1940 Northwest 82nd Street      Clive            IA      50325    Polk
 23.04   CRF         Crestland Apartments               8450 Franklin Avenue            Clive            IA      50325    Polk
 23.05   CRF         Westridge Apartments               8330 Harbach Boulevard          Clive            IA      50325    Polk
 23.06   CRF         Capri Apartments                   8465 Clark Street               Clive            IA      50325    Polk
 23.07   CRF         Crestwood Apartments               1565 Northwest 84th Street      Clive            IA      50325    Polk
  28     Key         Lakes of Olentangy Apartments      396 Summerwind Lane             Lewis Center     OH      43035    Delaware
  30     Key         Oasis of Bermuda Dunes Apartments  79090 42nd Avenue               Bermuda Dunes    CA      92203    Riverside
  32     CRF         Dayton Crossing                    2570 South Dayton Way           Denver           CO      80231    Denver
  33     CRF         Woodstream Village                 10050 East Harvard Avenue       Denver           CO      80231    Denver
  40     MLML        O'Shea MHP Portfolio               Various                         Various          MI     Various   Various
 40.01   MLML        Shady Rest MHP                     3612 East Shod Street           Bay City         MI      48706    Bay
 40.02   MLML        Brentwood Estates                  3278 Brentwood Drive            Bay City         MI      48706    Bay
 40.03   MLML        Village Square MHP                 875 West Grand River Avenue     Williamston      MI      48895    Ingham
 40.04   MLML        Vaughan Village                    2115 East Evergreen Drive       Caro             MI      48723    Tuscola
 40.05   MLML        Pebble Creek MHC                   1154 Roger Court                Reese            MI      48757    Tuscola
 40.06   MLML        Leslie Estates                     714 Mill Street                 Leslie           MI      49251    Ingham
         CRF         GRAOCH Apt. Crossed Notes          Various                         Various          TX     Various   Various
  42     CRF         Briarwood Village                  1711 Bowie School Drive         Baytown          TX      77520    Harris
  43     CRF         Marina Club at Baytown             1200 Missouri Street            Baytown          TX      77520    Harris
  44     CRF         Dickinson Arms Apartments          3301 Hughes Lane                Dickinson        TX      77539    Galveston
  45     Key         Eastpointe Lake Apartments         509 Waterside View Drive        Blacklick        OH      43004    Franklin
  49     CRF         Sunset View Apartments             2101 SW Sunset Boulevard        Renton           WA      98055    King
  75     CRF         The Crossings Apartments           6256 Hillandale Drive           Lithonia         GA      30058    Dekalb
  81     Key         Eastgate Village                   776 Old State Route 74          Cincinnati       OH      45245    Clermont
  88     MLML        Golden Pond II                     4042 South Hillcrest Avenue     Springfield      MO      65807    Greene
  100    CRF         Ashford Park Apartments            2700 South Dairy Ashford        Houston          TX      77082    Harris
  104    Key         Carriage Hills Apartments          5601 Calmar Drive               Montgomery       AL      36116    Montgomery
  110    CRF         Bishop Mobile Home Park            1349 Glenwood Lane              Bishop           CA      95314    Inyo
  116    CRF         Snug Harbor Townhomes              383 Denise Road                 Rochester        NY      14612    Monroe
  119    MLML        Brookview Apartments               1940 West University Drive      Mesa             AZ      85201    Maricopa
  121    CRF         Ridgeland Heights Apartments       314 Ridgeland Court             Holland          MI      49423    Ottawa
  123    Key         Woodridge Apartments               1895 & 1935 H Street            Arcata           CA      95521    Humboldt
  128    CRF         Alpine Vista Village MHP           419 East 57th Street            Loveland         CO      80538    Larimer
  135    Key         Pinebrook Tower Apartments         1235-1331 Shaffer Drive         Lorain           OH      44053    Lorain
  144    CRF         Fairview Apartments                1001 West 3rd Avenue            Indianola        IA      50125    Warren
  145    CRF         Towne East Village                 9060 FM 78                      Converse         TX      78109    Bexar
  170    CRF         Paragon Pointe                     1250 Donnelly Avenue Southwest  Atlanta          GA      30310    Fulton
  181    CRF         San Rafael RV Park                 742 West Francisco Boulevard    San Rafael       CA      94901    Marin
  189    CRF         Carolina Acres Apts                1118 Boundary Street            Conway           SC      29526    Horry

                                                                                CUT-OFF DATE   LOAN
        NUMBER OF         PROPERTY              PROPERTY          CUT-OFF DATE     BALANCE    GROUP                  OCCUPANCY
LOAN #  PROPERTIES          TYPE                 SUBTYPE          BALANCE ($)   PER UNIT ($)  1 OR 2  OCCUPANCY %       DATE
-------------------------------------------------------------------------------------------------------------------------------

   7        1       Multifamily            Mid Rise                30,200,000    139,170.51     2       96.80         2/1/2006
   8        1       Multifamily            Garden                  29,675,000     61,822.92     2       93.54        4/13/2006
  10        1       Multifamily            Garden                  25,456,595    115,711.80     2       94.09        5/18/2006
  13        1       Multifamily            Garden                  23,000,000     49,783.55     2       98.48         5/5/2006
  23        7       Multifamily            Garden                  16,336,448     38,711.96     2       96.70         2/1/2006
 23.01      1       Multifamily            Garden                   5,155,723                   2       97.50         2/1/2006
 23.02      1       Multifamily            Garden                   4,611,175                   2       95.10         2/1/2006
 23.03      1       Multifamily            Garden                   1,778,525                   2       97.90         2/1/2006
 23.04      1       Multifamily            Garden                   1,658,624                   2       100.00        2/1/2006
 23.05      1       Multifamily            Garden                   1,633,645                   2       95.30         2/1/2006
 23.06      1       Multifamily            Garden                     959,204                   2       93.80         2/1/2006
 23.07      1       Multifamily            Garden                     539,552                   2       100.00        2/1/2006
  28        1       Multifamily            Garden                  14,136,000     50,127.66     2       92.20        2/28/2006
  30        1       Multifamily            Garden                  13,971,234     99,794.53     1       91.43        2/28/2006
  32        1       Multifamily            Mid Rise                13,400,000     41,358.02     2       92.90        3/14/2006
  33        1       Multifamily            Garden                  13,300,000     41,562.50     2       90.90        3/14/2006
  40        6       Manufactured Housing   Manufactured Housing    11,785,000     17,695.20     1       89.04          Various
 40.01      1       Manufactured Housing   Manufactured Housing     2,825,426                   1       95.28       12/13/2005
 40.02      1       Manufactured Housing   Manufactured Housing     2,639,543                   1       87.33        1/12/2006
 40.03      1       Manufactured Housing   Manufactured Housing     1,821,656                   1       84.85        1/30/2006
 40.04      1       Manufactured Housing   Manufactured Housing     1,561,420                   1       88.04        12/1/2005
 40.05      1       Manufactured Housing   Manufactured Housing     1,487,066                   1       83.33        12/1/2005
 40.06      1       Manufactured Housing   Manufactured Housing     1,449,890                   1       97.44         1/1/2006
            3       Multifamily            Garden                  11,500,000     26,869.16     2       95.80        3/20/2006
  42        1       Multifamily            Garden                   5,250,000     28,532.61     2       95.10        3/20/2006
  43        1       Multifamily            Garden                   4,150,000     28,040.54     2       95.30        3/20/2006
  44        1       Multifamily            Garden                   2,100,000     21,875.00     2       97.90        3/20/2006
  45        1       Multifamily            Garden                  11,050,000     43,849.21     2       93.65        4/13/2006
  49        1       Multifamily            Garden                  10,585,080     44,104.50     2       92.10       10/27/2005
  75        1       Multifamily            Garden                   7,660,880     38,304.40     2       97.50        1/30/2006
  81        1       Multifamily            Independent Living       7,393,671     49,291.14     2       92.11        3/28/2006
  88        1       Multifamily            Garden                   7,000,000     57,377.05     2       60.66        3/13/2006
  100       1       Multifamily            Garden                   5,910,266     32,834.81     2       87.20        3/25/2006
  104       1       Multifamily            Garden                   5,620,000     44,960.00     2       99.20         5/1/2006
  110       1       Manufactured Housing   Manufactured Housing     5,200,000     30,232.56     1       95.40         2/1/2006
  116       1       Multifamily            Garden                   4,921,285     44,738.96     2       100.00        4/1/2006
  119       1       Multifamily            Garden                   4,890,000     31,146.50     2       94.90         3/8/2006
  121       1       Multifamily            Garden                   4,795,905     33,304.90     2       97.90         2/1/2006
  123       1       Multifamily            Student Housing          4,732,291     38,163.64     2       96.77        4/27/2006
  128       1       Manufactured Housing   Manufactured Housing     4,480,000     36,721.31     1       95.10        3/20/2006
  135       1       Multifamily            Garden                   4,082,706     24,301.82     2       91.67        2/28/2006
  144       1       Multifamily            Garden                   3,433,493     28,612.44     2       97.50        2/24/2006
  145       1       Multifamily            Garden                   3,397,540     33,975.40     2       100.00        3/6/2006
  170       1       Multifamily            Garden                   2,042,000     39,269.23     2       88.50         3/1/2006
  181       1       Manufactured Housing   Manufactured Housing     1,650,000     36,666.67     1       100.00        9/1/2005
  189       1       Multifamily            Garden                   1,354,402     21,162.53     2       95.30       12/31/2005

                              PADS             STUDIOS                 1 BEDROOM              2 BEDROOM             3 BEDROOM
                          ------------  ----------------------   ----------------------  --------------------  --------------------
                          AVG RENT PER    #       AVG RENT PER     #       AVG RENT PER    #     AVG RENT PER    #     AVG RENT PER
LOAN #  TOTAL UNITS/PADS    MO. ($)     UNITS        MO. ($)     UNITS       MO. ($)     UNITS     MO. ($)     UNITS     MO. ($)
-----------------------------------------------------------------------------------------------------------------------------------

   7          217                                                 84          1,093       133       1,588
   8          480                                                 164          639        316        801
  10          220                                                 26          1,004       134       1,327       60        1,430
  13          462                                                 180          519        282        642
  23          422
 23.01        119                                                 59           555        60         621
 23.02        122                                                                         122        600
 23.03         48                                                                         48         568
 23.04         42                                                                         42         698
 23.05         43                         3            452         6           531        30         601         4         710
 23.06         32                                                                         32         535
 23.07         16                                                                         16         562
  28          282                                                 140          622        142        755
  30          140                                                 36          1,175       104       1,290
  32          324                         11           413        158          570        155        675
  33          320                                                 194          572        126        630
  40          666
 40.01        127             305
 40.02        150             275
 40.03         99             300
 40.04         92             269
 40.05        120             260
 40.06         78             305
              428                         10           449        200          495        192        648        26         835
  42          184                         6            448        86           498        80         641        12         790
  43          148                         4            450        56           488        74         664        14         874
  44           96                                                 58           497        38         633
  45          252                                                 136          542        116        676
  49          240                                                 48           635        192        706
  75          200                                                 48           658        120        779        32         892
  81          150                         44           550        78          1,250       28        1,525
  88          122                                                 14           575        90         675        18         775
  100         180                                                 72           536        100        706         8         815
  104         125                                                 25           499        72         599        28         691
  110         172             387
  116         110                                                                         110        680
  119         157                         48           510        107          585         2         750
  121         144                                                                         144        572
  123         124                                                 59           582        65         700
  128         122             375
  135         168                                                 24           483        144        549
  144         120                         3            448        26           494        91         573
  145         100                                                 60           524        40         657
  170          52                                                 52           635
  181          45             446
  189          64                                                 16           403        32         452        16         518

                    4 BEDROOM
             ----------------------
               #       AVG RENT PER        UTILITIES        ELEVATOR
LOAN #       UNITS       MO. ($)           TENANT PAYS      PRESENT       LOAN #
----------------------------------------------------------------------------------

   7                                       E, G, W          Yes              7
   8                                       E, S, W          No               8
  10                                       E, G             No              10
  13                                       E, G             No              13
  23                                       E, G             No              23
 23.01                                     E, G             No             23.01
 23.02                                     E, G             No             23.02
 23.03                                     E, G             No             23.03
 23.04                                     E, G             No             23.04
 23.05                                     E, G             No             23.05
 23.06                                     E, G             No             23.06
 23.07                                     E, G             No             23.07
  28                                       E, G             No              28
  30                                       E, G             No              30
  32                                       E, G, S, W       Yes             32
  33                                       E, G, S, W       Yes             33
  40                                       Various                          40
 40.01                                     E, G, S, W                      40.01
 40.02                                     E, G, S, W                      40.02
 40.03                                     E, G, S, W                      40.03
 40.04                                     E, G, S, W                      40.04
 40.05                                     E, G                            40.05
 40.06                                     E, G, S, W                      40.06
                                           Various          No
  42                                       W                No              42
  43                                       W                No              43
  44                                       None             No              44
  45                                       E, G, S, W       No              45
  49                                       E                No              49
  75                                       E,G              No              75
  81                                       None                             81
  88                                       E                No              88
  100                                      E,G              No              100
  104                                      E, W             No              104
  110                                      None                             110
  116                                      E, G, S, W       No              116
  119                                      None             No              119
  121                                      E                No              121
  123                                      E, G             No              123
  128                                      None                             128
  135                                      E                No              135
  144                                      E                No              144
  145                                      E, W             No              145
  170                                      E, G             No              170
  181                                      None                             181
  189                                      E, G             No              189

                              FOOTNOTES TO ANNEX B

1  CRF - Countrywide Commercial Real Estate Finance, Inc., MLML - Merrill Lynch
   Mortgage Lending, Inc., Key - KeyBank National Association

                                                                        ANNEX C

[Merrill Lynch LOGO]                                 [Countrywide LOGO]
                                                   SECURITIES CORPORATION
                                           A Countrywide Capital Markets Company

                                 [KeyBank LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $1,611,266,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS AM
                                  AND CLASS AJ

                                   ----------

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                Master Servicers

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                                  JUNE 8, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                             KEYBANC CAPITAL MARKETS
GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                             INITIAL                           APPROX.
           EXPECTED        CERTIFICATE         APPROX.       PERCENTAGE     WEIGHTED
           RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL      AVERAGE      PRINCIPAL    ASSUMED FINAL
        -------------      OR NOTIONAL          CREDIT        MORTGAGE        LIFE         WINDOW       DISTRIBUTION
CLASS   MOODY'S   S&P       AMOUNT (1)         SUPPORT      POOL BALANCE   (YEARS)(2)   (MO./YR.)(2)      DATE(2)      RATE TYPE
-----   -------   ---   -----------------   -------------   ------------   ----------   ------------   -------------   ---------

 A-1      Aaa     AAA      $ 53,845,000        30.000%         2.9241%        2.615      07/06-12/10   December 2010      (3)
 A-2      Aaa     AAA      $ 88,159,000        30.000%         4.7875%        4.695      12/10-06/11     June 2011        (3)
 A-3      Aaa     AAA      $ 54,481,000        30.000%         2.9586%        6.832      12/12-06/13     June 2013        (3)
A-SB      Aaa     AAA      $ 91,905,000        30.000%         4.9909%        7.156      06/11-10/15    October 2015      (3)
 A-4      Aaa     AAA      $734,750,000        30.000%        39.9007%        9.717      10/15-05/16      May 2016        (3)
A-1A      Aaa     AAA      $265,873,000        30.000%        14.4383%        9.362      07/06-05/16      May 2016        (3)
 AM       Aaa     AAA      $184,145,000        20.000%        10.0000%        9.939      05/16-06/16     June 2016        (3)
 AJ       Aaa     AAA      $138,108,000        12.500%         7.5000%        9.956      06/16-06/16     June 2016        (3)

NON-OFFERED CERTIFICATES(5)

                              INITIAL                           APPROX.
           EXPECTED         CERTIFICATE         APPROX.       PERCENTAGE     WEIGHTED
            RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL      AVERAGE      PRINCIPAL    ASSUMED FINAL
        --------------      OR NOTIONAL          CREDIT        MORTGAGE        LIFE         WINDOW       DISTRIBUTION
CLASS   MOODY'S   S&P        AMOUNT (1)         SUPPORT      POOL BALANCE   (YEARS)(2)   (MO./YR.)(2)      DATE(2)      RATE TYPE
-----   -------   ----   -----------------   -------------   ------------   ----------   ------------   -------------   ---------

  B       Aa2      AA     $   36,829,000        10.500%         2.0000%        9.956      06/16-06/16     June 2016        (3)
  C       Aa3     AA-     $   16,113,000         9.625%         0.8750%        9.956      06/16-06/16     June 2016        (3)
  D        A2       A     $   32,225,000         7.875%         1.7500%        9.956      06/16-06/16     June 2016        (3)
  E        A3      A-     $   18,415,000         6.875%         1.0000%        9.956      06/16-06/16     June 2016        (3)
  F      BBB+     Baa1    $   29,923,000         5.250%         1.6250%        9.956      06/16-06/16     June 2016        (3)
  G       BBB     Baa2    $   18,415,000         4.250%         1.0000%        9.956      06/16-06/16     June 2016        (3)
  H      BBB-     Baa3    $   20,716,000         3.125%         1.1250%        9.956      06/16-06/16     June 2016        (3)
  J       BB+      Ba1    $    9,207,000         2.625%         0.5000%        9.956      06/16-06/16     June 2016        (3)
  K        BB      Ba2    $    4,604,000         2.375%         0.2500%        9.956      06/16-06/16     June 2016        (3)
  L       BB-      Ba3    $    6,905,000         2.000%         0.3750%        9.956      06/16-06/16     June 2016        (3)
  M        B+      B1     $    2,302,000         1.875%         0.1250%        9.956      06/16-06/16     June 2016        (3)
  N        B       B2     $    4,604,000         1.625%         0.2500%        9.975      06/16-07/16     July 2016        (3)
  P       B-       B3     $    4,603,000         1.375%         0.2500%       10.039      07/16-07/16     July 2016        (3)
  Q        NR      NR     $   25,320,786         0.000%         1.3750%       10.362      07/16-07/17     July 2017        (3)
 X(4)     Aaa     AAA     $1,841,447,786         N/A              N/A         N/A             N/A         July 2017        (4)

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, or (v) in the case of a class of certificates that does not have a principal balance but has a notional amount, the weighted average of the respective rates at which interest accrues from time to time on the respective components of that notional amount.

(4)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as will be described in the offering prospectus. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the offering prospectus.

(5)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       1

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

TRANSACTION TERMS

ISSUE TYPE        Sequential pay REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, AM
                  and AJ certificates are offered publicly. All other
                  certificates will be privately placed with qualified
                  institutional buyers, with institutional accredited investors or non-U.S. persons in accordance with Regulation S.

CUT-OFF DATE      References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, the related due date of that mortgage loan in June 2006 or, with respect to those mortgage loans that have their respective first payment dates in July
                  2006, June 1, 2006 or, with respect to those mortgage loans that have their respective first payment dates in August 2006, their respective dates of origination.

OFFERING TERMS    The commercial mortgage backed securities referred to in these materials, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or
                  eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if
                  issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of
                  securities to be made to you. Any "indications of interest"
                  expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL     The mortgage pool consists of 191 mortgage loans with an
                  aggregate initial mortgage pool balance of $1,841,447,787, subject to a variance of plus or minus 5.0%. The mortgage
                  loans are secured by 216 mortgaged real properties located throughout 35 states.

LOAN GROUPS       For purposes of making distributions to the class A-1, A-2,
                  A-3, A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 164 mortgage loans, representing approximately 85.6% of the
                  initial mortgage pool balance and that are secured by the
                  various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 27 mortgage loans, representing approximately 14.4% of the initial
                  mortgage pool balance and that are secured by multifamily
                  properties (approximately 95.0% of all the mortgage loans
                  secured by multifamily properties).

ISSUING ENTITY    ML-CFC Commercial Mortgage Trust 2006-2

DEPOSITOR         Merrill Lynch Mortgage Investors, Inc.

SPONSORS          Countrywide Commercial Real Estate Finance, Inc. (CRF)
                  Merrill Lynch Mortgage Lending, Inc. (MLML)
                  KeyBank National Association (KEY)

MORTGAGE LOAN     Countrywide Commercial Real Estate Finance, Inc. (CRF) . 51.4%
SELLERS           of the initial mortgage pool balance
                  Merrill Lynch Mortgage Lending, Inc. (MLML) .......... 26.5%
                  of the initial mortgage pool balance
                  KeyBank National Association (KEY) ................... 22.1%
                  of the initial mortgage pool balance

UNDERWRITERS      Merrill Lynch, Pierce, Fenner & Smith Incorporated
                  Countrywide Securities Corporation
                  KeyBanc Capital Markets, a Division of McDonald Investments
                  Inc.
                  Goldman, Sachs & Co.
                  Morgan Stanley & Co. Incorporated

TRUSTEE           LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       2

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

MASTER            KeyCorp Real Estate Capital Markets, Inc., with respect to
SERVICERS         mortgage loans sold to the depositor by MLML and KEY.

                  Wachovia Bank, National Association with respect to the
                  mortgage loans sold to the depositor by CRF.

SPECIAL           KeyCorp Real Estate Capital Markets, Inc.
SERVICER

RATING AGENCIES   Moody's Investors Service, Inc.
                  Standard & Poor's Ratings Services, a division of The
                  McGraw-Hill Companies, Inc.

DENOMINATIONS     $25,000 minimum for the offered certificates.

CLOSING DATE      On or about June 28, 2006.

SETTLEMENT        Book-entry through DTC for all offered certificates.
TERMS

DETERMINATION     For any distribution date, the fourth business day prior to
DATE              the distribution date, except that in the case of certain
                  mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION      The 12th day of each month or, if the 12th day is not a
DATE              business day, the next succeeding business day, beginning in
                  July 2006.

DAY COUNT         30/360

INTEREST          Each class of offered certificates will be entitled on each
DISTRIBUTIONS     distribution date to interest accrued during the prior
                  calendar month at its pass-through rate for such distribution date on the outstanding certificate principal balance of such class immediately prior to such distribution date. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest on the
                  offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designation, except that the class A-1, A-2, A-3, A-SB,
                  A-4 and A-1A certificates are pro rata and pari passu in
                  entitlement to interest. In general, payments of interest in respect of the class A-1, A-2, A-3, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class AM and AJ certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as
                  described in the preceding sentence would result in an
                  interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest
                  accrued) and pari passu basis without regard to loan groups.

PRINCIPAL         Except as described below, principal will be distributed on
DISTRIBUTIONS     each distribution date, to the extent of available funds, to the most senior class of sequential pay certificates
                  outstanding until its certificate balance is reduced to zero.
                  Payments of principal will be generally made, to the extent of available funds, (i) to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal
                  balance of the subject class of certificates is reduced to zero, and (ii) to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to
                  principal on

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       3

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                  mortgage loans in loan group 2 and, after the principal
                  balance of the class A-4 certificates has been reduced to
                  zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                  Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified
                  schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of
                  available funds, to reduce the principal balance of the class
                  A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or
                  advanced with respect to principal on mortgage loans in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on
                  mortgage loans in loan group 2 (prior to any distributions of principal to any other class of certificates on that
                  distribution date). If, due to losses, the certificate
                  balances of the class AM through Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-3, A-SB,
                  A-4 and A-1A certificates (to the extent that any two or more of these classes are outstanding) will be made on a pro rata and pari passu basis without regard to loan groups. Following retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                  certificates, amounts distributable as principal will be
                  distributed (without regard to loan groups) on each
                  distribution date, to the extent of available funds, to the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
                  certificates, in that order, in each case until the related certificate balance of the subject class of certificates is reduced to zero.

LOSSES            Losses realized on the mortgage loans and certain
                  default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D,
                  C, B, AJ and AM certificates, in that order, and then, on a pro rata and pari passu basis to the class A-1, A-2, A-3,
                  A-SB, A-4 and A-1A certificates.

PREPAYMENT        Any prepayment premiums or yield maintenance charges collected
PREMIUMS AND      will be distributed to certificateholders on the distribution
YIELD             date following the collection period in which the prepayment
MAINTENANCE       premium was received. On each distribution date, the holders
CHARGES           of each class of offered certificates and of the class B, C,
                  D, E, F, G and H certificates then entitled to principal
                  distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of
                  certificates is receiving payments of principal) will be
                  entitled to a portion of prepayment premiums or yield
                  maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of
                  certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if the A-4 and A-1A classes were both outstanding (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal
                  distribution amount for such distribution date that is
                  attributable to the loan group that includes the prepaid
                  mortgage loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       4

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                  The portion, if any, of the prepayment premiums or yield
                  maintenance charges remaining after any payments described above will be distributed to the holders of the class X
                  certificates.

                  All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain
                  expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of
                  certificates.

ADVANCES          The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer)
                  and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions that may occur.

APPRAISAL         If any of certain adverse events or circumstances described in
REDUCTIONS        the offering prospectus occur or exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required
                  appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or
                  advanced in connection with such loan) exceeds 90% of the
                  appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a
                  given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                  A required appraisal loan will cease to be a required
                  appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL          Each master servicer, the special servicer and certain
TERMINATION       certificateholders will have the option to terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated principal
                  balance of the mortgage loans is less than approximately 1.0%
                  of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate
                  principal balance of the mortgage loans, plus accrued and
                  unpaid interest and certain other additional trust fund
                  expenses, and the fair market value of any REO properties
                  acquired by the trust following foreclosure.

                  In addition, if, following the date on which the total
                  principal balances of the class A-1, A-2, A-3, A-SB, A-4,
                  A-1A, AM and AJ certificates are reduced to zero, all of the remaining certificates, except the class Z, R-I and R-II
                  certificates, are held by the same certificateholder, the
                  trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING       The most subordinate class of principal balance certificates
CLASS             that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates; provided, however, that if no such class of
                  principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class
                  certificate balance greater than zero. The holder(s) of
                  certificates representing a majority interest in the
                  controlling class will have the right, subject to the
                  conditions described in the offering

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       5

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                  prospectus, to replace the special servicer and select a
                  representative that may direct and advise the special servicer on various servicing matters.

ERISA             The offered certificates are expected to be eligible for
                  purchase by employee benefit plans and other plans or
                  arrangements, subject to certain conditions.

SMMEA             The offered certificates will not be "mortgage related
                  securities" for the purposes of the Secondary Mortgage Market
                  Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       6

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

CONTACTS

  MERRILL LYNCH & CO.    COUNTRYWIDE SECURITIES CORPORATION   KEYBANC CAPITAL MARKETS
     John Mulligan                 Tom O'Hallaron                  Joe Chinnici
(212) 449-3860 (Phone)         (818) 225-6353 (Phone)         (216) 689-0281 (Phone)
 (212) 738-1491 (Fax)           (818) 225-4032 (Fax)           (216) 689-4233 (Fax)

       Max Baker                   Marlyn Marincas                Audrey Saccardi
(212) 449-3860 (Phone)        (818) 225-6342 (Phone)          (216) 689-3567 (Phone)
 (212) 738-1491 (Fax)          (818) 225-4032 (Fax)            (216) 689-0976 (Fax)

       Rich Sigg                     Stew Ward                     Gary Andrews
(212) 449-3860 (Phone)        (818) 225-6353 (Phone)          (216) 689-3567 (Phone)
 (212) 738-1491 (Fax)          (818) 225-4032 (Fax)            (216) 689-0976 (Fax)

                         MORGAN STANLEY & CO. INCORPORATED     GOLDMAN, SACHS & CO.
     David Rodgers                  Kara McShane                 Scott Wisenbaker
(212) 449-3611 (Phone)         (212) 761-2164 (Phone)         (212) 902-2858 (Phone)
 (212) 449-7684 (Fax)           (212) 507-5062 (Fax)           (212) 902-1691 (Fax)

     Joseph Cuomo                    Jon Miller                     Anthony Kim
(212) 449-3766 (Phone)         (212) 761-1371 (Phone)          (212) 357-7160 (Phone)
 (212) 449-7684 (Fax)           (212) 507-6994 (Fax)           (212) 902-1691 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                              ALL MORTGAGE          LOAN            LOAN
                                                                                  LOANS           GROUP 1          GROUP 2
                                                                             --------------   ---------------   ------------

Initial mortgage pool balance ............................................   $1,841,447,787    $1,575,574,222   $265,873,564
Number of pooled mortgage loans ..........................................              191               164             27
Number of mortgaged properties ...........................................              216               183             33
Percentage of investment grade loans(1) ..................................              9.8%             11.4%           0.0%
Average cut-off date principal balance ...................................        9,641,088         9,607,160      9,847,169
Largest cut-off date principal balance ...................................      180,000,000       180,000,000     30,200,000
Smallest cut-off date principal balance ..................................          998,199           998,199      1,354,402
Weighted average mortgage interest rate ..................................           5.9482%           5.9665%        5.8398%
Highest mortgage interest rate ...........................................           8.2000%           8.2000%        6.6400%
Lowest mortgage interest rate ............................................           5.2400%           5.2400%        5.4500%
Number of cross collateralized mortgage loans ............................                8                 5              3
Cross collateralized mortgage loans as % of IPB ..........................              1.3%              0.8%           4.3%
Number of multi property mortgage loans ..................................                7                 6              1
Multi property mortgage loans as a % of IPB ..............................              8.0%              8.3%           6.1%
Weighted average underwritten debt service coverage ratio(2)..............             1.40x             1.43x          1.23x
Maximum underwritten debt service coverage ratio .........................             2.34x             2.34x          1.55x
Minimum underwritten debt service coverage ratio .........................             1.18x             1.20x          1.18x
Weighted average cut-off date loan-to-value ratio(2) .....................            68.05%            66.85%         75.15%
Maximum cut-off date loan-to-value ratio .................................            84.51%            84.51%         79.93%
Minimum cut-off date loan-to-value ratio .................................            33.47%            33.47%         67.19%
Weighted average remaining term to maturity or anticipated repayment date
   (months) ..............................................................              114               114            119
Maximum remaining term to maturity or anticipated repayment date (months)               133               133            120
Minimum remaining term to maturity or anticipated repayment date (months)                54                54            114
Weighted average remaining amortization term (months)(3) .................              351               349            363
Maximum remaining amortization term (months) .............................              420               419            420
Minimum remaining amortization term (months) .............................              230               230            297

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the 100 Summer Street Loan has credit characteristics consistent with investment-grade rated obligations.

(2)  With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stablilized" basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

             % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE(2)

                       % OF INITIAL
                      MORTGAGE POOL                                                                SELF    MANUFACTURED
         STATE           BALANCE     OFFICE  RETAIL  MULTIFAMILY  HOSPITALITY  INDUSTRIAL  OTHER  STORAGE     HOUSING    MIXED USE
--------------------  -------------  ------  ------  -----------  -----------  ----------  -----  -------  ------------  ---------

California(1) ......       25.3        4.7     7.1       2.3          3.6         0.5       4.6     2.1        0.4           --
   Southern ........       15.0        3.7     5.7       0.8          2.6          --       0.2     2.1         --           --
   Northern ........       10.3        1.0     1.5       1.5          1.0         0.5       4.4      --        0.4           --
Massachusetts ......       11.5        9.8     1.2        --           --         0.5        --      --         --           --
Texas ..............        8.5        3.4     1.8       1.1          0.7         0.5        --     0.9         --           --
Pennsylvania .......        7.6        5.6     1.7        --           --         0.3        --      --         --           --
Ohio ...............        6.9         --     1.9       3.6          0.4         0.7        --      --         --          0.2
New York ...........        4.9        0.4     1.0       1.6           --         1.9        --      --         --           --
Florida ............        4.3        2.0     1.3        --          0.6          --        --     0.4         --           --
Colorado ...........        4.1         --     0.8       1.4          0.9         0.6        --      --        0.2           --
Wisconsin ..........        3.1        1.1      --       1.6          0.4          --        --      --         --           --
Arizona ............        2.8        1.0     1.5       0.3           --          --        --      --         --           --
Maryland ...........        2.6         --     1.2        --           --         1.2       0.2      --         --           --
Georgia ............        2.4        0.9     0.5       0.5           --         0.5        --      --         --           --
Michigan ...........        2.0        0.2     0.9       0.3           --          --        --      --        0.6           --
Washington .........        1.8        0.5     0.7       0.6           --          --        --      --         --           --
New Jersey .........        1.7         --      --        --          1.7          --        --      --         --           --
Illinois ...........        1.2         --     0.9        --           --          --        --     0.3         --           --
Iowa ...............        1.1         --      --       1.1           --          --        --      --         --           --
North Carolina .....        1.0         --      --        --           --         1.0        --      --         --           --
Missouri ...........        0.9        0.6      --       0.4           --          --        --      --         --           --
Oklahoma ...........        0.9        0.6      --        --          0.3          --        --      --         --           --
Tennessee ..........        0.8         --      --        --           --          --       0.7     0.1         --           --
Virginia ...........        0.7         --     0.7        --           --          --        --      --         --           --
Alabama ............        0.6        0.3      --       0.3           --          --        --      --         --           --
Connecticut ........        0.5        0.5      --        --           --          --        --      --         --           --
Vermont ............        0.5         --     0.5        --           --          --        --      --         --           --
Kansas .............        0.4         --     0.2        --          0.2          --        --      --         --           --
Delaware ...........        0.4         --     0.4        --           --          --        --      --         --           --
Oregon .............        0.4         --     0.4        --           --          --        --      --         --           --
South Carolina .....        0.3         --      --       0.1          0.3          --        --      --         --           --
Louisiana ..........        0.3         --      --        --           --          --        --     0.3         --           --
Rhode Island .......        0.3         --      --        --           --         0.3        --      --         --           --
Nevada .............        0.2        0.1      --        --           --         0.1        --      --         --           --
Kentucky ...........        0.2         --     0.2        --           --          --        --      --         --           --
Idaho ..............        0.1         --     0.1        --           --          --        --      --         --           --
New Mexico .........        0.1        0.1      --        --           --          --        --      --         --           --
                          -----       ----    ----      ----          ---         ---       ---     ---        ---          ---
                          100.0%      31.8%   24.8%     15.2%         9.1%        8.2%      5.4%    4.2%       1.3%         0.2%
                          =====       ====    ====      ====          ===         ===       ===     ===        ===          ===

----------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

(2)  The sum of the percentage calculations may not equal 100% due to rounding.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................           8        $  256,903,000       14.0%
Single Tenant ....................................          29           254,099,151       13.8
Loans > 50% Single Tenant ........................          44           368,371,165       20.0
Current Secondary Debt ...........................          13           221,936,146       12.1
Future Secondary Debt Permitted ..................          29           205,629,420       11.2
Lockbox ..........................................          84         1,043,565,936       56.7
Escrow Type(1) ...................................
   TI/LC Reserves(2) .............................          71           612,854,125       51.0
   Real Estate Tax ...............................         161         1,425,932,870       77.4
   Insurance .....................................         137         1,153,657,333       62.6
   Replacement Reserves ..........................         153         1,334,091,458       72.4

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                                       CUT-OFF DATE     % OF INITIAL
                                                        NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                                     MORTGAGE LOANS       BALANCE         BALANCE
                                                     --------------   --------------   -------------

Interest Only ....................................           8        $  256,903,000       16.3%
Single Tenant ....................................          29           254,099,151       16.1
Loans > 50% Single Tenant ........................          44           368,371,165       23.4
Current Secondary Debt ...........................          10           202,745,000       12.9
Future Secondary Debt Permitted ..................          24           155,286,141        9.9
Lockbox ..........................................          77           954,035,924       60.6
Escrow Type(1) ...................................
   TI/LC Reserves(2) .............................          70           606,943,859       50.5
   Real Estate Tax ...............................         134         1,160,059,305       73.6
   Insurance .....................................         113           942,644,769       59.8
   Replacement Reserves ..........................         128         1,103,803,159       70.1

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                                      CUT-OFF DATE    % OF INITIAL
                                                        NUMBER OF       PRINCIPAL    MORTGAGE POOL
                                                     MORTGAGE LOANS      BALANCE        BALANCE
                                                     --------------   ------------   -------------

Interest Only ....................................          0         $         --         0.0%
Single Tenant ....................................         NAP                 NAP         NAP
Loans > 50% Single Tenant ........................         NAP                 NAP         NAP
Current Secondary Debt ...........................          3           19,191,146         7.2
Future Secondary Debt Permitted ..................          5           50,343,279        18.9
Lockbox ..........................................          7           89,530,012        33.7
Escrow Type(1) ...................................
   Real Estate Tax ...............................         27          265,873,564       100.0
   Insurance .....................................         24          211,012,564        79.4
   Replacement Reserves ..........................         25          230,288,298        86.6

----------
(1)  Includes upfront or on-going reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE
                                                 CUT-OFF          % OF
           RANGE OF              NUMBER OF        DATE          INITIAL
         CUT-OFF DATE             MORTGAGE      PRINCIPAL       MORTGAGE
    PRINCIPAL BALANCES ($)         LOANS       BALANCE($)     POOL BALANCE
------------------------------   ---------   --------------   ------------
998,199 - 2,999,999                  47      $   98,379,866        5.3%
3,000,000 - 3,999,999                15          50,814,846        2.8%
4,000,000 - 4,999,999                25         114,275,502        6.2%
5,000,000 - 5,999,999                14          77,033,521        4.2%
6,000,000 - 6,999,999                10          65,353,391        3.5%
7,000,000 - 7,999,999                13          96,171,033        5.2%
8,000,000 - 9,999,999                17         154,246,804        8.4%
10,000,000 - 12,999,999              17         192,638,313       10.5%
13,000,000 - 19,999,999              18         284,152,804       15.4%
20,000,000 - 49,999,999              12         344,606,707       18.7%
50,000,000 - 180,000,000              3         363,775,000       19.8%
                                    ---      --------------      -----
TOTAL                               191      $1,841,447,787      100.0%
                                    ===      ==============      =====

Min: $998,199   Max: $180,000,000   Avg. $9,641,088

DEBT SERVICE COVERAGE RATIO (X)

                                                AGGREGATE         % OF
                                 NUMBER OF    CUT-OFF DATE      INITIAL
                                  MORTGAGE      PRINCIPAL       MORTGAGE
      RANGE OF DSCRS (X)           LOANS       BALANCE($)     POOL BALANCE
------------------------------   ---------   --------------   ------------
1.18 - 1.19                           1      $   29,675,000        1.6%
1.20 - 1.24                          74         719,019,083       39.0%
1.25 - 1.29                          32         234,506,566       12.7%
1.30 - 1.34                          17         159,223,424        8.6%
1.35 - 1.39                          14          79,804,137        4.3%
1.40 - 1.44                          12          66,272,121        3.6%
1.45 - 1.49                           7          88,549,737        4.8%
1.50 - 1.59                          13          77,427,317        4.2%
1.60 - 1.99                          19         374,108,292       20.3%
2.00 - 2.34                           2          12,862,111        0.7%
                                    ---      --------------      -----
TOTAL                               191      $1,841,447,787      100.0%
                                    ===      ==============      =====

Min: 1.18x   Max: 2.34x   Wtd. Avg. 1.40x

MORTGAGE RATE (%)

                                                AGGREGATE
                                 NUMBER OF    CUT-OFF DATE          % OF
                                  MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
RANGE OF MORTGAGE RATES (%)        LOANS       BALANCE ($)      POOL BALANCE
------------------------------   ---------   --------------   ----------------
5.2400 - 5.2499                       2      $   21,766,613          1.2%
5.2500 - 5.4999                      10         125,663,473          6.8%
5.5000 - 5.5999                       5          42,393,420          2.3%
5.6000 - 5.6999                      12         140,382,004          7.6%
5.7000 - 5.7499                      10         147,924,534          8.0%
5.7500 - 5.9999                      55         699,283,898         38.0%
6.0000 - 6.2499                      45         360,390,092         19.6%
6.2500 - 6.4999                      27         175,317,057          9.5%
6.5000 - 6.7499                      15          89,265,296          4.8%
6.7500 - 6.9999                       7          31,155,000          1.7%
7.0000 - 8.2000                       3           7,906,400          0.4%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 5.2400   Max: 8.2000   Wtd. Avg. 5.9482

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE
                                 NUMBER OF    CUT-OFF DATE         % OF
            RANGE OF              MORTGAGE      PRINCIPAL     INITIAL MORTAGE
  CUT-OFF DATE LTV RATIOS (%)      LOANS       BALANCE($)      POOL BALANCE
------------------------------   ---------   --------------   ---------------
33.47 - 50.00                         9      $  224,605,330         12.2%
50.01 - 60.00                        21         197,199,525         10.7%
60.01 - 65.00                        24         153,708,992          8.3%
65.01 - 70.00                        40         283,456,208         15.4%
70.01 - 75.00                        40         389,495,895         21.2%
75.01 - 77.50                        19         156,714,517          8.5%
77.51 - 80.00                        36         401,267,319         21.8%
80.01 - 84.51                         2          35,000,000          1.9%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 33.47%   Max: 84.51%   Wtd. Avg. 68.05%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

           RANGE OF                             AGGREGATE
        MATURITY DATE            NUMBER OF    CUT-OFF DATE          % OF
          OR ARD LTV              MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
           RATIOS (%)               LOANS       BALANCE ($)      POOL BALANCE
------------------------------   ---------   --------------   ----------------
32.04 - 50.00                        20      $  361,986,644         19.7%
50.01 - 55.00                        30         168,506,151          9.2%
55.01 - 60.00                        40         268,060,171         14.6%
60.01 - 62.50                        16         115,762,673          6.3%
62.51 - 65.00                        15         117,314,781          6.4%
65.01 - 67.50                        26         223,271,669         12.1%
67.51 - 70.00                        21         249,462,938         13.5%
70.01 - 74.94                        23         337,082,760         18.3%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 32.04%   Max: 74.94%   Wtd. Avg. 60.73%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE
           RANGE OF              NUMBER OF    CUT-OFF DATE          % OF
        ORIGINAL TERMS            MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
      TO MATURITY (MOS.)           LOANS       BALANCE ($)     POOL BALLANCE
------------------------------   ---------   --------------   ----------------
55 - 60                               7      $   84,934,488          4.6%
61 - 84                               4          59,476,089          3.2%
85 - 120                            172       1,658,627,641         90.1%
121 - 180                             8          38,409,569          2.1%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 55   Max: 180   Wtd. Avg. 116

REMAINING TERM TO MATURITY OR ARD (MOS)

                                               AGGREGATE
                                 NUMBER OF    CUT-OFF DATE          % OF
      RANGE OF REMAINING          MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
   TERMS TO MATURITY (MOS.)        LOANS       BALANCE ($)      POOL BALANCE
------------------------------   ---------   --------------   ----------------
54 - 84                              11      $  144,410,576          7.8%
85 - 119                            128       1,137,391,429         61.8%
120 - 133                            52         559,645,781         30.4%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 54   Max: 133   Wtd. Avg. 114

REMAINING PARTIAL IO TERM (MOS)

                                                AGGREGATE
                                  NUMBER OF   CUT-OFF DATE         % OF
      RANGE OF REMAINING           MORTGAGE     PRINCIPAL    INITIAL MORTGAGE
       PARTIAL IO TERMS             LOANS      BALANCE ($)     POOL BALANCE
------------------------------    ---------   ------------   ----------------
3 - 12                                 4      $ 61,500,000          3.3%
13 - 24                               49       413,520,880         22.5%
25 - 36                               11        90,836,000          4.9%
37 - 48                                5        42,046,000          2.3%
49 - 60                               10       275,000,000         14.9%
96 - 96                                1        28,450,000          1.5%
                                     ---      ------------         ----
TOTAL                                 80      $911,352,880         49.5%
                                     ===      ============         ====

Min: 3   Max: 96   Wtd. Avg. 36

PROPERTY STATE/LOCATION

                                                 AGGREGATE
                                  NUMBER OF    CUT-OFF DATE          % OF
                                  MORTGAGED      PRINCIPAL     INITIAL MORTGAGE
        STATE/LOCATION           PROPERTIES     BALANCE ($)      POOL BALANCE
------------------------------   ----------   --------------   ----------------
California                            44      $  466,107,416         25.3%
   Southern                           31         276,211,808         15.0%
   Northern                           13         189,895,608         10.3%
Massachusetts                          4         210,855,802         11.5%
Texas                                 33         156,411,584          8.5%
Pennsylvania                           5         139,926,530          7.6%
Ohio                                  17         126,678,848          6.9%
Other(a)                             113         741,467,606         40.3%
                                     ---      --------------        -----
TOTAL                                216      $1,841,447,787        100.0%
                                     ===      ==============        =====

(a)  Includes 30 states

PROPERTY TYPE

                                                 AGGREGATE
                                  NUMBER OF    CUT-OFF DATE          % OF
                                  MORTGAGED      PRINCIPAL     INITIAL MORTGAGE
         PROPERTY TYPE           PROPERTIES     BALANCE ($)      POOL BALANCE
------------------------------   ----------   --------------   ----------------
Office                                38      $  584,740,885         31.8%
Retail                                69         456,638,121         24.8%
   Multifamily                        43         302,959,798         16.5%
   Multifamily                        34         279,844,798         15.2%
   Manufactured
      Housing                          9          23,115,000          1.3%
Hospitality                           21         167,559,796          9.1%
Industrial                            20         150,323,291          8.2%
Other                                  4          99,058,420          5.4%
Self Storage                          20          76,607,476          4.2%
Mixed Use                              1           3,560,000          0.2%
                                     ---      --------------        -----
TOTAL                                216      $1,841,447,787        100.0%
                                     ===      ==============        =====

AMORTIZATION TYPES

                                                AGGREGATE
                                 NUMBER OF    CUT-OFF DATE          % OF
                                  MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
      AMORTIZATION TYPES           LOANS       BALANCE ($)      POOL BALANCE
------------------------------   ---------   --------------   ----------------
IO-Balloon                           76      $  879,559,880         47.8%
Balloon                              93         590,402,710         32.1%
Interest Only                         8         256,903,000         14.0%
ARD                                  10          82,789,197          4.5%
IO-ARD                                4          31,793,000          1.7%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE
      RANGE OF REMAINING         NUMBER OF    CUT-OFF DATE          % OF
     STATED AMORTIZATION          MORTGAGE      PRINCIPAL     INITIAL MORTGAGE
         TERMS (MOS.)              LOANS       BALANCE ($)      POOL BALANCE
------------------------------   ---------   --------------   ----------------
Interest Only                         8      $  256,903,000         14.0%
230 - 240                             1           1,840,788          0.1%
241 - 300                            25         232,042,774         12.6%
301 - 360                           153       1,312,013,495         71.2%
361 - 420                             4          38,647,730          2.1%
                                    ---      --------------        -----
TOTAL                               191      $1,841,447,787        100.0%
                                    ===      ==============        =====

Min: 230   Max: 420   Wtd. Avg. 351

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE
                                                 CUT-OFF        % OF
           RANGE OF              NUMBER OF        DATE          LOAN
         CUT-OFF DATE             MORTGAGE      PRINCIPAL     GROUP 1
    PRINCIPAL BALANCES ($)         LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
998,199 - 2,999,999                  44      $   92,883,464      5.9%
3,000,000 - 3,999,999                13          43,983,812      2.8%
4,000,000 - 4,999,999                19          86,703,314      5.5%
5,000,000 - 5,999,999                11          60,253,255      3.8%
6,000,000 - 6,999,999                10          65,353,391      4.1%
7,000,000 - 7,999,999                10          74,116,482      4.7%
8,000,000 - 9,999,999                17         154,246,804      9.8%
10,000,000 - 12,999,999              15         171,003,233     10.9%
13,000,000 - 19,999,999              14         226,980,356     14.4%
20,000,000 - 49,999,999               8         236,275,113     15.0%
50,000,000 - 99,999,999               1          81,000,000      5.1%
100,000,000 - 180,000,000             2         282,775,000     17.9%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: $998,199   Max: $180,000,000   Avg. $9,607,160

DEBT SERVICE COVERAGE RATIO (X)

                                                AGGREGATE
                                                 CUT-OFF        % OF
                                 NUMBER OF         DATE         LOAN
                                  MORTGAGE      PRINCIPAL     GROUP 1
      RANGE OF DSCRS (X)           LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
1.20 - 1.24                          54      $  539,869,872     34.3%
1.25 - 1.29                          30         193,721,485     12.3%
1.30 - 1.34                          15         154,435,528      9.8%
1.35 - 1.39                          14          79,804,137      5.1%
1.40 - 1.44                          11          62,189,415      3.9%
1.45 - 1.49                           7          88,549,737      5.6%
1.50 - 1.59                          12          70,033,645      4.4%
1.60 - 1.99                          19         374,108,292     23.7%
2.00 - 2.34                           2          12,862,111      0.8%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 1.20x   Max: 2.34x   Wtd. Avg. 1.43x

MORTGAGE RATE (%)

                                                AGGREGATE
                                                 CUT-OFF        % OF
                                 NUMBER OF         DATE         LOAN
                                  MORTGAGE      PRINCIPAL     GROUP 1
  RANGE OF MORTGAGE RATES (%)      LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
5.2400 - 5.2499                       2      $   21,766,613      1.4%
5.2500 - 5.4999                       8         100,477,473      6.4%
5.5000 - 5.5999                       4          35,393,420      2.2%
5.6000 - 5.6999                       9          74,140,329      4.7%
5.7000 - 5.7499                       9         143,841,828      9.1%
5.7500 - 5.9999                      46         613,538,254     38.9%
6.0000 - 6.2499                      40         304,633,377     19.3%
6.2500 - 6.4999                      23         158,895,772     10.1%
6.5000 - 6.7499                      13          83,825,756      5.3%
6.7500 - 6.9999                       7          31,155,000      2.0%
7.0000 - 8.2000                       3           7,906,400      0.5%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min:5.2400   Max: 8.2000   Wtd. Avg. 5.9665

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
                                 NUMBER OF    CUT-OFF DATE      LOAN
     RANGE OF CUT-OFF DATE        MORTGAGE      PRINCIPAL     GROUP 1
      DATE LTV RATIOS (%)          LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
33.47 - 50.00                         9      $  224,605,330     14.3%
50.01 - 60.00                        21         197,199,525     12.5%
60.01 - 65.00                        24         153,708,992      9.8%
65.01 - 70.00                        35         225,401,806     14.3%
70.01 - 75.00                        35         356,368,947     22.6%
75.01 - 77.50                        11          85,835,802      5.4%
77.51 - 80.00                        27         297,453,820     18.9%
80.01 - 84.51                         2          35,000,000      2.2%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 33.47%   Max: 84.51%   Wtd. Avg. 66.85%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
                                 NUMBER OF    CUT-OFF DATE      LOAN
    RANGE OF MATURITY DATE        MORTGAGE      PRINCIPAL     GROUP 1
     OR ARD LTV RATIOS (%)         LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
32.04 - 50.00                        20      $  361,986,644     23.0%
50.01 - 55.00                        30         168,506,151     10.7%
55.01 - 60.00                        35         227,177,572     14.4%
60.01 - 62.50                        14          97,783,922      6.2%
62.51 - 65.00                        12          84,994,781      5.4%
65.01 - 67.50                        17         154,510,160      9.8%
67.51 - 70.00                        17         206,054,113     13.1%
70.01 - 74.94                        19         274,560,880     17.4%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 32.04%   Max: 74.94%   Wtd. Avg. 59.82%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                 NUMBER OF    CUT-OFF DATE      LOAN
    RANGE OF ORIGINAL TERMS       MORTGAGE      PRINCIPAL     GROUP 1
      TO MATURITY (MOS.)           LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
55 - 84                              11      $  144,410,576      9.2%
85 - 119                              1           2,860,000      0.2%
120 - 180                           152       1,428,303,646     90.7%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 55   Max: 180   Wtd. Avg. 115

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                 NUMBER OF    CUT-OFF DATE      LOAN
   RANGE OF REMAINING TERMS       MORTGAGE      PRINCIPAL     GROUP 1
      TO MATURITY (MOS.)           LOANS       BALANCE ($)    BALANCE
------------------------------   ---------   --------------   -------
54 - 60                               7      $   84,934,488      5.4%
61 - 84                               4          59,476,089      3.8%
85 - 120                            146       1,394,594,865     88.5%
121 - 133                             7          36,568,781      2.3%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 54   Max: 133   Wtd. Avg. 114

REMAINING PARTIAL IO TERM (MOS)

                                                AGGREGATE       % OF
                                 NUMBER OF    CUT-OFF DATE      LOAN
      RANGE OF REMAINING          MORTGAGE      PRINCIPAL     GROUP 1
       PARTIAL IO TERMS            LOANS       BALANCE ($)    BALANCE
------------------------------   ---------    ------------    -------
3 - 12                                4       $ 61,500,000       3.9%
13 - 24                              44        364,160,000      23.1%
25 - 36                              10         85,946,000       5.5%
37 - 48                               3         16,860,000       1.1%
49 - 60                               7        218,625,000      13.9%
96 - 96                               1         28,450,000       1.8%
                                    ---       ------------      ----
TOTAL                                69       $775,541,000      49.2%
                                    ===       ============      ====

Min: 3   Max: 96   Wtd. Avg. 35

PROPERTY STATE/LOCATION

                                                 AGGREGATE
                                                  CUT-OFF        % OF
                                  NUMBER OF         DATE         LOAN
                                  MORTGAGED      PRINCIPAL     GROUP 1
        STATE/LOCATION           PROPERTIES     BALANCE ($)    BALANCE
------------------------------   ----------   --------------   -------
California                            42      $  438,375,125     27.8%
   Southern                           31         276,211,808     17.5%
   Northern                           11         162,163,317     10.3%
Massachusetts                          4         210,855,802     13.4%
Pennsylvania                           5         139,926,530      8.9%
Texas                                 28         135,603,778      8.6%
Florida                               10          79,391,125      5.0%
Other(a)                              94         571,421,863     36.3%
                                     ---      --------------    -----
TOTAL                                183      $1,575,574,222    100.0%
                                     ===      ==============    =====

(a)  Includes 29 states

PROPERTY TYPE

                                                AGGREGATE
                                                 CUT-OFF         % OF
                                  NUMBER OF        DATE          LOAN
           PROPERTY               MORTGAGED     PRINCIPAL      GROUP 1
             TYPE                PROPERTIES    BALANCE ($)     BALANCE
------------------------------   ----------   --------------   -------
Office                                38      $  584,740,885     37.1%
Retail                                69         456,638,121     29.0%
Hospitality                           21         167,559,796     10.6%
Industrial                            20         150,323,291      9.5%
Other                                  4          99,058,420      6.3%
Self Storage                          20          76,607,476      4.9%
Multifamily                           10          37,086,234      2.4%
   Manufactured Housing                9          23,115,000      1.5%
   Multifamily                         1          13,971,234      0.9%
Mixed Use                              1           3,560,000      0.2%
                                     ---      --------------    -----
TOTAL                                183      $1,575,574,222    100.0%
                                     ===      ==============    =====

AMORTIZATION TYPES

                                               AGGREGATE
                                                CUT-OFF        % OF
                                 NUMBER OF        DATE         LOAN
         AMORTIZATION             MORTGAGE     PRINCIPAL      GROUP 1
            TYPES                  LOANS      BALANCE ($)     BALANCE
------------------------------   ---------   --------------   -------
IO-Balloon                           65      $  743,748,000     47.2%
Balloon                              78         485,797,621     30.8%
Interest Only                         8         256,903,000     16.3%
ARD                                   9          57,332,602      3.6%
IO-ARD                                4          31,793,000      2.0%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

           RANGE OF
          REMAINING                              AGGREGATE
            STATED                                CUT-OFF      % OF
         AMORTIZATION            NUMBER OF          DATE       LOAN
            TERMS                 MORTGAGE       PRINCIPAL    GROUP 1
            (MOS.)                 LOANS        BALANCE ($)   BALANCE
------------------------------   ---------   --------------   -------
Interest Only                         8      $  256,903,000     16.3%
230 - 240                             1           1,840,788      0.1%
241 - 300                            24         227,310,483     14.4%
301 - 360                           128       1,073,872,222     68.2%
361 - 419                             3          15,647,730      1.0%
                                    ---      --------------    -----
TOTAL                               164      $1,575,574,222    100.0%
                                    ===      ==============    =====

Min: 230   Max: 419   Wtd. Avg. 349

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2

CUT-OFF DATE BALANCE ($)

                                               AGGREGATE     % OF
           RANGE OF              NUMBER OF   CUT-OFF DATE    LOAN
         CUT-OFF DATE             MORTGAGE     PRINCIPAL    GROUP 2
     PRINCIPAL BALANCE ($)         LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
1,354,402 - 2,999,999                 3      $  5,496,402      2.1%
3,000,000 - 3,999,999                 2         6,831,034      2.6%
4,000,000 - 4,999,999                 6        27,572,188     10.4%
5,000,000 - 6,999,999                 3        16,780,266      6.3%
7,000,000 - 9,999,999                 3        22,054,551      8.3%
10,000,000 - 12,999,999               2        21,635,080      8.1%
13,000,000 - 19,999,999               4        57,172,448     21.5%
20,000,000 - 30,200,000               4       108,331,595     40.7%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: $1,354,402   Max: $30,200,000   Avg. $9,847,169

DEBT SERVICE COVERAGE RATIO (X)

                                              AGGREGATE
                                 NUMBER OF   CUT-OFF DATE    % OF
            RANGE OF              MORTGAGE    PRINCIPAL      LOAN
          OF DSCRS (X)             LOANS      BALANCE ($)   GROUP 2
------------------------------   ---------   ------------   -------
1.18 - 1.19                           1      $ 29,675,000     11.2%
1.20 - 1.24                          20       179,149,212     67.4%
1.25 - 1.29                           2        40,785,080     15.3%
1.30 - 1.39                           2         4,787,895      1.8%
1.40 - 1.55                           2        11,476,377      4.3%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 1.18x   Max: 1.55x   Wtd. Avg. 1.23x

MORTGAGE RATE (%)

                                               AGGREGATE     % OF
            RANGE OF             NUMBER OF   CUT-OFF DATE    LOAN
            MORTGAGE              MORTGAGE     PRINCIPAL    GROUP 2
           RATES (%)               LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
5.4500 - 5.4999                       2      $ 25,186,000      9.5%
5.5000 - 5.7499                       5        77,324,381     29.1%
5.7500 - 5.9999                       9        85,745,643     32.3%
6.0000 - 6.2499                       5        55,756,715     21.0%
6.2500 - 6.6400                       6        21,860,825      8.2%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 5.4500   Max: 6.6400   Wtd. Avg. 5.8398

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                               AGGREGATE     % OF
           RANGE OF              NUMBER OF   CUT-OFF DATE    LOAN
         CUT-OFF DATE             MORTGAGE     PRINCIPAL    GROUP 2
        LTV RATIOS (%)             LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
67.19 - 70.00                         5      $ 58,054,402     21.8%
70.01 - 72.50                         3        20,113,277      7.6%
72.51 - 75.00                         2        13,013,671      4.9%
75.01 - 77.50                         8        70,878,715     26.7%
77.51 - 79.93                         9       103,813,499     39.0%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 67.19%   Max: 79.93%   Wtd. Avg. 75.15%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

            RANGE OF                           AGGREGATE
         MATURITY DATE           NUMBER OF   CUT-OFF DATE    % OF
           OR ARD LTV             MORTGAGE     PRINCIPAL     LOAN
             RATIOS                LOANS      BALANCE ($)   GROUP 2
------------------------------   ---------   ------------   -------
55.43 - 60.00                         5      $ 40,882,599     15.4%
60.01 - 65.00                         5        50,298,752     18.9%
65.01 - 67.50                         9        68,761,509     25.9%
67.51 - 70.00                         4        43,408,825     16.3%
70.01 - 73.02                         4        62,521,880     23.5%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 55.43%   Max: 73.02%   Wtd. Avg. 66.14%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

           RANGE OF                            AGGREGATE      % OF
        ORIGINAL TERMS           NUMBER OF   CUT-OFF DATE     LOAN
          TO MATURITY             MORTGAGE     PRINCIPAL    GROUP 2
            (MOS.)                 LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
120 - 120                            27      $265,873,564    100.0%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 120   Max: 120   Wtd. Avg. 120

REMAINING TERM TO MATURITY OR ARD (MOS)

            RANGE OF                           AGGREGATE      % OF
        REMAINING TERMS          NUMBER OF   CUT-OFF DATE     LOAN
          TO MATURITY             MORTGAGE     PRINCIPAL    GROUP 2
             (MOS.)                LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
114 - 120                            27      $265,873,564    100.0%
                                    ---      ------------    -----
TOTAL:                               27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 114   Max: 120   Wtd. Avg.: 119

REMAINING PARTIAL IO TERM (MOS)

           RANGE OF                            AGGREGATE     % OF
      REMAINING PARTIAL          NUMBER OF   CUT-OFF DATE    LOAN
           IO TERM                MORTGAGE     PRINCIPAL    GROUP 2
            (MOS.)                 LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
22 - 24                               5      $ 49,360,880    18.6%
25 - 36                               1         4,890,000     1.8%
37 - 48                               2        25,186,000     9.5%
49 - 59                               3        56,375,000    21.2%
                                    ---      ------------    ----
TOTAL                                11      $135,811,880    51.1%
                                    ===      ============    ====

Min: 22   Max: 59   Wtd. Avg. 42

PROPERTY STATE/LOCATION

                                                AGGREGATE     % OF
                                  NUMBER OF   CUT-OFF DATE    LOAN
                                  MORTGAGED     PRINCIPAL    GROUP 2
        STATE/LOCATION           PROPERTIES    BALANCE ($)   BALANCE
------------------------------   ----------   ------------   -------
Ohio                                  5       $ 66,337,377     25.0%
New York                              2         30,377,880     11.4%
Wisconsin                             1         30,200,000     11.4%
California                            2         27,732,291     10.4%
Colorado                              2         26,700,000     10.0%
Texas                                 5         20,807,806      7.8%
Iowa                                  8         19,769,942      7.4%
Other(a)                              8         43,948,268     16.5%
                                    ---       ------------    -----
TOTAL                                33       $265,873,564    100.0%
                                    ===       ============    =====

(a) Includes 7 states

PROPERTY TYPE

                                                AGGREGATE      % OF
                                  NUMBER OF   CUT-OFF DATE     LOAN
          PROPERTY                MORTGAGED     PRINCIPAL    GROUP 2
            TYPE                 PROPERTIES    BALANCE ($)   BALANCE
------------------------------   ----------   ------------   -------
Multifamily                          33       $265,873,564    100.0%
                                    ---       ------------    -----
TOTAL:                               33       $265,873,564    100.0%
                                    ===       ============    =====

AMORTIZATION TYPES

                                               AGGREGATE     % OF
                                 NUMBER OF   CUT-OFF DATE    LOAN
        AMORTIZATION              MORTGAGE     PRINCIPAL    GROUP 2
            TYPES                  LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
IO-Balloon                           11      $135,811,880     51.1%
Balloon                              15       104,605,090     39.3%
ARD                                   1        25,456,595      9.6%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

REMAINING STATED AMORTIZATION TERM (MOS)

          RANGE OF                             AGGREGATE     % OF
      REMAINING STATED           NUMBER OF   CUT-OFF DATE    LOAN
        AMORTIZATION              MORTGAGE     PRINCIPAL    GROUP 2
        TERMS (MOS.)               LOANS      BALANCE ($)   BALANCE
------------------------------   ---------   ------------   -------
297 - 300                             1      $  4,732,291      1.8%
301 - 360                            25       238,141,273     89.6%
361 - 420                             1        23,000,000      8.7%
                                    ---      ------------    -----
TOTAL                                27      $265,873,564    100.0%
                                    ===      ============    =====

Min: 297   Max: 420   Wtd. Avg. 363

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                      % OF REM MORTGAGE        % OF REM MORTGAGE    %OF REM MORTGAGE
               NUMBER OF     AGGREGATE REMAINING        POOL BALANCE             POOL BALANCE         POOL BALANCE
  PERIOD    MORTGAGE LOANS    PRINCIPAL BALANCE    LOCK OUT/ DEFEASANCE(2)   YIELD MAINTENANCE(3)       LOCK OPEN      TOTAL
---------   --------------   -------------------   -----------------------   --------------------   ----------------   -----

12/1/2006        191          $1,837,297,742.29             97.38%                 2.62%                0.00%           100%
12/1/2007        191          $1,827,696,655.08             97.39%                 2.61%                0.00%           100%
12/1/2008        191          $1,813,950,372.96             97.02%                 2.98%                0.00%           100%
12/1/2009        191          $1,797,096,553.65             97.03%                 2.83%                0.14%           100%
12/1/2010        191          $1,769,311,661.99             89.17%                 7.13%                3.70%           100%
12/1/2011        184          $1,670,898,039.21             90.71%                 9.29%                0.00%           100%
12/1/2012        183          $1,642,718,943.59             90.74%                 9.26%                0.00%           100%
12/1/2013        180          $1,574,265,890.16             90.55%                 9.45%                0.00%           100%
12/1/2014        179          $1,546,119,246.46             90.60%                 9.40%                0.00%           100%
12/1/2015        176          $1,411,582,067.36             84.44%                 4.81%               10.75%           100%
12/1/2016          1          $    8,198,818.42            100.00%                 0.00%                0.00%           100%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Mortgage Loans that permit either defeasance or prepayment with yield maintenance and mortgage loans that require defeasance if the cost of defeasance is less than yield maintenances are treated herein as yield maintenance loans.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

                                                       NUMBER OF
                                                       MORTGAGE
                                                        LOANS/
                                                       MORTGAGED     CUT-OFF DATE      SHADOW
                                           MORTGAGE      REAL          PRINCIPAL       RATING
NO.               LOAN NAME              LOAN SELLER   PROPERTIEES      BALANCE     MOODY'S/S&P(1)
---   -------------------------------   ------------   -----------   ------------   --------------

 1.   100 Summer Street                     MLML         1    1      $180,000,000     Baa3 / BBB-
 2.   Penn Mutual Towers & Washington       CRF          1    1       102,775,000
      Square Garage
 3.   200 Paul                              CRF          1    1        81,000,000

 4.   CNL-Cirrus MOB Portfolio III          CRF          1    5        47,190,000
 5.   Blairstone Office Building            CRF          1    1        35,701,000
 6.   BTR Capital Portfolio                 CRF          1    7        31,000,000
 7.   Jefferson Block Apartments            CRF          1    1        30,200,000
 8.   Chestnut Hill Apartments              Key          1    1        29,675,000
 9.   Pasadena Office Tower                 MLML         1    1        28,450,000
10.   Oak Hill Apartments                   Key          1    1        25,456,595
                                                        -------      ------------
      TOTAL/WTD. AVG.                                   10   20      $591,447,595
                                                        =======      ============

         % OF
        INITIAL
       MORTGAGE                                                      CUT-OFF
         POOL       PROPERTY     PROPERTY   LOAN BALANCE   DSCR     DATE LTV
NO.     BALANCE       TYPE        SIZE(2)    PER SF/UNIT   (X)      RATIO (%)
---   ---------   -----------   ---------   ------------   ----     ---------

 1.      9.77%       Office     1,057,475     $    170     1.94        48.53
 2.      5.58       Office/       853,840          120     1.20        77.57
                     Garage
 3.      4.40       Telecom-      527,680          154     1.75        55.86
                  munication/
                   Warehouse
 4.      2.56      Various(3)     269,707          175     1.30        70.46
 5.      1.94        Office       263,163          136     1.20        78.46
 6.      1.68       Various     1,871,624           17     1.20        72.01
 7.      1.64     Multifamily         217      139,171     1.27(4)     77.24
 8.      1.61     Multifamily         480       61,823     1.18        78.30
 9.      1.54        Office       142,249          200     1.21        71.13
10.      1.38     Multifamily         220      115,712     1.20        79.93
        -----                                              ----        -----
        32.12%                                             1.51X       64.77
        =====                                              ====        =====

----------
(1)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, the credit characteristics of the related loan is consistent with investment-grade rated obligations.

(2)  Property size is indicated in units (for multifamily properties) and square feet (for office and retail).

(3)  The CNL-Cirrus MOB Portfolio III Loan consists of four medical office properties and one surgical center property.

(4)  UW NCF and Underwritten DSCR were calculated using "as stabilized" Cash
     Flows. "In Place" NCF is $2,211,128 giving an Underwritten DSCR on NCF of
     1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is 1.27x. The UW DSCR on NOI during the interest only period is 1.56x. The Underwritten DSCR on NCF during the interest only period is 1.54x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

100 SUMMER STREET

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Boston, MA
Property Type                                                            Office
Size (Square Feet)                                                    1,057,475
Percentage Occupancy as of May 24, 2006                                  97.42%
Year Built                                                                 1974
Year Renovated                                                             1999
Appraisal Value                                                    $370,900,000
Average Rent Per Sq. Ft.                                                 $36.19
Underwritten Occupancy                                                    97.4%
Underwritten Revenues                                               $42,136,321
Underwritten Total Expenses                                         $18,955,416
Underwritten Net Operating Income (NOI)                             $23,180,905
Underwritten Net Cash Flow (NCF)                                    $21,153,310

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                   May 25, 2006
Cut-off Date Principal Balance                                     $180,000,000
Cut-off Date Loan Balance Per Sq. Ft.                                      $170
Percentage of Initial Mortgage Pool Balance                                9.8%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.9625%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         NAP
Original Call Protection                                    LO(24),Def(90),O(6)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    48.5%
LTV Ratio at Maturity or ARD                                              48.5%
Underwritten DSCR on NOI                                                  2.13x
Underwritten DSCR on NCF                                                  1.94x
Shadow Rating (Moody's/S&P)                                           Baa3/BBB-

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "100 Summer Street Loan") is evidenced by a promissory note secured by a first mortgage encumbering an office building (the
"100 Summer Street Property") located in Boston, Massachusetts. The 100 Summer
Street Loan, shadow rated Baa3/BBB- by Moody's and S&P, respectively, represents approximately 9.8% of the initial mortgage pool balance and 11.4% of the initial group 1 balance.

The 100 Summer Street Loan was originated on May 25, 2006 and has an aggregate principal balance as of the cut-off date of $180,000,000. The 100 Summer Street
Loan has a remaining term of 120 months to its maturity date of June 1, 2016.
The 100 Summer Street Loan may be prepaid on or after December 1, 2015 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2006-2 securitization trust.

THE PROPERTY. The 100 Summer Street Loan is secured by the fee interest in a
32-story multi-tenant class A office building with 1,057,475 square feet of net rentable area in Boston's Financial District. Built in 1974, the 100 Summer
Street Property has a one-level underground parking garage with 102 spaces. The
Property contains 23 self-service passenger elevators, two service elevators and a separate elevator serving the garage. Amenities at the 100 Summer Street
Property include a delicatessen, dry cleaner and health club. The lobby features marble floors with horizontal accent strips of black St. Laurent marble and walls that are decorated with African cherry millwork and stainless steel reveals.

The following table presents certain information regarding the major tenants at the 100 Summer Street Property:

                              TENANT INFORMATION(1)

                                                                       CREDIT                         BASE
                                                                       RATING                       RENT PER
                                                                     (MOODY'S/    SQUARE      %      SQUARE       LEASE
TENANT                                     PARENT COMPANY             S&P)(2)      FEET    OF GLA     FOOT     EXPIRATION
------------------------------   ---------------------------------   ---------   -------   ------   --------   ----------

Fidelity Properties ..........               FMR Corp.                 Aa3/AA    217,876    20.6%    $38.66     8/31/2008(3)
Lexington Insurance Company ..   American International Group Inc.     Aa2/AA    181,438    17.2      39.28     7/31/2014(4)
Nixon Peabody ................                  NAP                     NAP      167,563    15.8      36.50     1/31/2019
Cambridge Associates .........                  NAP                     NAP      117,053    11.1      37.39    12/31/2012
                                                                                 -------    ----     ------
TOTAL ........................                                                   683,930    64.7%    $38.08
                                                                                 =======    ====     ======

The following table presents certain information relating to the lease rollover schedule for the 100 Summer Street Property:

                           LEASE ROLLOVER SCHEDULE(1)

                  NUMBER      SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
                OF LEASES      FEET        GLA      BASE RENT       RENT     SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR             EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
-------------   ---------   ---------   --------   -----------   ---------   -----------   ----------   -----------   ------------

Vacant ......      NAP         27,306      2.6%            NAP       NAP         27,306        2.6%             NAP        NAP
MTM .........        2         22,918      2.2     $    34,300       0.1%        50,224        4.7      $    34,300        0.1%
2006 ........        5          9,823      0.9         379,555       1.0         60,047        5.7          413,855        1.1
2007 ........        5         35,593      3.4       1,299,374       3.5         95,640        9.0        1,713,229        4.6
2008 ........       13        258,078     24.4       9,531,678      25.6        353,718       33.4       11,244,907       30.2
2009 ........        0              0      0.0               0       0.0        353,718       33.4       11,244,907       30.2
2010 ........        1            750      0.1          12,000       0.0        354,468       33.5       11,256,907       30.2
2011 ........        4         32,735      3.1       1,101,953       3.0        387,203       36.6       12,358,860       33.1
2012 ........       11        146,652     13.9       5,271,669      14.1        533,855       50.5       17,630,529       47.3
2013 ........        2         64,432      6.1       2,378,618       6.4        598,287       56.6       20,009,147       53.7
2014 ........       11        263,365     24.9      10,279,612      27.6        861,652       81.5       30,288,759       81.2
2015 ........        1          8,765      0.8         398,808       1.1        870,417       82.3       30,687,566       82.3
2016 ........        1         14,095      1.3         291,062       0.8        884,512       83.6       30,978,628       83.1
Thereafter ..        6        172,963     16.4       6,305,049      16.9      1,057,475      100.0       37,283,678      100.0
                   ---      ---------    -----     -----------     -----
TOTAL .......       62      1,057,475    100.0%    $37,283,678     100.0%
                   ===      =========    =====     ===========     =====

(1)  Information obtained from the 100 Summer Street Borrower's rent roll dated
     May 24, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  36,967 square feet of this space expires on 12/31/2008 and 36,173 square feet expires on 5/31/2013. Refer to "Guaranty Structure" herein for additional information on the credit enhancements associated with the
     Fidelity Space.

(4)  3,001 square feet of this space expires on 6/30/2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE MARKET(1). The 100 Summer Street Property is located in the Financial
District submarket of Boston's Central Business District ("CBD") in close proximity to retail and office locations, transportation and famous tourist attractions. During the past eighteen months, the Boston office market has continued to rebound from the downturn caused by the tech-sector downturn and consolidations in the financial sector. The office market has carried its 2005 momentum into 2006 with nearly a half a million square feet of positive absorption in the first quarter. After four consecutive quarters of positive absorption, Class A space within the CBD had a vacancy rate of 10.8% in the first quarter of 2006, down from 13.9% a year earlier. Average asking rents were
$43.22 per sq. ft., up 13.1% from the prior year. The population within a 5-mile radius of the property was 816,394 at year-end 2005 and the average household income was $69,837, well above the national average.

THE BORROWER. The borrower obligated under the promissory note for the 100
Summer Street Loan is MA-100 Summer Street Owner, L.L.C. (the "100 Summer Street
Borrower"). It is a single-purpose Delaware limited liability company controlled directly or indirectly by EOP Operating Limited Partnership (the "Sponsor"),
which is controlled by Equity Office Properties Trust ("EOP"), a real estate investment trust ("REIT") organized under the laws of Maryland. EOP (NYSE: EOP)
had its initial public offering in July of 1997 and has an equity market capitalization of approximately $12.1 billion as of May 24, 2006. As of June 6,
2006, EOP carries an investment grade rating of BBB by S&P and Baa3 by Moody's with a stable outlook from both agencies.

PROPERTY MANAGEMENT. The 100 Summer Street Property will be managed by Equity
Office Management, L.L.C. ("Equity Office Management"). Equity Office Management
manages over 111.1 million square feet of office space in 22 metropolitan markets across the country. 12.7 million square feet, or 19.2% of Bostons 66.2 million square feet of office inventory is managed by Equity Office Management.

LOCKBOX. All rental payments will go directly into a bank account controlled by the lender ("Cash Management Account"), provided that prior to a Cash Flow Sweep
Trigger Event (as defined below), all funds shall be remitted to the 100 Summer
Street Borrower on a daily basis. During the continuance of a Cash Flow Sweep
Trigger Event, funds on deposit in the Cash Management Account will be applied by the lender with the following priority: (i) monthly tax and insurance payments into the tax and insurance reserve; (ii) interest payments due to the lender pursuant to the loan documents and other amounts, if any, due to the lender under the loan documents, (iii) payment of customary operating expenses and the approved operating and capital expenditures budget, as applicable, (iv)
all amounts remaining in a specified deposit account after disbursements for items (i) through (iii) shall be deposited into the cash flow sweep sub-account;
(v) if a Fidelity Trigger has occurred and is continuing, all amounts deposited pursuant to item (iv) shall be deposited in the cash flow sweep sub-account until the aggregate amount held in the cash flow sweep sub-account is equal to the Fidelity Trigger Amount (as defined below); and (vi) if a TI/LC Trigger has occurred and is continuing, all amounts deposited pursuant to item (iv) and after amounts retained pursuant to item (v) shall be held in the cash flow sweep sub-account until the aggregate amount held in the cash flow sweep sub-account is equal to the TI/LC Amount (as defined below); and (vii) any remaining amounts shall be deposited to such account designated by the 100 Summer Street Borrower on a daily basis.

A "Cash Flow Sweep Trigger Event" shall occur (i) if Fidelity Real Estate
Company, LLC ("Fidelity") vacates any portion of the space occupied by Fidelity
(the "Fidelity Space"), the Sponsor is downgraded below an investment grade rating by any of the rating agencies rating certificates in connection with a securitization and Trigger DSCR (as defined below) falls below 1.25x (a "TI/LC
Trigger") and/or (ii) if the Sponsor is downgraded below an investment grade rating by any of the rating agencies rating certificates in connection with a securitization while the Fidelity Guaranty, as defined below, is in effect and
Trigger DSCR falls below 1.35x (a "Fidelity Trigger").

"Trigger DSCR" means the ratio of (i) Trigger Net Cash Flow (defined below)
divided by (ii) actual annual debt service due on the Loan. "Trigger Net Cash
Flow" means the operating income for the 100 Summer Street Property determined by the lender over the trailing calendar quarter annualized less trailing
12-month operating expenses ("Trigger NOI"), less anticipated tenant improvements, leasing commissions, capital expenditures and replacement reserves in the amount of $2 million. The calculation of Trigger NOI and Trigger Net Cash
Flow will be determined by the lender in its reasonable discretion.

"TI/LC Amount" shall mean $7,236,800 minus the Fidelity Termination Payment (as defined below) minus any amounts previously disbursed to the 100 Summer Street
Borrower with respect to the second reduction space under the Fidelity lease.

"Fidelity Trigger Amount" shall mean an amount equal to the Fidelity Guaranteed
Obligations (as defined below).

ESCROWS/RESERVES. Upon a Cash Flow Sweep Trigger Event, the 100 Summer Street
Borrower will be required to deposit any termination fees it receives pursuant to a full or partial termination of the Fidelity Lease into the Cash Management
Account (the "Fidelity Termination Payment"). In the event of a Cash Flow Sweep
Trigger Event, one twelfth of the annual payment for property taxes and insurance will be required to be funded monthly.

----------
(1)  Certain information obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

GUARANTY STRUCTURE. Fidelity, which leases 217,876 square feet at the 100 Summer
Street Property (20.6% of the 100 Summer Street Property), has multiple leases with expiration dates of May 31, 2013. Fidelity has exercised a termination option for 144,736 square feet of its demised premises effective August 31,
2008. As a result, the Lender required the following guaranties in the 100
Summer Street Loan structure:

Fidelity Guaranty. Sponsor is obligated to guaranty the lesser of (a) the portion of monthly debt service which is necessary to maintain a minimum Trigger
DSCR of 1.00x, and (b) $2.4 million per annum (collectively, the "Initial
Fidelity Guaranteed Obligations"). The Initial Fidelity Guaranteed Obligations
shall be reduced during the course of the Loan Term by the amount of Replacement
Tenant Net Rent. In lieu of the Sponsor guaranty, the Sponsor may post a letter of credit or cash reserve of equal amount in accordance with the loan documents.

"Replacement Tenant Net Rent" shall mean the gross annual rent (excluding any rent abatements) per square foot due and payable by replacement tenants under new Leases minus operating expenses equal to $14.85 per square foot, multiplied by the rentable square footage of the premises demised to such replacement tenants. Such guaranty will expire upon the earlier of (i) the maturity and repayment of the Loan, or (ii) when the ongoing fidelity guaranteed obligations are reduced to 10% or less of the Initial Fidelity Guaranteed Obligations provided no event of default has occurred and is continuing.

Fidelity TI/LC Guaranty. Upon an event of default by the 100 Summer Street
Borrower under the 100 Summer Street Loan, EOP will guaranty an amount equal to
$50 times the square footage of the terminated Fidelity Space ($7,236,800) less
(i) any amounts held in the Cash Flow Sweep Sub-Account which are attributable to a Cash Flow Sweep Trigger Event caused by a TI/LC Trigger (including the
Fidelity Termination Payment), to be used for acceptable TI/LCs in order to re-let the Fidelity Space (the "TI/LC Guaranteed Obligations"). Prior to a
foreclosure, the TI/LC Guaranteed Obligations shall expire once the lender is provided satisfactory evidence that such event of default has been fully cured.
The Fidelity TI/LC Guaranty will be reinstated should a subsequent event of default occur. Post foreclosure, the TI/LC Guaranteed Obligations will expire on the earlier of (i) once the lender is provided satisfactory evidence that an acceptable replacement tenant has taken occupancy pursuant to leases executed in accordance with the terms of the loan documents and has begun paying market rent for at least 90% of the vacated Fidelity Space and all related TI/LCs have been paid or (ii) the Fidelity lease is extended for five years with respect to the second reduction space and al TI/LCs have been paid. The TI/LC Guaranteed
Obligations shall survive a Property transfer/assumption of the Loan until a replacement guarantor reasonably acceptable to Lender assumes all such obligations. In addition, the TI/LC Guaranteed Obligations shall survive a foreclosure by Lender and shall not expire until conditions (i) or (ii) set forth above are satisfied, or Lender transfers the Property to a third party purchaser. In lieu of the Sponsor guaranty, the Sponsor may post a letter of credit or cash reserve of equal amount in accordance with the loan documents.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

PENN MUTUAL TOWERS AND WASHINGTON SQUARE GARAGE LOAN

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Philadelphia, PA
Property Type                                                      Office/Garage
Size (Square Feet)                                                       853,840
Percentage Occupancy as of March 1, 2006                                  95.20%
Year Built                                                             1934/1972
Year Renovated                                                              1997
Appraisal Value                                                     $132,500,000
# of Tenants                                                                  36
Average Rent Per Square Foot                                              $19.16
Underwritten Occupancy                                                     92.1%
Underwritten Revenues                                                $18,479,734
Underwritten Total Expenses                                           $8,930,271
Underwritten Net Operating Income (NOI)                               $9,549,463
Underwritten Net Cash Flow (NCF)                                      $8,726,993

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                   March 9, 2006
Cut-off Date Principal Balance                                      $102,775,000
Cut-off Date Loan Balance Per SF/Unit                                      $1201
Percentage of Initial Mortgage Pool Balance                                 5.6%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            5.8200%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(26),Def(90),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.6%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI(2)                                                1.32x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Excluding the Washington Square Garage.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.57x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.44x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Penn Mutual Towers and Washington Square
Garage Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building and a garage (the "Penn Mutual Towers and Washington Square Garage Property") located in Philadelphia, Pennsylvania.
The Penn Mutual Towers and Washington Square Garage Loan represents approximately 5.6% of the initial mortgage pool balance and approximately 6.5%
of the initial loan group 1 balance.

The Penn Mutual Towers and Washington Square Garage Loan was originated on March
9, 2006, and has a principal balance as of the cut-off date of $102,775,000. The
Penn Mutual Towers and Washington Square Garage Loan has a remaining term of 118 months and a scheduled maturity date of April 8, 2016. The Penn Mutual Towers and Washington Square Garage Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series 2006-2 securitization trust. Voluntary prepayment of the Penn Mutual Towers and Washington Square
Garage Loan is permitted on or after January 8, 2016 without penalty.

THE PROPERTY. The Penn Mutual Towers and Washington Square Garage Loan is
secured by the fee interest in three separate directly adjacent class A- office towers consisting in the aggregate of approximately 853,840 square feet and an underground parking facility consisting of approximately 620 parking spaces and
226,116 square feet, in each case, located in Philadelphia, Pennsylvania. The
Penn Mutual Towers were built in three phases. 530 Walnut was built in 1914; 520
Walnut was built in 1934 and 510 Walnut was built in 1972. Collectively, the towers contain approximately 786,064 square feet of office space, 3,605 square feet of retail space, and 64,211 square feet of storage space. The towers are located directly across the street from Independence Square and the Liberty
Bell. They offer flexible floor plates that can accommodate a wide range of tenants. Floors range from 14,000 to 39,000 square feet in 520-530 Walnut and
14,000 to 21,000 square feet in 510 Walnut. In 1991, an extensive renovation was completed at a cost of $65 million ($75 psf). During this renovation, each floor below the 10th floor in 520-530 Walnut was completely rebuilt for multi-tenant use with state of the art mechanical, lighting, fire safety and security systems. As remaining space in the towers became available, it was renovated to similar standards. Five passenger elevators service 510 Walnut while thirteen passenger elevators serve 520-530 Walnut with eight high rise, four mid-rise and one designated for the 520 mezzanine space. The Penn Mutual Towers have a
24-hour lobby attendant onsite along with security cameras. The Penn Mutual
Towers are listed on both the Philadelphia and National Registers of Historic
Places.

The Washington Square garage was constructed in 1973 and underwent major renovations between 1994 and 1995 and in 2001. The garage contains approximately
226,116 square feet with a legal capacity for 620 cars. Currently, there are approximately 585 existing striped parking spaces. The garage sits underneath two residential condominium apartment buildings known as Independence Square.
The garage is located on a rectangular site with access to both 5th and 6th
Streets and is open 24 hours a day, seven days per week. The Washington Square
Garage Borrower (as defined below) is obligated to offer, in perpetuity, 328 reserved spaces for residents of the Independence Place condominiums, the St.
James Court townhomes and the Manning Walk townhomes at the then current market rate for unreserved spaces. Additionally, a number of office tenants at the Penn
Mutual Towers have parking space commitments at the garage. Currently, Park
America, Inc., a privately owned major operator of parking garages in
Philadelphia and New Jersey, leases the garage on a triple net basis. The lease expires on November 30, 2006. Park America is headquartered in nearby Ardmore,
Pennsylvania. It owns and/or operates over 200 parking garage locations in
Pennsylvania, Delaware, Washington DC, Maryland, Virginia and Florida.

The following tables present certain information regarding the Penn Mutual
Towers and Washington Square Garage Loan Property.

                              TENANT INFORMATION(1)

                                                                MOODY'S /    SQUARE      %       BASE       LEASE
TENANT NAME                               PARENT COMPANY          S&P(2)      FEET    OF GLA   RENT PSF   EXPIRATION
---------------------------------   -------------------------   ---------   -------   ------   --------   ----------

ACE American Insurance Company...            ACE Ltd              A2/A+     156,150    18.3%    $19.00    11/30/2012
Lippincott Williams & Wilkins ...         Wolters Kluwer        Baa1/BBB+   135,107    15.8      20.14     12/6/2009
Beneficial Savings Bank .........   Beneficial Mutual Bancorp      NAP       89,363    10.5      21.20     3/31/2011
ABIM ............................              NAP                 NAP       71,632     8.4      19.90    10/31/2013
BDP International, Inc. .........              NAP                 NAP       60,887     7.1      17.85     5/31/2009
                                                                            -------    -----    ------
TOTAL ...........................                                           513,139    60.1%    $19.67
                                                                            =======    =====    ======

(1)  Based on information obtained from the Penn Mutual Towers and Washington
     Square Garage Borrowers' rent roll dated March 1, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                         LEASE ROLLOVER SCHEDULE(1), (2)

                         NUMBER     SQUARE      % OF
                       OF LEASES     FEET        GLA      BASE RENT
YEAR                    EXPIRING   EXPIRING   EXPIRING     EXPIRING
--------------------   ---------   --------   --------   -----------

Vacant .............      NAP        41,044      4.8%            NAP
MTM ................        1           300      0.0     $     4,800
2006 ...............        4        49,462      5.8         961,108
2007 ...............        3        17,863      2.1         356,115
2008 ...............        6        22,659      2.7         446,451
2009 ...............        5       224,123     26.2       4,435,967
2010 ...............        3        19,308      2.3         269,282
2011 ...............        4       115,125     13.5       2,274,923
2012 ...............        2       212,670     24.9       3,937,422
2013 ...............        1        71,632      8.4       1,425,415
2014 ...............        4        41,280      4.8         878,244
2015 ...............        1         3,190      0.4          68,585
Thereafter .........        2        35,184      4.1         511,921
                          ---       -------    -----     -----------
TOTALS .............       36       853,840    100.0%    $15,570,233
                          ===       =======    =====     ===========

                       % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
                          RENT     SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR                    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
--------------------   ---------   -----------   ----------   -----------   ------------

Vacant .............       NAP        41,044         4.8%             NAP        NAP
MTM ................       0.0%       41,344         4.8      $     4,800        0.0%
2006 ...............       6.2        90,806        10.6          965,908        6.2
2007 ...............       2.3       108,669        12.7        1,322,023        8.5
2008 ...............       2.9       131,328        15.4        1,768,475       11.4
2009 ...............      28.5       355,451        41.6        6,204,442       39.8
2010 ...............       1.7       374,759        43.9        6,473,724       41.6
2011 ...............      14.6       489,884        57.4        8,748,647       56.2
2012 ...............      25.3       702,554        82.3       12,686,069       81.5
2013 ...............       9.2       774,186        90.7       14,111,483       90.6
2014 ...............       5.6       815,466        95.5       14,989,727       96.3
2015 ...............       0.4       818,656        95.9       15,058,312       96.7
Thereafter .........       3.3       853,840       100.0       15,570,233      100.0
                         -----       -------       -----      -----------      -----
TOTALS .............     100.0%      853,840       100.0%     $15,570,233      100.0%
                         =====       =======       =====      ===========      =====

THE MARKET(3).

The Penn Mutual Towers and Washington Square Garage Property is located in the
Philadelphia Central Business District ("CBD"), specifically in the Independence
Square submarket. According to Grubb & Ellis, the Philadelphia CBD at the end of
2005 consisted of 38,784,337 square feet with a reported year end vacancy of
15.3%. Net absorption was 1,485,375 square feet. The average asking gross rents were $24.00 psf. From 1985 to 2005, the Philadelphia CBD has averaged 369,174 square feet per year of positive net absorption with 13 of the 21 years resulting in positive net absorption. Net absorption for each of the four quarters of 2005 has also trended up: first quarter 2005 equaled 170,299 square feet; second quarter 2005 equaled 178,547 square feet; third quarter 2005 equaled 275,280 square feet and fourth quarter 2005 equaled 863,249 square feet.

The Independence Square submarket is one of five Philadelphia CBD office submarkets. The Independence Square submarket consists of 4,831,077 square feet with a year end 2005 vacancy rate of 7.2%. Its net absorption was 114,995 square feet and its average asking gross rent was $21.42 psf. The Independence Square submarket has outperformed the overall Philadelphia CBD market. In addition to boasting the second best overall vacancy rate among the five submarkets, the
Independence Square submarket has also realized the best improvement in its overall vacancy. Its vacancy decreased from 11.7% at year end 2004 to 7.2% at year end 2005, a decrease of 38.5%.

According to the appraiser, Philadelphia's largest employers are a diverse group of multi-national companies representing a variety of industries including healthcare, insurance, pharmaceuticals, and aerospace. Finance firms are also represented and a number of them are targeting the area for expansion. Seventeen
Fortune 500 firms are headquartered in the area. The diverse economic base largely shields its economy from shocks that can impact a region reliant on fewer business segments. The MSA's position as a center of business activity and its many cultural and educational amenities are major factors in its success.

THE BORROWERS. Each of the borrowers, Broadway Penn Mutual Office Fee LP (the
"Broadway Penn Mutual Office Borrower") and Broadway Penn Mutual Garage Fee LP
(the "Washington Square Garage Borrower" and together with the Broadway Penn
Mutual Office Borrower, the "Penn Mutual Towers and Washington Square Garage
Borrowers"), is a single purpose entity that is a Delaware limited partnership.
The general partner of the Broadway Penn Mutual Office Borrower is Broadway Penn
Mutual Office Fee LLC, with a 0.2% ownership interest. The limited partner of the Broadway Penn Mutual Office Borrower is Broadway Penn Mutual Office Mezz LP
("Office Mezz LP"), with a 99.8% ownership interest. The general partner of the
Washington Square Garage Borrower is Broadway Penn Mutual Garage Fee LLC, with a
0.2% ownership interest. The limited partner of the Washington Square Garage
Borrower is Broadway Penn Mutual Garage Mezz LP ("Garage Mezz LP"), with a 99.8%
ownership interest. Office Mezz LP and Garage Mezz LP are single-purpose entities that own 100% of the interests in the general partners of the mortgage borrowers and are the borrowers under the mezzanine loan. The Penn Mutual Towers and Washington Square Garage Borrowers acquired the Penn Mutual Towers and
Washington Square Garage

(1)  Based on information obtained from the Penn Mutual Towers and Washington
     Square Garage Borrowers' rent roll dated March 1, 2006.

(2)  The numbers in the Lease Rollover Schedule are based on the assumption that no tenant exercises an early termination option.

(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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--------------------------------------------------------------------------------

Property through an acquisition of general and limited partnerships interests in the Mezzanine Borrower (as defined below). One of the sellers, Broadway Penn
Mutual Investors LP ("BPI"), retained an 11% limited partnership interest in the
Mezzanine Borrower (the "Remaining Interest"), which was financed by an affiliate of the sponsor. The Remaining Interest has been pledged to the sponsor's affiliate as security for the loan it made to BPI. This structure of the acquisition resulted in state and city transfer tax savings for the sellers of the property and the Penn Mutual Towers and Washington Square Garage
Borrowers.

The sponsor, Loeb Partners Realty LLC ("Loeb Partners"), invests and manages real estate assets for a select group of major domestic and foreign pension funds, insurance companies and private high net worth investors. The company serves as a principal investor in seven different property types totaling in excess of 14 million square feet. Its portfolio consists of 21 office buildings totaling approximately 11,563,316 square feet, four retail properties totaling approximately 789,836 square feet, two hospitality properties totaling 605 keys, one assisted living property totaling 78 units, two multifamily properties totaling 697 units and one 250 unit condominium. Loeb Partners' current portfolio is valued by it in excess of $4 billion. Joseph Lesser, the Chairman and President of Loeb Partners, has over 40 years of experience in real estate acquisitions.

PROPERTY MANAGEMENT. The property manager for the Penn Mutual Towers and
Washington Square Garage Property is Loeb Partners, an affiliate of the Penn
Mutual Towers and Washington Square Garage Borrowers.

LOCKBOX. The Penn Mutual Tower and Washington Square Garage Loan requires a hard lockbox and in-place cash management. The loan documents require the Penn Mutual
Towers and Washington Square Garage Borrowers to direct the tenants to pay their rents directly to the lockbox account. All amounts in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Penn Mutual Towers and Washington Square Garage Loan.

                                ESCROWS/RESERVES

             TYPE:                 INITIAL       MONTHLY
------------------------------   ----------     --------
Tax ..........................   $  379,927     $189,963
Insurance ....................   $  259,235     $ 25,367
TI/LC Reserve ................   $8,063,680(1)  $ 79,706(2)
Engineering Reserve ..........   $  794,250(3)  $      0
Debt Service Reserve .........   $  380,000(4)  $      0
CapEx Reserve ................   $        0     $ 14,361(5)

(1)  Consisting of (i) a $2,500,000 initial rollover deposit, (ii) $900,000 for concessions to certain tenants specified in the loan agreement, and (iii)
     $4,663,680 for the costs of tenant improvements required to be funded by the Penn Mutual Towers and Washington Square Garage Borrowers under the lease with Ace American Insurance Company (or for other costs required under such lease).

(2)  Monthly deposit is not required if the aggregate monthly rollover deposits equal or exceed $4,000,000.

(3)  The lender required a reserve to cover 125% of the immediate repairs recommended in the engineering review dated January 31, 2006.

(4)  To be used to pay any shortfall in amounts due to be paid by the Penn
     Mutual Towers and Washington Square Garage Borrowers under the cash collateral account agreement (including debt service, reserves and amounts due to the mezzanine lender) provided that such shortfall results from (i)
     the costs of free rent and other rent concessions provided to tenants under the leases during the calendar month immediately preceding the month in which the payment date occurs; or (ii) the cessation of rental payments under the lease with One Beacon Insurance Company upon its termination (but only to the extent of the lesser of $60,000 in the aggregate over all payment dates or the difference between such lost rents for such calendar month and any rents actually received for such calendar month under any replacement lease(s) for the space demised as of the date under the loan agreement under the lease with One Beacon Insurance Company).

(5)  The loan documents provide for an annual 2% increase in amounts required to be deposited into the CapEx Reserve. Monthly deposit is not required if the amount on deposit in the CapEx Reserve equals or exceeds $861,688.20.

CASHFLOW SWEEP. The loan documents require the lender to sweep all excess cash flow on the date that is one year prior to the lease expiration of the Ace
American Insurance Company lease, the Beneficial Savings Bank lease and/or the
Lippincott Williams & Wilkins lease, as applicable, if the applicable tenant has not renewed its lease under the same economic terms as the expiring lease.

MEZZANINE DEBT. Broadway Penn Mutual Office Mezz LP and Broadway Penn Mutual
Garage Mezz LP (collectively, the "Mezzanine Borrower"), the direct parents of the Penn Mutual Towers and Washington Square Garage Borrowers and of their respective general partners, have incurred mezzanine debt in the amount of
$14,100,000 secured by their ownership interest in the Penn Mutual Towers and
Washington Square Garage Borrowers. The mezzanine debt is scheduled to mature on
April 8, 2016. The mezzanine debt is held by a third party not affiliated with the related mortgage loan seller. Pursuant to the intercreditor agreement between the mezzanine lender under the Penn Mutual Tower and Washington Square
Garage Loan, the mezzanine lender is permitted to lend to the Mezzanine Borrower
(i) an additional $1,000,000 for any reason and (ii) an additional $1,500,000 to enable the Penn Mutual Towers and Washington Square Garage Borrowers to purchase air rights or otherwise preserve the views from the premises at such time that the owner of the parcel adjacent to the premises obtains the rights to develop on such parcel a building exceeding 13 stories and if necessary, at an earlier time.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

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200 PAUL LOAN

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Number of Mortgaged Real Properties                                            1
Location (City/State)                                          San Francisco, CA
Property Type                                        Telecommunication/Warehouse
Size (Square Feet)                                                       527,680
Percentage Occupancy as of November 15, 2005                              91.30%
Year Built                                                                  1964
Year Renovated                                                              2001
Appraised Value                                                     $145,000,000
# of Tenants                                                                  16
Average Rent Per Square Foot                                              $28.07
Underwritten Occupancy                                                     92.5%
Underwritten Revenues                                                $17,229,452
Underwritten Total Expenses                                           $5,890,444
Underwritten Net Operating Income (NOI)                              $11,339,008
Underwritten Net Cash Flow (NCF)                                     $10,669,991

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                 October 4, 2005
Cut-off Date Principal Balance                                       $81,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $154
Percentage of Initial Mortgage Pool Balance                                 4.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          300
Original Call Protection:                                 LO(60), Less of Def or
                                                                   GRTR of YM or
                                                                    1%(58), O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     55.9%
LTV Ratio at Maturity or ARD                                               46.1%
Underwritten DSCR on NOI(1)                                                1.86x
Underwritten DSCR on NCF(2)                                                1.75x

(1)  The Underwritten DSCR on NOI during the interest only period is 2.41x.

(2)  The Underwritten DSCR on NCF during the interest only period is 2.26x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "200 Paul Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a telecommunications facility (the "200 Paul Property") located in San Francisco, California. The 200
Paul Loan represents approximately 4.4% of the initial mortgage pool balance and approximately 5.1% of the initial loan group 1 balance.

The 200 Paul Loan was originated on October 4, 2005, and has a principal balance as of the cut-off date of $81,000,000. The 200 Paul Loan has a remaining term of
112 months and a scheduled maturity date of October 8, 2015. From and after
November 8, 2010, the 200 Paul Loan permits the borrower to prepay the 200 Paul
Loan in full, but not in part, along with a yield maintenance premium; provided, however, that the loan documents require the 200 Paul Borrower to defease the
200 Paul Loan with United States Treasury obligations or other non-callable government securities if the cost to the 200 Paul Borrower to defease the 200
Paul Loan would be less than the cost to prepay with yield maintenance.
Voluntary prepayment of the 200 Paul Loan is permitted on or after September 8,
2015 without penalty.

THE PROPERTY. The 200 Paul Loan is secured by the fee interest in a Class A telecommunications facility comprised of four buildings containing an aggregate of 527,680 rentable square feet and located in San Francisco, California.
Building F, which totals 353,720 square feet, was originally constructed in 1964 and was significantly renovated between 1999 and 2001. Building F is a cast in place reinforced concrete building possessing cast in place slabs and columns with shotcrete shearwalls as the Lateral Force Resisting System (LFRS).
Construction on Building D, which totals 96,311 square feet, was completed in late 2001 as an addition/expansion to Building F. Building D was designed specifically for telecommunication infrastructure. Similar to Building F,
Building D is also a cast in place reinforced concrete building possessing cast in place slabs and columns with shotcrete shearwalls as the Lateral Force
Resisting System (LFRS). Buildings D and F are interconnected and are dedicated to telecommunications and data center use. The buildings are used by multiple tenants including telecommunications carriers, web hosting companies, and internet companies. Some of the features of the 200 Paul Property include a
12.47 KV power feed from Pacific Gas and Electric Company with extensive riser capacity, with an electrical system that includes a generator yard that provides an uninterrupted power supply to the building), new mechanical and life-safety systems, seismic retrofit, excess HVAC capacity and distribution, riser and conduit capacity and numerous points of interconnectivity. Additionally, there are two other one-story warehouse buildings on the site, known as Buildings A and B. These buildings were constructed before 1950.

                              TENANT INFORMATION(1)

                                                                                                         BASE
                                                                           MOODY'S /    SQUARE   % OF    RENT       LEASE
                TENANT NAME                        PARENT COMPANY           S&P(2)       FEET     GLA     PSF    EXPIRATION
------------------------------------------   --------------------------   ----------   -------   ----   ------   ----------

Qwest Communications Corp. ...............   Qwest Communications Int'l   B2 / BB-      89,827   17.0%  $44.68    8/18/2015
Williams Communications LLC(4) ...........               NAP                  NAP       84,680   16.0%  $14.22    7/18/2009
Xo Communications ........................   XO Holdings, Inc./Starfire       NAP       64,907   12.3    33.94    3/8/2015
                                                      Holdings
RCN telecom Services of Calif., Inc. .....         RCN Corporation          Ba3/NAP     57,111   10.8    24.48    8/14/2014
Openwave Systems, Inc. ...................               NAP                  NAP       24,643    4.7    56.15    4/30/2008
                                                                                       -------   ----   ------
   TOTAL ..................................                                            320,968   60.8%  $28.03
                                                                                       =======   ====   ======

                          LEASE ROLLOVER SCHEDULE(1,3)

                 NUMBER
                   OF       SQUARE      % OF                   % OF BASE    CUMULATIVE   CUMULATIVE %     CUMULATIVE    CUMULATIVE %
                 LEASES      FEET        GLA      BASE RENT       RENT     SQUARE FEET      OF GLA           BASE       OF BASE RENT
     YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING     RENT EXPIRING     EXPIRING
-------------   --------   --------   --------   -----------   ---------   -----------   ------------   -------------   ------------

Vacant.......      NAP       45,678      8.7%            NAP       NAP        45,678          8.7%               NAP         NAP
MTM..........        2        9,648      1.8     $   321,130       2.4%       55,326         10.5        $   321,130         2.4%
2006.........        0            0      0.0               0       0.0        55,326         10.5            321,130         2.4
2007.........        1          857      0.2          26,481       0.2        56,183         10.6            347,611         2.6
2008.........        5      100,716     19.1       2,096,214      15.5       156,899         29.7          2,443,825        18.1
2009.........        2      119,007     22.6       2,038,330      15.1       275,906         52.3          4,482,155        33.1
2010.........        0            0      0.0               0       0.0       275,906         52.3          4,482,155        33.1
2011.........        0            0      0.0               0       0.0       275,906         52.3          4,482,155        33.1
2012.........        0            0      0.0               0       0.0       275,906         52.3          4,482,155        33.1
2013.........        0            0      0.0               0       0.0       275,906         52.3          4,482,155        33.1
2014.........        1       57,111     10.8       1,397,842      10.3       333,017         63.1          5,879,997        43.5
2015.........        3      164,462     31.2       6,770,866      50.0       497,479         94.3         12,650,863        93.5
Thereafter...        2       30,201      5.7         878,789       6.5       527,680        100.0         13,529,652       100.0
                   ---      -------    -----     -----------     -----       -------        -----        -----------       -----
TOTALS.......       16      527,680    100.0%    $13,529,652     100.0%      527,680        100.0%       $13,529,652       100.0%
                   ===      =======    =====     ===========     =====       =======        =====        ===========       =====

(1)  Based on information obtained from the 200 Paul Borrower's rent roll dated
     November 15, 2005.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(4)  Tenant may terminate at any time after the 84th month if the Tenant is the subject of a merger or all, or substantially all, of the stock of Tenant is acquired by another person given at least a 9 month Termination Notice.
     Termination Fee shall be equal to 6 months base rent plus the unamortized value of 10% commissions paid by lessor.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

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THE MARKET(4). The 200 Paul Property is located in the Bayview District of San
Francisco, along the Paul Street Corridor. This is an industrial district that was developed in the 1940's and 1950's. This neighborhood is bordered by the
Bayshore Freeway to the west, Interstate 280 to the north, Hunters Point and San
Francisco Bay to the east and San Mateo County to the south. The neighborhood is primarily industrial in nature, with residential uses located to the east and west. Third Street provides commercial exposure and retail uses dominate the thoroughfare. The Bayview District is approximately 90 percent built-up.

The 200 Paul Property is one of the primary telecommunication facilities in the
West and is the primary telecommunication facility in San Francisco. Competitive telecommunication facilities across the United States include: Mae West in San
Jose, CA (97% occupancy and negotiable rents ($50-$70 psf), 60 Hudson Street in
New York, NY (89% occupancy with recent leasing activity at $30 psf, modified gross), 111 8th Avenue in New York, NY (93% occupancy with negotiable rents
($35-$40 psf), One Wilshire in Los Angeles, CA (97% occupancy with negotiable rents ($30-$50 psf, modified gross), and Lakeside Technology in Chicago, IL (70%
occupancy with $15-$36 NNN rents). The tenant base for this asset category is considered to be consistent across the national marketplace.

San Francisco is considered to be the center of trade and finance for the West.
The area has a skilled labor force and a large concentration of leading colleges and universities. According to the appraiser, San Francisco's economic outlook is for continued modest improvement with its links to technology, international trade, and financial services as strong components of the growing economy.
Biotech is expected to expand in the near term, as firms such as Genentech expand their operations in south San Francisco.

Modest growth in worldwide telecommunications market was experienced in 2004 and continued through 2005. According to "The 2005 Telecommunications Industry
Review," published by The Insight research corporation, $750 billion flowed into the telecom industry during the tech bubble of the late 1990's, followed by several "brutal" years of poor economic conditions, layoffs, bankruptcies, and accounting scandals. The industry "turned the corner" in 2004 and the recovery is expected to continue, with growth projected for the near future.

A telecommunications facility whose use is shared by multiple telecommunications carriers is called a "carrier hotel". This hotel concept enables tenants to co-locate, or "peer", which provides for service security and routing efficiency. These buildings may also provide connectivity services and are desired locations for internet service providers, application service providers, equipment-based data centers, web hosting companies, and other bandwith-intensive e-commerce companies. Such companies value the secure, redundant broadband availability, peering arrangements, and multiple network accesses. The over-supply of existing telecommunications buildings in the United
States has nearly been eliminated over the past several years and there is currently very limited "improved" space with the requisite power and air conditioning for telecommunications uses available for lease in major US markets. The rents for this space remain below replacement cost.

Telecommunications tenants have different location and space requirements than traditional office tenants. The primary location requirement of telecom companies is close proximity to a backbone switch building network access point.
The 200 Paul Property is located directly adjacent to such a backbone.

THE BORROWER. The borrower, 200 Paul, LLC (the "200 Paul Borrower"), is a single purpose entity that is a Delaware limited liability company. The Borrower is
100% owned by 200 Paul Holding Company, LLC which is in turn 100% owned by
Digital Realty Trust, L.P. Digital Realty Trust, L.P. is owned by (i) Digital
Realty Trust, Inc. (with a 40.5% general partnership interest), (ii) Global
Innovation Partners, LLC (with a 44.8% limited partnership interest), (iii)
Digital Realty Trust, Inc. (with a 2.8% limited partnership interest) and (iv)
third party contributors (with a combined limited partnership interest of
11.9%).

Digital Realty Trust, Inc. (NYSE: DLR) ("DLR") is a fully integrated, self-administered REIT that owns, and manages office and research and development space that is geared primarily to technology oriented tenants in major markets throughout the United States. DLR acquires properties that contain mission critical application and/or operations for their tenants. DLR is structured as an umbrella partnership, or UPREIT, where substantially all of
DLR's business is conducted through its operating partnership, Digital Realty
Trust, L.P.

DLR went public in November 2004. Since that time, DLR has conducted subsequent offerings of common equity and perpetual preferred stock.

Global Innovation Partners, LLC is a private equity fund that was formed primarily with capital from California Pension Employees Retirement System and
CB Richard Ellis. There is also a limited amount of capital contributed from smaller individual investors.

PROPERTY MANAGEMENT. The property manager for the 200 Paul Property is CB
Richard Ellis, Inc. CB Richard Ellis, Inc. (or one of its affiliates) owns an indirect minority interest in the 200 Paul Borrower.

(4)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

LOCKBOX. The 200 Paul Loan requires a hard lockbox and in-place cash management.
The loan documents require the 200 Paul Borrower to direct the tenants to pay their rent directly to the lockbox account. All amounts in the lockbox accounts are required to be transferred on a daily basis to a cash management account controlled by lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the 200 Paul Loan.

                                ESCROWS/RESERVES

                TYPE:                    INITIAL    MONTHLY
-------------------------------------   --------   --------
Tax .................................   $867,327   $123,904
Capital Expenditure Reserve .........   $ 55,469   $  8,784
Insurance ...........................   $532,630   $ 46,446

Cash Flow Sweep. If a "cash trap event" has occurred and is continuing, the 200
Paul Borrower is entitled to receive an amount sufficient to pay operating expenses pursuant to a lender-approved budget and extraordinary expenses approved by lender and any remaining amounts are to be deposited into a collateral reserve account. If a cash trap event is not then in effect, any excess amounts, after application of debt service and reserves, will be paid to the 200 Paul Borrower.

A "cash trap event" occurs during the occurrence and continuation of an event of default under the loan documents or if net operating income for the 200 Paul
Loan is below $8,150,000 for a twelve-month period and continues until net operating income exceeds $8,800,000 for a twelve-month period.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

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--------------------------------------------------------------------------------

CNL-CIRRUS MOB PORTFOLIO III LOAN

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            5
Location (City/State)                                                    Various
Property Type                                     Medical Office/Surgical Center
Size (Square Feet)                                                       269,707
Percentage Occupancy as of February 28, 2006                               91.5%
Year Built                                                               Various
Year Renovated                                                               NAP
Appraisal Value                                                      $66,970,000
# of Tenants                                                                  40
Average Rent Per Square Foot                                              $22.32
Underwritten Occupancy                                                     91.5%
Underwritten Revenues                                                 $7,983,550
Underwritten Total Expenses                                           $3,164,405
Underwritten Net Operating Income (NOI)                               $4,819,145
Underwritten Net Cash Flow (NCF)                                      $4,339,015

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                  March 31, 2006
Cut-off Date Principal Balance                                       $47,190,000
Cut-off Date Loan Balance Per SF/Unit                                       $175
Percentage of Initial Mortgage Pool Balance                                 2.6%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            5.8100%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(26),Def(90),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     70.5%
LTV Ratio at Maturity or ARD                                               65.8%
Underwritten DSCR on NOI(1)                                                1.45x
Underwritten DSCR on NCF(2)                                                1.30x

(1.) The Underwritten DSCR on NOI during the interest only period is 1.73x.

(2.) The Underwritten DSCR on NCF during the interest only period is 1.56x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

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--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "CNL-Cirrus MOB Portfolio III Loan") is evidenced by a single promissory note secured by a first mortgage encumbering four medical office buildings and one surgical center (the "CNL-Cirrus MOB
Portfolio III Properties") located in Texas (four properties) and Oklahoma (one property). The CNL-Cirrus MOB Portfolio III Loan represents approximately 2.6%
of the initial mortgage pool balance and approximately 3.0% of the initial loan group 1 balance.

The CNL-Cirrus MOB Portfolio III Loan was originated on March 31, 2006, and has a principal balance as of the cut-off date of $47,190,000. The CNL-Cirrus MOB
Portfolio III Loan has a remaining term of 118 months and a scheduled maturity date of April 8, 2016. The CNL-Cirrus MOB Portfolio III Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with
United States Treasury obligations or other non-callable government securities
(and in the case of a partial defeasance, in an amount equal to at least 110% of the allocated loan amount) beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the CNL-Cirrus MOB
Portfolio III Loan is permitted on or after January 8, 2016 without penalty.

THE PROPERTIES. The CNL-Cirrus MOB Portfolio III Properties consists of four medical office properties and one surgical center with an aggregate 269,707 rentable square feet.

NORTH CENTRAL MEDICAL CENTER is a Class A five-story, 106,414 square feet, medical office building located at 9301 North Central Expressway in Dallas,
Texas. The W.B. Carrell Clinic is the largest tenant and operates an eight-operating room ambulatory surgery center, an imaging center, and a physical therapy program, occupying 51,518 square feet at the property. The lease expires September 30, 2015. One of the tenants, The Cirrus Group L.L.C., occupying 11,417 square feet at the property, is an affiliate of the CNL-Cirrus
MOB Portfolio III Borrower. The nearest hospitals to the property are (i)
Presbyterian Hospital of Dallas with 866 beds, approximately one mile to the northeast and (ii) Medical City Dallas Hospital, with 553 beds, approximately three miles to the north. The property is being developed in two phases. The above description describes phase I, which was built in 2005. The CNL-Cirrus MOB
Portfolio III Borrower owns the fee interest in phase II and benefits from the parking garage located on phase II, but derives no income from such property, which is ground leased to a third party for $1 dollar annually. The allocated loan amount for this property is $21,775,000.

THE MEDICAL CENTER AT CRAIG RANCH is a Class A three-story, 50,957 square feet, medical office building located at 8080 South Highway 121 in the southern part of McKinney, Texas. The McKinney Surgery Center, the largest tenant at the property, is a joint venture between Cirrus Health, L.P., an affiliate of the property manager and its medical operator, and 31 physician investors occupying approximately 14,080 square feet at the property. The property was built in
2005. The nearest hospitals to the property are (i) North Central Medical Center with 167 beds, approximately three miles to the northeast and (ii) Columbia
Medical Center, with 270 beds, approximately four miles to the southwest. The allocated loan amount for this property is $9,360,000.

DENTON REHABILITATION SPECIALTY HOSPITAL (the "Specialty Hospital") is a Class A
two-story 60-bed specialty surgical facility located between the North Texas
Hospital and the medical office building at 2809 Mayhill Road in Denton, Texas.
The property opened in February 2006 and is 100% triple net-leased to Denton
Rehabilitation Hosptial, LP, an operator of inpatient rehabilitation and behavioral health hospitals, under a lease that expires January 31, 2026. The
Specialty Hospital contains approximately 39,430 square feet. The bottom floor of the Specialty Hospital provides an inpatient rehabilitation program with 24 beds dedicated to inpatient physical medicine and rehabilitation services, including physical, occupational, and speech therapy. The Specialty Hospital is expected to benefit from discharges from the adjacent North Texas Hospital as well as admissions from physician tenants of the North Texas Professional
Building. The second floor of the Specialty Hospital features a 36-bed inpatient adult (24-bed) and geriatric (12-bed) psychiatric facility serving patients experiencing a range of mental health diagnoses requiring the care and treatment of an inpatient protective environment. The property was built in 2005. The nearest hospitals to the property are (i) Denton Regional Medical Center, with
184 beds, approximately one-half mile to the northwest and (ii) Denton Community
Hospital, with 245 beds, approximately six miles to the northwest. The allocated loan amount for this property is $7,800,000.

NORTH TEXAS PROFESSIONAL BUILDING is a Class A two-story, 42,136 square feet, medical office building, located on the North Texas campus in Denton, Texas. Two of the largest tenants at the property are Delphis LP, occupying 12,232 square feet at the property under a lease that expires June 30, 2012, and the Texas
Back Institute, highly regarded spine surgeons, occupying 11,222 square feet at the property under a lease that expires January 31, 2016. The tenants at the property represent a variety of medical specialties. The property was built in
2005. The nearest hospitals to the property are (i) Denton Regional Medical
Center, with 184 beds, approximately one-half mile to the northwest and (ii)
Denton Community Hospital, with 245 beds, approximately six miles to the northwest. The allocated loan amount for this property is $5,915,000.

THE HARVARD PHYSICIANS BUILDING is a Class B two-story, 30,780 square feet, ambulatory surgery center and medical office building located at 4415 South
Harvard Avenue in the central part of Tulsa, Oklahoma. The property is located in between the two largest hospitals in Tulsa, St. Francis Hospital to the south and St. John Medical Center to the north. The largest tenant at the property,
Brooks Healthcare, LLC (an affiliate of Tulsa Bone & Joint Associates ("TB&J")), occupies a 14,973 square foot surgery center on the first floor. TB&J, a local group of orthopedic surgeons with several offices in the Tulsa area, intends to vacate the property upon lease expiration in November 2006. Cirrus Health, L.P.
has been in discussions with area physicians to create a new joint venture to operate the surgery center at the property. The rent for the surgical center space is currently $15.76, only slightly above the market rate for medical office space ($14.50 psf). The property was built in 1980. The nearest hospitals to the Harvard Physicians Building are (i) Saint Francis Hospital, with 672 beds, approximately three miles to the southeast and (ii) Hillcrest Medical center, with 331 beds, approximately four miles to the northwest. The allocated loan amount for this property is $2,340,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

The following tables present certain information regarding the CNL-Cirrus MOB
Portfolio III Properties.

                              TENANT INFORMATION(1)

                                                          MOODY'S /   SQUARE      %       BASE       LEASE
TENANT NAME                              PARENT COMPANY     S&P(2)     FEET    OF GLA   RENT PSF   EXPIRATION
--------------------------------------   --------------   ---------   ------   ------   --------   ----------

Denton Rehabilitation Hospital, L.P...         NAP           NAP      39,430    14.6%    $26.43     1/31/2026
W.B. Carrell Memorial Clinic .........         NAP           NAP      37,331    13.8      19.85     9/30/2015
North Central Surgical Center, LLP ...         NAP           NAP      23,072     8.6      29.79    11/30/2020
McKinney Surgery Center ..............         NAP           NAP      14,080     5.2      40.00     9/30/2020
W.B. Carrell Memorial Clinic
  (Imaging Center) ...................         NAP           NAP       7,496     2.8%    $35.00    10/31/2015

                              PORTFOLIO PROPERTIES

                                                                        % OF
                                                                        TOTAL
                                                        YEAR   SQUARE  SQUARE                     PRIMARY           APPRAISED
PROPERTY                                LOCATION       BUILT    FEET    FEET   OCCUPANCY           TENANT             VALUE
---------------------------------  ------------------  -----  -------  ------  ---------  -----------------------  -----------

North Central Medical ...........  9301 North Central   2005  106,414   39.5%    100.0%     WB Carrell Memorial    $30,350,000
                                       Expressway,                                                 Clinic
                                       Dallas, TX
Medical Center at Craig Ranch ...  8080 South State     2005   50,947   18.9      67.5    McKinney Surgery Center   12,420,000
                                      Highway 121,
                                      McKinney, TX
N. Texas Professional Building ..  2817 South Mayhill   2005   42,136   15.6      86.1           Delphis LP          8,930,000
                                    Road, Denton, TX
Denton Rehab Hospital ...........  2809 South Mayhill   2005   39,430   14.6     100.0     Denton Rehabilitation    11,970,000
                                    Road, Denton, TX                                            Hospital, LP
Harvard Physicians Building .....  4415 South Harvard   1980   30,780   11.4      98.2     Surgery Center (Brooks    3,300,000
                                     Ave, Tulsa, OK                                         Healthcare, LLC)(3)
TOTAL/WEIGHTED AVERAGE ..........                             269,707    100%     91.5%                            $66,970,000

(1)  Based on information obtained from the CNL-Cirrus MOB Portfolio III
     Borrower's rent roll dated February 28, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  Brooks Healthcare, LLC will be vacating this space upon lease expiration
     (November 2006).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

                           LEASE EXPIRATION TABLE(1), (2)

                      NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    OF LEASES     FEET        GLA      BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR                 EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
-----------------   ---------   --------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant ..........      NAP        22,984      8.5%           NAP       NAP        22,984         8.5%            NAP        NAP
MTM .............        6         9,319      3.5     $  192,873       3.5%       32,303        12.0      $  192,873        3.5%
2006 ............        2        16,551      6.1        257,467       4.7        48,854        18.1         450,340        8.2
2007 ............        2         4,797      1.8         62,558       1.1        53,651        19.9         512,898        9.3
2008 ............        2         3,283      1.2         43,523       0.8        56,934        21.1         556,421       10.1
2009 ............        0             0      0.0             --       0.0        56,934        21.1         556,421       10.1
2010 ............        3        14,987      5.6        275,946       5.0        71,921        26.7         832,367       15.1
2011 ............        9        22,372      8.3        412,885       7.5        94,293        35.0       1,245,252       22.6
2012 ............        4        21,492      8.0        373,938       6.8       115,785        42.9       1,619,190       29.4
2013 ............        0             0      0.0             --       0.0       115,785        42.9       1,619,190       29.4
2014 ............        1         8,669      3.2        156,042       2.8       124,454        46.1       1,775,232       32.2
2015 ............        6        56,207     20.8      1,229,273      22.3       180,661        67.0       3,004,505       54.6
Thereafter ......        5        89,046     33.0      2,502,351      45.4       269,707       100.0       5,506,856      100.0
                       ---       -------    -----     ----------     -----       -------       -----      ----------      -----
TOTALS ..........       40       269,707    100.0%    $5,506,856     100.0%      269,707       100.0%     $5,506,856      100.0%
                       ===       =======    =====     ==========     =====       =======       =====      ==========      =====

(1)  Based on information obtained from the CNL-Cirrus MOB Portfolio III
     Borrower's rent roll dated February 28, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKETS(3).

DALLAS/FORT WORTH MSA. Four of the five CNL-Cirrus Portfolio MOB III Properties are located within the Dallas/Ft. Worth ("DFW") Metroplex market (Denton
Rehabilitation Hospital, North Texas Professional Building, North Central
Medical Center and The Medical Center at Craig Ranch). According to CoStar
Group, Inc., as of the first quarter of 2006, the average occupancies for Class
A and Class B offices were 83.1% and 79.7%, respectively. At the same time, the average asking rents for Class A and Class B office space were $20.69 per square foot and $16.70 per square foot, respectively. The medical office market is a small subset of the overall office market. According to CoStar Group, Inc., the
Dallas/Ft. Worth area has an overall occupancy rate of 85% for medical office properties. Lease rates for medical office building space on a triple net basis range from $16 per square foot to $22 per square foot. Surgical center lease space in medical office buildings has rental rates that exceed $36 per square foot on a triple net basis.

TULSA, OKLAHOMA MARKET. Harvard Physicians Building is located in central Tulsa,
Oklahoma approximately one mile north of Interstate Highway 44, which is the major east-west corridor through Tulsa. Tulsa is the second-largest city in
Oklahoma with a total population of approximately 385,182 residents, and approximately 930,842 residents in the greater metro area. Harvard Physicians
Building is located between the city's two major concentrations of medical services -- the area surrounding St. Francis to the south and surrounding St.
John to the north, each of which are two miles away. The area surrounding the
Harvard Physicians Building is largely residential. The area is surrounded by
IH-44 to the south and east, US Highway 64 to the north, and the Arkansas River to the west. The freeways provide access to Harvard Physicians Building from virtually all parts of the Tulsa area. Lease rates for medical office building space on a triple net basis range from $13 per square foot to $20 per square foot. The appraised medical office comparables averaged rental rates of $15.00 per square foot with an occupancy rate of 96.1%.

THE BORROWER. There are five individual borrowers, (collectively, the
"CNL-Cirrus MOB Portfolio III Borrower"), each of which is a single purpose entity that is a Delaware limited partnership. The sponsor is CNL Retirement
CRS1, LP ("CRS1"), which entity owns a 99% limited partnership interest in all of the borrowing entities and also indirectly owns the 1% general partner of each of the borrowing entities. CRS1 is indirectly 98.7% owned by CNL Retirement
Properties, Inc. ("CNL RP") and 1.3% owned by the Cirrus Group Corp. ("Cirrus").

The parent of CRS1, CNL Retirement Properties, Inc. ("CNL RP"), is a real estate investment trust that was organized in the State of Maryland on December 22,
1997. CNL RP is a subsidiary of CNL Financial Group, Inc. ("CNL"). CNL RP owns more than 4,700 commercial, industrial, hospitality, and retail properties across North America. Other ventures include banking, commercial finance, and property development. For the nine months ended September 30, 2005, CNL RP's reported shareholder equity and tangible equity increased 5% to $2.2 billion, total revenues increased 55% to $285.2 million and net income increased 21% to
$104.4 million.

(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

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--------------------------------------------------------------------------------

As of September 30, 2005, CNL RP owned a portfolio of 259 properties located in
33 states that it valued at over $3.8 billion. Medical office buildings operating or under development totaled 16% of the $3.43 billion portfolio, accounting for 61 of the 247 properties not held for sale. In August of 2004,
CNL RP purchased 26 medical office buildings from DASCO Companies, LLC and acquired a 55% interest in that company.

Cirrus is a diversified medical office management and development company. Since
1996 Cirrus has developed over 40 projects. Cirrus' business model dictates that each property is developed to create a vertically integrated, interdependent set of tenants that complement each other's medical services. In addition, Cirrus syndicates ownership interests in the operating companies to interested physicians that allows the physicians to participate in the "facility-based"
reimbursement associated with the treatment of patients.

In a press release dated May 2, 2006, Health Care Property Investors, Inc.
("HCP") announced that it has reached an agreement to acquire CNL RP. According to the press release, the transaction has been unanimously approved by the board of directors of HCP and CNL RP and by a special committee of independent directors of the CRP Board of Directors. The transaction, subject to approval of
CNL's shareholders and other customary conditions, is expected to close in the third quarter of 2006 and is not subject to any financing conditions. HCP is also acquiring CNL Retirement Corp., the external advisor to CNL RP. Each transaction is conditioned on the consummation of the other. According to the press release, at the completion of the transaction HCP will own the nation's largest portfolio of independent and assisted living communities, healthcare facilities and medical office buildings. The collection will be comprised of nearly 800 properties in 44 states.

PROPERTY MANAGEMENT. The property manager for the CNL-Cirrus MOB Portfolio III
Properties, other than the North Central Medical Center, is The Cirrus Group LLC
("CG"). The property manager for the North Central Medical Center is Cirrus NCMP
Management LLC. Both property managers are affiliated with the CNL-Cirrus MOB
Portfolio III Borrower. CG currently manages approximately 2,077,399 million square feet of medical office space across 38 properties in Texas, Oklahoma,
Missouri, Ohio, Arizona and Nevada. Cirrus, the parent company of CG was founded in 1993.

LOCKBOX. The CNL-Cirrus MOB Portfolio III Loan does not require a lockbox.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the CNL-Cirrus MOB Portfolio III Loan.

                                ESCROWS/RESERVES

TYPE:                           INITIAL          MONTHLY
--------------------------   -------------    ------------
Tax Reserve ..............   $  431,887.00    $ 107,971.75
Holdback Reserve .........   $1,437,842.00(1) $          0

(1)  To be released to the borrower upon receipt by lender of certain tenant estoppels (specified in the loan agreement) or if the debt service coverage ratio (as defined in the loan agreement), taking into account only those tenants that are in occupancy and paying full rent under their leases (with no tenant improvement allowance or free rent remaining) exceeds 1.25x.

RELEASE PROVISIONS. Individual CNL-Cirrus MOB Portfolio III Properties may be
released from the lien of the related mortgage upon defeasance by the CNL-Cirrus
MOB Portfolio III Borrower of a principal amount equal to the highest of the following amounts (a) 110% of the allocated loan amount for the released property; (b) 85% of the gross sales price for the released property, in the event the property is being sold to a unaffiliated third party; and (c) such other amount, that after giving effect to the release, would result in a minimum debt service coverage ratio of 1.30x.

SUBSTITUTION. The mortgage loan documents permit, from and after April 1, 2007, the CNL-Cirrus MOB Portfolio III Borrower to substitute an individual mortgaged property with a medical office or healthcare property (either a fee simple or a leasehold interest) upon satisfaction of certain conditions set forth under the related loan documents, including that (a) the then-current value of the proposed substitute property is at least equal to the greater of the initial appraised value of the property being replaced and the market value of the property being replaced immediately prior to the substitution, provided, however, in all events the ratio of the (y) outstanding principal indebtedness to (z) such market value of the proposed substitute property will be less than
100%, (b) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all individual properties will be no less than the greater of 1.31x and the debt service coverage ratio immediately prior to the property substitution, provided that in no event will a debt service coverage ratio greater than 1.75x be required, (c) after giving effect to the proposed property substitution, the aggregate amount of rent payable under the leases at all the individual properties for traditional medical office use (as opposed to surgical use) will not be less than 50% of all rents payable under the leases at all the individual properties, and (d) the rating agencies will have provided a written confirmation that the proposed substitution will not result in a qualification, downgrade, or withdrawal of the ratings of any of the certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

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--------------------------------------------------------------------------------

BLAIRSTONE OFFICE BUILDING LOAN

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Tallahassee, FL
Property Type                                                             Office
Size (Square Feet)                                                       263,163
Percentage Occupancy as of April 1, 2006                                  100.0%
Year Built                                                                  1990
Year Renovated                                                               NAP
Appraisal Value                                                      $45,500,000
# of Tenants                                                                   1
Average Rent Per Square Foot                                              $18.06
Underwritten Occupancy                                                     97.0%
Underwritten Revenues                                                  4,759,586
Underwritten Total Expenses                                            1,187,728
Underwritten Net Operating Income (NOI)                                3,571,858
Underwritten Net Cash Flow (NCF)                                       3,258,940
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                  April 11, 2006
Cut-off Date Principal Balance                                       $35,701,000
Cut-off Date Loan Balance Per SF/Unit                                       $136
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.5200%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            36
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(25),Def(55),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.5%
LTV Ratio at Maturity or ARD                                               74.9%
Underwritten DSCR on NOI(1)                                                1.32x
Underwritten DSCR on NCF(2)                                                1.20x
--------------------------------------------------------------------------------

(1)  The Underwritten DSCR on NOI during the interest only period is 1.51x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.38x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

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--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Blairstone Office Building Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office building (the "Blairstone Office Building Property") and rights under a space lease, each located in Tallahassee, Florida. The Blairstone Office Building Loan
represents approximately 1.9% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 1 balance.

The Blairstone Office Building Loan was originated on April 11, 2006, and has a principal balance as of the cut-off date of $35,701,000. The Blairstone Office
Building Loan has a remaining term of 83 months and a scheduled maturity date of
May 8, 2013. The Blairstone Office Building Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the Blairstone Office
Building Loan is permitted on or after February 8, 2013 without penalty.

THE PROPERTY. The Blairstone Office Building Loan is secured by the fee interest in a 263,163 square foot Class A office building located at 2601 Blairstone
Road, Tallahassee, Florida, approximately 2 miles south east of downtown
Tallahassee and by a space lease at a portion of an office building located at
2700 Blairstone Road, Tallahassee, Florida (described below under "The Space
Lease"). The Blairstone Office Building Property (excluding the space lease portion) was built in phases as a "build to suit" for the State of Florida
Department of Corrections ("FDOC"), the sole tenant at the Blairstone Office
Building Property. The Blairstone Office Building Property is comprised of one building with three wings, with the center of the Blairstone Office Property having six stories and each of the wings having five stories. The second floor contains a highly secure, approximately 4,700 square foot data center. The data center has raised floors and a controlled temperature environment. It is reported that the FDOC spent approximately $1,700,000 to complete the data center in 1998. The Blairstone Office Building Property sits on the east side of
Blairstone Road, which runs into Apalachee Parkway, a major east/west arterial.
The office building is connected to a five level garage structure, which is part of the collateral, via a covered bridge walk. The Blairstone Office Building
Property has 833 parking spaces (3.18 parking spaces per 1,000 square feet)
comprised of covered parking in a garage at the rear of the building, limited covered parking in the south side of the building and open parking spaces in front of the building. The Blairstone Office Building Property sits on 6.4 acres and was constructed with steel frame construction, synthetic stucco and double paned glass windows.

THE SPACE LEASE. A small portion of the collateral (approximately 9,639 square feet representing about 0.3% of underwritten net cash flow) consists of a space lease in an office building located at 2700 Blairstone Road, Tallahassee,
Florida. The Blairstone Office Building Borrower is a tenant under the space lease, which expires on December 31, 2014. The FDOC subleases this space from the Blairstone Office Building Borrower.

The following tables present certain information regarding the Blairstone Office
Building Loan Property.

                              TENANT INFORMATION(1)

                                              SQUARE              BASE RENT      LEASE
TENANT NAME   PARENT COMPANY   MOODY'S/S&P     FEET    % OF GLA      PSF      EXPIRATION
-----------   --------------   -----------   -------   --------   ---------   ----------

FDOC ......         NAP          Aa1/AAA     263,163    100.0%      $18.06    12/31/2009(2)
TOTAL .....                                  263,163    100.0%      $18.06

(1)  Based on information obtained from the Blairstone Office Building
     Borrower's rent roll dated April 1, 2006.

(2)  The tenant has the right to terminate the lease (i) upon six months notice to the borrower if space becomes available in a state owned building or
     (ii) if funds are not appropriated for this entity.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

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--------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE(1)(2)

            NUMBER OF                                     % OF BASE   CUMULATIVE  CUMULATIVE %  CUMULATIVE  CUMULATIVE %
              LEASES   SQUARE FEET  % OF GLA  BASE RENT      RENT    SQUARE FEET     OF GLA      BASE RENT  OF BASE RENT
   YEAR      EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING
----------  ---------  -----------  --------  ----------  ---------  -----------  ------------  ----------  ------------

  Vacant       NAP             0       0.0%          NAP      NAP            0         0.0%            NAP       NAP
    MTM          0             0       0.0    $       --      0.0%           0         0.0      $       --       0.0%
   2006          0             0       0.0            --      0.0            0         0.0              --       0.0
   2007          0             0       0.0            --      0.0            0         0.0              --       0.0
   2008          0             0       0.0            --      0.0            0         0.0              --       0.0
   2009          1       263,163     100.0     4,753,429    100.0      263,163       100.0       4,753,429     100.0
   2010          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
   2011          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
   2012          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
   2013          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
   2014          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
   2015          0             0       0.0            --      0.0      263,163       100.0       4,753,429     100.0
Thereafter       0            --       0.0            --      0.0      263,163       100.0       4,753,429     100.0
               ---       -------     -----    ----------    -----      -------       -----      ----------     -----
  TOTALS         1       263,163     100.0%   $4,753,429    100.0%     263,163       100.0%     $4,753,429     100.0%
               ===       =======     =====    ==========    =====      =======       =====      ==========     =====

(1)  Based on information obtained from the Blairstone Office Building
     Borrower's rent roll dated April 1, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET(3). The Blairstone Office Building Property is located in the
Tallahassee metropolitan statistical area ("MSA"). The Tallahassee MSA, as of
2000, had a population of 284,537 while the city of Tallahassee had a population of 150,638. According to Coldwell Banker's report, as of the first quarter of
2005, the Tallahassee MSA, contained a total office inventory of approximately
6,610,000 square feet of private sector office inventory in four submarkets.
Another 4,500,000 square feet is contained within state-owned properties. The private sector office market has a vacancy estimate of 9.68% with rents ranging from $12.00 to $25.00 per square foot on a full service gross basis. The
Blairstone Office Building Property is located in the Southeast submarket (which contains approximately 43.6% of the inventory in the Tallahassee MSA). Total office inventory in the submarket is approximately 2,905,000 square feet of private sector office inventory. The private sector office market has an 8.61%
vacancy estimate, as of the first quarter of 2005, with rents ranging from
$12.00 to $18.50 per square foot on a full service gross basis.

THE BORROWER. The borrower, Blairstone Delaware, LLC (the "Blairstone Office
Building Borrower"), is a single purpose entity that is a Delaware limited liability company. The Blairstone Office Building Borrower is indirectly owned by Shimon Kabili, (with a 51.5% membership interest), Chip Dicks (with 16%
membership interest) and Blair I, LLC (a limited liability company with 26%
membership interest). Blair I, LLC is owned by Robert Tema (with a 64%
membership interest), and Shimon Kabili (with a 36% membership interest). Shimon
Kabili, the sponsor, has been an active real estate investor since 1991. Shimon
Kabili founded Kabili Investments in 1994.

PROPERTY MANAGEMENT. The property manager for the Blairstone Office Building
Property is Advantis Real Estate Services Company, an entity not affiliated with the Blairstone Office Building Borrower. Advantis Real Estate Services Company
is a real estate service firm with services such as property management, corporate real estate services, tenant and landlord representation, investment sales, construction, and strategic consulting. The company has more than 500 real estate professionals in markets from Washington, D.C. to south Florida, and an average annual transaction volume of $1.4 billion.

LOCKBOX. The mortgage loan requires a hard lockbox and springing cash management. The loan documents require the Blairstone Office Building Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a
Cash Management Period, all rents are swept to an account designated by the
Blairstone Office Building Borrower. Following the occurrence of a Cash
Management Period, all rents are swept into an account designated by the lender.

A "Cash Management Period" means any period commencing upon (a) the occurrence of an event of default under the loan documents; (b) the debt service coverage ratio as of the last day of any calendar quarter being less than 1.10x (c) the receipt by the Blairstone Office Building Borrower of notice from the FDOC that it will be terminating or not renewing its leases with the Blairstone Office
Building Borrower (the "FDOC Lease"); or (d) the payment date in April, 2007, if the conditions to extend the FDOC Lease in accordance with the loan documents have not been satisfied prior to such date.

----------
(3)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Blairstone Office Building Loan.

                                ESCROWS/RESERVES

TYPE:                                           INITIAL    MONTHLY
-------------------------------------------   ----------   -------
Taxes .....................................   $  371,420   $53,060
Capital Expenditure Reserve ...............   $        0   $4,225(1)
Additional Capital Expenditure Reserve ....   $        0   $5,775(2)
TI/LC Reserve .............................   $   35,000   $21,761
Insurance .................................   $   27,263   $ 5,453
Other(3) ..................................   $4,500,000   $     0

(1)  The loan documents provide for an annual 2% increase in amounts required to be deposited into the CapEx Reserve.

(2)  This amount represents the balance of the $10,000 monthly deposit required to be deposited by the Blairstone Office Building Borrower under FDOC
     Lease.

(3)  On the Blairstone Office Building Loan origination date, the Blairstone
     Office Building Borrower deposited $4,500,000 in a reserve account as additional collateral for the Blairstone Office Building Loan. Such funds are to be released to the Blairstone Office Building Borrower, provided no event of default then exists under the loan documents, at such time as the
     FDOC Lease has been extended in accordance with the loan documents and the debt service coverage ratio at the time of such extension is not less than
     1.20x.

CASHFLOW SWEEP. The loan documents require the lender to sweep all excess cash flow if: (i) an event of default occurs or (ii) the debt service coverage ratio, as of the last day of any calendar quarter, is less than 1.10x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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BTR CAPITAL PORTFOLIO LOAN

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                     PROPERTY INFORMATION
--------------------------------------------------------------------------------

Number of Mortgaged Real Properties                                            7
Location (City/State)                                                    Various
Property Type                                                            Various
Size (Square Feet)                                                     1,871,624
Percentage Occupancy as of April 5, 2006(1)                                80.7%
Year Built                                                               Various
Year Renovated                                                           Various
Appraisal Value                                                      $43,050,000
# of Tenants                                                                  32
Average Rent Per Square Foot                                               $6.14
Underwritten Occupancy                                                     62.3%
Underwritten Revenues                                                 $4,498,673
Underwritten Total Expenses                                           $1,477,680
Underwritten Net Operating Income (NOI)                               $3,020,993
Underwritten Net Cash Flow (NCF)                                      $2,734,902

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               February 14, 2006
Cut-off Date Principal Balance                                       $31,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $17
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.2400%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                             6
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(27),Def(29),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     72.0%
LTV Ratio at Maturity or ARD                                               68.1%
Underwritten DSCR on NOI(2)                                                1.32x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Excludes the 925 Todds Lane property.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.54x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.39x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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THE LOAN. The mortgage loan (the "BTR Capital Portfolio Loan") is evidenced by a single promissory note secured by a first mortgage encumbering four industrial properties, one retail property, one office property and the fee interest in land (collectively, the "BTR Capital Portfolio Properties") located in and around Baltimore, Maryland. The BTR Capital Portfolio Loan represents approximately 1.7% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance.

The BTR Capital Portfolio Loan was originated on February 14, 2006, and has a principal balance as of the cut-off date of $31,000,000. The BTR Capital
Portfolio Loan has a remaining term of 57 months and a scheduled maturity date of March 8, 2011. The BTR Capital Portfolio Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United
States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 115% of the allocated loan amount) beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the BTR Capital Portfolio
Loan is permitted on or after December 8, 2010 without penalty.

THE PROPERTIES. The BTR Capital Portfolio Properties consists of four industrial properties, one retail property, one office property and the fee interest in land with an aggregate 782,624 rentable square feet (excluding the land), all located in the Baltimore metropolitan statistical area ("MSA").

INDUSTRIAL PROPERTIES.

1332 LONDONTOWN ROAD is a 388,168 square foot mixed use property that is predominantly an industrial property. The property is 79.1% warehouse/industrial
(by square feet) and 20.9% office (by square feet). It is comprised of two primary buildings located in Eldersburg, Maryland, approximately 30 miles northwest of downtown Baltimore. The property was built in phases from 1975 to
1980 on approximately 37.73 acres (2 parcels). The main and original building,
307,168 square feet, was primarily constructed with concrete block, and consists of a two story office building connected to a multi-tenant warehouse facility.
The secondary building, 81,000 square feet single story structure, was constructed with concrete block. The two buildings are connected by an overhead service bridge. The property has clear heights for the industrial portions of the property at 24 feet 34 dock high doors (1.14 per 10,000 square feet of warehouse space), adequate truck court depth, and parking for 383 cars (1.00 spaces per 1,000 square feet). There are highways in close proximity to the property, with Maryland Highway 32 less than approximately 0.25 miles from the property and I-70 approximately 5 miles south of the property. The allocated loan amount for this property is $10,180,000.

8200 FISCHER ROAD is a 132,442 square foot industrial property with approximately 4% office space comprised of two buildings located in Dundalk,
Maryland, approximately 12.5 miles southeast of downtown Baltimore. The property was built in 1963 on approximately 20.9 acres. The main building, approximately
107,500 square feet, and the secondary building, approximately 24,942 square feet, were each constructed with concrete block and metal siding. The property has clear heights ranging from 15-35 feet (with 80% of the property having a 20 foot clear height, 10% having a 35 foot clear height and 10% having a 15 foot clear height), 9 dock high doors (0.68 per 10,000 square feet), 3 drive-in doors, adequate truck court depth, and parking for 100 cars (0.76 spaces per
1,000 square feet). Highway I-695 is less than 0.5 miles from the property with
I-95 and I-895 located approximately 5 miles north of the property. In addition,
Baltimore Washington International Airport is located 20 miles south of the property and Martin State Airport is located 10 miles north of the property.
Land use in the property's neighborhood is predominantly heavy industrial and occupied by tenants that benefit from proximity and access to the surrounding ports and deep water access. While the improvements generally lack modern amenities due to their age, the immediate area has a 5% vacancy rate. The allocated loan amount for this property is $3,825,000.

6300 ERDMAN AVENUE is a 125,610 square foot industrial property with approximately 2% office space comprised of one building with two distinct sections, constructed with natural brick and metal siding, located in Baltimore,
Maryland, approximately 4.25 miles northeast of downtown Baltimore. The property sits on 4.8 acres. The property was built in 1941 and renovated in 1987. More than 72% of the property has 30 foot clear heights. The property also has 12 dock high doors (1.63 per 10,000 square feet), 2 drive-in doors, adequate truck court depth and parking. Interstate I-95 and the Pulaski Highway are each less than 1 mile from the property. While the improvements generally lack modern amenities due to their age, the immediate area has a 5.3% vacancy rate. The allocated loan amount for this property is $2,355,000.

6301 EASTERN AVENUE is a 57,000 square foot industrial property with approximately 10% office space comprised in 1 three story building attached to a single story building located in Baltimore, Maryland, approximately 8 miles east of downtown Baltimore. The property was built in phases from 1916 to 1994 on approximately 2.257 acres. The original 3 story building was constructed with brick and the single story additions have metal sidings. The industrial portion of the property, utilized for light assembly, has clear heights ranging from approximately 16 to 26 feet , 4 dock high doors (0.70 per 10,000 square feet), 1 drive-in door, adequate truck court depth, and parking for 23 cars (0.40 spaces per 1,000 square feet). Interstate I-95 is less than 1 mile and highway 150 is less than 0.1 mile from the property. While the improvements generally lack modern amenities due to their age, the immediate area has a 5.3% vacancy rate.
The allocated loan amount for this property is $2,210,000.

RETAIL PROPERTY.

ARUNDEL VILLAGE PLAZA is a 54,414 square foot neighborhood retail shopping center situated on 6.8 acres on Ritchie Highway (Maryland Route 2) in Brooklyn
Park, Maryland. Ritchie Highway is a dense heavily trafficked commercial corridor, and is the major retail highway in a predominately residential neighborhood. Brooklyn Park is a suburb of Baltimore and the city limits are approximately a mile north and east of the property. The

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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neighborhood is mature and the overall market vacancy is 4.5%. The property includes 17 tenant spaces in six buildings, including four pad buildings and 13 in-line spaces. The in-line spaces range in size from 1,300 to 9,428 square feet, with an average of 3,200 square feet. The property was built in 1985. The allocated loan amount for this property is $5,185,000.

OFFICE/FLEX PROPERTY.

7205 RUTHERFORD ROAD is a 24,990 square foot, single story, Class B office /
flex building, 100% leased by National Center on Institutions and Alternatives,
Inc. ("NCIA") for use as a school, with a gymnasium and cafeteria occupying 20%
and 7% of the space, respectively. NCIA spent approximately $500,000 building out the space. The property is located in Windsor Mill, Maryland, approximately
7.5 miles northwest of downtown Baltimore, in the Rutherford Business Park.
Rutherford Business Park contains a mix of industrial and office properties, and is approximately 95% occupied. The main administrative building for NCIA is located in a separate office building within the park. Highway I-695 is within a few minutes drive, approximately 0.5 miles away from the property. The property was built in 1999 on approximately 2.08 acres. The improvement has a 22 foot ceiling height and is constructed of masonry and steel frame with a masonry exterior with brick facade. The entire building is climate controlled with tinted double pane windows. The property has 9 to 22 foot ceiling heights, a single loading dock and lined parking for 57 vehicles. Additional parking is available at the rear of the property along a wide truck court (sufficient to support 3.0 per 1,000 square feet). Each room includes a telephone and security system. Surveillance cameras are installed throughout the building. The allocated loan amount for this property is $4,080,000.

LAND.

925 TODDS LANE is a 50 acre site, with a total of 25 acres (1,089,000 square feet) of usable industrial land. The tenant owns the improvements at the property. Fifteen acres of land on the western portion of the site are leased to
Resun Leasing Corporation ("Resun") and used to store modular trailers. The portion leased to Resun is improved with a 36,000 square foot shed, without walls, used to shelter trailers from the elements. The other ten acres are currently vacant land that is unimproved. The property is located in Rosedale,
Maryland, approximately 7 miles northeast of downtown Baltimore, and 5 miles northeast of the port of Baltimore. The Pulaski Highway (Maryland 40) is just north of the property, and nearby access is also available to Maryland 7 and
Interstates 95 and 695. The property is in close proximity to the Port of
Baltimore, a US automobile and break-bulk port, with over 5,000 private haulers and contract carriers. The allocated loan amount for this property is
$3,165,000.

                              TENANT INFORMATION(1)

                                                          MOODY'S                  % OF      BASE        LEASE
TENANT NAME                             PARENT COMPANY     / S&P    SQUARE FEET   GLA(3)   RENT PSF   EXPIRATION
-----------------------------------   -----------------   -------   -----------   ------   --------   ----------

National Center on Institutions and
   Alternatives ...................          NAP            NAP        24,990       1.3%    $19.32     8/31/2014
DalTile ...........................          NAP            NAP        94,000       5.0       4.05     7/31/2010
Sauder(2) .........................   Sauder Industries     NAP        81,000       4.3       3.51      12/31/13
Resun Leasing Corporation .........          NAP            NAP       653,400      34.9       0.42     6/30/2014
Kings Metal .......................          NAP            NAP        57,000       3.0%    $ 3.90     1/31/2012

(1)  Based on information obtained from the BTR Capital Portfolio Borrower's rent roll dated April 5, 2006.

(2)  Tenant has one time termination right effective September 30, 2008 with a written notice no less than 180 days before the effective date.

(3)  GLA based on total of 1,871,624 square feet including 925 Todds Lane property.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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                              PORTFOLIO PROPERTIES

                                                                            % OF
                                                                            TOTAL
                                                     YEAR BUILT/  SQUARE   SQUARE                                        APPRAISED
PROPERTY                           LOCATION           RENOVATED    FEET     FEET  OCCUPANCY         PRIMARY TENANT         VALUE
------------------------- -------------------------- ----------- --------- ------ ---------   ------------------------- -----------

925 Todds Lane ..........       925 Todds Lane,        NAP/NAP   1,089,000  58.2%    60.0%    Resun Leasing Corporation $ 5,300,000
                                 Rosedale, MD
6300 Erdman Avenue ......     6300 Erdman Avenue,     1941/1987    125,610   6.7    100.0          Goetzes Candy(1)       2,850,000
                                 Baltimore, MD
London Fog ..............    1332 Londontown Road,    1975/1998    388,168  20.7     74.5              DalTile           16,800,000
                                Eldersburg, MD
6301 Eastern Avenue .....    6301 Eastern Avenue,      1916/NAP     57,000   3.0    100.0           Kings Metals(2)       2,600,000
                                 Baltimore, MD
Arundel Village Plaza ... 5501-5517 Ritchie Highway,   1985/NAP     54,414   2.9    100.0       Christian Bible Church    6,000,000
                               Brooklyn Park, MD
8200 Fischer Road .......     8200 Fischer Road,       1963/NAP    132,442   7.1    100.0              Valspar            4,700,000
                                  Dundalk, MD
7205 Rutherford Road ....    7205 Rutherford Road,     1999/NAP     24,990   1.3    100.0               NCIA(7)           4,800,000
                               Windsor Mill, MD
                                                                 ---------  ----    -----                               -----------
TOTAL/WEIGHTED AVERAGE                                   NAP     1,871,624   100%    80.7%(6)                           $43,050,000
                                                                 =========  ====    =====                               ===========

                             ROLLOVER SCHEDULE(3,4)

              NUMBER    SQUARE     % OF                  % OF BASE  CUMULATIVE   CUMULATIVE  CUMULATIVE  CUMULATIVE %
            OF LEASES    FEET      GLA      BASE RENT      RENT     SQUARE FEET   % OF GLA    BASE RENT  OF BASE RENT
   YEAR      EXPIRING  EXPIRING  EXPIRING   EXPIRING     EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING
----------  ---------  --------  --------  ----------    ---------  -----------  ----------  ----------  ------------

  Vacant        NAP     150,958    19.3%          NAP        NAP      150,958       19.3%           NAP       NAP
    MTM          2       10,828     1.4    $   39,000        1.0%     161,786       20.7     $   39,000       1.0%
   2006          2       54,200     6.9       195,924        5.0      215,986       27.6        234,924       6.1
   2007          1        2,800     0.4        26,224        0.7      218,786       28.0        261,148       6.7
   2008          2        6,797     0.9        57,961        1.5      225,583       28.8        319,109       8.2
   2009          6      138,342    17.7       524,065       13.5      363,925       46.5        843,174      21.7
   2010          5      127,446    16.3       559,998       14.4      491,371       62.8      1,403,172      36.2
   2011          1       53,000     6.8       180,000        4.6      544,371       69.6      1,583,172      40.8
   2012          2       58,995     7.5       263,858        6.8      603,366       77.1      1,847,030      47.6
   2013          3      108,220    13.8       448,213       11.6      711,586       90.9      2,295,243      59.2
   2014          4       65,390     8.4     1,495,300(8)    38.5      776,976       99.3      3,790,543      97.7
   2015          0            0     0.0            --        0.0      776,976       99.3      3,790,543      97.7
Thereafter       4        5,648     0.7        89,708        2.3      782,624      100.0      3,880,251     100.0
               ---      -------   -----    ----------      -----      -------      -----     ----------     -----
  TOTALS        32      782,624   100.0%   $3,880,251      100.0%     782,624      100.0%    $3,880,251     100.0%
               ===      =======   =====    ==========      =====      =======      =====     ==========     =====

THE MARKET(5)

The Baltimore MSA as of 2005 had a population estimated at 2.6 million with a projected growth of 3.39% through 2010. The primary industries in the area are trade & transport, education & health services, and government, representing
19%, 17% and 17%, respectively. The unemployment rate for the Baltimore MSA improved from 4.7% to 4.4% in the fourth quarter of 2005. While this rate is still higher than average rate for Maryland at 4.1%, it is lower than the national average at 4.9%. The City of Baltimore has the highest unemployment rate in the Baltimore MSA at 7.3%.

The Port of Baltimore, as the closest Atlantic port to America's Mid-West markets, is an overnight drive for two thirds of the nation's population. The
Port of Baltimore is connected to major markets by major highway arteries with all general cargo terminals within 2.5 miles of major interstate highways.

(1)  The Goetzes Candy lease expires December 2006. This tenant occupies approximately 42% of the NRA at the 6300 Erdman Avenue property.

(2)  Kings Metals is the sole tenant at the 6301 Eastern Avenue property.

(3)  Based on information obtained from the BTR Capital Portfolio Borrower's rent roll.

(4)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(5)  Certain information in this section was obtained from a third-party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(6)  Excludes the 925 Todds Lane property.

(7)  National Center on Institutions and Alternatives, Inc. is the sole tenant at 7205 Rutherfield Road

(8)  This figure does not include the lease with Resun Leasing Inc., the tenant at the 925 Todds Lane property, which also expires in 2014.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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--------------------------------------------------------------------------------

Industrial

According to CBRE, as of the fourth quarter of 2005, the overall industrial market, which includes flex space, had a total inventory of 153,560,000 square feet, vacancy of 10.42% and positive net absorption of 3,554,000 square feet for
2005. The Baltimore MSA industrial market is composed of eight submarkets.
Industrial warehouse inventory represents 77.18% of the overall industrial market while flex represents 22.8%. Average rent for industrial warehouse space is $4.92 on a triple net basis, and average rent for flex space is $9.64 on a triple net basis. Vacancy was 10.04% and 10.67% for warehouse and flex space, respectively. Positive net absorption for 2005 was 2,679,000 square feet and
874,638 square feet for warehouse and flex space, respectively. According to
CoStar Group, Inc., the industrial market has steadily improved since 2002 when the vacancy rate for warehouse space was 13.2%. With warehouse segment absorptions of 3,500,000 square feet in 2003, 468,000 square feet in 2004 and
2,013,000 square feet in 2005, warehouse vacancy has dropped to a current 11.8%
according to CoStar Group, Inc. Warehouse rents have also had a positive trend, increasing from $4.32 industrial gross in 2003 to $4.82 industrial gross as of the fourth quarter of 2005.

Two properties, 6301 Eastern Avenue and 6300 Erdman Avenue, are located in the
Baltimore City submarket, one of eight submarkets that comprise the Baltimore
MSA. The Baltimore City industrial warehouse submarket represents 24.84% of the metropolitan warehouse market. For 2005, vacancy in the Baltimore City warehouse submarket was 6.61%, and positive net absorption was 1,061,000 square feet and average rent was $4.30 on a triple net basis.

8200 Fischer Road is located in the Baltimore County East submarket of the
Baltimore MSA. The Baltimore County East warehouse submarket represents 10.58%
of the Baltimore MSA warehouse market. For 2005, vacancy in the Baltimore County
East warehouse submarket was 13.89%, positive net absorption was 58,285 square feet and average rent was $4.85 on a triple net basis.

1332 Londontown Road is located in the Carroll County submarket of the Baltimore
MSA. The current submarket vacancy is 9.4% with improving leasing activity comprised of 447,694 square feet of positive net absorption in 2005. Current asking rents are $4.84 per square feet on an industrial gross basis. According to the Maryland Planning Department, Carroll County as of 2005 had a population of 169,500 and is expected to grow approximately 1.2% annually over the next five years. The median household income within 1 mile from the property is
$76,801, and the median home in Carroll County sold for $345,000.

Retail

Arundel Village Plaza is located in the Anne Arundel County submarket, the largest submarket within the Baltimore MSA. The Anne Arundel County submarket contains 9,300,000 square feet of retail space in community and neighborhood shopping centers, and the current retail vacancy rate in the submarket is 4.5%.
Within two miles of the property, there are approximately 17,645 households and a population of approximately 45,491. Average household income is $51,003. The population has remained steady since the 1990 census, and is projected to remain similar over the next five years.

Office

7205 Rutherford Road, a Class B property, is located within the Suburban West submarket of the Baltimore MSA, within the Woodlawn micro-market. For 2005, the
Suburban West submarket had a total inventory of 6,694,207 square feet for Class
A and B space (11.8% of overall market), vacancy of 14.04% and positive absorption of 220,649 square feet. For 2005, the Woodlawn micro-market had a total inventory of 2,607,293 square feet for Class A and B space, weighted average vacancy of 6.42% and weighted average rent of $16.61. The Class B space represents 28.3% of this micro-market with vacancy of 13.3% and rents of $16.35.

THE BORROWER. The seven individual borrowers (collectively, the "BTR Capital
Portfolio Borrower"), each of which is a single purpose entity that is a
Delaware limited liability company, are obligated to make payments under the note. The BTR Capital Portfolio Properties are owned by seven property owners
(collectively, the "BTR Capital Portfolio Property Owner"), each of which is a single purpose entity that is a Maryland limited liability company. The BTR
Capital Portfolio Property Owner guaranteed all amounts payable under the note, which guaranty is secured by an indemnity deed of trust. The loan's sponsors are
BTR Capital Fund II LLC, an investment vehicle for Julian Studley, a leasing and sales brokerage firm, and David Lipson and Michael Clark, two individuals with over 17 years of real estate experience each.

According to Michael Clark, he is involved in managing Julian Studley's acquisitions and asset management services, and his experience includes the acquisition and management of 96 properties with a total value of approximately
$700 million.

According to David Lipson, he joined Julian Studley in 1989. He is an executive managing director and was appointed to the Board of Directors in 2004. David also manages Julian Studley's federal government leasing group, has completed large transactions such as the Department of Transportation's 1.35 million square foot build-to-suit headquarters and the 1.5 million square foot headquarters for the Census Bureau.

PROPERTY MANAGEMENT. The property manager for all of the BTR Capital Portfolio
Properties is BTR Management Company LLC, a Delaware limited liability company and an affiliate of the BTR Capital Portfolio Borrower.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

LOCKBOX. The BTR Capital Portfolio Loan requires a hard lockbox and inplace cash management. The loan documents require the BTR Capital Portfolio Borrower to direct the tenants to pay their rents directly to the lockbox account. All amounts in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the Lender and applied to debt service and reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the BTR Capital Portfolio Loan.

                           ESCROWS/RESERVES

TYPE:                                    INITIAL   MONTHLY
-------------------------------------   --------   -------
Taxes ...............................   $169,800   $28,300
Insurance ...........................   $ 13,310   $13,310
TI/LC Reserve .......................   $275,000   $10,456
Capital Expenditure Reserve .........   $      0   $10,913(1)
Deferred Maintenance ................   $200,000   $     0

RELEASE PROVISIONS. Individual BTR Capital Portfolio Properties may be released from the lien of the related mortgage upon defeasance by the BTR Capital
Portfolio Borrower of a principal amount equal to the highest of the following amounts (a) 115% of the allocated loan amount for the released property; and (b)
such other amount which results in a remaining unpaid principal balance of the
BTR Capital Portfolio Loan supporting a minimum debt service coverage ratio of the greater of (i)1.25x on the actual debt service after the expiration of any interest only period permitted under the loan documents or (ii) the debt service coverage ratio immediately prior to the release.

RELEASE OF UNIMPROVED PARCEL. The BTR Capital Portfolio Borrower is permitted to obtain a release of a designated unimproved, non-income producing parcel at the
1332 Londontown Road property from the lien of the mortgage subject to satisfaction of certain conditions including that no event of default exist and that the lender receive payment from the borrower of costs and expenses in connection with the release.

MEZZANINE DEBT. BTR Miller, LLC (the "Mezzanine Borrower"), an indirect parent of the BTR Capital Portfolio Borrower, has incurred mezzanine debt in the amount of $14,700,000 secured by its ownership interest in the BTR Capital Portfolio
Borrower and its ownership interests in certain other entities not related to the BTR Capital Portfolio Loan. The mezzanine debt is scheduled to mature on
February 14, 2011. The mezzanine debt is held by a third party not affiliated with the related mortgage loan seller.

(1)  The loan documents provide for an annual 2% increase in amounts required to be deposited in to the capex reserve.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

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JEFFERSON BLOCK APARTMENTS LOAN

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Milwaukee, WI
Property Type                                                        Multifamily
Size (Units)                                                                 217
Percentage Occupancy as of February 1, 2006                                96.8%
Year Built                                                                  2005
Year Renovated                                                               NAP
Appraised Value                                                      $39,100,000
Underwritten Occupancy                                                     95.0%
Underwritten Revenues                                                 $3,987,779
Underwritten Total Expenses                                           $1,272,344
Underwritten Net Operating Income (NOI)                               $2,715,435
Underwritten Net Cash Flow (NCF)                                      $2,672,035

--------------------------------------------------------------------------------
                       MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     2
Origination Date                                                  April 11, 2006
Cut-off Date Principal Balance                                       $30,200,000
Cut-off Date Loan Balance Per SF/Unit                                   $139,171
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection:                                    LO(25),Def(91),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     77.2%
LTV Ratio at Maturity or ARD                                               67.9%
Underwritten DSCR on NOI(1)                                                1.30x
Underwritten DSCR on NCF(1)                                                1.27x

(1)  UW NCF and Underwritten DSCR were calculated using "as stabilized" Cash
     Flows. "In Place" NCF is $2,211,128 giving an Underwritten DSCR on NCF of
     1.05x. The loan has an initial 24-month interest only period; the debt service coverage ratio calculated using the In Place NCF and the interest only debt service is 1.27x. The UW DSCR on NOI during the interest only period is 1.56x. The Underwritten DSCR on NCF during the interest only period is 1.54x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Jefferson Block Apartments Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily property (the "Jefferson Block Apartments Property") located in
Milwaukee, WI. The Jefferson Block Apartments Loan represents approximately 1.6%
of the initial mortgage pool balance and approximately 11.4% of the initial loan group 2 balance.

The Jefferson Block Apartments Loan was originated on April 11, 2006, and has a principal balance as of the cut-off date of $30,200,000. The Jefferson Block
Apartments Loan has a remaining term of 119 months and a scheduled maturity date of May 8, 2016. The Jefferson Block Apartments Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series
2006-2 securitization trust. Voluntary prepayment of the Jefferson Block
Apartments Loan is permitted on or after February 8, 2016 without penalty.

THE PROPERTY. The Jefferson Block Apartments Loan is secured by the fee interest in a 6-story, 217-unit mid-rise apartment complex located in Milwaukee, WI. The property was constructed in three separate phases commencing in 2002 and concluding in 2005 and consists of three inter-connected buildings offering
250,567 square feet of multifamily space and 15,620 square feet of street level retail space.

Situated on a 2.45-acre rectangular parcel and encompassing an entire city block, the property is bounded by East Menomonee street to the north, East
Corcoran avenue to the south, North Jefferson street to the west and North
Jackson street to the east. The property's three adjoining buildings form a rectangle surrounding a common covered parking structure, atop of which sits a courtyard available for use by all residents. There are a total of 274 parking spaces, 248 of which are located within a heated parking garage and 26 of which are located in the courtyard. Additional property amenities include a community room with full kitchen and billiard table, fitness center, intercom access system and on-site storage lockers.

Each unit contains a living room, dining area, and kitchen, with some units also containing dens. All units have a central gas fired hydronic boiler, and a high efficiency floor radiant system with central air conditioning. The units are larger than those of most market comparables and feature high ceilings, an open loft-like design and large windows. Additional amenities include private balconies (most units), programmable climate control, washer and dryers and maple kitchens with snack bars.

Construction is comprised of a poured concrete foundation with reinforced concrete framing for the first level and light-gauge steel framing for floors
2-6. The exterior consists of marble and brick veneer on concrete on the first story and brick veneer on wood framing above. The roof is flat pitched wood deck with rubber membrane. Five lobbies provide third-party access to the Jefferson
Block Apartments Property and most units are accessed via common interior hallways, although certain first and second floor units also have access from within the parking garage or directly from city streets.

In addition to the 217-residential units, the property also contains 15,620 square feet of street level retail space (61% occupied). This retail space is occupied by Lev Talyansky Audio Visual (1,800 square feet), Dash and Dazzle
Tanning (1,300 square feet), Shabaz Alibaig dba Ayeshaz (856 square feet), Chef
JV, LLC (4,064 square feet) and A Wine and Martini Bar (1,890 square feet).

                           MULTIFAMILY INFORMATION(1)

                                           WEIGHTED                        WEIGHTED AVERAGE   WEIGHTED AVERAGE
                                         AVERAGE UNIT                       MONTHLY ASKING     MONTHLY MARKET
        UNIT MIX          NO. OF UNITS    SQUARE FEET   % OF TOTAL UNITS         RENT             RENT/UNIT
-----------------------   ------------   ------------   ----------------   ----------------   ----------------

1 BR                            84             856            38.7%             $1,093             $1,112
2 BR                           133           1,344            61.3               1,588              1,706
                               ---           -----           -----              ------             ------
Total/Weight Average           217           1,155           100.0%             $1,443             $1,536
                               ===           =====           =====              ======             ======

THE MARKET(2). The Jefferson Block Apartments Property is located in the
Milwaukee-Waukesha metropolitan statistical area ("MSA"). The population of the
Milwaukee-Waukesha MSA was estimated to be 1,512,220 in 2002 and is expected to increase 2.6% by 2007. The population within a 1 mile radius of the property is
5,998; 180,293 within a 3 mile radius, and 405,387 within a 5 mile radius.
Average household income within a 1 mile radius is $55,284; $35,628 within a
3-mile radius, and $40,873 within a 5-mile radius. According to Economy.com there was a 5.8% gain in average household income from the second quarter of
2004 to the second quarter 2005 and a slow but steady population growth (about
0.2 % to 0.4% per year) for the Milwaukee metro area.

The appraiser concluded a market vacancy in the competitive submarket ranging from 3% to 7%, with an average of 4%.

The outlook for the overall Milwaukee market is steady. According to the REIS second quarter of 2005 report, the overall Milwaukee area is experiencing steady rent growth in 2005.

----------
(1)  Information obtained from the Jefferson Block Apartments Borrower's rent roll dated February 1, 2006.

(2)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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The Milwaukee area benefits from a diverse employment base. Additionally, thirteen Fortune 1000 companies are headquartered in the area. Over the past decade, individuals living in the Milwaukee MSA have realized a higher effective buying income and lower unemployment than the national average.

The Jefferson Block Apartments Property is located near Milwaukee's historic
Third Ward and the historic Commission Row, which was established in the early
1900's, as a series of produce commission houses, neighbored by other prosperous warehouses, manufacturers, liquor distributors and dry goods businesses of the time. Today, the historic Third Ward is in the midst of a renaissance that began in the mid 1990's. The approximate 10-block by 12-block area now contains the highest concentration of art galleries in the city, numerous antique shops, restaurants, bars, unique specialty stores, architects, advertising agencies, graphic designers, artists, the Broadway Theatre Center, and the Milwaukee
Institute of Art & Design.

THE BORROWER. The borrower, Jefferson Block, LLC (the "Jefferson Block
Apartments Borrower"), is a single purpose entity that is a Wisconsin limited liability company. The Jefferson Block Apartments Borrower is indirectly owned by New Land Enterprises, LLP (with a 60% membership interest) and Joel S. Lee
Irrevocable Trust 2 (with a 40% membership interest). The sponsors of the
Jefferson Block Apartments Loan, Vladimir (aka Walter) Shuk and Boris Gokhman,
each own a 50% membership interest in New Land Enterprises, LLP. They are experienced commercial real estate developers whose current portfolio contains
20 assets, including 11 multifamily projects, located in Milwaukee. Through their development company, New Land Enterprises, LLP, the sponsors have successfully marketed ten newly developed apartment and condominium projects over the past five years.

PROPERTY MANAGEMENT. The property manager for the Jefferson Block Apartments
Property is New Land Enterprises, LLP, which is an affiliate of the Jefferson
Block Apartments Borrower. New Land Enterprises, LLP is the development company of the sponsors. Through it, the sponsors successfully marketed ten newly developed apartment and condominium projects over the past five years.

LOCKBOX. The mortgage loan requires a soft lockbox and springing cash management. The loan documents require the Jefferson Block Apartments Borrower and/or the property manager to collect all rents and deposit the collected amount directly into a lockbox account. Prior to a Cash Management Period (as defined below), all rents are swept to an account designated by the Jefferson
Block Apartments Borrower. Following the occurrence of an Cash Management
Period, all rents are swept into an account designated by the lender.

A "Cash Management Period" means any period commencing upon (a) the occurrence of an event of default under the loan documents; (b) the debt service coverage ratio being less than 1.10x or (c) the date that the manager ceases to manage the Jefferson Block Apartments Property; provided that at such time as the debt service coverage has been at least 1:25x at the end of each of three consecutive twelve month periods thereafter, the loan documents provide that a Cash
Management Period will commence only upon the occurrence of an event of default under the loan documents. A Cash Management Period currently exists pursuant to clause (b) above.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Jefferson Block Apartments Loan.

                                ESCROWS/RESERVES

TYPE:                                    INITIAL   MONTHLY
-------------------------------------   --------   -------
Taxes ...............................   $166,268   $27,711
Insurance ...........................   $ 11,681   $ 5,841
Capital Expenditure Reserve .........   $      0   $ 2,713(1)

(1)  The Jefferson Block Apartments Borrower is required to deliver $3,616.67 on the 13th through 24th payment dates, and $4,520.84 from the 25th payment date throughout the loan term.

In addition, as additional collateral for the Jefferson Block Apartments Loan, the Jefferson Block Apartments Borrower has delivered to lender a $1,500,000 letter of credit, to be held by lender until such time that the Jefferson Block
Apartments Property maintains a debt service coverage ratio of at least 1.25x on an annualized trailing three month basis.

CASH FLOW SWEEP. During a Cash Management Period (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the Cash
Management Period is terminated.

MEZZANINE DEBT. The loan documents permit the direct or indirect parents of the
Jefferson Block Apartments Borrower to incur mezzanine debt from and after April
11, 2011, subject to, among other items, the following conditions: (i) the aggregate amount of the Jefferson Block Apartments Loan and the mezzanine loan
(as of the effective date of the mezzanine loan) will not exceed 85% of the fair market value of the Jefferson Block Apartments Property, (ii) the aggregate debt service coverage ratio is at least 1.10x, (iii) the mezzanine lender will have executed and delivered to lender an intercreditor agreement acceptable to lender and (iv) lender will receive a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates. The loan documents permit mezzanine debt prior to April 11, 2011, subject to the satisfaction of conditions including (i) through (iv) above, provided such mezzanine loan is not more than $250,000 and is incurred in connection with funding any shortfall for the Capital Expenditure Reserve account.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

CHESTNUT HILL APARTMENTS

                                [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Columbus, OH
Property Type                                                        Multifamily
Size (Units)                                                                 480
Percentage Physical Occupancy as of April 13, 2006                        93.54%
Year Built                                                                  1997
Year Renovated                                                               NAP
Appraisal Value                                                      $37,900,000
# of Tenant Leases                                                           449
Average Rent Per Unit                                                    $745.49
Underwritten Economic Occupancy                                            93.1%
Underwritten Revenues                                                 $4,180,276
Underwritten Total Expenses                                           $1,629,058
Underwritten Net Operating Income (NOI)                               $2,551,218
Underwritten Net Cash Flow (NCF)                                      $2,455,218

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                         KEY
Loan Group                                                                     2
Origination Date                                                  April 28, 2006
Cut-off Date Principal Balance                                       $29,675,000
Cut-off Date Loan Balance Per Unit                                       $61,823
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7600%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(89),O(6)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     78.3%
LTV Ratio at Maturity or ARD                                               73.0%
Underwritten DSCR on NOI(1)                                                1.23x
Underwritten DSCR on NCF(2)                                                1.18x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.47x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.42x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Chestnut Hill Apartment Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily project in Columbus, Ohio (the "Chestnut Hill Apartment Property"). The Chestnut
Hill Apartment Loan represents 1.6% of the initial mortgage pool balance and approximately 11.2% of the initial loan group 2 balance. The Chestnut Hill
Apartment Loan was originated April 28, 2006, and has a principal balance as of the cut-off date of $29,675,000.

The Chestnut Hill Apartment Loan has a loan term of 120 months with payments being amortized over 360 months. Payments of interest only are allowed for the first 60 months of the loan term, with payments of principal and interest due monthly thereafter until the Maturity Date of May 1, 2016. The Chestnut Hill
Apartment Loan may be repaid on or after December 1, 2015, and permits defeasance with United States government obligations beginning two years and fifteen days after the creation of the Series 2006-2 securtization trust without penalty.

THE PROPERTY. The Chestnut Hill Apartment Property consists of 42 two-story buildings containing 480 multifamily units located along Morse Road, a major east/west thoroughfare. The Chestnut Hill Apartment Property was constructed in
1997 and includes one and two bedroom units situated on 37.83 acres. The subject is also improved with two outdoor swimming pools, clubhouse, business center, community laundry room, fitness center, and garage buildings with 158 individual garage bays. The exteriors of the buildings are wood frame with vinyl siding walls with asphalt shingled sloped roofs. Each unit is equipped with washer/dryer hookups, cable and alarm systems, with the majority of units having fireplaces. The kitchens are equipped with a range/stove, refrigerator, dishwasher and garbage disposal.

                    NO. OF UNITS /   AVERAGE UNIT                        % OF       AVERAGE MONTHLY     AVERAGE MONTHLY
    UNIT MIX          SQUARE FEET     SQUARE FEET   NET RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT / UNIT
-----------------   --------------   ------------   ---------------   -----------   ---------------   ------------------

1BR/1BA .........         164              750          123,072          34.2%          $639.00             $651.68
2BR/1BA -
2BR/2.5BA .......         316            1,098          347,696          65.8            800.76              804.99
                          ---            -----          -------          ----           -------             -------
AVERAGE/TOTAL ...         480              979          470,118           100%          $745.49             $752.58

THE MARKET(1). The Chestnut Hill Apartment Property is located in the northeastern portion of Columbus, Franklin County, Ohio. The Columbus MSA,
located in central Ohio, has a population of approximately 1.6 million. Columbus has experienced actual physical growth through annexation over the past ten years and has grown more than 50% (75 square miles) since 1970. The current populations for the 1, 3, and 5 mile radius is 9,337, 58,466, and 143,446 respectively with household incomes of $83,520, $80,605, and $71,218 for the same 1, 3, and 5 mile radius. Based on the demographic data gathered, the demand for rental units is expected to increase by approximately 146 units per year, over the next five years, within five miles of the subject.

The economy of Columbus is widely diversified, being built upon a sound commercial, industrial and financial base. Columbus' employment base is diverse, with services, trade and manufacturing comprising the largest categories. Home to Battelle Memorial Institute, Chemical Abstracts Service, CompuServe Inc.,
Ohio State University, and Online Computer Library Center, the City has
developed a reputation as a center for technological information and research.
Banking and insurance are also vital to the local economy. Huntington National
Bank, National City Bank, Nationwide Insurance, Anthem Life, Grange Mutual
Casualty Company, and Motorist Mutual Company are located in Columbus.

The neighborhood surrounding the Chestnut Hill Apartment Property continues to be in a state of transition from being predominantly single family neighborhood and farm land area to a combination of retail, office, single family, and multi-family development. Some major retailers include Kohl's, Meijer Wholesale
Store, Home Depot and Kroger's. The subject is located approximately 15 miles east of Easton a focal point of retail and office development. The Easton Town
Center is a 1.5 million SF open-air mixed use center, and one of Columbus' main attractions. The center is anchored by Macy's, Nordstrom, Barne's & Noble, and
AMC Theaters.

According to the Reis, Inc. 2005 fourth quarter market report the subject is in the Westerville multi-family submarket of Columbus. This submarket contains a total inventory of 36 properties containing 7,835 total units, which make up approximately 7.0% of the multi-family inventory in the Columbus metro area. The
2005 fourth quarter occupancy for the submarket was reported to be 93.4%
overall. According to Reis, the asking rents in the submarket average
$753/mo/unit.

THE BORROWER. The borrower, Chestnut Hill Apartments Ltd. (the "Chestnut Hill
Apartment Borrower") is a special purpose entity. The sponsor of the borrower is
The Casto Group, with the main principals being Don Casto Jr. and Frank Benson
III. Casto is a full-service, fully integrated real estate company based in
Columbus, Ohio. Over more than 70 years, the company has grown from a developer of quality single-family residences to a third-generation portfolio that includes more than 19 million square feet of commercial space, 5,500 multi-family units, and office, industrial properties, restaurants, and hotels in Ohio, Florida, Pennsylvania, Indiana, Illinois and Alabama.

PROPERTY MANAGEMENT. Casto Communities Management, Inc. ("Casto"), an affiliate of the Chestnut Hill Apartment Borrower manages the property. Headquartered in
Columbus, Ohio, Casto currently owns and manages in excess of 19 million square feet of commercial space and in excess of 5,500 multi-family units.

LOCKBOX. The Chestnut Hill Apartment Loan does not require a lockbox provision.

----------
(1)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Chestnut Hill Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                        INITIAL       MONTHLY
------------------------   -----------   ----------
Taxes ..................   $230,537.83   $46,107.57
Insurance ..............   $         0   $        0
Immediate Repairs ......   $         0   $        0
Capital Expenditures ...   $         0   $        0
Rollover Reserve .......   $         0   $        0

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

PASADENA OFFICE TOWER

                                 [PHOTO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Pasadena, CA
Property Type                                                             Office
Size (Square Feet)                                                       142,249
Percentage Physical Occupancy as of May 31, 2006(1)                       87.48%
Year Built                                                                  1971
Year Renovated                                                              1999
Appraisal Value                                                      $40,000,000
# of Tenant Leases                                                            34
Average Rent Per Square Foot                                              $26.11
Underwritten Economic Occupancy                                            86.9%
Underwritten Revenues                                                 $4,237,543
Underwritten Total Expenses                                           $1,552,126
Underwritten Net Operating Income (NOI)                               $2,685,417
Underwritten Net Cash Flow (NCF)                                      $2,510,782

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 31, 2006
Cut-off Date Principal Balance                                       $28,450,000
Cut-off Date Loan Balance Per SF/Unit                                       $200
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            96
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(24),Def(91),O(5)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     71.1%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI(2)                                                1.30x
Underwritten DSCR on NCF(3)                                                1.21x

Notes

(1)  Physical Occupancy does not include the 936 sq. ft. space occupied by the management office and 3,463 sq. ft. of storage space. Refer to "Storage
     Space Holdback" herein for additional information.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.53x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.43x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Pasadena Office Tower Loan") is evidenced by a single promissory note secured by a first mortgage encumbering an office property located in Pasadena, California (the "The Pasadena Office Property").
The Pasadena Office Tower Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 1.8% of the initial loan group 1 balance.

The Pasadena Office Tower Loan was originated on May 31, 2006, and has a principal balance as of the cut-off date of $28,450,000. The Pasadena Office
Tower Loan has a remaining term of 120 months and a scheduled maturity date of
June 1, 2016. The Pasadena Office Tower Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the Series 2006-2 securitization trust. Voluntary prepayment of the Pasadena Office Tower Loan is permitted on or after February 1, 2016 without penalty.

THE PROPERTY. The Pasadena Office Tower Property consists of a 142,249 sq. ft., nine-story office building located in Pasadena, California. The subject occupies the north and east sides of the full block bounded by El Dorado Street, Oakland
Avenue, Cordova Street, and Los Robles Avenue; with frontage along all streets.
The subject has 801 parking spaces housed in a six-level (including one level of subterranean) parking garage. There is a Hilton hotel that is adjacent to the subject that shares a portion of the parking structure under an executed parking agreement. The building was originally constructed in 1971, with renovations completed in 2002. The subject is 87% occupied by 34 office tenants

The following table presents certain information relating to the major tenants at the Pasadena Office Tower Property:

                               TENANT INFORMATION

                                            CREDIT RATINGS   SQUARE   % OF   BASE RENT      LEASE
TENANT NAME               PARENT COMPANY   (MOODY'S/S&P)(1)   FEET    GLA       PSF      EXPIRATION
-----------------------   --------------   ---------------   ------   ----   ---------   ----------

The City of Pasadena ..                        Aa2/AA+       24,627   17.3%    $24.84    9/30/2008

The following table presents certain information relating to the lease rollover schedule at the Pasadena Office Tower Property:

                        LEASE ROLLOVER SCHEDULE (2,3)

             NUMBER     SQUARE      % OF                 % OF BASE   CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
           OF LEASES     FEET       GLA      BASE RENT     RENT     SQUARE FEET   % OF GLA   BASE RENT   OF BASE RENT
   YEAR     EXPIRING  EXPIRING   EXPIRING    EXPIRING   EXPIRING      EXPIRING    EXPIRING    EXPIRING     EXPIRING
---------  ---------   --------   --------  ----------   ---------  -----------  ----------  ----------  ------------

Vacant ..     NAP       17,258      12.5%          NAP      NAP        17,258       12.5%           NAP       NAP
MTM .....       0            0       0.0%            0      0.0%       17,258       12.5%             0       0.0%
2006 ....       2        6,917       5.0%   $  185,815      5.9%       24,175       17.5%    $  185,815       5.9%
2007 ....      10       27,120      19.7%   $  711,732     22.6%       51,295       37.2%    $  897,547      28.5%
2008 ....      11       46,245      33.5%   $1,176,145     37.3%       97,540       70.8%    $2,073,692      65.8%
2009 ....       3       11,251       8.2%   $  288,396      9.2%      108,791       78.9%    $2,362,087      75.0%
2010 ....       0            0       0.0%            0      0.0%      108,791       78.9%    $2,362,087      75.0%
2011 ....       5       18,266      13.3%   $  481,441     15.3%      127,057       92.2%    $2,843,528      90.3%
2012 ....       2        8,487       6.2%   $  242,738      7.7%      135,544       98.3%    $3,086,267      98.0%
2013 ....       1        2,306       1.7%   $   63,195      2.0%      137,850      100.0%    $3,149,462     100.0%
              ---      -------     -----    ----------    -----
TOTAL ...      34      137,850     100.0%   $3,149,462    100.0%
              ===      =======     =====    ==========    =====

THE MARKET. The Pasadena office submarket is part of the greater Tri-Cities office submarket within the Los Angeles office market. CBRE reports that the
Tri-Cities office market is comprised of seven micro-markets (with the largest being Burbank, Glendale, and Pasadena) and contains 24.79 million sq. ft. in 218 buildings. This inventory represents nearly 14% of Los Angeles County's total office inventory of 177.14 million sq. ft. The Tri-Cities submarket is considered to be the second most desirable office location in Los Angeles
County, behind the West Los Angeles market. Year-end 2005 net absorption for the submarket was positive 875,000 sq. ft., with a vacancy factor of 6.5%. The total office base in the Pasadena submarket is 8.64 million sq. ft. in 76 buildings.
There are four major concentrations of office space in Pasadena: along Lake
Avenue, along Los Robles Avenue, in the Hastings Ranch area, and along Colorado
Boulevard. The Pasadena submarket is the largest of all submarkets within the
Tri-Cities office market, and represents approximately 35% of the total office inventory. The year-end 2005 vacancy rate was 4.0%. The low vacancy reflects the strengthening of the leasing market over the last four-to-five years, and there is no additional office inventory under construction along Colorado Boulevard.

----------
(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Information obtained from May 31, 2006 Borrower's rent roll.

(3)  Rollover table does not include the 936 sq. ft. space occupied by the management office and 3,463 sq. ft. of storage space. Refer to "Storage
     Space Holdback" herein for additional information.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE BORROWER.

The borrowing entities are Sherman Oaks Capital Associates, LP and Pasadena
Holdings, LLC (the "Borrower"). Sherman Oaks Capital Associates, LP is a newly formed California limited partnership. Pasadena Holdings LLC is an existing
California limited liability company. The entities each own 50% of the subject as tenants in common.

Sherman Oaks Capital Associates, LP is owned by Sherman Oaks GP, LLC (1%), David
Taban (24.25%), Albert Taban (24.25% and managing member), Jacob Taban (24.25%), and Enayat Taban (24.25%). Sherman Oaks GP, LLC is owned by David Taban (25%),
Albert Taban (25% and managing member), Jacob Taban (25%), and Enayat Taban
(25%).

Pasadena Holdings, LLC is owned by Pasadena Holding Management LLC (1%), Michael and Shahla Pashaie Family Trust (39.6%), Hooshang T. Pashaie Family Trust
(34.65%), Fereydoun and Jaleh Pashaie Hoorfar (14.85%), and Parviz and Behjat
Pashaie Family Trust (9.9%). Pasadena Holding Management LLC is owned by Michael and Shahla Pashaie Family Trust (40% and managing member), Hooshang T. Pashaie
Family Trust (35% and managing member), Fereydoun and Jaleh Pashaie Hoorfar
(15%), and Parviz and Behjat Pashaie Family Trust (10%).

David Taban is a real estate owner, manager and developer with over 20 years of experience and has ownership interests in real estate located in Southern
California and Las Vegas Nevada. David Taban reports ownership interests in 49 real estate properties, excluding the subject property. Michael Pashaie is the president of Golden West Properties, a private Los Angeles based real estate development and investment company and has ownership interests in more than 25 income producing commercial real estate properties, most of which are retail assets located in Southern California and Las Vegas, NV.

PROPERTY MANAGEMENT. The property manager for the Pasadena Office Tower Property is Morlin Management.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Pasadena Office Tower Loan:

                               ESCROWS / RESERVES

TYPE:                                         INITIAL   MONTHLY
------------------------------------------   --------   -------
Taxes ....................................   $ 28,105   $28,105
Insurance ................................   $      0   $     0
Immediate Repairs ........................   $ 18,375   $     0
Capital Expenditures .....................   $135,667   $ 2,892
TI/LC Reserve ............................   $300,000   $     0
Storage Space Holdback/Reserve ...........   $680,000   $     0

INSURANCE: The insurance impounds have been wavied. Borrower has an acceptable blanket policy.

IMMEDIATE REPAIRS: The reserve is equal to 125% of the immediate repairs identified by the engineer in the property condition report.

CAPITAL EXPENDITURES: The Borrower shall be required to make monthly deposits of
$2,892 into an escrow account with Lender to be drawn upon for the estimated costs of periodic repairs, replacement and maintenance. An upfront reserve of
$135,667 is required for the calculated shortfall in underwritten reserves.

TI/LC RESERVE: Lender will holdback $300,000 at closing to be used for potential tenant improvement and leasing commission obligations. If funds in the TI/LC
Reserve fall below the initial $300,000 deposit, Borrower shall commence making deposits of $8,333 until the amount in the reserve account reaches a cap of
$300,000.

STORAGE SPACE HOLDBACK: The loan has been underwritten giving credit to proforma storage income at a rental rate of $3,600/year for each of the 16 storage units
(i.e. $57,600/year). This income will generate approximately $680,000 in loan proceeds which will be heldback at closing. The borrower will have 18-months for the release of the holdback. To the extent the full $57,600 is not in place at the end of the earn-out period, then the loan will be paid down by an amount such that a 1.20x DSCR is maintained.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

OAK HILL APARTMENTS

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Rensselaer, NY
Property Type                                                        Multifamily
Size (Units)                                                                 220
Percentage Physical Occupancy as of May 18, 2006                          94.09%
Year Built                                                             2004-2006
Year Renovated                                                               NAP
Appraisal Value                                                      $31,850,000
# of Tenant Leases                                                           207
Average Rent Per Unit                                                     $1,317
Underwritten Economic Occupancy                                              95%
Underwritten Revenues                                                 $3,362,764
Underwritten Total Expenses                                           $1,216,303
Underwritten Net Operating Income (NOI)                               $2,146,461
Underwritten Net Cash Flow (NCF)                                      $2,102,461

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     2
Origination Date                                                  April 27, 2006
Cut-off Date Principal Balance                                    $25,456,594.90
Cut-off Date Loan Balance Per Unit                                      $115,712
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6000%
Amortization Type                                                     Actual/360
IO Period (Months)                                                           NAP
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(25),Def(91),O(4)
Lockbox                                                                Springing
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               67.1%
Underwritten DSCR on NOI                                                   1.22x
Underwritten DSCR on NCF                                                   1.20x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Oak Hill Apartment Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a multifamily project in Rensselaer, New York (the "Oak Hill Apartment Property"). The Oak
Hill Apartment Loan represents 1.38% of the initial mortgage pool balance and approximatley 9.6% of the initial group 2 balance. The Oak Hill Apartment Loan was originated April 27, 2006, and has a principal balance as of the cut-off date of $25,456,595.

The Oak Hill Apartment Loan has a loan term of 120 months with payments being amortized over 360 months. The loan has an Anticipated Repayment Date of May 1,
2016 and a Maturity Date of May 1, 2036. The Oak Hill Apartment Loan may be
repaid on or after February 1, 2016, and permits defeasance with United States government obligations beginning two years and fifteen days after the creation of the Series 2006-2 securitization trust without penalty.

The Oak Hill Apartment Borrower has fee simple title to the Oak Hill Apartment
Property, leases it to Rensselaer County Industrial Development Agency
("Agency"), and the Agency subleases the Oak Hill Apartment Property back to the
Oak Hill Apartment Borrower. The Agency executed the mortgage and subjected its interests in the Oak Hill Apartment Property to the lien of the mortgage.

THE PROPERTY. The Oak Hill Apartment Property consists of 15 two-story buildings containing 220 garden-style multifamily units located just northwest of the intersection of U.S. Highway 4 (Troy Road) and State Highway 43. The Oak Hill
Apartment Property was constructed in 2004-2006 and includes one, two, and three bedroom units situated on 20.62 acres. The subject is also improved with an outdoor swimming pool, clubhouse, community room with kitchen, business center, barbeque area, and fitness center. 89 units include attached garages (77 have two-car garages and 12 have one-car garages), with an additional 33 garages available to rent. In addition, 270 surface parking spaces are provided free of charge. The buildings are constructed of wood frame with vinyl siding walls and composite shingled sloped roofs. Each unit is equipped with a washer and dryer, and a patio or balcony. Also, rent includes cable television, local and long-distance phone service, and high-speed Internet access. Each kitchen is equipped with a self-cleaning stove, refrigerator, dishwasher and garbage disposal.

                      NO. OF UNITS/   AVERAGE UNIT                         % OF      AVERAGE MONTHLY    AVERAGE MONTHLY
      UNIT MIX         SQUARE FEET     SQUARE FEET   NET RENTABLE SF   TOTAL UNITS     ASKING RENT     MARKET RENT /UNIT
-------------------   -------------   ------------   ---------------   -----------   ---------------   -----------------

1BR/1BA ...........         26              867           22,537          11.8%           $1,004             UAV(1)
2BR/2BA ...........        134            1,254          168,058          60.9             1,327             UAV(1)
3BR/1-2BA .........         60            1,438           86,270          27.3             1,430             UAV(1)
                           ---            -----          -------          ----            ------
AVERAGE/TOTAL .....        220            1,258          276,865           100%           $1,317             UAV
                           ===            =====          =======          ====            ======

THE MARKET(2). The Oak Hill Apartment Property is located in the town of
Rensselaer, Rensselaer County, New York. The city is part of the
Albany-Schenectady-Troy MSA, located in eastern-central New York, which is referred to as the Capitol Region. Rensselaer County borders the counties of
Albany to the west, Washington to the north, Columbia to the south, and
Massachusetts to the east. Albany, the capitol city of New York, is located directly west of Rensselaer County, across the Hudson River. Downtown Albany is located less than 10 minutes from the subject property. The 2005 population and median household income for Rensselaer, Rensselaer County and the Albany MSA were 18,618, 154,951, and 848,411 respectively, with the median household income being $49,913, $49,222 and $50,143 for the same period.

Albany is an excellent distribution point due to being within one day's shipping time to 35 of the country's top 100 retail markets, including Baltimore, Boston,
Chicago, Cincinnati, Detroit, New York City, Philadelphia, Pittsburgh, and
Washington D.C. Historically, the region was known as a transportation, trade, and industrial center. Currently, the region is a major center for government, finance, education, technology, health care, services, and tourism in upstate
New York. General Electric is the largest employer in the region. Other major employers include Albany Medical Center, the Golub Corporation, KeyCorp,
Mercycare, Verizon, Northeast Health, KAPL Inc., and Hannaford Brothers. As of
December 2005, the Albany-Schenectady-Troy MSA had an unemployment rate of 3.9%, the lowest in the state of New York.

The neighborhood surrounding the Oak Hill Apartment Property to the north and east are vacant, zoned for single-family use and mixed-use respectively. A wooded site with a single residential structure is to the west. Residential complexes, single-family homes, and a vacant site zoned for corporate office development are located a little further north and east of the subject.
Commercial uses along State Highway 4 to the north include a car dealership, golf range, greenhouse/nursery facility, Rensselaer Polytechnic Institute
Technology Park and other small retail establishments.

Rents for comparable properties average $13.70/sf for one-bedroom units,
$12.12/sf for two-bedroom units, and $11.67/sf for three-bedroom units. The comparables have occupancy rates ranging from 95% to 100%. Concessions are not typical in the subject's residential market.

THE BORROWER. The borrower, Oak Hill Apartments, LLC (the "Oak Hill Apartment
Borrower") is a special purpose entity. The indemnitors for this loan are Dean
DeVito, Joe Scaring, and Ken Raymond. Mr. Raymond has over 30 years of experience in the commercial real estate business including real estate brokerage, mortgage lending, land development and property management. He co-owns Coldwell Banker Commercial Prime Properties, Inc., with Mr. Scaring and
Prime Management with Mr. DeVito, as well as two additional multifamily properties in the Albany area.

----------
(1)  The appraiser estimated average monthly market rent for one-bedroom units at $15/sf, two-bedroom units at $13/sf, and three-bedroom units at $12/sf.

(2)  Certain information is from the third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-2
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Prime Management, LLC, an affiliate of sponsors Kenneth
Raymond and Dean DeVito, manages the property. Headquartered in Cohoes, New
York, Prime Management currently manages the subject and two other apartment complexes, which are similar in design and quality as the subject property.

LOCKBOX. The Oak Hill Apartment Loan has a springing lockbox, which commences on the first day of the month preceding the Anticipated Repayment Date at which time the tenants and the property manager will be instructed to deliver all rents for deposit directly into a lender controlled account. On the first day of every month, the lender shall disburse from said account amounts sufficient to cover the following items in the following order: 1) required payments to any tax and/or insurance escrow funds; 2) monthly principal and interest payments;
3) required payments to any other escrow fund; 4) monthly operating expenses; 5)
extraordinary expenses; 6) any other amounts due under the loan documents; 7)
the outstanding principal balance of the loan; 8) accrued interest; 9) affiliate expenses; 10) any remaining amount is returned to the borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Oak Hill Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                               INITIAL   MONTHLY
--------------------------------   --------   -------
Taxes ..........................   $ 57,703   $14,426
Insurance ......................   $ 24,589   $ 4,098
Immediate Repairs ..............   $430,000   $     0
Capital Expenditures ...........   $  3,667   $ 3,667
Rollover Reserve ...............   $      0   $     0

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, KeyBanc Capital Markets, a
Division of McDonald Investments Inc., Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated (collectively, the "Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL
REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL
PRIOR INFORMATION REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL,
WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR
OTHERWISE, WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY PROSPECTUS
DELIVERED TO YOU PRIOR TO THE TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

                                                                         ANNEX D

LASALLE BANK ABN AMRO LOGO             ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2     Statement Date:  12-Jul-06
135 S. LaSalle Street, Suite 1625  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
Chicago, IL 60603                                  SERIES 2006-2                   Prior Payment:         N/A
USA                                                                                Next Payment:    14-Aug-06
                                              ABN AMRO ACCT: 723769.1              Record Date:     30-Jun-06

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:
Deanna Murphy 312.904.7989                                                         Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                          patrick.gong@abnamro.com

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                MLCFC062
Monthly Data File
Name:       MLCFC062_200607_3.ZIP
---------------------------------

--------------------------------------------------------------------
                                                          Page(s)
                                                          -------
Statements to Certificateholders                          Page 2
Bond Interest Reconciliation                              Page 3
Bond Interest Reconciliation                              Page 4
Shortfall Summary Report                                  Page 5
Asset-Backed Facts ~ 15 Month Loan Status Summary         Page 6
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary    Page 7
Mortgage Loan Characteristics                             Page 8
Cash Reconciliation Summary                               Page 9
Mortgage Loan Characteristics                             Page 10-11
Delinquent Loan Detail                                    Page 12
Loan Level Detail                                         Page 13
Realized Loss Detail                                      Page 14
Collateral Realized Loss                                  Page 15
Appraisal Reduction Detail                                Page 16
Material Breaches Detail                                  Page 17
Historical Collateral Prepayment                          Page 18
Specially Serviced (Part I) - Loan Detail                 Page 19
Specially Serviced (Part II) - Servicer Comments          Page 20
Summary of Loan Maturity Extensions                       Page 21
Rating Information                                        Page 22
Other Related Information                                 Page 23

---------------------------------------------------------------------

-----------------------------------------
Closing Date:                 28-Jun-2006
First Payment Date:           12-Jul-2006
Rated Final Payment Date:
Determination Date:
-----------------------------------------
        Trust Collection Period
-----------------------------------------

-----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
Depositor: Merrill Lynch Mortgage Investors Inc.
Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/Countrywide
                Securities Corporation/Key Banc Capital Markets
        Master Servicer: Wachovia Bank, National Association/Key Corp Real
                         Estate Capital Markets, Inc.
          Special Servicer: Key Corp Real Estate Capital Markets, Inc.
            Rating Agency: Standard & Poor's Rating Services/Moody's
                             Investors Service, Inc.

--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website                                  www.wachovia.com
LaSalle Factor Line                                   800.246.5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining
         Accrual            Pass-    Accrued     Total     Total   Distributable Interest  Period   Outstanding   Credit Support
       ----------- Opening Through Certificate Interest  Interest   Certificate  Payment  Shortfall   Interest    --------------
Class  Method Days Balance  Rate    Interest   Additions Deductions  Interest     Amount   Recovery   Shortfalls Original Current(1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                   -----------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 3 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                       Additions                                        Deductions
                              ------------------------------------------------------------  ---------------------------------
                                Prior    Interest
        Prior    Current      Interest    Accrual                                Other                 Deferred &
       Interest  Interest     Shortfall  on Prior    Prepayment     Yield       Interest    Allocable   Accretion   Interest
Class  Due Date  Due Date       Due      Shortfall    Premiums   Maintenance  Proceeds(1)      PPIS     Interest  Loss Expense
------------------------------------------------------------------------------------------ -----------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                -------------------------------------------------------------------------------------------------------------

       Distributable  Interest
        Certificate    Payment
Class     Interest     Amount
--------------------------------

--------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                    PAGE 4 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                  INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 5 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                    PAGE 6 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                                                                    PAGE 7 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  900.000%
Maximum Mortgage Interest Rate  900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 8 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

       CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Total Interest due Certs            0.00
----------------------------------------

            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.00       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
 Non P&I Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding                   0.00
Plus Current Period                 0.00
Less Recovered                      0.00
Less Non Recovered                  0.00
Ending Outstanding                  0.00
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

--------------------------------------------
CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------
Prepayment Premiums                 0.00
Yield Maintenance                   0.00
Other Interest                      0.00
--------------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 9 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3+ MONTHS       5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but     2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure
               < 1 month delinq

                                                                   PAGE 13 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                                 REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses*     Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 14 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                     Beginning                  Prior                            (Shortages)
                      Balance    Aggregate    Realized                            /Excesses
                       of the     Realized      Loss        Amounts Covered by     applied
Prospectus            Loan at       Loss     Applied to   Overcollateralization  to Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses
                                                 A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional                                    (Recoveries)/
            Modification  (Recoveries)/      Current                         Realized
            Adjustments/     Expenses       Realized                          Loss
              Appraisal     applied to        Loss        Recoveries of     Applied to
Prospectus    Reduction      Realized      Applied to    Realized Losses   Certificate
    ID       Adjustment       Losses    Certififcates*    paid as Cash      Interest
                 D              E
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc.)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                              APPRAISAL REDUCTION DETAIL

                                                                              Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR     Current P&I  ASER  Note  Maturity  --------------  Property  Geographic       -----------
 Control #  Red. Date  Balance    Amount     Advance          Rate   Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

     MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

                 Ending      Material    Material Breach and
Disclosure     Principal      Breach   Material Document Defect
 Control #      Balance        Date          Description
----------------------------------------------------------------

----------------------------------------------------------------

                                                                   PAGE 17 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 20 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   FITCH MOODY'S   S&P       FITCH  MOODY'S  S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

LASALLE BANK ABN AMRO LOGO           ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2       Statement Date:  12-Jul-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-Jul-06
                                                   SERIES 2006-2                   Prior Payment:         N/A
                                                                                   Next Payment:    14-Aug-06
                                               ABN AMRO ACCT: 723769.1             Record Date:     30-Jun-06

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 23 OF 23

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                PRINCIPAL                       PRINCIPAL                       PRINCIPAL
   DATE          BALANCE           DATE          BALANCE           DATE          BALANCE
----------    --------------    ----------    --------------    ----------    --------------

 6/28/2006    $91,905,000.00     8/12/2009     91,905,000.00    10/12/2012     60,200,992.05
 7/12/2006     91,905,000.00     9/12/2009     91,905,000.00    11/12/2012     58,666,932.13
 8/12/2006     91,905,000.00    10/12/2009     91,905,000.00    12/12/2012     57,157,132.92
 9/12/2006     91,905,000.00    11/12/2009     91,905,000.00     1/12/2013     56,385,773.20
10/12/2006     91,905,000.00    12/12/2009     91,905,000.00     2/12/2013     55,610,463.19
11/12/2006     91,905,000.00     1/12/2010     91,905,000.00     3/12/2013     54,839,103.47
12/12/2006     91,905,000.00     2/12/2010     91,905,000.00     4/12/2013     54,063,793.46
 1/12/2007     91,905,000.00     3/12/2010     91,905,000.00     5/12/2013     53,292,303.55
 2/12/2007     91,905,000.00     4/12/2010     91,905,000.00     6/12/2013     51,736,772.56
 3/12/2007     91,905,000.00     5/12/2010     91,905,000.00     7/12/2013     50,016,219.57
 4/12/2007     91,905,000.00     6/12/2010     91,905,000.00     8/12/2013     48,460,688.57
 5/12/2007     91,905,000.00     7/12/2010     91,905,000.00     9/12/2013     46,897,207.24
 6/12/2007     91,905,000.00     8/12/2010     91,905,000.00    10/12/2013     45,152,710.95
 7/12/2007     91,905,000.00     9/12/2010     91,905,000.00    11/12/2013     43,572,319.75
 8/12/2007     91,905,000.00    10/12/2010     91,905,000.00    12/12/2013     41,811,372.46
 9/12/2007     91,905,000.00    11/12/2010     91,905,000.00     1/12/2014     40,213,900.24
10/12/2007     91,905,000.00    12/12/2010     91,905,000.00     2/12/2014     38,608,262.52
11/12/2007     91,905,000.00     1/12/2011     91,905,000.00     3/12/2014     36,479,426.33
12/12/2007     91,905,000.00     2/12/2011     91,905,000.00     4/12/2014     34,854,692.67
 1/12/2008     91,905,000.00     3/12/2011     91,905,000.00     5/12/2014     33,050,606.34
 2/12/2008     91,905,000.00     4/12/2011     91,905,000.00     6/12/2014     31,408,342.79
 3/12/2008     91,905,000.00     5/12/2011     91,905,000.00     7/12/2014     29,559,417.54
 4/12/2008     91,905,000.00     6/12/2011     91,904,527.04     8/12/2014     27,876,336.70
 5/12/2008     91,905,000.00     7/12/2011     90,301,608.95     9/12/2014     23,488,331.17
 6/12/2008     91,905,000.00     8/12/2011     88,880,497.67    10/12/2014     21,617,265.59
 7/12/2008     91,905,000.00     9/12/2011     87,452,109.75    11/12/2014     19,910,633.23
 8/12/2008     91,905,000.00    10/12/2011     85,827,121.70    12/12/2014     18,021,854.49
 9/12/2008     91,905,000.00    11/12/2011     84,383,094.79     1/12/2015     16,296,830.57
10/12/2008     91,905,000.00    12/12/2011     76,022,861.14     2/12/2015     14,562,983.52
11/12/2008     91,905,000.00     1/12/2012     74,569,823.38     3/12/2015     12,302,649.04
12/12/2008     91,905,000.00     2/12/2012     73,109,347.22     4/12/2015     10,548,365.14
 1/12/2009     91,905,000.00     3/12/2012     71,267,707.55     5/12/2015      8,613,227.88
 2/12/2009     91,905,000.00     4/12/2012     69,790,318.96     6/12/2015      6,840,069.76
 3/12/2009     91,905,000.00     5/12/2012     68,119,069.39     7/12/2015      4,886,570.32
 4/12/2009     91,905,000.00     6/12/2012     66,625,557.24     8/12/2015      1,795,308.98
 5/12/2009     91,905,000.00     7/12/2012     64,938,621.67     9/12/2015            939.08
 6/12/2009     91,905,000.00     8/12/2012     63,428,822.46    10/12/2015              0.00
 7/12/2009     91,905,000.00     9/12/2012     61,911,293.12

                                       E-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

      GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series
2006-2, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM and class AJ, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon

                                       F-2

payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or
Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New
York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of
Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form):

                  (i)     stating the name, permanent residence address and
                          qualified intermediary employer identification number
                          of the qualified intermediary and the country under
                          the laws of which the qualified intermediary is
                          created, incorporated or governed;

                  (ii)    certifying that the qualified intermediary has
                          provided, or will provide, a withholding statement as
                          required under section 1.1441-1(e)(5)(v) of the U.S.
                          Treasury Regulations;

                  (iii)   certifying that, with respect to accounts it
                          identifies on its withholding statement, the qualified
                          intermediary is not acting for its own account but is
                          acting as a qualified intermediary; and

                  (iv)    providing any other information, certifications, or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information and certifications described
                          in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of
                          the U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form):

                  (i)     stating the name and permanent residence address of
                          the nonqualified intermediary and the country under
                          the laws of which the nonqualified intermediary is
                          created, incorporated or governed;

                  (ii)    certifying that the nonqualified intermediary is not
                          acting for its own account;

                  (iii)   certifying that the nonqualified intermediary has
                          provided, or will provide, a withholding statement
                          that is associated with the appropriate IRS Forms W-8
                          and W-9 required to substantiate exemptions from
                          withholding on behalf of such nonqualified
                          intermediary's beneficial owners; and

                  (iv)    providing any other information, certifications or
                          statements that may be required by the IRS Form W-8IMY
                          or accompanying instructions in addition to, or in
                          lieu of, the information, certifications, and
                          statements described in section 1.1441-1(e)(3)(iii) or
                          (iv) of the U.S. Treasury Regulations; or

            5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form
                  W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

                                       F-4

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   PROSPECTUS

                [Prospectus dated May 5, 2006 previously filed on EDGAR under file number 333-130408]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "ML-CFC
2006-2.xls". The spreadsheet file "ML-CFC 2006-2.xls" is a Microsoft Excel(1) ,
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this offering prospectus and on Annexes A-1, A-2 and B to this offering prospectus. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

--------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

--------------------------------------------------------------------------------

                                 $1,611,266,000
                                  (Approximate)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-2

                               as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTI.CATES, SERIES 2006-2

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                              -------------------
                              OFFERING PROSPECTUS
                              -------------------

                              MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                            KEYBANC CAPITAL MARKETS

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

--------------------------------------------------------------------------------